UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

TRAVELCENTERS OF AMERICA INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 3, 2023
Dear Stockholder:
You are invited to attend a special meeting of stockholders of TravelCenters of America Inc., which we refer to as “TravelCenters” or the “Company,” to be held virtually on Wednesday, May 10, 2023, at 9:30 a.m., Eastern time, which we refer to as the “special meeting.” You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://www.viewproxy.com/TravelCentersofAmerica/2023. Please have the control number located on your proxy card available.
On February 15, 2023, the Company entered into an Agreement and Plan of Merger (the “merger agreement”) among the Company, BP Products North America Inc., a Maryland corporation (“BP”), and Bluestar RTM Inc., a Maryland corporation and an indirect wholly-owned subsidiary of BP (“Merger Subsidiary”), pursuant to which Merger Subsidiary will be merged with and into the Company (the “merger”), with the Company surviving the merger. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger.
As a result of the merger, at the effective time of the merger (the “Effective Time”), each share of common stock, par value $0.001 per share of the Company (“TravelCenters common stock”) outstanding immediately prior to the Effective Time (other than shares of TravelCenters common stock (i) owned by BP or Merger Subsidiary immediately prior to the Effective Time or (ii) held by any Subsidiary (as defined in the merger agreement) of the Company or BP (other than Merger Subsidiary) immediately prior to the Effective Time) will be converted into the right to receive $86.00 in cash, without interest (the “merger consideration”). The merger consideration represents a premium of approximately 74% to TravelCenters’s closing share price on February 15, 2023, the last trading day prior to the public announcement of the execution of the merger agreement.
We are soliciting proxies from our stockholders for use at the special meeting or any postponement or adjournment thereof to consider and vote upon proposals to: (i) approve the merger, (ii) to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger, and (iii) to approve an adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the proposal to approve the merger at the special meeting. All stockholders should read the accompanying proxy statement and the documents included with the accompanying proxy statement carefully and in their entirety.
The TravelCenters board of directors (the “TravelCenters Board”), after considering the reasons more fully described in the accompanying proxy statement, has unanimously (i) determined and declared that the terms of the merger agreement, the Ancillary Agreements (as defined in the merger agreement), the merger and the other transactions contemplated thereby are advisable and in the best interests of the Company and the Company’s stockholders, (ii) approved the execution, delivery and performance of the merger agreement and the Ancillary Agreements and, subject to the affirmative vote of the holders of a majority of the outstanding shares of TravelCenters common stock (the “Company stockholder approval”), the consummation of the transactions contemplated thereby (including the merger) and thereby upon the terms and subject to the conditions set forth therein, (iii) directed that the approval of the merger and the other transactions contemplated thereby be submitted for consideration and a vote of the holders of TravelCenters common stock at a meeting of the Company’s stockholders and (iv) resolved to include in the accompanying proxy statement the recommendation of the TravelCenters Board to holders of shares of TravelCenters common stock to vote in favor of approval of the merger by the Company’s stockholders.
The TravelCenters Board recommends that TravelCenters stockholders vote (i) “FOR” the proposal to approve the merger, (ii) “FOR” the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger and (iii) “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger.
The affirmative vote of the holders of at least a majority of the issued and outstanding shares of TravelCenters common stock entitled to vote thereon is required to approve the merger. The approval of such proposal is necessary to complete the merger. The affirmative vote of at least a majority of the votes cast at the special meeting is required to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger. The affirmative vote of at least a majority of the votes cast at the special meeting is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger.
Your vote is very important.   Whether or not you plan to attend the special meeting, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or electronically. Please do so as promptly as possible to ensure that your shares may be represented and voted at the special meeting or any adjournment or postponement thereof. Any proxy may be revoked by providing written notice to the Secretary of TravelCenters at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, delivering a duly executed proxy bearing a later date or voting at the special meeting or any adjournment or postponement thereof. Failure to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to approve the merger, but will not have any effect on the outcome of the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TravelCenters to its named executive officers in connection with the merger, but will reduce the number of votes cast and therefore increase the relative influence of those stockholders voting with respect to such proposals.
If your shares of TravelCenters common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as applicable, will not be permitted to vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee how to vote your shares by following the procedures provided by your bank, brokerage firm or other nominee. You also will not be able to vote your shares in person at the special meeting or any adjournment or postponement thereof unless you obtain a legal proxy form from your broker, bank or other nominee, naming you as proxy.
The accompanying proxy statement provides you with detailed information about the special meeting and the merger agreement. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully.
If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated, our proxy solicitor, at (877) 717-3905.
Thank you in advance for your cooperation and continued support.
Sincerely,
Jonathan M. Pertchik
Chief Executive Officer
Dated: April 3, 2023
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this letter or the accompanying proxy statement, including the merger, or determined if the information contained in this letter or the accompanying proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated April 3, 2023 and, together with the enclosed form of proxy card, is first being mailed to TravelCenters stockholders on or about April 5, 2023.

TRAVELCENTERS OF AMERICA INC.
24601 Center Ridge Road
Westlake, OH 44145-5639
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2023
Notice is hereby given that a special meeting of stockholders of TravelCenters of America Inc., a Maryland corporation, which we refer to as “TravelCenters,” will be held virtually on Wednesday, May 10, 2023, 9:30 a.m., Eastern time, which we refer to as the “special meeting,” for the following purposes:
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Proposal 1:   To approve the merger (the “merger”) contemplated by the Agreement and Plan of Merger, dated as of February 15, 2023, among the Company, BP Products North America Inc., a Maryland corporation (“BP”) and Bluestar RTM Inc., a Maryland corporation and an indirect wholly-owned subsidiary of BP (“Merger Subsidiary”), pursuant to which Merger Subsidiary will be merged with and into the Company, with the Company surviving the merger;

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Proposal 2:   To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger, as described in the accompanying proxy statement; and

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Proposal 3:   To approve an adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve Proposal 1 at the special meeting.

You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://www.viewproxy.com/TravelCentersofAmerica/2023. Please have the control number located on your proxy card available.
The approval of the proposal to approve the merger requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (“TravelCenters common stock”) entitled to vote thereon. The approval of the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger requires the affirmative vote of at least a majority of the votes cast at the special meeting. The approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger, requires the affirmative vote of at least a majority of the votes cast at the special meeting. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to approve the merger, but will not have any effect on the outcome of the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TravelCenters to its named executive officers in connection with the merger, but will reduce the number of votes cast and therefore increase the relative influence of those stockholders voting with respect to such proposals. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the merger, but will not have any effect on the outcome of the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to TravelCenters’s named executive officers in connection with the merger, but will reduce the number of votes cast and therefore increase the relative influence of those stockholders voting with respect to such proposals. Abstentions will have the same effect as a vote “AGAINST” the proposal to approve the merger, but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TravelCenters to its named executive officers in connection with the merger but will reduce the number of votes cast and therefore increase the relative influence of those stockholders voting with respect to such proposals.
Only TravelCenters stockholders of record at the close of business on March 23, 2023, the record date, are entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your voting instructions by telephone or through the Internet. We ask that you do so as promptly as possible to ensure that your shares may be represented and voted at the special meeting.
You may revoke a submitted proxy by providing written notice to the Secretary of TravelCenters at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, delivering a duly executed proxy bearing a later date or voting in person at the special meeting or any adjournment or postponement thereof.
The TravelCenters board of directors (the “TravelCenters Board”), after considering the reasons more fully described in the accompanying proxy statement, has unanimously (i) determined and declared that the terms of the merger agreement, the Ancillary Agreements (as defined in the merger agreement), the merger and the other transactions contemplated thereby are advisable, and in the best interests of the Company and the Company’s stockholders, (ii) approved the execution, delivery and performance of the merger agreement and the Ancillary Agreements and, subject to the Company stockholder approval, the consummation of the transactions contemplated thereby (including the merger) and thereby upon the terms and subject to the conditions set forth therein, (iii) directed that the approval of the merger and the other transactions contemplated thereby be submitted for consideration and a vote of the holders of TravelCenters common stock at a meeting of the Company’s stockholders and (iv) resolved to include in the accompanying proxy statement the recommendation of the TravelCenters Board to holders of TravelCenters common stock to vote in favor of approval of the merger by the Company’s stockholders.
We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and annexes to the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of TravelCenters common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
Call Toll Free: (877) 717-3905
The TravelCenters Board recommends that TravelCenters stockholders vote (i) “FOR” the proposal to approve the merger, (ii) “FOR” the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger and (iii) “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger.
By Order of the Board of Directors,
Jennifer B. Clark
Secretary
Dated: April 3, 2023

i

ii

iii

SUMMARY
This summary highlights selected information from this proxy statement related to the merger of Bluestar RTM Inc. with and into TravelCenters of America Inc., with TravelCenters of America Inc. surviving as an indirect wholly-owned subsidiary of BP Products North America Inc., and may not contain all of the information that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement attached as Annex A, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 95.
Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “TravelCenters,” “we,” “our,” “us” and similar words in this proxy statement refer to TravelCenters of America Inc. including, in certain cases, our Subsidiaries (as defined in the merger agreement). Throughout this proxy statement, we refer to BP Products North America Inc. as “BP” and Bluestar RTM Inc. as “Merger Subsidiary.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of February 15, 2023, as it may be amended from time to time, among TravelCenters, BP and Merger Subsidiary, as the “merger agreement.”
Parties Involved in the Merger (Page 21)
TravelCenters of America Inc., a Maryland corporation, is the largest publicly traded full-service travel center network in the United States. TravelCenters is headquartered in Westlake, Ohio, and serves guests in 281 locations spanning 44 states, primarily under the TA®, Petro Stopping Centers® and TA Express® brands. TravelCenters offers, among other services, diesel and gasoline fuel, truck maintenance and repair, full-service and quick-service restaurants, travel stores and car and truck parking.
Shares of TravelCenters common stock are currently listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TA”. Upon completion of the merger, TravelCenters will be an indirect wholly-owned subsidiary of BP.
BP Products North America Inc., a Maryland corporation, is primarily engaged in transportation, refining, manufacturing, marketing and distribution of hydrocarbons and hydrocarbon-related products.
Bluestar RTM Inc., a Maryland corporation and indirect wholly-owned subsidiary of BP, was formed by BP for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Subsidiary will cease to exist.
Certain Effects of the Merger on TravelCenters (Page 26)
On the terms and subject to the satisfaction or waiver of the conditions set forth in the merger agreement, and in accordance with the applicable provisions of the Maryland General Corporation Law (the “MGCL”), at the Effective Time, (i) Merger Subsidiary will be merged with and into TravelCenters, such that the separate corporate existence of Merger Subsidiary will thereupon cease and (ii) TravelCenters will be the surviving corporation. As a result of the merger, the surviving corporation will become an indirect wholly-owned subsidiary of BP. Throughout this proxy statement, we use the term surviving corporation to refer to TravelCenters as the surviving corporation following the merger. If the merger is completed, you will not own any shares of the surviving corporation.
The time at which the merger will become effective, which we refer to as the Effective Time, will occur upon the date and time at which the articles of merger are duly executed, filed with and accepted for record by the State Department of Assessments and Taxation of Maryland (“SDAT”) in accordance with, and in such form as is required by the MGCL (the “Articles of Merger”) have been filed with, and accepted for record by, the SDAT, or to the extent permitted by applicable law, such other date and time as is agreed to in writing by TravelCenters and BP and specified in the Articles of Merger.

Effect on TravelCenters if the Merger is Not Completed (Page 26)
If the merger is not approved by TravelCenters stockholders, or if the merger is not completed for any other reason, TravelCenters stockholders will not receive the per share merger consideration (defined below) for the shares of TravelCenters common stock that they hold. Instead, TravelCenters will remain a public company, shares of TravelCenters common stock will continue to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and we will continue to file periodic reports with the Securities and Exchange Commission. Under specified circumstances, TravelCenters may be required to pay BP a termination fee upon the termination of the merger agreement, as described under “The Merger Agreement — Termination of the Merger Agreement — Termination Fee.” Under specified circumstances, BP may be required to pay TravelCenters a reverse termination fee upon the termination of the merger agreement, as described under “The Merger Agreement — Termination of the Merger Agreement — Reverse Termination Fee.”
The Merger Consideration (Page 26)
Pursuant to the merger agreement, each share of TravelCenters common stock outstanding immediately prior to the Effective Time (other than shares of TravelCenters common stock owned by (i) TravelCenters or (ii) BP, Merger Subsidiary or any other wholly-owned subsidiary of BP (clause (i) and (ii) collectively being referred to herein as excluded shares)) will be cancelled and converted into the right to receive $86.00 in cash, without interest, which amount we refer to as the per share merger consideration, and, without any action by the holders of such shares of TravelCenters common stock, such shares of TravelCenters common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each share will thereafter represent only the right to receive the per share merger consideration to be paid in accordance with the terms of the merger agreement. As described further in “The Merger Agreement —  Surrender and Payment Procedures” beginning on page 61, immediately after the Effective Time, BP will deposit or cause to be deposited, with the paying agent, for the benefit of the holders of TravelCenters common stock, cash in an amount sufficient to pay the aggregate merger consideration. Promptly after the Effective Time (but in no event later than five business days after the Effective Time), BP will send, or cause the paying agent to send, to each holder of record of shares of TravelCenters common stock at the Effective Time other than excluded shares, a letter of transmittal (in a form that was reasonably acceptable to TravelCenters prior to the Effective Time) and instructions (which will specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (as defined in the merger agreement) or transfer of the Uncertificated Shares (as defined in the merger agreement) to the paying agent) for use in such exchange.
At the Effective Time, you will have the right to receive the per share merger consideration under the terms of the merger agreement, but you no longer will have any rights as a TravelCenters stockholder as a result of the merger.
The Special Meeting (Page 22)
Date, Time and Place
The special meeting of our stockholders to vote on the proposal to approve the merger, among other matters, will be held virtually on Wednesday, May 10, 2023, at 9:30 a.m., Eastern time. You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://www.viewproxy.com/TravelCentersofAmerica/2023. Please have the control number located on your proxy card available.
Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of TravelCenters common stock at the close of business on March 23, 2023, the record date for the special meeting. You will have one vote at the special meeting for each share of TravelCenters common stock you owned at the close of business on the record date.

Purpose
At the special meeting, we will ask our stockholders of record on the record date to vote on proposals to: (i) approve the merger, (ii) approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger, as described in this proxy statement and (iii) approve an adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the proposal to approve the merger at the special meeting.
Quorum
As of the close of business on the record date, there were approximately 15,100,265 shares of TravelCenters common stock issued and outstanding and entitled to vote at the special meeting. A quorum of stockholders is necessary to hold a special meeting. The presence in person or represented by proxy, of the holders of at least a majority of the shares of TravelCenters common stock issued and outstanding as of the record date and entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. As a result, at least 7,550,133 shares of TravelCenters common stock must be represented in person or by proxy at the special meeting to have a quorum.
Required Vote
Approval of the proposal to approve the merger requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of TravelCenters common stock entitled to vote thereon. As a result, at least 7,550,133 shares of TravelCenters common stock entitled to vote thereon must cast an affirmative vote in person or by proxy at the special meeting for the merger to be approved. The approval of the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger requires the affirmative vote of at least a majority of the votes cast at the special meeting. The approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger requires the affirmative vote of at least a majority of the votes cast at the special meeting.
Share Ownership of Our Directors and Executive Officers
As of the close of business on the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 367,279 shares of TravelCenters common stock, representing approximately 2.43% of the outstanding shares of TravelCenters common stock. Our directors and executive officers have informed us that they currently intend to vote all of their shares of TravelCenters common stock (i) “FOR” the proposal to approve the merger, (ii) “FOR” the proposal to approve on a non-binding, advisory basis, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger, as described in this proxy statement, and (iii) “FOR” the proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the proposal to approve the merger at the special meeting.
Recommendation of the TravelCenters Board of Directors and Reasons for the Merger (Page 36)
The TravelCenters Board, after considering various reasons described in the section entitled “The Merger — Recommendation of the TravelCenters Board of Directors and Reasons for the Merger” beginning on page 36, has (1) determined and declared that the terms of the merger agreement, the Ancillary Agreements (as defined in the merger agreement), the merger and the other transactions contemplated thereby are advisable and in the best interests of the Company and the Company’s stockholders, (2) approved the execution, delivery and performance of the merger agreement and the Ancillary Agreements and, subject to the Company stockholder approval, the consummation of the transactions contemplated thereby (including the merger) and thereby upon the terms and subject to the conditions set forth therein (3) directed that the approval of the merger and the other transactions contemplated thereby be submitted for consideration and a vote of the holders of TravelCenters common stock at a meeting of the Company’s stockholders and (4) resolved to include in this proxy statement the recommendation of the TravelCenters Board to holders of TravelCenters common stock to vote in favor of approval of the merger by the Company’s stockholders. Accordingly, the TravelCenters Board recommends that TravelCenters stockholders vote (i) “FOR” the proposal to approve the merger, (ii) “FOR” the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger and (iii) “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger at the special meeting.
Opinion of Citigroup Global Markets Inc. (Page 41)
In connection with the transaction contemplated by the merger agreement, on February 15, 2023, Citi delivered an oral opinion, subsequently confirmed by the delivery of a written opinion dated February 15, 2023, to the TravelCenters Board as to the fairness, from a financial point of view and as of the date of the written opinion, of the $86.00 in cash per outstanding share of TravelCenters common stock to be received by the holders (other than (i) BP and its affiliates, or (ii) RMR or any entities managed by or that receive business management services from RMR, including SVC, or any of their respective affiliates) of outstanding shares of TravelCenters common stock pursuant to the merger agreement. The full text of Citi’s written opinion dated February 15, 2023, which describes the assumptions made, qualifications, limitations and other matters considered on the review undertaken by Citi in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The description of Citi’s opinion set forth in the section entitled “The Merger — Opinion of Citigroup Global Markets Inc.” is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion, the issuance of which was authorized by Citi’s fairness opinion committee, was provided for the information of the TravelCenters Board (in its capacity as such) in its evaluation of the proposed merger and was limited to the fairness, from a financial point of view, as of the date of the opinion, of the $86.00 in cash per share of TravelCenters common stock to be received by the holders (other than (i) BP and its affiliates, or (ii) RMR or any entities managed by or that receive business management services from RMR, including SVC, or any of their respective affiliates) of outstanding shares of TravelCenters common stock pursuant to the merger agreement. Citi’s opinion does not address any other aspects or implications of the transaction contemplated by the merger agreement and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed merger. Citi’s opinion does not address TravelCenters’s underlying business decision to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for TravelCenters or the effect of any other transaction in which TravelCenters might engage. Pursuant to an engagement letter between TravelCenters and Citi, TravelCenters has agreed to pay Citi an aggregate fee of approximately $20 million, $2 million of which became payable upon Citi’s delivery of the opinion described in the section entitled “The Merger — Opinion of Citigroup Global Markets Inc.” and the remainder of which is contingent upon the closing of the merger.
For further information, see the section entitled “The Merger — Opinion of Citigroup Global Markets Inc.” and Annex B.
Financing of the Merger (Page 53)
BP expects to finance the merger through cash on hand. The obligations of BP and Merger Subsidiary under the merger agreement are not conditioned upon their ability to obtain financing.
Interests of Certain Directors and Executive Officers of TravelCenters (Page 50)
When considering the recommendation of the TravelCenters Board that you vote to approve the proposal to approve the merger, you should be aware that our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, your interests as a stockholder. The TravelCenters Board was aware of and considered these interests, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger be approved by TravelCenters stockholders. As described in more detail below, these interests may include, for one or more of our directors and executive officers:
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Accelerated vesting of TravelCenters equity awards in connection with the merger, and the settlement of such awards in exchange for cash in the amounts as described in this proxy statement; and

•
Payment of change in control, separation or retention bonuses.

If the proposal to approve the merger is approved by our stockholders and the merger occurs, under the terms of the merger agreement, any TravelCenters common stock held by our directors and executive officers will be treated in the same manner as issued and outstanding TravelCenters common stock held by all other TravelCenters stockholders entitled to receive the per share merger consideration.
See the section of this proxy statement titled “The Merger — Interests of Certain Directors and Executive Officers of TravelCenters” for a more detailed discussion of the interests of TravelCenters’s directors and executive officers in the merger.
Treatment of TravelCenters Equity Awards (Page 60)
Each share of TravelCenters common stock that is subject to vesting or other lapse restrictions under any TravelCenters stock plan (a “TravelCenters restricted share”) that is outstanding and unvested immediately prior to the Effective Time will vest in full and become free of such restrictions as of the Effective Time. At the Effective Time, each such TravelCenters restricted share will be converted into the right to receive a cash payment equal to (i) the number of shares of TravelCenters common stock subject to each restricted share award, multiplied by (ii) the per share merger consideration of $86.00. TravelCenters restricted shares will be treated like all other shares of common stock outstanding at the time of the merger, as described under “The Merger — Certain Effects of the Merger on TravelCenters.” Payments in respect of TravelCenters equity awards will be reduced by applicable tax withholding.
No Dissenters’ Rights of Appraisal (Page 62)
TravelCenters is incorporated as a corporation under the laws of the State of Maryland. No dissenters’ or appraisal rights or rights of an objecting holder of TravelCenters common stock pursuant to the MGCL will be available with respect to the merger or the other transactions contemplated by the merger agreement.
Material U.S. Federal Income Tax Consequences of the Merger (Page 54)
The receipt of cash for shares of TravelCenters common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. holder (as defined under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for a U.S. holder’s shares of TravelCenters common stock pursuant to the merger generally will result in the recognition of gain or loss by such U.S. holder in an amount equal to the difference, if any, between the amount of cash that such U.S. holder receives pursuant to the merger (determined before the deduction of any applicable withholding or transfer taxes) and such U.S. holder’s adjusted tax basis in the shares of TravelCenters common stock exchanged for cash pursuant to the merger. Backup withholding taxes may also apply to the cash payments made pursuant to the merger, unless such U.S. holder complies with certification procedures under the backup withholding rules. A Non-U.S. holder (as defined under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of TravelCenters common stock for cash pursuant to the merger unless such Non-U.S. holder has certain connections to the United States or unless the Company is, or was during the relevant period, a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met. However, a Non-U.S. holder may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax. Stockholders should refer to the discussion in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Regulatory Approvals for the Merger (Page 57)
The merger agreement generally requires each party to make appropriate filings required by antitrust laws, to use its reasonable best efforts to comply with requests under applicable antitrust laws for additional information from any governmental authority and to cooperate with each other in connection with any such filing, provided, that in no event will TravelCenters or any of its affiliates agree to any term, condition, obligation, liability, requirement, limitation, qualification, remedy, commitment, sanction or other action in connection with the expiration of any such waiting period or obtaining of any such consent, registration, approval, permit or authorization that is not conditioned upon the consummation of the transactions contemplated by the merger agreement without the prior written consent of BP. The merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) has expired and any agreement between a party to the merger agreement and a governmental authority not to consummate the merger has expired or been terminated, and all other approvals under antitrust law have been received. Both TravelCenters and BP filed notifications of the merger with the Federal Trade Commission and the Department of Justice under the HSR Act on March 9, 2023. Accordingly, the initial waiting period will expire on April 10, 2023.
In furtherance of the foregoing, (i) BP will take any and all action necessary, including (A) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of TravelCenters or BP or their respective Subsidiaries, (B) terminating existing relationships, contractual rights or obligations of TravelCenters or BP or their respective Subsidiaries, (C) terminating any venture or other arrangement, (D) creating any relationship, contractual rights or obligations of TravelCenters or BP or their respective Subsidiaries or (E) effectuating any other change or restructuring of TravelCenters or BP or their respective Subsidiaries or restricting TravelCenters or BP or their respective Subsidiaries’ ability to operate their respective businesses (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, any other competition authority of any jurisdiction or any other governmental authority (collectively, “Antitrust Authority”) in connection with any of the foregoing and in the case of actions by or with respect to TravelCenters or BP or its or their businesses or assets by consenting to such action by TravelCenters and, provided, that, any such action may, at the discretion of TravelCenters, be conditioned upon consummation of the merger) (each, a “Divestiture Action”) and to ensure that no governmental authority enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the merger or to ensure that no Antitrust Authority with the authority to clear, authorize or otherwise approve the consummation of the merger, fails to do so by the end date (as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement”); and (ii) neither BP nor its affiliates will acquire any interest in any person that primarily derives revenues from lines of business in the United States similar to TravelCenters’s travel centers, if such action would make it materially more likely that there would arise any impediments under any antitrust law that may be asserted by any governmental authority to the consummation of the transactions contemplated thereby as soon as reasonably practicable.
In the event that any action is threatened or instituted challenging the merger as violative of any antitrust law, BP will take all action necessary, including any Divestiture Action to avoid or resolve such action. In the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated by the merger agreement in accordance with the terms of the merger agreement unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the transactions contemplated by the merger agreement, BP will take as reasonably promptly as practicable any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the end date. TravelCenters will cooperate with BP and will use commercially reasonable efforts to assist BP in resisting and reducing any Divestiture Action.
Notwithstanding any of the foregoing or anything contrary in the merger agreement, nothing in the merger agreement will require BP to (1) take any Divestiture Action if doing so would result in BP, TravelCenters or their respective subsidiaries divesting (by way of sale, separation or otherwise) any business or assets if the aggregate annual revenues generated from such businesses or assets in 2022 exceed $175 million or (2) otherwise take or commit to take any Divestiture Actions that together with actions in clause (1) would be reasonably likely to result in a loss of aggregate annual revenues (expressed as a positive number) together with an increase in aggregate annual expenses of BP and its Subsidiaries, taken as a whole, in excess of $175 million.
No Solicitation (Page 69)
Except as otherwise provided in the merger agreement, none of TravelCenters or any of its Subsidiaries (as defined in the merger agreement) nor any of their respective officers or directors, nor will TravelCenters or any of its Subsidiaries authorize or knowingly permit any of its or their employees, investment bankers, attorneys, accountants or other advisors, agents and representatives to, directly or indirectly:
•
solicit, initiate, propose, knowingly facilitate, knowingly induce or knowingly encourage the submission or announcement of any acquisition proposal (as defined below);

•
enter into or participate or engage in any discussions or negotiations with, or furnish any non-public information relating to TravelCenters or any of its Subsidiaries, or afford access to the business, property, assets, books, records or personal information of TravelCenters or any of its Subsidiaries, to, any third party or its acquisition representatives in connection with, related to or for the purpose of, inducing, knowingly facilitating or knowingly encouraging an acquisition proposal or any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to an acquisition proposal; or

•
enter into any agreement in principle, letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal.

Adverse Recommendation Change (Page 70)
Except as set forth in the merger agreement, the TravelCenters Board may not:
•
withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the TravelCenters Board’s recommendation that the holders of TravelCenters common stock vote “FOR” the proposal to approve the merger in a manner adverse to BP;

•
adopt, approve or recommend to TravelCenters’s stockholders an acquisition proposal;

•
fail to reaffirm the TravelCenters Board’s recommendation that the holders of TravelCenters common stock vote “FOR” the proposal to approve the merger within ten business days following the written request of BP (provided that BP may make such request no more than two times in the aggregate);

•
fail to recommend against acceptance of any tender or exchange offer for shares of TravelCenters common stock within ten business days after the commencement thereof or fail to maintain such a recommendation against such offer at any time before the expiration or withdrawal thereof; or

•
fail to include in this proxy statement the TravelCenters Board’s recommendation that the holders of TravelCenters common stock vote “FOR” the proposal to approve the merger.

Discussions; Notice of Acquisition Proposals (Page 71)
Notwithstanding anything to the contrary above, at any time prior to obtaining the Company stockholder approval, if TravelCenters or any of its acquisition representatives on TravelCenters’s behalf has received a written, bona fide, unsolicited acquisition proposal from any third party (or a group of third parties) that the TravelCenters Board determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal (as defined below), and the failure to take the following actions would reasonably be expected to be inconsistent with its duties under applicable law, then TravelCenters, directly or indirectly through the acquisition representatives of TravelCenters, may:
•
engage in negotiations or discussions with such third party and its acquisition representatives; and

•
furnish to such third party or its acquisition representatives non-public information relating to TravelCenters or any of its Subsidiaries pursuant to an acceptable confidentiality agreement. See “The Merger Agreement — Discussions; Notice of Acquisition Proposals.”

Superior Proposal (Page 71)
Subject to certain notice obligations to BP and certain obligations to discuss and negotiate in good faith any revisions proposed by BP to the merger agreement in response to such notice and to consider in good faith any such proposals by BP to make revisions to the terms of the merger agreement and having determined in good faith, after consultation with its financial advisors and financial advisors and outside legal counsel, that (x) such acquisition proposal continues to constitute a superior proposal and (y) the failure to take such action would reasonably be expected to be inconsistent with its duties under applicable law if such changes proposed by BP were to be given effect, at any time prior to obtaining Company stockholder approval for the proposal to approve the merger, the TravelCenters Board may:
•
make an Adverse Recommendation Change (as defined in the merger agreement); or

•
cause TravelCenters to terminate the merger agreement pursuant to and in compliance therewith in order to enter into a binding written definitive agreement providing for such superior proposal.

Intervening Event (Page 72)
Subject to certain customary terms and conditions, at any time prior to obtaining the Company stockholder approval, in respect to an intervening event (as defined in the merger agreement and as described in more detail below), if the TravelCenters Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its duties under applicable law, the TravelCenters Board may make an Adverse Recommendation Change, subject to certain notice obligations to BP and certain obligations to discuss and negotiate in good faith any revisions proposed by BP to the merger agreement in response to such notice and to consider in good faith any such proposals by BP to make revisions to the terms of the merger agreement. See “Merger Agreement — Intervening Event.”
Conditions to Closing of the Merger (Page 79)
The respective obligations of TravelCenters, BP and Merger Subsidiary to consummate the merger are subject to the satisfaction or waiver of certain conditions, including, among other things, (i) receipt by the Company of the Company stockholder approval, (ii) that there is no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction in effect enjoining or otherwise prohibiting the consummation of the merger, (iii) the expiration or termination of any applicable waiting period (or extension thereof) under the HSR Act and any agreement between a party to the merger agreement and a governmental authority not to consummate the merger, and receipt of all other approvals under antitrust laws, (iv) the accuracy of the representations and warranties contained in the merger agreement (subject to specified materiality qualifiers), (v) performance and compliance with the covenants and obligations under the merger agreement in all material respects, (vi) the absence of a material adverse effect (as described below) with respect to the Company, and (vii) the execution, release and delivery of the Consent and Amendment Agreement dated as of February 15, 2023 (the “Consent and Amendment Agreement”) by and among TravelCenters, its subsidiary TA Operating LLC (together with TravelCenters, the “TCA Parties”), BP, Service Properties Trust (“SVC”) and certain subsidiaries of SVC (together with SVC, the “SVC Parties”), pursuant to which (1) the SVC Parties consented to the entry by the Company into the merger agreement and the consummation of the transactions contemplated thereby and any resulting change in control or assignment of the TCA Parties resulting from either or both of the merger and such transactions, (2) simultaneously with the Effective Time, TA Operating LLC and certain subsidiaries of SVC will amend and restate the existing leases between TA Operating LLC and certain subsidiaries of SVC, and BP Corporation North America, Inc. and certain subsidiaries of SVC will amend and restate the guarantees by the Company in respect thereof and (3) simultaneously with the Effective Time, the SVC Parties will sell certain trademarks to TravelCenters for an amount equal to their net book value to be paid by BP on behalf of TravelCenters. See “The Merger Agreement — Conditions to Closing of the Merger.”
Termination of the Merger Agreement (Page 81)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time, notwithstanding prior receipt of the Company stockholder approval, by mutual written consent of TravelCenters and BP.
The merger agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time, notwithstanding prior receipt of the Company stockholder approval, by either TravelCenters or BP, if:
•
the merger is not consummated on or before November 15, 2023 (the “initial end date” and, such time and date as it may be extended pursuant to the merger agreement, the “end date”); provided, however, that if on the day prior to the initial end date, the condition that

•
(i) there is no Restraint (as defined in ‘‘The Merger Agreement — Conditions to the Closing of the Merger — Conditions to Each Party’s Obligation to Effect the Merger’’) in effect enjoining or otherwise prohibiting the consummation of the merger (to the extent any such Restraint is in respect of an antitrust law) or

•
(ii) (a) any applicable waiting period (and any extensions thereof) under the HSR Act relating to, and any agreement between a party to the merger agreement and a governmental authority not to consummate, the merger will have expired or been terminated and (b) all required consents, approvals, non-disapprovals, termination or expiration of waiting periods and other authorizations of any governmental authority under any antitrust laws will have been obtained or will have occurred, as the case may be (together, the “Termination Conditions”)

have not been satisfied or waived, then the initial end date will be extended one time automatically by an additional ninety days from the initial end date (the “first extension end date”); provided, further, that if on the last business day prior to the first extension end date, the Termination Conditions will not have been satisfied or waived, then the first extension end date may be extended by either BP or TravelCenters, by written notice to the other party one time by an additional ninety days from the first extension end date (the “final end date”) (provided that a party to the merger agreement will be entitled to exercise an option to extend the first extension end date only if the notice extending such date states that it is the extending party’s good-faith judgment at the time of such notice that the Termination Conditions are reasonably expected to be satisfied at a time that would permit the consummation of the merger prior to the final end date and, in the case of a notice provided by BP, BP also states that it is working in good faith with an Antitrust Authority to resolve any remaining issues, including working on an arrangement with the Antitrust Authority regarding any remedial measures contemplated by the merger agreement);
•
any Restraint is in effect permanently enjoining or otherwise permanently prohibiting the consummation of the merger and such Restraint will have become final and nonappealable; or

•
the Company stockholder approval will not have been obtained upon a vote taken thereon at the TravelCenters common stockholders Meeting, including any adjournment or postponement thereof.

The merger agreement may also be terminated by BP, if:
•
prior to obtaining Company stockholder approval, the TravelCenters Board (or a committee thereof) has effected an Adverse Recommendation Change; or

•
a breach of any representation or warranty or breach or failure to perform any covenant or agreement on the part of TravelCenters in the merger agreement (A) will have occurred that would cause the conditions with respect to certain representations and warranties of TravelCenters described in the section “The Merger Agreement — Conditions to Obligations of BP and Merger Subsidiary” beginning on page 79 to not be satisfied and (B) such breach or failure to perform is not capable of being cured or is not cured, by TravelCenters on or before the earlier of (1) the end date and (2) the date that is forty-five days following BP’s delivery of written notice to TravelCenters of such breach or failure to perform.

The merger agreement may also be terminated by TravelCenters, if:
•
prior to receiving the Company stockholder approval, the TravelCenters Board authorizes TravelCenters to enter into a definitive agreement providing for a superior proposal in compliance with the requirements described in section “The Merger Agreement — Adverse Recommendation Change” (provided that TravelCenters pays to BP in immediately available funds the $51.9 million termination fee prior to or concurrently with such termination); or

•
a breach of any representation or warranty or breach or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in the merger agreement (A) will have occurred that would cause the conditions with respect to certain representations and warranties of BP and Merger Subsidiary described in the section “The Merger Agreement — Conditions to the Obligations of TravelCenters” beginning on page 80 to not be satisfied, (B) such breach or failure to perform is not capable of being cured, or is not cured, by BP or Merger Subsidiary on or before the earlier of (1) the end date and (2) the date that is forty-five days following TravelCenters’s delivery of written notice to BP of such breach or failure to perform and (C) such condition is incapable of being satisfied by the end date.
Termination Fee & Reverse Termination Fee (Page 82)
Under the merger agreement, upon termination of the merger agreement in accordance with its terms, under certain specified circumstances, TravelCenters will be required to pay BP a termination fee in an amount equal to $51.9 million, including if the merger agreement is terminated, prior to receiving the Company stockholder approval, to enter into a definitive agreement providing for a superior proposal or if BP terminates the agreement if, prior to obtaining the Company stockholder approval, the TravelCenters Board (or a committee thereof) has effected an Adverse Recommendation Change. The merger agreement further provides that BP will be required to pay TravelCenters a termination fee in an amount equal to $90.9 million in the event the merger agreement is terminated under certain specified circumstances and receipt of antitrust approval has not been obtained by such time.
BP and Merger Subsidiary agree that, upon any termination of the merger agreement under circumstances where the termination fee is payable by TravelCenters, and TravelCenters agrees that, upon any termination of the merger agreement under circumstances where the reverse termination fee is payable by BP, and such termination fee or reverse termination fee is paid in full, the party being paid such termination fee or reverse termination fee, as the case may be, will be precluded from any other remedy against the other, at law or in equity or otherwise, and no party will seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against the other or any of its affiliates or any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby. In no event will TravelCenters be required to pay the termination fee on more than one occasion, and in no event will BP be required to pay the reverse termination fee on more than one occasion.
Voting Agreements (Page 84)
In connection with the merger agreement, each of SVC, which owns an aggregate amount of approximately 7.9% of the TravelCenters common stock outstanding and The RMR Group LLC (“RMR”), which owns an aggregate amount of approximately 4.1% of the TravelCenters common stock outstanding, entered into agreements with BP (each, a “voting agreement”) pursuant to which, among other things, each of SVC and RMR, in each case, has agreed, at the special meeting and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the stockholders of TravelCenters, to each vote (or cause to be voted) all of the shares of TravelCenters common stock held of record or beneficially owned by it or any of their respective subsidiaries to approve the merger.
Each of the SVC and RMR voting agreements terminate upon the earliest to occur of (i) the Effective Time, (ii) the valid termination of the merger agreement pursuant to its terms or (iii) the effective date of a written agreement duly executed and delivered by BP and SVC or RMR, as the case may be, terminating such voting agreement.
Consent and Amendment Agreement (Page 84)
In connection with the merger agreement, the TCA Parties, BP and the SVC Parties entered into the Consent and Amendment Agreement, pursuant to which (i) the SVC Parties consented to the entry by TravelCenters into the merger agreement and the consummation of the transactions contemplated thereby, and any resulting change in control or assignment of the TCA Parties resulting from either or both of the Merger and such transactions, (ii) simultaneously with the Effective Time, the TCA Parties, the SVC Parties and BP agreed to amend and restate the existing leases between TravelCenters’s subsidiary, TA Operating LLC, and certain subsidiaries of SVC, and (iii) BP Corporation North America Inc. and certain subsidiaries of SVC will amend and restate the lease guarantees by the Company in respect thereof and (iv) simultaneously with the Effective Time, the SVC Parties will sell certain trademarks to TravelCenters or its designee for an amount equal to their net book value to be paid by TravelCenters (or, at BP’s election, BP on behalf of TravelCenters).

Amended and Restated Lease Agreements and Amended and Restated Guaranty Agreements (Page 84)
Simultaneously with the Effective Time, certain amended and restated lease agreements will be entered into between TA Operating LLC and certain subsidiaries of SVC (the “A&R Leases”) and corresponding amended and restated guaranty agreements will be entered into by BP Corporation North America, Inc. for the benefit of such subsidiaries of SVC (the “A&R Guarantees”).
Market Prices and Dividend Data (Page 89)
The closing price of shares of TravelCenters common stock listed on Nasdaq on February 15, 2023, the last trading day prior to the public announcement of the execution of the merger agreement, was $49.44 per share of TravelCenters common stock. If the merger is completed, for each share of TravelCenters common stock you own you will be entitled to receive $86.00 in cash, without interest, less any applicable withholding or transfer taxes. The per share merger consideration of $86.00 per share of TravelCenters common stock represents a premium of approximately 74% to TravelCenters’s closing share price on February 15, 2023, the last trading day prior to the public announcement of the execution of the merger agreement.
On March 31, 2023, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for shares of TravelCenters common stock on Nasdaq was $86.50 per share of TravelCenters common stock. You are encouraged to obtain current market quotations for shares of TravelCenters common stock in connection with voting your shares of TravelCenters common stock.
Subject to certain exceptions in the merger agreement described in the section entitled “The Merger — Conduct of Business Pending the Merger,” TravelCenters will not, and will not permit its Subsidiaries to (i) split, combine, subdivide or reclassify or amend the terms of, directly or indirectly, any shares of any TravelCenters securities or any of its Subsidiaries’ securities, (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of TravelCenters or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of TravelCenters to its parent or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire, or otherwise amend the terms of, directly or indirectly, any TravelCenters common stock or any of its Subsidiaries’ securities, other than (A) the withholding of shares of TravelCenters common stock to satisfy tax obligations with respect to awards granted pursuant to the company stock plan, (B) the acquisition by TravelCenters of its restricted shares in connection with the forfeiture of such awards and (C) as required by any employee plan as in effect on the date of the merger agreement.

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to a TravelCenters stockholder. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 95.
Q.
What is the proposed transaction and what effects will it have on TravelCenters?

A.
The proposed transaction is the acquisition of TravelCenters by BP pursuant to the merger agreement. If the proposal to approve the merger is approved by TravelCenters stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Subsidiary will be merged with and into TravelCenters, with TravelCenters surviving the merger. As a result of the merger, TravelCenters will become an indirect wholly-owned subsidiary of BP and will no longer be a publicly held company, and you, as a holder of shares of TravelCenters common stock, will no longer have any interest in the future earnings or growth of TravelCenters. In addition, following the merger, shares of TravelCenters common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and TravelCenters will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) on account of shares of TravelCenters common stock.

Q.
What will I receive if the merger is completed?

A.
Upon completion of the merger, for each share of TravelCenters common stock that you own, you will be entitled to receive $86.00 in cash, without interest, less any applicable withholding or transfer taxes. Please do NOT return your share certificate(s) with your proxy.

Q.
How does the per share merger consideration compare to the market price of shares of TravelCenters common stock on the last trading day prior to announcement of the execution of the merger agreement?

A.
The per share merger consideration represents an approximately 74% premium to TravelCenters’s closing share price on February 15, 2023, the last trading day prior to the public announcement of the execution of the merger agreement.

Q.
What am I being asked to vote on at the special meeting?

A.
You are being asked to consider and vote on proposals (i) to approve the merger, (ii) to approve a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for TravelCenters’s named executive officers in connection with the merger and (iii) to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are an insufficient number of votes in favor of approving the merger.

Q.
How does the TravelCenters Board recommend that I vote?

A.
The TravelCenters Board recommends that you vote “FOR” approval of the proposal to approve the merger, “FOR” approval of the proposal to approve, by non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger, and “FOR” approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are an insufficient number of votes in favor of approving the merger.

Q.
When do you expect the merger to be completed?

A.
We are working towards completing the merger as soon as possible. Assuming timely satisfaction of the necessary closing conditions, we currently expect the closing of the merger to occur by mid-year 2023.

Q.
What happens if the merger is not completed?

A.
If the merger is not approved by TravelCenters stockholders or if the merger is not completed for any other reason, TravelCenters stockholders will not receive any payment for their shares of TravelCenters common stock in connection with the merger. Instead, TravelCenters will remain an independent public company and shares of TravelCenters common stock will continue to be listed and traded on Nasdaq. Under specified circumstances, TravelCenters may be required to pay BP a termination fee upon the termination of the merger agreement, as described under “The Merger Agreement — Termination of the Merger Agreement — Termination Fee” beginning on page 82. Under specified circumstances, BP may be required to pay TravelCenters a reverse termination fee upon the termination of the merger agreement, as described under “The Merger Agreement — Termination of the Merger Agreement — Reverse Termination Fee” beginning on page 82.

Q.
What conditions must be satisfied to complete the merger?

A.
The respective obligations of TravelCenters, BP and Merger Subsidiary to consummate the merger are subject to the satisfaction or waiver of certain conditions, including, among other things, (i) receipt by the Company of the Company stockholder approval, (ii) that there is no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction in effect enjoining or otherwise prohibiting the consummation of the merger, (iii) the expiration or termination of any applicable waiting period (or extension thereof) under the HSR Act and any agreement between a party to the merger agreement and a governmental authority not to consummate the merger, and receipt of and all other approvals under antitrust laws, (iv) the accuracy of the representations and warranties contained in the merger agreement (subject to specified materiality qualifiers), (v) compliance with the covenants and obligations under the merger agreement in all material respects, (vi) the absence of a material adverse effect with respect to the Company, and (vii) the execution, release and delivery of the Consent and Amendment Agreement.

Q.
What are the material U.S. federal income tax consequences of the merger?

A.
The receipt of cash for shares of TravelCenters common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. holder (as defined under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 54) in exchange for such U.S. holder’s shares of TravelCenters common stock pursuant to the merger generally will result in the recognition of gain or loss by such U.S. holder in an amount equal to the difference, if any, between the cash such U.S. holder receives pursuant to the merger (determined before the deduction of any applicable withholding or transfer taxes) and such U.S. holder’s adjusted tax basis in the shares of TravelCenters common stock exchanged for cash pursuant to the merger. Backup withholding taxes may also apply to the cash payments made pursuant to the merger, unless such U.S. holder complies with certification procedures under the backup withholding rules. A Non-U.S. holder (as defined under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 54) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of TravelCenters common stock for cash pursuant to the merger unless such Non-U.S. holder has certain connections to the United States or unless the Company is, or was during the relevant period, a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met. However, a Non-U.S. holder may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Stockholders should refer to the discussion in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 54 and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of TravelCenters common stock as of the record date for the determination of stockholders entitled to vote at the special meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of TravelCenters common stock with respect to such matters.

Q.
When and where is the special meeting?

A.
The special meeting of TravelCenters stockholders will be held virtually on Wednesday, May 10, 2023 at 9:30 a.m., Eastern time. Any reference herein to attending the special meeting, including any reference to “virtual” or “in person” attendance, means attending by remote communication via live webcast on the Internet. The special meeting will be a completely virtual meeting of stockholders conducted exclusively by webcast. No physical meeting will be held. You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://www.viewproxy.com/TravelCentersofAmerica/2023. Please have the control number located on your proxy card available.

Q.
Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for TravelCenters’s named executive officers in connection with the merger?

A.
Under the Exchange Act and SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to TravelCenters’s named executive officers that is based on or otherwise relates to the merger compensation.

Q.
What will happen if TravelCenters’s stockholders do not approve the executive compensation?

A.
Approval of the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on TravelCenters or the surviving corporation in the merger. Because the merger-related compensation to be paid to the named executive officers in connection with the merger is based on contractual arrangements with the named executive officers and the merger agreement, such compensation may be payable, regardless of the outcome of this advisory vote, if the merger is approved (subject only to the contractual obligations applicable thereto).

Q.
What vote is required for TravelCenters’s stockholders to approve the proposal to approve the merger?

A.
Approval of the proposal to approve the merger requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of TravelCenters common stock entitled to vote thereon.

Q.
What vote is required for TravelCenters’s stockholders to approve the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for TravelCenters’s named executive officers in connection with the merger?

A.
The approval of the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger requires the affirmative vote of at least a majority of the votes cast at the special meeting.

Q.
What vote is required for TravelCenters’s stockholders to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are an insufficient number of votes in favor of approving the merger?

A.
The approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger requires the affirmative vote of at least a majority of the votes cast at the special meeting.

Q.
Do any of TravelCenters’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.
In considering the recommendation of the TravelCenters Board with respect to the proposal to approve the merger, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The TravelCenters Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger be approved by TravelCenters stockholders. See “The Merger —  Interests of Certain Directors and Executive Officers of TravelCenters” beginning on page 50 and “Proposal 2: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements” beginning on page 86.

Q.
What is the difference between holding shares of TravelCenters common stock as a stockholder of record and as a beneficial owner?

A.
If on March 23, 2023, the record date for the special meeting, your shares of TravelCenters common stock were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote in person at the special meeting, or submit a proxy by mail or over the Internet. Whether or not you plan to attend the special meeting, we urge you to submit your proxy to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already submitted a proxy. Voting in person will revoke your proxy.

If on March 23, 2023, the record date for the special meeting, your shares of TravelCenters common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then your shares of TravelCenters common stock are held in “street name” and you are the beneficial owner of the shares of TravelCenters common stock. If you are a beneficial owner of shares of TravelCenters common stock registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Please return the voting instruction form to your broker, bank, or other nominee to ensure that your vote is counted. Alternatively, you may submit your voting instructions over the Internet, as instructed by your broker or bank. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request such a proxy form.
Q.
If my shares of TravelCenters common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of TravelCenters common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of TravelCenters common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of TravelCenters common stock. Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposals to be considered at the special meeting, and, as a result, absent specific instructions from the beneficial owner of such shares of TravelCenters common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of TravelCenters common stock on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of TravelCenters common stock, your shares of TravelCenters common stock will not be voted.

Q.
Who can vote at the special meeting?

A.
Only stockholders of record at the close of business on March 23, 2023, the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the meeting. On the record date, 15,100,265 shares of TravelCenters common stock were issued and outstanding, each of which is entitled to one vote upon each of the matters to be presented at the meeting.

If you are a beneficial owner of shares of TravelCenters common stock registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Please return the voting instruction form to your broker, bank, or other nominee to ensure that your vote is counted. Alternatively, you may submit your voting instructions over the Internet, as instructed by your broker or bank. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other nominee. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request such a proxy form.
Q.
How many votes do I have?

A.
Each holder of shares of TravelCenters common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of TravelCenters common stock that such holder owned as of the close of business on the record date of March 23, 2023. As of the close of business on the record date, there were 15,100,265 shares of TravelCenters common stock outstanding and entitled to vote, held by 559 holders of record.

Q.
What is the quorum requirement?

A.
Under the MGCL, the presence in person or represented by proxy, of the holders of at least a majority of the issued and outstanding shares of TravelCenters common stock as of the record date and entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares. Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so TravelCenters does not expect there to be any broker non-votes at the special meeting.

Q.
How do I vote?

A.
If you are a stockholder of record, you may have your shares of TravelCenters common stock voted on matters presented at the special meeting in any of the following ways:

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In Person.   You may attend the special meeting virtually and cast your vote during the meeting. You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://www.viewproxy.com/TravelCentersofAmerica/2023. Please have the control number located on your proxy card available.

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Over the Internet.   Go to the website www.proxyvote.com and, using the vote control number printed on your proxy card, access your account and submit a proxy for your shares. You must specify how you want your shares voted or your Internet proxy cannot be completed. Your shares will be voted according to your instructions.

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By Telephone.   Call 1-800-690-6903 from the United States and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your voting instructions at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

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In Writing.   You can submit your proxy by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope.

The control number provided on your proxy card is designed to verify your identity when submitting a proxy by telephone or Internet. The Internet and telephone voting facilities for the submission of proxies for stockholders of record will close at 11:59 p.m., Eastern Time on May 9, 2023.
If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.
Q.
What effect do abstentions and “broker non-votes” have on the proposals?

A.
Abstentions will not be considered votes cast on any proposal brought before the special meeting. Because the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock is required to approve the proposal to approve the merger, the failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to approve the merger, and any abstention with respect to such proposal will have the same effect as a vote “AGAINST” the proposal to approve the merger.

Because the vote required to approve (i) the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger and (ii) the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are an insufficient number of votes in favor of approving the merger is, in each case, the affirmative vote of at least a majority of the votes cast at the special meeting, an abstention with respect to such proposals will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those stockholders voting with respect to such proposals.
Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so TravelCenters does not expect there to be any broker non-votes at the special meeting.
Q.
How can I change or revoke my proxy?

A.
If you own shares of TravelCenters common stock in your own name, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:

•
sending a written statement to that effect to the Secretary of TravelCenters at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, which must be received by us by 5:00 p.m., Eastern Time on the business day immediately prior to the date of the special meeting;

•
submitting a properly signed proxy card dated a later date;

•
submitting a later dated proxy via the Internet or by telephone; or

•
attending the meeting virtually and voting your shares of TravelCenters common stock. Simply attending the meeting will not, by itself, revoke your proxy.

If you hold shares of TravelCenters common stock in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke or change your previously provided voting instructions.
Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of TravelCenters common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of TravelCenters common stock is called a “proxy card.”

Q.
If a stockholder gives a proxy, how are the shares of TravelCenters common stock voted?

A.
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card will vote your shares of TravelCenters common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of TravelCenters common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you own shares of TravelCenters common stock that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares of TravelCenters common stock to be voted, the shares of TravelCenters common stock represented by your properly signed proxy will be voted “FOR” approval of the proposal to approve the merger, “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for TravelCenters’s named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are an insufficient number of votes in favor of approving the merger.
Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you received more than one proxy card, your shares of TravelCenters common stock are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares of TravelCenters common stock shown on each proxy card that you receive in order for all of your shares of TravelCenters common stock to be voted at the meeting.

Q.
What happens if I sell my shares of TravelCenters common stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of TravelCenters common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of TravelCenters common stock and each of you notifies TravelCenters in writing of such special arrangements, you will retain your right to vote such shares of TravelCenters common stock at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares of TravelCenters common stock.

Q.
What happens if I sell my shares of TravelCenters common stock after the special meeting but before the Effective Time?

A.
If you transfer your shares of TravelCenters common stock after the special meeting but before the Effective Time, you will have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares of TravelCenters common stock. In order to receive the per share merger consideration, you must hold your shares of TravelCenters common stock through the completion of the merger.

Q.
Who is paying for this proxy solicitation?

A.
TravelCenters has engaged Innisfree M&A Incorporated, which we refer to as Innisfree, to assist in the solicitation of proxies for the special meeting. TravelCenters estimates that it will pay Innisfree a fee of $25,000. TravelCenters has agreed to reimburse Innisfree for certain fees and expenses and will also indemnify Innisfree and its subsidiaries and their respective directors, officers, employees and agents against any and all claims, liabilities, losses, damages and expenses (including legal and other related fees and expenses) arising out of or relating to Innisfree’s performance of the services.

Q.
What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please promptly submit your proxy to ensure that your shares of TravelCenters common stock are represented at the special meeting. If you hold your shares of TravelCenters common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of TravelCenters common stock voted at the special meeting in one of three ways: (i) over the Internet, by going to the website www.proxyvote.com and, using the vote control number printed on your proxy card, accessing your account and submitting a proxy for your shares, (ii) by telephone, by calling 1-800-690-6903 from the United States and Canada and following the instructions on your enclosed proxy card, or (iii) in writing by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope accompanying your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.
Q.
Should I send in my share certificates now?

A.
No. If the proposal to approve the merger is approved, after the completion of the merger, you will be sent a letter of transmittal describing how you may exchange your shares of TravelCenters common stock for the per share merger consideration. If your shares of TravelCenters common stock are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for instructions as to how to effect the surrender of your “street name” shares of TravelCenters common stock in exchange for the per share merger consideration. Please do NOT return your share certificate(s) with your proxy.

Q.
Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of TravelCenters common stock?

A.
No. TravelCenters is incorporated as a corporation under the laws of the State of Maryland. No dissenters’ or appraisal rights or rights of an objecting holder of TravelCenters common stock pursuant to the MGCL will be available with respect to the merger or the other transactions contemplated by the merger agreement.

Q.
Who can help answer any other questions I might have?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of TravelCenters common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree, our proxy solicitor, by calling toll-free at (877) 717-3905.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives and derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filing on Form 10-K and subsequent periodic and interim reports, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
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the expected timing and likelihood of completion of the merger;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require us to pay a termination fee;

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the possibility that TravelCenters’s stockholders may not approve the proposal to approve the merger;

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the risk that the parties may not be able to satisfy the conditions to the closing of the merger, including required regulatory approvals, in a timely manner or at all;

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the failure of the merger to close for any other reason;

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risks related to disruption of management time from ongoing business operations due to the merger;

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limitations placed on our ability to operate the business by the merger agreement;

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the outcome of any legal proceedings instituted against TravelCenters and/or others relating to the merger agreement and the merger;

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the risk that any announcements relating to the merger could have adverse effects on the market price of shares of TravelCenters common stock;

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the risk that the merger and its announcement could have an adverse effect on the ability of TravelCenters to retain and hire key personnel and maintain relationships with its suppliers, licensees, partners and customers, and on its operating results and businesses generally;

•
the potential impact on BP’s status as a key customer of TravelCenters if the merger is not consummated; and

•
the fact that TravelCenters’s stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of TravelCenters’s current strategy as an independent company.

These forward-looking statements are also qualified by, and should be read together with, the “Warning Concerning Forward-Looking Statements,” the “Risk Factors” and the other statements in our most recent report on Form 10-K and subsequent periodic and interim report filings, in each case as filed with the SEC and available at www.sec.gov (see “Where You Can Find More Information” beginning on page 95). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. TravelCenters stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

PARTIES INVOLVED IN THE MERGER
TravelCenters of America Inc., a Maryland corporation, is the largest publicly traded full-service travel center network in the United States. TravelCenters is headquartered in Westlake, Ohio, and serves guests in 281 locations spanning 44 states, primarily under the TA®, Petro Stopping Centers® and TA Express® brands. TravelCenters offers, among other services, diesel and gasoline fuel, truck maintenance and repair, full-service and quick-service restaurants, travel stores, and car and truck parking.
Shares of TravelCenters common stock are currently listed on the Nasdaq Global Select Market under the symbol “TA”. Upon completion of the merger, TravelCenters will be an indirect wholly-owned subsidiary of BP.
BP Products North America Inc., a Maryland corporation, is primarily engaged in transportation, refining, manufacturing, marketing and distribution of hydrocarbons and hydrocarbon-related products.
Bluestar RTM Inc., a Maryland corporation and indirect wholly-owned subsidiary of BP, was formed by BP for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Subsidiary will cease to exist.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the TravelCenters Board for use at the special meeting or at any adjournments or postponements thereof.
Date, Time and Place
We will hold the special meeting virtually on May 10, 2023, at 9:30 a.m, Eastern time. You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://www.viewproxy.com/TravelCentersofAmerica/2023. Please have the control number located on your proxy card available.
Purpose of the Special Meeting
At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals to (i) approve the merger, (ii) approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger and (iii) adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the close of business on March 23, 2023 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof.
As of the record date, there were approximately 15,100,265 shares of TravelCenters common stock outstanding and entitled to be voted at the special meeting.
A quorum of stockholders is necessary to hold a special meeting. The presence in person or represented by proxy, of the holders of at least a majority of the issued and outstanding shares of TravelCenters common stock as of the record date and entitled to vote at the meeting will constitute a quorum for purposes of the special meeting. As a result, 7,550,133 shares of TravelCenters common stock must be represented by proxy or in person and entitled to vote at the special meeting to have a quorum.
In the event that a quorum is not present at the special meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
Approval of the proposal to approve the merger requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of TravelCenters common stock entitled to vote thereon. The approval of such proposal is necessary to complete the merger.
Abstentions will be counted toward the presence of a quorum at the special meeting. Abstentions will not be considered votes cast on any proposal brought before the special meeting. Because the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock is required to approve the proposal to approve the merger, the failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to approve the merger, and any abstention with respect to such proposal will have the same effect as a vote “AGAINST” the proposal to approve the merger.
The approval of the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger requires the affirmative vote of at least a majority of the votes cast at the special meeting.
Abstentions from voting by a TravelCenters stockholder and the failure of any TravelCenters stockholder to submit a vote will not be considered votes cast in respect of the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger. Such proposal requires the affirmative vote of at least a majority of the votes cast at the special meeting, and so abstentions will not have the effect of a vote “FOR” or “AGAINST” the proposal, but will reduce the number of votes cast and therefore increase the relative influence of those stockholders voting with respect to such proposal. While the TravelCenters Board intends to consider the vote resulting from this proposal, the vote is advisory only and therefore not binding on TravelCenters or BP and, if the merger is approved by TravelCenters stockholders and consummated, and the other relevant conditions relating to payment are met, the compensation will be payable even if the proposal is not approved.
The approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger requires the affirmative vote of at least a majority of the votes cast at the special meeting.
Abstentions from voting by a TravelCenters stockholder and the failure of any TravelCenters stockholder to submit a vote will not be considered votes cast in respect of the proposal to adjourn the special meeting, and so will not have the effect of a vote “FOR” or “AGAINST” the proposal, but will reduce the number of votes cast and therefore increase the relative influence of those stockholders voting with respect to such proposal.
Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so TravelCenters does not expect there to be any broker non-votes at the special meeting.
Shares Held by TravelCenters’s Directors and Executive Officers
As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 367,279 shares of TravelCenters common stock, which represented approximately 2.43% of issued and outstanding shares of TravelCenters common stock on that date. The directors and executive officers have informed TravelCenters that they currently intend to vote all of their shares of TravelCenters common stock (i) “FOR” the proposal to approve the merger, (ii) “FOR” the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger and (iii) “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger.
Voting of Proxies
Except as provided below, holders of shares of TravelCenters common stock have one vote for each share of TravelCenters common stock held by them and are entitled to vote on all the proposals voted on at the special meeting or any postponement or adjournment thereof.
If your shares of TravelCenters common stock are registered in your name with our transfer agent, Equiniti Shareowner Services, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares of TravelCenters common stock by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares of TravelCenters common stock according to your directions.
If you plan to attend the special meeting and wish to vote in person virtually, you will be able to vote at the meeting. If your shares of TravelCenters common stock are registered in your name, you are encouraged to submit a proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.
Voting instructions are included on your proxy card. All shares of TravelCenters common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the proposal to approve the merger, (ii) “FOR” the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger and (iii) “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger. No proxy that is specifically marked against the proposal to approve the merger will be voted in favor of the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger, unless it is specifically marked “FOR” the approval of such proposal.
If your shares of TravelCenters common stock are held in “street name” by your bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares using the instructions provided by your bank, broker or other nominee.
If you fail to submit a proxy or to vote in person at the special meeting and you are a record holder, your shares will not be counted for purposes of quorum or as votes cast at the special meeting. If your shares of TravelCenters common stock are held in “street name” and you do not provide your bank, broker or other nominee with voting instructions, your shares will not be counted for purposes of quorum or as votes cast at the special meeting. If you choose to vote in person at the special meeting and your shares of TravelCenters common stock are held in “street name,” you must first obtain a legal proxy form from your broker, bank or other nominee and bring such executed form with you to the meeting.
Revocability of Proxies
You may revoke a submitted proxy by (i) sending a written statement to that effect to the Secretary of TravelCenters at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, which must be received by us by 5:00 p.m., Eastern Time on the business day immediately prior to the date of the special meeting; (ii) submitting a properly signed proxy card or voting instruction form dated a later date; (iii) submitting a later dated proxy or providing new voting instructions via the Internet or by telephone; or (iv) attending the meeting in person and voting your shares of TravelCenters common stock.
If your shares of TravelCenters common stock are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.
TravelCenters Board of Directors’ Recommendation
The TravelCenters Board, after considering various reasons described in the section entitled “The Merger — Recommendation of the TravelCenters Board of Directors and Reasons for the Merger” beginning on page 36, has (1) determined and declared that the terms of the merger agreement, the Ancillary Agreements (as defined in the merger agreement), the merger and the other transactions contemplated thereby are advisable, and in the best interests of the Company and the Company’s stockholders, (2) approved the execution, delivery and performance of the merger agreement and the Ancillary Agreements and, subject to the Company stockholder approval, the consummation of the transactions contemplated thereby (including the merger) and thereby upon the terms and subject to the conditions set forth therein, (3) directed that the approval of the merger and the other transactions contemplated thereby be submitted for consideration and a vote of the holders of TravelCenters common stock at a meeting of the Company’s stockholders and (4) resolved to include in this proxy statement the recommendation of the TravelCenters Board to holders of TravelCenters common stock to vote in favor of approval of the merger by the Company’s stockholders. Accordingly, the TravelCenters Board recommends that TravelCenters stockholders vote (i) “FOR” the proposal to approve the merger, (ii) “FOR” the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger, and (iii) “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger.
Solicitation of Proxies
The expense of soliciting proxies in the enclosed form will be borne by TravelCenters. We have retained Innisfree, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $25,000 plus expenses. TravelCenters has agreed to reimburse Innisfree for certain fees and expenses and will also indemnify Innisfree and its subsidiaries and their respective directors, officers, employees and agents against any and all claims, liabilities, losses, damages and expenses (including legal and other related fees and expenses) arising out of or relating to Innisfree’s performance of the services. TravelCenters has agreed to indemnify Innisfree against losses arising out of its provision of such services on its behalf. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to approve the merger, we anticipate that the merger will be consummated by mid-year 2023.
Householding of Special Meeting Materials
We may send a single copy of this proxy statement to any household at which two or more stockholders reside in accordance with SEC rules, unless we have received contrary instructions. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Investor Relations, TravelCenters of America Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or contact our Investor Relations department at (617) 796-8251 or through the Investor Relations section of our website at www.ta-petro.com. We will promptly deliver upon written request a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. Stockholders who currently receive multiple copies of this proxy statement at their addresses and would like to request “householding” of their communications should contact their broker.
Assistance
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of TravelCenters common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree, our proxy solicitor, by calling toll-free at (877) 717-3905.

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Certain Effects of the Merger on TravelCenters
On the terms and subject to the satisfaction or waiver of the conditions set forth in the merger agreement, and in accordance with the applicable provisions of the MGCL, at the effective time, (i) Merger Subsidiary will be merged with and into TravelCenters, such that the separate corporate existence of Merger Subsidiary will thereupon cease and (ii) TravelCenters will be the surviving corporation. As a result of the merger, the surviving corporation will become an indirect wholly-owned subsidiary of BP. Throughout this proxy statement, we use the term “surviving corporation” to refer to TravelCenters as the surviving corporation following the merger. If the merger is completed, you will not own any shares of the surviving corporation.
The time at which the merger will become effective will occur upon the date at which the Articles of Merger have been filed with, and accepted for record by, SDAT, or to the extent permitted by applicable law, such other date and time as is agreed in writing by TravelCenters and BP and specified in the Articles of Merger.
Effect on TravelCenters if the Merger is Not Completed
If the merger is not approved by TravelCenters stockholders, or if the merger is not completed for any other reason, TravelCenters stockholders will not receive any payment for their shares of TravelCenters common stock. Instead, TravelCenters will remain a public company, the shares of TravelCenters common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.
Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of shares of TravelCenters common stock will decline potentially significantly. If that were to occur, it is uncertain when, if ever, the price of shares of TravelCenters common stock would return to the price at which they trade as of the date of this proxy statement.
Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of TravelCenters common stock. If the merger is not consummated, the TravelCenters Board will continue to evaluate and review TravelCenters’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger is not approved by TravelCenters stockholders, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to TravelCenters will be offered or that TravelCenters’s business, prospects or results of operation will not be adversely impacted.
In addition, under specified circumstances, TravelCenters may be required to pay BP a termination fee upon the termination of the merger agreement, as described under “The Merger Agreement — Termination of the Merger Agreement — Termination Fee” beginning on page 82. Under specified circumstances, BP may be required to pay TravelCenters a reverse termination fee upon the termination of the merger agreement, as described under “The Merger Agreement — Termination of the Merger Agreement — Reverse Termination Fee” beginning on page 82.
Merger Consideration
Pursuant to the merger agreement, each issued and outstanding share of TravelCenters common stock (other than excluded shares) will be cancelled and converted into the right to receive the per share merger consideration and, without any action by the holders of such shares, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each share will thereafter represent only the right to receive the per share merger consideration to be paid in accordance with the terms of the merger agreement.
Promptly after the Effective Time (but in no event later than five business days after the Effective Time), BP will send, or cause the paying agent to send, to each holder of record of shares of TravelCenters common stock at the Effective Time other than excluded shares, a letter of transmittal (in a form that was reasonably acceptable to TravelCenters prior to the Effective Time) and instructions (which will specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the paying agent) for use in such exchange.
At the Effective Time, you will have the right to receive the per share merger consideration under the terms of the merger agreement, but you no longer will have any rights as a TravelCenters stockholder as a result of the merger.
Background of the Merger
The TravelCenters Board, together with members of TravelCenters’s senior management, regularly reviews and assesses the performance, future growth prospects, business plans and overall strategic direction of TravelCenters, and has considered a variety of strategic alternatives, including continuing to pursue TravelCenters’s strategy as a standalone company or pursuing potential strategic transactions with third parties, in each case with the goal of maximizing stockholder value.
Over the course of 2020 and 2021, Jonathan Pertchik, Chief Executive Officer of TravelCenters, in the ordinary course of business, was introduced to many industry leaders and executives from various companies, including convenience store companies and oil and gas companies.
On May 13, 2021, Mr. Pertchik was introduced to a representative of BP by Barry Richards, President of TravelCenters, by email. BP’s representative was seeking to understand areas of common interest between BP and TravelCenters, including potential commercial arrangements and, specifically, opportunities regarding electric vehicle charging and low carbon fuels. On the same day, such representative of BP introduced Mr. Pertchik by email to another representative of BP. Shortly thereafter, Mr. Pertchik and the second BP representative spoke by telephone about their companies’ respective sustainability priorities, including TravelCenters’s eTA initiative and its focus on alternative energy and sustainability. An additional representative of BP was subsequently introduced to Mr. Pertchik, also by email. Subsequently, Mr. Pertchik asked Dennis King, SVP of Corporate Development for TravelCenters, to follow up with such representative of BP to explore opportunities for the two companies in the area of sustainable energy. On June 21, 2021, Mr. King and a representative of BP spoke for the first time and continued to speak from time to time through 2021 and into early 2022 about sustainable energy opportunities that might benefit both companies, but there were no discussions regarding a potential acquisition.
On August 20, 2021, a subsidiary of TravelCenters and BP entered into a confidentiality agreement in connection with discussions about potential commercial relationship opportunities.
In early February 2022, Mr. Pertchik and representatives of BP met in person to further discuss potential commercial opportunities, including opportunities within the sustainable and alternative energy markets. During this meeting, the parties discussed broader initiatives, including the potential for a more comprehensive strategic relationship. On April 4, 2022, Mr. Pertchik and a representative of BP had a follow-up call during which the representative of BP suggested that Mr. Pertchik speak with another BP representative. Mr. Pertchik and such other representative of BP subsequently spoke by telephone about a potential strategic relationship and determined that the parties should enter into an amended and restated confidentiality agreement prior to further discussions and, subject to entry into that agreement, schedule a call for April 21, 2022.
In March 2022, a representative of Party A, a publicly traded, international energy company, contacted Mr. Pertchik. Following this initial contact, on March 29, 2022, Mr. Pertchik, Adam D. Portnoy, Chair of the TravelCenters Board, and several individuals from Party A, held a telephone meeting during which the parties shared ideas regarding a potential strategic relationship. Representatives of Party A and Mr. Pertchik had several subsequent telephone calls to discuss a potential strategic relationship between April 11, 2022, and May 11, 2022.
On April 4, 2022, a representative of Party B, a publicly traded, international oil and gas company, spoke with Mr. Pertchik by telephone to discuss the possibility of a potential strategic relationship. Mr. Pertchik and a representative of Party B had subsequent discussions on July 13, 2022, and October 3, 2022.
On April 6, 2022, a representative of Party C, a publicly traded fuel supplier and gasoline station operator, spoke with Mr. Pertchik by telephone to discuss the possibility of a potential strategic relationship.
On April 7, 2022, following a regularly scheduled meeting of the TravelCenters Board, the directors held an executive session without non-director management or advisors. Mr. Portnoy informed the TravelCenters Board that TravelCenters had received unsolicited inquiries from four parties interested in potential strategic relationships, which management understood could potentially include an acquisition of TravelCenters. Messrs. Portnoy and Pertchik summarized the inquiries and provided information about each of BP, Party A, Party B and Party C. The TravelCenters Board considered the merits of engaging with these parties in light of TravelCenters’s current and projected performance. The TravelCenters Board also considered the broader merits and requirements of embarking upon a potential sale process more generally. The TravelCenters Board recognized that the consent of Service Properties Trust (“SVC”), the landlord of most of TravelCenters’s properties, would be required for a potential acquisition because of the resulting transfer of the leases between TravelCenters and SVC (the “SVC Leases”), and that the creditworthiness of any potential buyer would be of paramount importance to SVC in evaluating such transfer. Following this discussion, the TravelCenters Board directed management to continue discussing with BP, Party A and Party B about possible strategic transactions, including a possible acquisition of TravelCenters. The TravelCenters Board directed management not to continue to engage with Party C as the TravelCenters Board did not view Party C as a credible buyer due to concerns regarding Party C’s creditworthiness and liquidity, and they questioned Party C’s ability to pay a sufficient purchase price.
On April 21, 2022, BP and TravelCenters entered into an amended and restated confidentiality agreement, which included a standstill provision.
Also on April 21, 2022, Mr. Pertchik and Mark Young, TravelCenters’s Executive Vice President and General Counsel, and representatives of BP had a call to discuss potential strategic arrangements between the companies, including various commercial opportunities and a possible partnership with, and capital investment into, TravelCenters to allow BP to, among other things, participate in TravelCenters’s planned expansion into the sectors of sustainable and alternative energy.
On May 3, 2022, BP delivered to TravelCenters a written request for certain non-public commercial information about TravelCenters. In response, TravelCenters provided certain written materials on May 22, 2022.
On May 11, 2022, representatives of TravelCenters and BP had a call to discuss further potential strategic arrangements between the companies.
On June 9, 2022, following a regularly scheduled meeting of the TravelCenters Board, the directors held an executive session without non-director management or advisors. Mr. Pertchik provided an update on discussions with Party A and BP. Mr. Pertchik informed the TravelCenters Board that BP was evaluating TravelCenters as a potential acquisition target, but that Party A seemed focused on a potential fuel distribution arrangement. Messrs. Portnoy and Pertchik then reviewed TravelCenters’s current and projected performance and responded to questions from the other directors. Following discussion, the TravelCenters Board concluded that management should continue to engage with BP and to allow BP to evaluate TravelCenters, and that TravelCenters was not interested in a fuel distribution arrangement with Party A at the time, but should maintain an open dialogue with Party A.
On June 10, 2022, TravelCenters entered into a confidentiality agreement with Party A, which included a standstill provision.

On June 16, 2022, representatives of TravelCenters and BP held a meeting to discuss BP’s diligence and a potential strategic transaction between TravelCenters and BP. During the meeting, representatives of BP indicated that BP might be interested in making an offer to acquire TravelCenters.
On June 17, 2022, Mr. Pertchik met telephonically with representatives of Party A. The representatives of Party A indicated that they had interest in a broader strategic relationship and possible acquisition, however their primary interest was in expanding their fuel distribution, particularly the distribution of diesel fuel. Mr. Pertchik’s view was that it was unlikely that a fuel distribution agreement would be advantageous to TravelCenters.
On June 28, 2022, Messrs. Pertchik and Portnoy and a representative of BP discussed the relationship between TravelCenters and SVC and whether SVC would consider amending the SVC Leases to accommodate certain business imperatives of BP.
On July 2, 2022, BP delivered to TravelCenters a written request for certain non-public commercial information about TravelCenters. In response, TravelCenters provided certain written materials throughout the course of late-July through September 2022, and representatives of BP and TravelCenters periodically held telephonic meetings to discuss a potential transaction.
On July 20, 2022, TravelCenters executed a second amended and restated confidentiality agreement with BP, which, among other things, added SVC and The RMR Group LLC (“RMR”) as parties. The amended and restated confidentiality agreement contained a standstill provision.
On July 25, 2022, representatives of BP met with representatives of TravelCenters, SVC and RMR. During this meeting, BP expressed interest in a potential acquisition of TravelCenters, asked questions of the SVC representatives related to the SVC Leases and inquired whether SVC would be willing to sell some or all of the leased properties to BP. BP informed TravelCenters and SVC of general business priorities it would have related to amending the SVC Leases in connection with a potential acquisition. BP further inquired whether SVC would be willing to sell some or all of the tradenames and trademarks it owned that were associated with TravelCenters’s business. BP also inquired about the business management and shared services arrangement between TravelCenters and RMR.
From time to time from June 2022 through October 2022, representatives of TravelCenters and BP had conversations relating to a potential transaction.
On September 19, 2022, following a regularly scheduled meeting of the TravelCenters Board, the directors held an executive session without non-director management or advisors. Mr. Portnoy noted that TravelCenters had continued to engage with BP to facilitate BP’s evaluation of a potential acquisition of TravelCenters but did not believe an offer would be forthcoming at this time. Mr. Pertchik informed the TravelCenters Board that there had not been any further substantive discussions with Party A since mid-June. Messrs. Portnoy and Pertchik then reviewed TravelCenters’s current and projected performance and responded to questions from the other directors. After a discussion, the TravelCenters Board determined to engage a financial advisor to help it evaluate a potential sale of TravelCenters and, if the TravelCenters Board determined to pursue a sale, to advise the TravelCenters Board. The TravelCenters Board directed management to engage Citigroup Global Markets Inc. (“Citi”) as its financial advisor based on Citi’s familiarity with the Company and the industries in which TravelCenters operates, its expertise with transactions of this type, and Citi’s prior engagements with TravelCenters.
On October 4, 2022, Citi met with TravelCenters management to discuss potential timing and process for a potential sale of TravelCenters. Citi delivered a presentation regarding several topics in connection with a potential sale, including a proposed timeline, marketing materials and the diligence process.
Between October 4, 2022, and late-October, TravelCenters management and Citi prepared a confidential information memorandum to share with potential bidders and compiled diligence information to be provided in a virtual data room.
In mid-October 2022, a representative of BP proposed to Mr. Pertchik a meeting with TravelCenters management to continue discussions about a potential transaction.

On or about October 20, 2022, Messrs. Portnoy and Pertchik had a telephone meeting with representatives of BP, who noted that BP remained interested in acquiring TravelCenters. The parties discussed potential timing and other details of the process and agreed to remain in contact.
On October 26, 2022, representatives of Citi informed a representative of BP that a potential process may begin soon for a potential transaction with TravelCenters, and a representative of BP indicated its interest in being included in the initial outreach for the process.
On October 28, 2022, the TravelCenters Board held a meeting, with members of TravelCenters’s management and representatives of Citi and Ropes & Gray LLP, the Company’s outside counsel (“Ropes & Gray”), in attendance. Mr. Portnoy described discussions with BP since the TravelCenters Board’s last meeting and explained that management had been working with Citi to assemble a confidential information memorandum, to populate a virtual data room and to prepare to run a sales process if the TravelCenters Board determined to proceed. Mr. Portnoy also noted that SVC’s board of trustees had discussed the potential transaction and had indicated that it would consider consenting to the transfer of the leases and guarantees to certain counterparties if it was satisfied with the potential party’s creditworthiness. SVC also indicated that, although it was not interested in selling any of the TravelCenters real estate at this time, it would consider reasonable amendments to the SVC Leases and guarantees for a satisfactory counter party. Citi then described a potential timeline for a sales process and identified 11 potential counterparties based on their likely strategic interest and credit and financial capability. Citi explained that management directed Citi to contact only strategic parties with strong credit profiles pre-approved by SVC because (i) SVC was unlikely to provide its consent for a financial buyer or strategic party that required significant financing, as such buyers would present greater risk of default as a lessee and (ii) a counterparty with a strong credit rating would be more likely to be able to consummate the transaction given the current financing market. As a result, the minimum credit rating for any counterparty to be contacted by Citi was BBB/ Baa2. Citi responded to questions from the TravelCenters Board about the process and timing and, following discussion, the TravelCenters Board directed Citi to contact each of the proposed strategic parties beginning on October 31, 2022, and to coordinate with management to solicit indications of interest. The TravelCenters Board also discussed the terms of Citi’s engagement letter and ratified the terms of the engagement.
During the week of October 31, 2022, Citi contacted the 11 parties authorized by the TravelCenters Board and subsequently provided draft confidentiality agreements to eight of the parties. Following negotiations, between November 9, 2022 and November 14, 2022, TravelCenters entered into confidentiality agreements with Party D, a privately held international operator of gas stations and convenience stores, Party E, a publicly traded international operator of gas stations and convenience stores, and Party F, a subsidiary of an international energy company, each of which had a standstill provision. The other parties contacted by Citi ultimately declined to sign a confidentiality agreement and did not pursue an acquisition of TravelCenters.
On November 3, 2022, BP was granted access to a virtual data room that held, among other things, limited non-public documentation on TravelCenters’s financials, leases, contracts and debt (the “Round I VDR”). Promptly following their execution of confidentiality agreements, Parties D, E and F also received access to the Round I VDR.
Between October 31, 2022, and December 13, 2022, TravelCenters responded to a variety of diligence requests from the potential counterparties. Citi held brief meetings with the counterparties to respond to questions and gauge interest. After BP entered into a supplemental clean team confidentiality agreement with TravelCenters on December 6, 2022, TravelCenters also provided access to a separate data room (the “Clean Room”) containing certain competitively sensitive information to representatives of and advisors to BP who do not have responsibility for competitive business decisions for their respective employer or client.
On December 1, 2022, Party D informed Citi that it would no longer pursue an acquisition of TravelCenters.
On December 12, 2022, the TravelCenters Board held a regularly scheduled meeting, with members of TravelCenters’s management and representatives of Ropes & Gray in attendance. Mr. Portnoy provided an update on discussions with potential acquirors, identifying which parties had entered into confidentiality agreements, which had notified Citi or TravelCenters they did not intend to proceed in the process, and which were likely to submit proposals. Following the update, the TravelCenters Board discussed the timing and process for the potential sale of TravelCenters, including the need for SVC to consent to the transaction and likely negotiate lease amendments with any potential buyer. The TravelCenters Board agreed to hold a meeting later in the week after initial proposals were received.
On December 13, 2022, TravelCenters received written non-binding proposals from Party E and BP. The Party E proposal contemplated a purchase of 100% of the equity interests of TravelCenters for $71.00 per share in cash (the “Party E Initial Proposal”). The BP proposal contemplated a purchase of 100% of the equity interests of TravelCenters for $60.00 per share in cash (the “BP Initial Proposal”). The BP Initial Proposal also summarized proposed modifications to the SVC Leases and noted an interest in retention of TravelCenters’s employees including the management team. Also on December 13, 2022, Party F notified Citi that it would no longer pursue an acquisition of TravelCenters.
On December 15, 2022, Party A notified Citi that it would not pursue a transaction with TravelCenters.
On December 16, 2022, the TravelCenters Board held a telephonic meeting, with members of TravelCenters’s management and representatives of Citi and Ropes & Gray in attendance. Citi summarized the terms of the written non-binding proposals received from Party E and BP, including their proposed purchase prices and other material terms and noted that the BP Initial Proposal set forth proposed amendments to the SVC Leases while the Party E Initial Proposal did not. Citi noted that the other parties who signed confidentiality agreements had elected not to pursue the transaction at this time and would not submit proposals. Citi then described discussions that Citi had with BP following receipt of the BP Initial Proposal, including advising BP that its proposed purchase price was not compelling. Mr. Portnoy described BP’s feedback on the SVC Leases in more detail and noted for the TravelCenters Board that SVC was aware of the identity of the bidders and Mr. Portnoy planned to preview BP’s lease proposals with SVC’s board of trustees before TravelCenters responded to the bids. Mr. Portnoy and Citi responded to questions from the directors and, after discussing the next steps in the process, the TravelCenters Board directed TravelCenters management and advisors to continue pursuing a transaction, including providing BP and Party E with access to additional diligence materials and a draft merger agreement, as well as hosting meetings for both parties with management.
On December 17, 2022, representatives of Citi informed representatives of Goldman, Sachs & Co. (“GS”), BP’s financial advisor, that BP would be moving on to the next round of the process. Representatives of Citi told representatives of GS that BP would be moving on even though its bid was well below a price at which the TravelCenters Board indicated TravelCenters would be willing to enter into a transaction, and that BP’s strong balance sheet and creditworthiness, while viewed highly positively, did not distinguish its bid as other bidders shared the same attributes.
On December 22, 2022, at the direction of the TravelCenters Board, TravelCenters granted BP and Party E access to an expanded data room that contained substantially all of the documentation TravelCenters management determined was necessary for potential bidders to complete their diligence of TravelCenters and its operations (the “Round II VDR”), and on December 23, 2022, TravelCenters granted Party E and its financial and legal advisors who do not have responsibility for competitive business decisions for their respective employer or client access to the Clean Room.
On January 9, 2023 and January 10, 2023, representatives of Citi reached out to both representatives of BP and GS to provide certain bidding instructions and to emphasize that BP would need to substantially increase its price in order to be able to acquire TravelCenters and indicated BP should put forward its best bid.
On January 10, 2023, as directed by the TravelCenters Board, Ropes & Gray posted the draft merger agreement to the Round II VDR for potential bidders to review and comment upon.
Also, on January 10, 2023, as directed by the TravelCenters Board, Citi sent a formal process letter to BP and Party E, which requested that each party submit revised drafts of the draft merger agreement, which was posted to the Round II VDR on January 10, and Lease Documentation (as defined below), on or before February 1, 2023, and to submit final proposals, including a proposed per share purchase price, by February 7, 2023.

On January 12, 2023, as directed by SVC, Citi posted to the Round II VDR a draft Consent and Amendment Agreement, which provided that (i) SVC would consent to the entry by TravelCenters into the merger agreement and any resulting change in control of TravelCenters resulting from the proposed merger transaction, (ii) simultaneously with the closing of the transaction, a subsidiary of TravelCenters, and certain subsidiaries of SVC would amend and restate the SVC Leases and an affiliate of the potential buyer and certain subsidiaries of SVC would amend and restate the guarantees by TravelCenters in respect thereof, and (iii) simultaneously with the closing of the transaction, the SVC parties would sell certain trademarks to TravelCenters for an amount equal to their net book value of $89.4 million (the “Consent and Amendment Agreement”). Citi, as directed by SVC, also posted drafts of the amended and restated SVC Leases that would be entered into pursuant to the Consent and Amendment Agreement (the “Amended and Restated Leases”) and the guarantees that would be amended pursuant to the Consent and Amendment Agreement (the “Amended and Restated Guarantees”, together with the Amended and Restated Leases and the Consent and Amendment Agreement, the “Lease Documentation”).
On January 18, 2023, TravelCenters management, including Messrs. Pertchik, Crage and Young, and representatives of Citi made a presentation to members of BP’s management in Cleveland, Ohio regarding TravelCenters’s business and Mr. Pertchik conducted a tour for BP of one of TravelCenters’s local travel centers.
Between January 18, 2023, and January 26, 2023, TravelCenters and Party E participated in due diligence sessions, relating to business and financial, technology, IT, procurement, legal and insurance matters among other topics. On January 20, 2023, TravelCenters management, including Messrs. Pertchik, Crage and Young, and representatives of Citi made a presentation to members of Party E’s management in Cleveland, Ohio and Mr. Pertchik conducted a tour for Party E of one of TravelCenters’s local travel centers.
On January 23, 2023, Citi met with representatives of BP to discuss TravelCenters’s financial model, capital expenditure spending, and growth rate assumptions in TravelCenters’s model.
On January 25, 2023, Messrs. Portnoy and Pertchik and a representative of Citi hosted a dinner meeting in Boston, Massachusetts with representatives of BP. During the dinner, they discussed the potential transaction, TravelCenters’s business plans and BP’s strategic plan for TravelCenters.
On January 27, 2023, the TravelCenters Board met, with members of TravelCenters’s management and representatives of Citi and Ropes & Gray in attendance. Mr. Portnoy provided an update on the process, noting that, as directed by the TravelCenters Board, TravelCenters management and its advisors continued to work closely with BP and Party E and that there was extensive engagement from senior management at both counterparties. Mr. Portnoy then described the management presentations and site visits with BP and Party E and highlighted the meeting Mr. Portnoy and Mr. Pertchik had with representatives of BP and how the meeting reinforced BP’s interest. Mr. Portnoy also noted that he expected each party to submit updated non-binding proposals on or before the February 7, 2023, deadline set forth in the process letter. Messrs. Pertchik and Portnoy and Citi responded to questions from the directors and the TravelCenters Board engaged in extensive discussion.
On January 31, 2023, representatives of Citi, TravelCenters management and BP management held a meeting about TravelCenters’s liquified natural gas capabilities.
On February 1, 2023, both BP and Party E submitted comments on the merger agreement to Ropes & Gray. BP also submitted detailed comments on the Lease Documentation, but Party E submitted only a general issues list with respect to the Lease Documentation.
On February 3, 2023, representatives of Citi and GS discussed the upcoming submission deadline. Citi strongly encouraged GS to work with BP to put its best price in its submission based on the TravelCenters Board’s current intention that there would not be a third round of the process and that TravelCenters’s intent was to select the best offer and move expeditiously to finalize transaction documents following the second round bids.
On February 5, 2023, as directed by the TravelCenters Board, Ropes & Gray posted a draft of TravelCenters’s disclosure schedules to the Round II VDR.

On February 7, 2023, TravelCenters received non-binding written proposals from both Party E and BP. The Party E proposal contemplated a purchase of 100% of the equity interests of TravelCenters for $68.00 per share in cash (the “Party E Final Proposal”). The Party E Final Proposal noted that Party E had outstanding diligence requests but expected to be able to complete its review within thirty days. The BP proposal contemplated a purchase of 100% of the equity interests of TravelCenters for $86.00 per share in cash (the “BP Final Proposal”). The BP Final Proposal noted that the diligence process was substantially complete. Neither party provided updated drafts of the merger agreement or Lease Documentation with their respective final proposals.
On February 8, 2023, ahead of a TravelCenters Board meeting, representatives of Citi provided Citi’s relationship disclosure letter to TravelCenters.
Also on February 8, 2023, the TravelCenters Board met, with members of TravelCenters’s management and representatives of Citi and Ropes & Gray in attendance. The TravelCenters Board discussed the BP Final Proposal and the Party E Final Proposal. Representatives of Ropes & Gray also provided feedback on the BP and Party E’s markup of the merger agreement, noting that (i) Party E provided only a partial markup that reserved comment on a number of critical terms and provisions and (ii) BP’s detailed markup, among other points, increased the termination fee, proposed an antitrust covenant that capped BP’s potential divestiture obligations, provided for an antitrust reverse termination fee, required that voting agreements from SVC and RMR be delivered at signing, expanded the interim operating covenants and made certain pro-buyer changes to the closing conditions. Following discussions, the TravelCenters Board directed management to negotiate a transaction with BP.
On February 9, 2023, Citi notified BP that TravelCenters would agree to the price proposed in the BP Final Proposal of the Lease Documentation provided that the parties negotiated a satisfactory merger agreement and BP and SVC agreed on the terms.
Also on February 9, 2023, Ropes & Gray provided a revised draft of the merger agreement to Sullivan & Cromwell LLP (“Sullivan & Cromwell”), counsel to BP, and Sullivan & Worcester LLP (“Sullivan & Worcester”), counsel to SVC in connection with the Lease Documentation, sent revised drafts of the Lease Documentation to Sullivan & Cromwell. In the revised merger agreement, Ropes & Gray generally accepted on TravelCenters’s behalf the requirement of voting agreements and the antitrust framework of a divestiture cap and reverse termination fee but continued to negotiate the size of the divestiture cap, the size of BP’s termination fee as well as the Company’s termination fee, certain other provisions including the interim operating covenants, the closing conditions, representations and warranties and the company termination fee triggers. In the Lease Documentation, Sullivan & Worcester proposed revisions, among other terms, to the guarantor creditworthiness requirements, limitation on guarantor liability, length of the fixed and extended lease terms, mineral rights, holdover penalties, periodic financial information disclosures and confidentiality provisions.
Between February 11, 2023, and February 15, 2023, the parties and their legal and financial advisors engaged in negotiations regarding, and exchanged drafts of, the proposed merger agreement and disclosure schedules, as well as drafts of the form of voting agreement and the Consent and Amendment Agreement and related Lease Documentation. In negotiating the merger agreement, the parties, working with their legal and financial advisors, agreed on the termination fees, triggers, outside date and certain other terms with respect to the interim operating covenants, the closing conditions, and the representations and warranties. As to Lease Documentation, the parties agreed to, among other things, the requirement that the guarantor have either a net worth exceeding $15 billion, a credit rating of at least BBB- or Baa2, or otherwise have a creditworthiness that is acceptable to SVC, holdover rent on a property-by-property basis and an indemnity for certain damages resulting from holdover, and a confidentiality provision that allowed for required securities disclosures. As to the voting agreement, the parties agreed on resolutions of certain outstanding negotiated points regarding the ability of RMR and SVC to make public announcements, and removal of reliance and legal proxy provisions. Lastly, the parties finalized the terms of the Consent and Amendment Agreement. With these issues resolved, the SVC and RMR boards agreed to enter into the voting agreement and the SVC board agreed to enter into the Consent and Amendment Agreement.
On February 15, 2023, the TravelCenters Board met, with members of TravelCenters’s management and representatives of Citi, Ropes & Gray and Venable LLP, Maryland counsel to TravelCenters (“Venable”),

present. At the meeting, Ropes & Gray reviewed the terms and conditions of the transaction documents, including the structure, closing conditions, antitrust and divestiture covenant, interim operating covenants, representations and warranties, non-solicitation covenant, termination rights and fees, and end date extensions. Venable then summarized for the TravelCenters Board its duties as directors under Maryland corporate law in the context of the potential transaction. Citi then reviewed its financial analysis of the merger consideration and delivered to the TravelCenters Board its oral opinion, confirmed by delivery of a written opinion dated February 15, 2023, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Citi in preparing its opinion, the merger consideration to be received by the holders of TravelCenters common stock is fair, from a financial point of view, to the holders of TravelCenters common stock (other than (i) BP and its affiliates, or (ii) RMR or any entities managed by or that receive business management services from RMR, including SVC or any of their respective affiliates), as more fully described below in the section “— Opinion of Citigroup Global Markets Inc.” Following discussions about the proposed transaction with BP, including the potential merits and considerations for and against proceeding with it described further in the section “ — Recommendation of the TravelCenters Board of Directors and Reasons for the Merger,” the TravelCenters Board unanimously (i) determined and declared that the terms of the merger agreement, the Ancillary Agreements (as defined in the merger agreement), the merger and the other transactions contemplated thereby are advisable and in the best interests of TravelCenters and TravelCenters’s stockholders, (ii) approved the execution, delivery and performance of the merger agreement and the Ancillary Agreements and, subject to the Company stockholder approval, the consummation of the transactions contemplated thereby (including the merger) upon the terms and subject to the conditions set forth therein, (iii) directed that the approval of the merger and other transactions contemplated by the merger agreement be submitted to a vote of the holders of TravelCenters common stock at a meeting of TravelCenters’s stockholders and (iv) resolved to include in this proxy statement the recommendation of the TravelCenters Board to the holders of TravelCenters common stock to vote in favor of approval of the merger by the TravelCenters’s stockholders.
On February 15, 2023, following the approval by the TravelCenters Board of the merger agreement, the parties executed the merger agreement, the Consent and Amendment Agreement, the voting agreements and the other documentation related to the merger.
On the morning of February 16, 2023, TravelCenters and BP p.l.c. each issued a press release announcing the transaction and a representative from Citi notified Party E of the transaction.
On March 14, 2023, TravelCenters received an unsolicited, non-binding indication of interest from ARKO Corp. (“ARKO”), a publicly traded fuel supplier and convenience store operator to purchase 100% of the equity interests of TravelCenters for $92.00 per share (the “ARKO Proposal”). The ARKO Proposal indicated that ARKO planned to finance the purchase through a combination of cash on hand, external financing and lines of credit and contemplated a 30 day timeline to conduct diligence and sign definitive agreements. ARKO indicated that they were prepared to enter into the Lease Documentation under substantially the same terms as BP entered into, including entering into restated guarantees of leases on substantially the same terms as those set forth in the Consent and Amendment Agreement which would include having ARKO as the guarantor. The ARKO Proposal also included a letter from a potential financing source indicating that “subject to certain terms and conditions, including pricing” it was prepared to commit to finance the acquisition.
On March 15, TravelCenters informed BP of the receipt of the ARKO Proposal pursuant to its notification obligations under the merger agreement.
On March 17, 2023, the TravelCenters Board met, with members of TravelCenters’s management and representatives of Citi, Ropes & Gray and Venable in attendance. Mr. Portnoy described the ARKO Proposal, a copy of which had been circulated to the TravelCenters Board in advance of the meeting, and shared certain publicly available information about ARKO. A representative of Ropes & Gray described the restrictions imposed by the merger agreement on TravelCenters’s and its representatives’ ability to discuss the ARKO Proposal with ARKO and its representatives and certain factors the TravelCenters Board should consider in evaluating whether the ARKO Proposal may constitute or could reasonably be expected to lead to a Superior Proposal (as defined in the merger agreement). A representative of Venable then summarized the directors’ duties under Maryland law in the context of the ARKO Proposal. The TravelCenters Board engaged in a discussion of the ARKO Proposal and its impact on the merger agreement and process with BP, and Mr. Portnoy and the advisors to the TravelCenters Board responded to questions from the directors. Following discussion, the TravelCenters Board determined to meet again the following week to again discuss the ARKO Proposal and requested that TravelCenters’s management and the advisors gather certain information, including information regarding ARKO and the ARKO Proposal, to help inform their deliberations.
On March 22, 2023, the TravelCenters Board met, with members of TravelCenters’s management and representatives of Citi, Ropes & Gray and Venable in attendance. Mr. Portnoy reminded the TravelCenters Board of the terms and conditions of the ARKO Proposal and presented certain general information about ARKO’s financial condition and business. Mr. Portnoy also provided an update about the status of the transaction with BP, including that the parties had filed notifications of the merger with the Federal Trade Commission and Department of Justice under the HSR Act on March 9, 2023, and the initial 30 day review period expires on April 10, 2023. Mr. Portnoy further advised the TravelCenters Board that SVC’s board of trustees, and all of its independent trustees, had reached a preliminary consensus, that given ARKO’s credit rating and financial conditions, SVC would not engage in negotiations with or consent to the assignment of the Lease Documentation to ARKO in connection with a change of control of TravelCenters. A representative of Venable summarized the directors’ duties under Maryland law in the context of the ARKO Proposal. The TravelCenters Board’s advisors responded to questions from the directors and the directors discussed their views on the ARKO Proposal. The independent directors then held an executive session with their advisors and without TravelCenters’s managing directors or other management. The independent directors further discussed ARKO and the ARKO Proposal’s terms and conditions and asked additional questions of their advisors. Following discussion, the independent directors concluded that the ARKO Proposal did not constitute a Superior Proposal and could not reasonably be expected to lead to a Superior Proposal. The independent directors identified, among other reasons for their conclusion, that, despite ARKO proposing a higher per share price than BP has agreed to pay, (i) the ARKO Proposal indicated that ARKO would require significant third-party financing and there was no firm commitment from a potential financing source to provide such financing and the financing markets remain uncertain; (ii) ARKO indicated that it would require approximately 30 days to complete diligence and enter into definitive agreements, which would delay consummation of a potential sale of TravelCenters and during which time the pending transaction would remain subject to risks related to the performance of each counterparty and macroeconomic factors; (iii) ARKO indicated that, subject to diligence, it may enter into definitive transaction agreements substantially similar to those executed by BP, but did not provide draft agreements or proposed changes for the TravelCenters Board’s consideration; (iv) the TravelCenters Board has determined that BP’s commitment to take certain actions to satisfy the requirements under the HSR Act provides significant deal certainty whereas, based on information in the ARKO Proposal and public information, the TravelCenters Board cannot conclude that the potential regulatory risks related to the ARKO Proposal could be similarly mitigated to provide similar deal certainty; (v) the only regulatory closing condition in the merger agreement relates to the HSR Act, but ARKO stated it would need to obtain “all required governmental and regulatory authorization” to consummate the transaction which would cause further delay and uncertainty; and (vi) the SVC board, including all of the SVC independent trustees, had reached a preliminary consensus that because of ARKO’s credit rating and financial condition, SVC would not consent to the assignment of leases or accept ARKO or its affiliates as a guarantor. Following the executive session, the full TravelCenters Board reconvened with TravelCenters’s management and, following discussion, unanimously determined, including for the reasons outlined above, that the ARKO Proposal does not constitute a Superior Proposal and could not reasonably be expected to lead to a Superior Proposal. The TravelCenters Board then directed TravelCenters’s management to notify ARKO and BP of its conclusion.
On March 22, 2023, TravelCenters delivered to ARKO a letter in response to the ARKO Proposal (the “TA Response Letter”). The TA Response Letter communicated the TravelCenters Board’s determination that the ARKO Proposal did not constitute a Superior Proposal and could not reasonably be expected to lead to a Superior Proposal and, therefore, TravelCenters and its representatives were contractually prohibited by the merger agreement from participating in discussions related to the ARKO Proposal.
On March 27, 2023, TravelCenters received an additional letter from ARKO that restated the terms of the ARKO Proposal and asked the TravelCenters Board to reconsider the ARKO Proposal (the “March 27 ARKO Letter”). Simultaneously with sending the March 27 ARKO Letter, ARKO (i) issued a press release disclosing the ARKO Proposal and the TravelCenters Board’s response as set forth in the TA Response Letter (the “March 27 ARKO Press Release”) and (ii) delivered a letter to TravelCenters addressed to SVC’s board of trustees addressing the Lease Documentation and ARKO’s creditworthiness (the “March 27 ARKO SVC Letter”). None of these communications from ARKO contained new material information regarding the ARKO Proposal. On that same day, TravelCenters informed BP of the receipt of the March 27 ARKO Letter pursuant to its notification obligations under the merger agreement.
On March 28, 2023, TravelCenters issued a press release confirming receipt of the ARKO Proposal and reporting the TravelCenters Board’s unanimous conclusion that the ARKO Proposal did not constitute a Superior Proposal and could not reasonably be expected to lead to a Superior Proposal (the “March 28 TA Press Release”). The March 28 TA Press Release noted that, among the reasons the TravelCenters Board determined that the ARKO Proposal was neither a Superior Proposal nor likely to lead to a Superior Proposal was the high level of execution risk resulting from ARKO’s failure to obtain committed financing and the fact that ARKO’s sub-investment grade credit rating was not attractive to SVC, the landlord of most of TravelCenters’s properties. Pursuant to the SVC Leases, the change of control of TravelCenters resulting from the merger requires SVC’s consent, and execution of the Lease Documentation is a closing condition under the merger agreement.
On March 29, 2023, the TravelCenters Board received a third letter from ARKO (the “March 29 ARKO Letter”) that restated the terms of the ARKO Proposal and informed TravelCenters that ARKO had amended the terms of its existing standby real estate purchase program (the “Real Estate Purchase Program Amendment”) to increase the capacity available under the program to potentially be used to acquire properties from TravelCenters. The March 29 ARKO Letter did not address the conditionality of the available financing, ARKO’s sub investment grade credit rating or the fact that, as disclosed in TravelCenters’s public filings, only a small portion of the properties in TravelCenters’s network are owned by TravelCenters, as a majority of the properties are owned by SVC, or any of the other issues identified by the TravelCenters Board in making its unanimous conclusion that the ARKO Proposal did not constitute a Superior Proposal and could not reasonably be expected to lead to a Superior Proposal. Additionally, the March 29 ARKO Letter did not include a copy of the Real Estate Purchase Program Amendment, did not state the terms and conditions of the financing, and did not include a letter from any lender, including the lender under the Real Estate Purchase Agreement, committing to fund all or any portion of the merger consideration payment. Other than noting the increase in funds potentially available to ARKO, neither the March 29 ARKO Letter nor the March 29 ARKO Press Release contained material new information from the original ARKO Proposal. Concurrent with sending the March 29 ARKO Letter, ARKO issued a press release reiterating the terms of the ARKO Proposal and disclosing the Real Estate Purchase Program Amendment (the “March 29 ARKO Press Release”). On that same day, TravelCenters informed BP of the receipt of the March 29 ARKO Letter pursuant to its notification obligations under the merger agreement.
On April 3, 2023, TravelCenters issued a press release that, among other things, reiterated the TravelCenters Board’s conclusion that the ARKO Proposal failed to constitute a Superior Proposal and could not reasonably be expected to lead to a Superior Proposal. Accordingly, TravelCenters is prohibited from engaging with ARKO pursuant to the terms of the merger agreement.
Recommendation of the TravelCenters Board of Directors and Reasons for the Merger
The TravelCenters Board recommends that TravelCenters stockholders vote (i) “FOR” the proposal to approve the merger, (ii) “FOR” the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger and (iii) “FOR” the proposal to adjourn the special meeting of TravelCenters stockholders, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the merger.
At a meeting held on February 15, 2023, the TravelCenters Board unanimously (i) determined and declared that the terms of the merger agreement, the Ancillary Agreements (as defined in the merger agreement), the merger and the other transactions contemplated thereby are advisable and in the best interests of TravelCenters and TravelCenters’s stockholders, (ii) approved the execution, delivery and performance of the merger agreement and the Ancillary Agreements and, subject to the Company stockholder approval, the consummation of the transactions contemplated thereby (including the merger) upon the terms and subject to the conditions set forth therein, (iii) directed that the approval of the merger and other transactions contemplated by the merger agreement be submitted to a vote of the holders of TravelCenters common stock at a meeting of TravelCenters’s stockholders and (iv) resolved to include in this proxy statement the recommendation of the TravelCenters Board to the holders of TravelCenters common stock to vote in favor of approval of the merger by the TravelCenters’s stockholders.
In reaching its recommendation that TravelCenters stockholders vote for the proposal to approve the merger, the TravelCenters Board consulted with TravelCenters management, Citi, and Ropes & Gray and considered a number of reasons, including the following non-exhaustive list of reasons (not included in any relative order of importance) that the TravelCenters Board believes support its determination and recommendation:
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Business and Financial Condition of TravelCenters. The TravelCenters Board considered TravelCenters’s current and historical financial condition, results of operations, business, competitive position, properties, assets and prospects, as well as TravelCenters’s long-range plan. The TravelCenters Board weighed the certainty of stockholders realizing a compelling value for shares of TravelCenters’s common stock in the merger compared to the uncertainty that trading values would approach the per share merger consideration in the foreseeable future and the risk and uncertainty associated with TravelCenters and its business. The TravelCenters Board also believed that the acquisition of TravelCenters by BP for $86.00 per TravelCenters share in cash was more favorable to TravelCenters’s stockholders than the value of remaining an independent public company. The TravelCenters Board reached this conclusion because of, among other things, (i) the uncertainty in the market, including the potential decrease in demand for trucking services, which could be adversely affected by a recession and/or inflationary pressures, (ii) environmental regulations and increased compliance costs, (iii) the market reaction to climate change and decreasing demand for diesel, (iv) the volatility of the oil and gas industry, especially given recent fluctuations as a result of Russia’s invasion of Ukraine, and (v) increasing motor vehicle fuel efficiency, fuel conservation practices and adoption of alternative fuels or energy sources.

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Implied Premium. The TravelCenters Board considered that the per share merger consideration represented an approximately 74% premium over TravelCenters’s closing share price on February 15, 2023. The TravelCenters Board considered that, following a thorough and competitive bid process, in its view, it had obtained BP’s best and final offer and that, as of the date of the merger agreement, the per share merger consideration represented the highest per share merger consideration reasonably obtainable.

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Per Share Merger Consideration. The TravelCenters Board considered the fact that 100% of the merger consideration will be paid in cash at the closing of the merger, which provides TravelCenters stockholders with immediate liquidity and a high degree of certainty of value.

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Potentially Interested Counterparties. The TravelCenters Board considered, with the benefit of its investor and industry expertise, after discussing with Citi and management of TravelCenters, (i) the results of the process that had been conducted to solicit proposals for alternative transactions and the resulting discussions and negotiations and (ii) the fact that none of these discussions or negotiations resulted in a better proposal. The TravelCenters Board also considered the ability of other creditworthy bidders to make proposals at higher prices per share than the BP offer price.

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Strategic Alternatives. The TravelCenters Board considered, after discussions with Citi, possible alternatives to the merger, including the execution of management’s standalone plan and the risks associated with this alternative. The TravelCenters Board determined not to pursue strategic alternatives in light of its belief that the merger is more favorable to TravelCenters’s stockholders than such alternatives. The TravelCenters Board also considered its belief that the value offered to holders of shares of TravelCenters common stock in the merger was more favorable to holders of TravelCenters common stock than the risk-adjusted value of remaining an independent public company.

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Certain Management Projections. The TravelCenters Board considered certain prospective forecasts for TravelCenters prepared by senior management of TravelCenters, which reflect an application of various commercial assumptions of TravelCenters’s senior management. For further discussion, see the section entitled “— Certain Financial Forecasts” beginning on page 47.

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Citi’s Fairness Opinion and Related Analyses. The TravelCenters Board considered the financial presentation, analyses and oral opinion, subsequently confirmed by the delivery of a written opinion, dated February 15, 2023, of Citi to the TravelCenters Board as to the fairness, from a financial point of view and as of the date of the written opinion, of the merger consideration to be received by the holders (other than (i) BP and its affiliates or (ii) RMR or any entities managed by or that receive business management services from RMR, including SVC, or any of their respective affiliates) of outstanding shares of TravelCenters common stock pursuant to the merger agreement, which opinion was based on and subject to the assumptions made, qualifications, limitations and other matters considered on the review undertaken by Citi in rendering its opinion as more fully described below in the section entitled “Opinion of Citigroup Global Markets Inc.” beginning on page 41.

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Likelihood of Completion. The TravelCenters Board considered the likelihood that the merger would be completed based on, among other things (not listed in any relative order of importance):

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the fact that the conditions to the closing of the merger are specific and limited in scope;

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the business reputation, experience, expertise and capabilities of BP and its strong track record of involvement with capital intensive projects in the energy industry, and the TravelCenters Board’s conclusion that BP is willing to devote the resources necessary to close the merger in an expeditious manner;

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BP’s financial condition and creditworthiness and ability to complete the transaction without requiring additional financing;

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BP’s obligation under the merger agreement to use its reasonable best efforts to obtain the regulatory approvals necessary to consummate the transaction, including taking certain specified actions if required by regulatory authorities in order to obtain such approvals; and

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TravelCenters’s ability, under certain circumstances specified in the merger agreement, to seek specific performance to prevent breaches of the merger agreement by BP and/or Merger Subsidiary and to enforce the terms of the merger agreement.

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Negotiation Process and Procedural Fairness. The TravelCenters Board considered the enhancements that TravelCenters and its advisors were able to obtain as a result of robust arm’s-length negotiations with BP, including the increase in the offer price proposed by BP from the time of its initial proposal to the end of the negotiations and the ability of TravelCenters to terminate the merger agreement to accept a superior proposal, subject to certain conditions as more fully described in the section entitled “The Merger Agreement — Superior Proposal.”

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Other Terms of the Merger Agreement. The TravelCenters Board considered other terms of the merger agreement, which are more fully described in the section entitled “The Merger Agreement” beginning on page 59. Certain provisions of the merger agreement that the TravelCenters Board considered important included:

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Ability to Respond to Unsolicited Acquisition Proposals. At any time prior to obtaining the TravelCenters stockholder approval for the proposal to approve the merger, in the event that TravelCenters receives a written, bona fide, unsolicited acquisition proposal from any third party that did not result from a material breach of the non-solicitation of the merger agreement, and if the TravelCenters Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal and the failure to take the following actions would reasonably be expected to be inconsistent with the duties of the TravelCenters Board under applicable law, the ability of TravelCenters and its acquisition representatives to:

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furnish, pursuant to (but only pursuant to) an acceptable confidentiality agreement, non-public information relating to TravelCenters or any of its Subsidiaries, to the third party, or its acquisition representatives; and

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engage in negotiations or discussions with the third party and its acquisition representatives.

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Change of Recommendation. Subject to certain notice obligations to BP and certain obligations to discuss and negotiate in good faith any revisions proposed by BP to the merger agreement in response to such notice, at any time prior to obtaining the TravelCenters stockholder approval for the proposal to approve the merger, the TravelCenters Board may:
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make an Adverse Recommendation Change (as defined in the merger agreement); or

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cause TravelCenters to terminate the merger agreement pursuant to and in compliance therewith in order to enter into a binding written definitive agreement providing for such superior proposal.

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Material Adverse Effect. The number and type of matters that are specifically excluded from being considered in determining whether a material adverse effect has or would reasonably be expected to occur.

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End Date. The end date under the merger agreement on which either party, subject to certain exceptions or extensions, can terminate the merger agreement allows for sufficient time to consummate the merger, while minimizing the length of time during which TravelCenters would be required to operate subject to the restrictions on interim operations set forth in the merger agreement.

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Cooperation. Subject to the terms and conditions therein, the merger agreement requires BP to use its reasonable best efforts to consummate the merger and sets forth agreed actions with respect to BP’s obligations to obtain requisite approvals to consummate the merger.

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Stockholder Approval. Holders of at least a majority of outstanding shares of TravelCenters’s common stock must vote in favor of a proposal to approve the merger.

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Reverse Termination Fee. BP will be required to pay a reverse termination fee to TravelCenters of $90.9 million if TravelCenters or BP terminate the merger agreement if:

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the end date and any applicable extension has passed; or

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any Restraint (as defined herein) (solely in respect of antitrust laws) is in effect permanently enjoining or otherwise permanently prohibiting the consummation of the merger and such Restraint becomes final and nonappealable and, in either case, as of the time of such termination, either the conditions precedent with respect to (i) Restraints (solely in respect of antitrust laws) or (ii) the expiration or termination of applicable waiting periods or approval under applicable antitrust laws remain the only conditions precedent that have not been satisfied or waived (or in the case of those conditions that by their own terms are to be satisfied at the closing of the merger, such conditions are capable of being satisfied if the closing of the merger were to occur on the date of termination).

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Antitrust Efforts. The fact that TravelCenters and BP agreed to use reasonable best efforts to consummate the merger and to comply with requests under any applicable antitrust law and cooperate with each other in connection with any required filings. Further, BP agreed to take any and all action necessary, including Divestiture Actions (as further described in the section entitled “The Merger Agreement — Efforts to Close the Merger — Antitrust Filings and Related Actions”), to receive the necessary antitrust approval, subject to certain limitations and conditions as further described in the section entitled “The Merger Agreement — Efforts to Close the Merger — Antitrust Filings and Related Actions”.

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Leases. The consent of SVC is necessary to effectuate the transaction and to amend various leases and guarantees to which a subsidiary of TravelCenters is a party. The TravelCenters Board understands that creditworthiness was paramount to SVC in agreeing to new counterparties to these leases and guarantees. SVC found BP Corporation North America Inc.’s A3 / A- credit rating acceptable in this respect and, in connection with negotiating a continuing minimum investment grade credit rating of at least BBB- or Baa3 or a minimum net worth requirement of $15 billion for any replacement guarantor not affiliated with BP p.l.c, was willing to sign the Consent and Amendment Agreement and recognize BP Corporation North America Inc. as an acceptable guarantor.

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The TravelCenters Board also considered a variety of potentially negative reasons in its deliberations concerning the merger agreement and the merger, including the following (not included in any relative order of importance):

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No Ongoing Equity Interest in TravelCenters. The merger would preclude TravelCenters’s stockholders from participating in the future performance of TravelCenters’s assets and any potential future appreciation of the value of shares of TravelCenters common stock.

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Inability to Solicit Other Takeover Proposals. The merger agreement includes a covenant prohibiting TravelCenters and its Subsidiaries and their respective officers or directors and certain representatives (as further described in the section entitled “The Merger Agreement — No Solicitation”) from directly or indirectly soliciting, initiating, proposing, knowingly facilitating, knowingly inducing or knowingly encouraging the submission or announcement of any acquisition proposals. The TravelCenters Board also considered the fact that the right afforded to BP under the merger agreement to re-negotiate the merger agreement in light of acquisition proposals that the TravelCenters Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitute or could reasonably be expected to lead to superior proposals may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, TravelCenters.

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TravelCenters Termination Fee. The TravelCenters Board considered the fact that TravelCenters may be required to pay a termination fee of $51.9 million if the merger agreement is terminated under certain circumstances, including if, prior to receiving the TravelCenters stockholder approval, the TravelCenters Board authorizes TravelCenters, pursuant to the terms of the merger agreement, to enter into a definitive agreement providing for a superior proposal, and that the amount of the termination fee is comparable to termination fees in transactions of a similar size, was reasonable, would not likely deter competing bids and would not likely be required to be paid unless TravelCenters entered into a more favorable transaction.

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Effect of Announcement. The TravelCenters Board considered the effect of the public announcement of the transaction on TravelCenters’s operations, including its relationships with customers, distributors, vendors and employees, as well as its ability to attract and retain key management and other personnel while the proposed transaction is pending and the possibility of any suit, action or proceeding in respect of the merger agreement or the transactions contemplated thereby.

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Interim Operating Covenants. The TravelCenters Board considered that the merger agreement imposes restrictions on the conduct of TravelCenters’s business prior to the consummation of the merger, requiring, amongst other things, TravelCenters to use its reasonable best efforts to conduct its business in the ordinary course, and that may limit TravelCenters from taking specified actions, subject to specific limitations.

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Risks the Merger May Not Be Completed. The TravelCenters Board considered the fact that all conditions to the parties’ obligations to consummate the merger may not be satisfied. The TravelCenters Board also considered the risks and costs to TravelCenters if the merger is not consummated, including the diversion of management and employee attention, potential employee attrition, the potential effect on vendors, distributors, customers, partners, licensees and others that do business with TravelCenters, the negative impact a failed transaction could have on TravelCenters’s commercial relationship with BP and, therefore, TravelCenters’s future revenues and the potential effect on the trading price of TravelCenters common stock.

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Transaction Costs. The TravelCenters Board considered the fact that significant costs are involved in connection with entering into and completing the merger (many of which are payable whether or not the merger is consummated) and substantial time and effort of management is required to complete the merger, potentially resulting in disruptions to the operation of TravelCenters’s business.

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Potential Conflicts of Interest. The TravelCenters Board considered the potential conflict of interest created by the fact that certain of TravelCenters’s executive officers and directors may have financial interests in the transactions contemplated by the merger agreement, including the merger, that may be different from or in addition to those of other TravelCenters stockholders, as more fully described in the section entitled “— Interests of Certain Directors and Executive Officers of TravelCenters” beginning on page 50.

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Regulatory Approval. The TravelCenters Board considered the risks associated with making antitrust filings and obtaining antitrust consents and approvals in the United States, and that such consents and approvals may not be obtained.

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Tax Treatment. The TravelCenters Board considered the fact that receipt of the per share merger consideration generally would be taxable to TravelCenters’s stockholders that are U.S. holders for U.S. federal income tax purposes.

The TravelCenters Board believed that, overall, the potential benefits of the merger to TravelCenters stockholders outweighed the risks, and that the merger represented the most attractive alternative for TravelCenters stockholders.
The foregoing discussion of reasons considered by the TravelCenters Board in connection with the merger is not intended to be exhaustive but summarized the material reasons considered. In light of the variety of reasons considered in connection with its evaluation of the merger, the TravelCenters Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Moreover, each member of the TravelCenters Board applied his or her own personal business judgment to the process and may have given different weight to different reasons. The TravelCenters Board did not undertake to make any specific determination as to whether any reason, or any particular aspect of any reason, supported or did not support their ultimate determination and recommendation.
Opinion of Citigroup Global Markets Inc.
The TravelCenters Board has engaged Citi as its financial advisor in connection with the merger. On February 15, 2023, at a meeting of the TravelCenters Board to evaluate the merger, Citi delivered to the TravelCenters Board an oral opinion, subsequently confirmed by the delivery of a written opinion dated February 15, 2023, to the effect that, as of the date of the written opinion and based on and subject to the assumptions made, qualifications, limitations and other matters set forth in the written opinion, the $86.00 in cash per outstanding common share to be received by the holders (other than (i) BP and its affiliates, or (ii) RMR or any entities managed by or that receive business management services from RMR, including SVC, or any of their respective affiliates) of outstanding shares of TravelCenters common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.
The full text of Citi’s written opinion, dated February 15, 2023, which sets forth, among other things, the assumptions made, qualifications, limitations and other matters considered on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference in its entirety. The summary of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. TravelCenters urges you to read the opinion carefully and in its entirety. Citi’s opinion, the issuance of which was authorized by Citi’s fairness opinion committee, was provided for the information of the TravelCenters Board (in its capacity as such) in its evaluation of the proposed merger and was limited to the fairness, from a financial point of view, as of the date of the written opinion, of the $86.00 in cash per outstanding common share to be received by the holders (other than (i) BP and its affiliates, or (ii) RMR or any entities managed by or that receive business management services from RMR, including SVC,or any of their respective affiliates) of outstanding shares of TravelCenters common stock pursuant to the merger agreement. Citi’s opinion does not address any other aspects or implications of the transaction contemplated by the merger agreement and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed merger. Citi’s opinion does not address TravelCenters’s underlying business decision to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for TravelCenters or the effect of any other transaction in which TravelCenters might engage. The following is a summary of Citi’s opinion.
In arriving at its opinion, Citi, among other things:
•
reviewed a draft, dated February 15, 2023, of the merger agreement;

•
held discussions with certain of TravelCenters’s senior officers, directors and other representatives and advisors concerning TravelCenters’s business, operations and prospects;

•
examined certain publicly available business and financial information relating to TravelCenters;

•
examined certain financial forecasts and other information and data relating to TravelCenters which were provided to or discussed with Citi by TravelCenters management, which are referred to as the “Management Forecast”, as summarized in the section entitled “The Merger — Certain Financial Forecasts”);

•
reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things: current and historical market prices and trading volumes of TravelCenters’s stock, TravelCenters’s historical and projected earnings and other operating data and TravelCenters’s capitalization and financial condition;

•
considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the merger;

•
analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of TravelCenters; and

•
conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In connection with Citi’s engagement, at the direction of TravelCenters, and with the approval of SVC, TravelCenters’s landlord for a substantial number of TravelCenters’s properties pursuant to the SVC Leases, which leases provide that TravelCenters’ rights and benefits under those agreements may be terminated in the event that TravelCenters experiences a change in control, as defined in the SVC Leases, Citi was requested to approach, and held discussions with, selected third parties to solicit indications of interest in TravelCenters’s possible acquisition.
In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of TravelCenters management that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the Management Forecast and other information and data relating to TravelCenters provided to or otherwise reviewed by or discussed with Citi, Citi was advised by TravelCenters management that the Management Forecast was reasonably prepared on bases reflecting the best currently available estimates and judgments of TravelCenters management as to TravelCenters’s future financial performance. Citi also assumed, with TravelCenters’s consent, that the financial results reflected in the Management Forecast and other information and data will be realized in the amounts and at the times projected.
Citi also assumed, with TravelCenters’s consent, that the merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on TravelCenters or the merger. TravelCenters’s representatives advised Citi, and Citi has further assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi did not make, and was not provided with, an independent evaluation or appraisal of TravelCenters’s assets or liabilities (contingent or otherwise) and Citi did not make any physical inspection of TravelCenters’s properties or assets. Citi’s opinion did not address the underlying business decisions of TravelCenters to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for TravelCenters or the effect of any other transaction in which TravelCenters might engage. Citi also expressed no view as to, and Citi’s opinion did not address, (a) the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration or (b) the fairness (financial or otherwise) of any transaction undertaken in connection with the merger, including (i) any termination of any business management agreement between TravelCenters or one or more of TravelCenters’s affiliates, on the one hand, and RMR or one or more of its affiliates, on the other hand, (ii) the sale of certain rights, title and interests in and to trademarks and intellectual property related to TravelCenters by SVC to TravelCenters, or (iii) any amendment to any lease, including any of the SVC Leases, purchase of any intellectual property assets or any other commercial agreement entered into in connection with the merger. Citi’s opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of its written opinion. Although subsequent developments could have affected Citi’s opinion had they taken place prior to the date of its written opinion, Citi has no obligation to update, revise or affirm its opinion.
For a summary of the material financial analyses presented by Citi to TravelCenters Board in connection with the delivery of Citi’s opinion, see the section entitled “— Summary of Material Financial Analyses” beginning on page 42.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses delivered by Citi to the TravelCenters Board in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Citi, nor does the order of analyses described represent relative importance or weight given to those analyses by Citi. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are, alone, not a complete description of the financial analyses of Citi. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 15, 2023, and is not necessarily indicative of current market conditions.
The preparation of financial opinions is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, financial opinions are not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying Citi’s financial opinion. In arriving at its fairness determination, Citi considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Citi made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all of its analyses. No company or transaction used in the following analyses as a comparison is directly comparable to TravelCenters or the merger.
Citi prepared these analyses for purposes of providing its opinion to the TravelCenters Board as to the fairness, from a financial point of view, to the holders (other than (i) BP and its affiliates, or (ii) RMR or any entities managed by or that receive business management services from RMR, including SVC, or any of their respective affiliates) of outstanding shares of TravelCenters common stock, as of the date of the written opinion, of the $86.00 in cash per share to be received by such holders pursuant to the merger agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of TravelCenters, Citi, or any other person assumes responsibility if future results are materially different from those forecasts.
The merger consideration was determined through arm’s-length negotiations between TravelCenters and BP, rather than by Citi, and was approved by the TravelCenters Board. Citi provided advice to TravelCenters during these negotiations. Citi did not, however, recommend any specific amount of consideration to TravelCenters or the TravelCenters Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.
As described above, the opinion of Citi to the TravelCenters Board was one of many factors taken into consideration by the TravelCenters Board in making its determination to approve the merger agreement. The following summary does not purport to be a complete description of the analyses performed by Citi in connection with its opinion and is qualified in its entirety by reference to Citi’s written opinion attached as Annex B.
Discounted Cash Flow Analysis
Citi conducted a discounted cash flow analysis of TravelCenters using the Management Forecast. Based on the Management Forecast, Citi calculated the estimated present value of unlevered free cash flows that TravelCenters was forecasted to generate during the fiscal years ending December 31, 2023 through December 31, 2027 and both before and after taking into account the present value (as of December 31, 2022) of cash tax savings resulting from net operating loss, referred to as “NOL”, carryforwards and U.S. federal tax credits expected by TravelCenters management to be utilized during the forecast period. Stock-based compensation was treated as a cash expense for purposes of the discounted cash flow analysis. Citi also derived implied terminal values for TravelCenters by applying an illustrative range of perpetuity growth rates of (1.0)% to 1.0%, which range was selected by Citi based on its professional judgment and experience, to estimates of the unlevered free cash flows that TravelCenters was expected to generate in the terminal year, which such terminal year used EBITDA calculated assuming the average EBITDA margin in the period beginning with the actual fiscal year ending December 31, 2022 and ending with the forecasted fiscal year ending December 31, 2027 applied to forecasted total revenue for forecasted fiscal year ending December 31, 2027, as advised by TravelCenters Management as a long-term assumption for such EBITDA margin. The unlevered free cash flows and the range of terminal values were then discounted to present values reflecting implied enterprise values for Travelcenters, as of December 31, 2022, using mid-year convention and discount rates ranging from 12.3% to 13.9%, reflecting estimates of TravelCenters’s weighted average cost of capital selected by Citi utilizing its professional judgment and experience, and calculated using a weighted-average of the estimated cost of equity and the after-tax cost of debt, assuming a range of target capital structures of TravelCenters. From the range of implied enterprise values it derived for TravelCenters, Citi subtracted TravelCenters’s net debt as of December 31, 2022 (calculated as total debt, less cash and cash equivalents) to derive an equity value for TravelCenters and subsequently divided such equity value by TravelCenters’s fully-diluted number of outstanding shares of TravelCenters common stock, resulting in an implied share price.
For purposes of its analysis, Citi separately valued, as of December 31, 2022, TravelCenters’s (i) U.S. federal NOL carryforwards, and (ii) U.S. federal tax credits, in each case, using estimates of tax cash savings resulting from (i) and (ii) as provided by TravelCenters management for the fiscal years ending December 31, 2023 to December 31, 2027 and taking into account a U.S. federal corporate tax rate of 21%, as provided by TravelCenters management, and using a perpetual tax credit utilization range for the forecast period of $0 million to $1 million. All tax cash savings were then discounted to present value as of December 31, 2022 utilizing discount rates ranging from 12.3% to 13.9%, reflecting Citi estimates of TravelCenters’s weighted average cost of capital and subsequently divided by TravelCenters’s fully-diluted number of outstanding shares of TravelCenters common stock, resulting in an implied share price range for the value of such cash tax savings.
This analysis indicated implied per share equity value reference ranges of $72.90 to $98.71 per share of TravelCenters common stock without cash tax savings and $76.74 to $102.91 per share of TravelCenters common stock with cash tax savings, which Citi compared to the merger consideration.
Selected Public Companies Analysis
Citi performed a selected public companies analysis, which is an analysis designed to estimate an implied value of a company through an analysis of the public valuation and trading multiples of similar publicly-traded companies. Citi reviewed financial and stock information of TravelCenters and the selected publicly-traded companies described below, referred to as the “selected companies”, which are divided into two separate categories: convenience stores, referred to as “C-Stores”, and traditional grocery stores, referred to as “Traditional Grocery”. No publicly-traded company is identical to TravelCenters, but the companies listed were selected because, among other reasons, they possessed certain financial, operational or business characteristics that, in Citi’s view, based on its professional judgment and experience, were sufficiently comparable to those of TravelCenters or otherwise relevant for purposes of comparison.
Citi selected the following C-Stores companies:
•
Alimentation Couche-Tard

•
Casey’s General Stores

•
Murphy USA

Citi selected the following Traditional Grocery companies:

•
Kroger

•
Royal Ahold Delhaize

•
Albertsons Companies

•
Weis Markets

•
Ingles Markets

Citi calculated and compared various financial multiples and ratios based on financial and trading data as of February 15, 2023, information it obtained from TravelCenters management, with respect to TravelCenters only, and Wall Street research, public filings and FactSet Research Systems, with respect to TravelCenters and the selected companies. With respect to TravelCenters and the selected companies, Citi calculated multiples of next twelve months, referred to as “NTM”, enterprise value to EBITDA, referred to as “NTM EV/EBITDA” based on daily observations of the share prices (and using such observed share prices to derive implied enterprise values) as well as the respective NTM EBITDA forecasts of TravelCenters and the selected companies, over certain time periods ending February 15, 2023, whereby the multiples for the C-Stores and the Traditional Grocery companies were aggregated by their respective peer group, resulting in 25th and 75th percentile of the NTM EV/EBITDA ranges based on the daily observations referenced above for the five-year period ending February 15, 2023 for the C-Stores companies of 9.6x to 10.2x, and for the Traditional Grocery companies of 5.2x to 6.1x.
Utilizing these 25th to 75th percentile ranges for the C-Stores and the Traditional Grocery companies, Citi then subtracted the mean relative discount of TravelCenters’s observed NTM EV/EBITDA multiple over the five-year period ending February 15, 2023 to the respective mean NTM EV/EBITDA multiple for the C-Stores of 6.4x and Traditional Grocery companies of 2.1x over that same time period from the respective 25th to 75th percentile peer multiple ranges, resulting in an applied multiple range of 3.2x to 3.8x based on C-Stores companies and 3.1x to 3.9x for the Traditional Grocery companies. Those applied multiple ranges for C-Stores and Traditional Grocery companies were then multiplied by TravelCenters’s forecasted EBITDA for fiscal year ending December 31, 2023, based on the Management Forecast, resulting in the implied enterprise values for TravelCenters. Citi then deducted TravelCenters’s net debt from such implied enterprise values to calculate implied equity values and divided such implied equity values by the fully-diluted number of outstanding shares of TravelCenters common stock, resulting in the implied share price.
The results of this analysis indicated an implied share range of $62.65 to $76.55 based on the applied trading multiple range of C-Store companies, and an implied share price range of $60.06 to $78.24 based on the applied trading multiple range of the Traditional Grocery companies, which Citi compared to the merger consideration.
Selected Precedent Transactions Analysis
Citi performed a selected transactions analysis for the Traditional Grocery companies, which is an analysis designed to estimate an implied illustrative value of a company through an analysis of the multiples paid in acquisitions of similar companies and businesses. Citi reviewed certain publicly available information for selected transactions in the Traditional Grocery industry announced between 2019 and 2022, referred to collectively as the “Traditional Grocery selected transactions”.
Although none of the target companies in the Traditional Grocery selected transactions are directly comparable to TravelCenters and none of the Traditional Grocery selected transactions are directly comparable to the transactions contemplated by the merger agreement, the Traditional Grocery selected transactions were chosen because they involved grocery stores with financial, operational or business characteristics that, in Citi’s view, based on its professional judgment and experience, made them sufficiently comparable to TravelCenters and/or the transaction contemplated by the merger agreement or otherwise relevant for purposes of analysis. For each of the Traditional Grocery selected transactions, Citi reviewed the enterprise value of the selected transaction as a multiple of the relevant target company’s last twelve months EBITDA, referred to as “LTM EBITDA”, as of the time of the most recently completed fiscal quarter prior to the close of the transaction. The Traditional Grocery selected transactions are set forth in the table below.

Traditional Grocery
Announcement Dates	Acquiror	Target Name
10/14/2022	Kroger	Albertsons Companies, Inc.
5/1/2021	Chedraui	Smart & Final Stores
4/16/2019	Apollo Global Management	Smart & Final Stores
Based on its professional judgment and experience and taking into consideration the observed multiples for the Traditional Grocery selected transactions, Citi then applied a reference range of multiples of 3.7x to 6.0x (reflecting the maximum and minimum enterprise value multiples of LTM EBITDA) to derive an implied equity value per share for TravelCenters. Financial data of the selected transactions were based on public filings and other information including FactSet Research Systems. Financial data of TravelCenters was based on financial information provided by, and used by Citi at the direction of, TravelCenters management. Citi then applied the 3.7x to 6.0x range of enterprise value multiples of LTM EBITDA to TravelCenters’s forecasted EBITDA for fiscal year ending December 31, 2023 based on the Management Forecast, which Citi determined, based on professional judgment and experience, was more representative of a normalized profitability for TravelCenters than TravelCenters’s LTM EBITDA, to derive a range of implied enterprise values for TravelCenters. Citi then deducted TravelCenters’s net debt from such implied enterprise value to calculate an implied equity value and divided such implied equity value by the fully-diluted number of outstanding shares of TravelCenters common stock, resulting in the implied share price.
The results of this analysis are below, which indicated an implied share price range of $73.57 to $124.01, which Citi compared to the merger consideration.
Certain Additional Information
Citi also observed certain additional factors regarding TravelCenters that were not considered part of Citi’s financial analyses with respect to its opinion but were referenced for informational purposes, including the following:
•
performed a selected transaction analysis for the C-Store companies for selected transactions in the C-Store industry announced between 2018 and 2022, which indicated a low and high range of enterprise value of the C-Store selected transactions as a multiple of the relevant target company’s LTM EBITDA as of the time of the most recently completed quarter prior to the close of the respective transaction of 7.1x to 13.7x, which further indicated an implied share price range of $148.12 to $294.33 based on the application of the 7.1x to 13.7x to TravelCenters’s forecasted EBITDA for fiscal year ending December 31, 2023;

•
performed an analysis of all-cash consideration acquisition transactions announced during the time period from January 1, 2018 through February 15, 2023 involving a U.S. public company as the target where the disclosed enterprise values for such transactions were between $1.0 billion and $2.0 billion, which indicated a 25th and 75th percentile premiums of the price paid in these transactions relative to the target’s last undisturbed closing stock price prior to the announcement of the transaction of 19.6% and 69.2%, respectively, which further indicated an implied share price range of $59.15 to $83.65 based on the application of the 25th and 75th percentile premiums to the closing price per share of TravelCenters common stock of $49.44 as of February 15, 2023; and

•
publicly available Wall Street research analysts’ price targets for TravelCenters, which indicated standalone price targets of $60.00 to $85.00 per share of TravelCenters common stock.

Miscellaneous
Pursuant to an engagement letter between TravelCenters and Citi, TravelCenters has agreed to pay Citi an aggregate fee of approximately $20 million, $2 million of which became payable upon Citi’s delivery of the opinion described in this section and the remainder of which is contingent upon the closing of the merger. TravelCenters also has agreed to reimburse Citi, subject to certain conditions, for reasonable expenses incurred by Citi in performing its services, and to indemnify Citi and related persons against certain liabilities arising out of its engagement.

Citi and its affiliates in the past have provided, and currently provide, services to TravelCenters unrelated to the merger for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, between January 1, 2021 and February 15, 2023, having acted or acting as lender under TravelCenters’s $200 million asset-backed lending facility. Citi and its affiliates in the past have further provided, and currently provide, services to RMR and certain entities (other than TravelCenters) that are managed by or that receive business management services from RMR unrelated to the proposed merger for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, between January 1, 2021 and February 15, 2023, having acted or acting as: (i) financial advisor to certain entities managed by or that receive business management services from RMR in connection with certain strategic transactions, (ii) joint bookrunning manager for certain senior note offerings of certain entities managed by or that receive business management services from RMR, and (iii) lender under certain credit or securitization facilities of certain entities managed by or that receive business management services from RMR. Citi and its affiliates in the past have also provided, and currently provide, services to BP and/or certain of its affiliates unrelated to the proposed merger for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, between January 1, 2021 and February 15, 2023, having acted or acting as: (i) underwriter on BP’s or its affiliates’ (A) $2,000 million issuance of par-priced 2.721% 10-year notes due 2032, in January 2022, (B) $1,450 million issuance of 3.060% 20-year notes due 2041, in February 2021, (C) $1,250 million issuance of 3.379% guaranteed notes due 2061, in February 2021, and (D) $550 million add-on issuance of 3.379% guaranteed notes due 2061, in June 2021, (ii) lender in BP’s or its affiliates’ (A) bilateral revolving credit facility, (B) syndicated revolving credit facility, and (C) uncommitted facility as part of BP’s bilateral global trade program, and (iii) other various issuer services, securities services, foreign exchange and interest rate hedging, commodity business services as well as treasury and trade solutions, in each case, for which affiliates of Citi recorded significant non-investment banking related fees and other revenues.
In the ordinary course of Citi’s business, Citi and its affiliates may actively trade or hold TravelCenters’s and BP’s securities for Citi’s own account or for the account of Citi’s customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with TravelCenters, RMR and/or any entities managed by or that receive business management services from RMR, including SVC, BP and their respective affiliates.
The TravelCenters Board selected Citi to act as its financial advisor in connection with the merger to assist and advise the TravelCenters Board because of Citi’s qualifications, experience, reputation, long-standing relationship with TravelCenters and substantial knowledge of the industry in which TravelCenters operates.
Certain Financial Forecasts
As a matter of course, TravelCenters does not publicly disclose detailed long-term projections about its future financial performance. However, in connection with the TravelCenters Board’s evaluation of a potential transaction with BP and other potential strategic alternatives, TravelCenters management provided the TravelCenters Board with certain non-public, unaudited and prospective financial information with respect to TravelCenters’s prospective performance as a standalone going concern. We refer to these projections as the Management Forecast and they were provided to TravelCenters Board and to Citi in February 2023.
The Management Forecast reflects certain assumptions regarding, among other things, fuel and nonfuel revenue, franchise royalties, operating expenses, selling and administrative expenses, capital expenditures, net working capital, future acquisitions and cash taxes.
($ and gallons in millions, except $ per gallon)	Projections
	2021A	2022A	2023E	2024E	2025E	2026E	2027E
Fuel Volume:
Diesel	2,019	2,028	2,262	2,380	2,449	2,548	2,634
Gasoline	265	244	261	275	286	295	302
Total Fuel Volume	2,284	2,272	2,523	2,655	2,734	2,842	2,937
Cents per Gallon:

($ and gallons in millions, except $ per gallon)	Projections
	2021A	2022A	2023E	2024E	2025E	2026E	2027E
Diesel Cents per Gallon	$0.155	$0.234	$0.181	$0.183	$0.185	$0.185	$0.185
Gasoline Cents per Gallon	0.301	0.386	0.307	0.307	0.282	0.292	0.292
Total Cents per Gallon	$0.172	$0.250	$0.194	$0.196	$0.195	$0.196	$0.196
Revenue:
Fuel Revenue	$5,361	$8,689	$9,365	$9,863	$10,157	$10,565	$10,920
Nonfuel Revenue	1,941	2,118	2,386	2,559	2,686	2,839	2,962
Franchise Royalties Revenue	15	14	21	34	47	61	76
Total Revenue	$7,318	$10,822	$11,773	$12,457	$12,891	$13,466	$13,958
Gross Profit:
Fuel Gross Profit	$392	$569	$489	$521	$534	$557	$576
Nonfuel Gross Profit	1,172	1,278	1,431	1,534	1,609	1,699	1,772
Franchise Royalties Gross Profit	15	14	21	34	47	61	76
Total Gross Profit	$1,580	$1,862	$1,941	$2,089	$2,190	$2,318	$2,423
Labor Expense	$(567)	$(625)	$(686)	$(723)	$(744)	$(775)	$(815)
Operating Expense	(385)	(429)	(474)	(498)	(512)	(533)	(561)
Total Site Level Operating Expense (excl. RE Rent Expense)	$(952)	$(1,054)	$(1,160)	$(1,221)	$(1,257)	$(1,309)	$(1,376)
4-Wall EBITDAR(1)	$612	$793	$760	$834	$886	$948	$972
Real Estate Rent Expense	(254)	(259)	(261)	(264)	(267)	(269)	(274)
4-Wall EBITDA(2)	$358	$534	$498	$570	$620	$678	$698
SG&A (excl. SBC and RMR Fee)	(136)	(165)	(166)	(177)	(183)	(188)	(196)
Stock-Based Compensation (SBC)(3)	(6)	(8)	(9)	(9)	(9)	(10)	(10)
RMR Fee(4)	(14)	(17)	(16)	(16)	(17)	(17)	(18)
Selling, General & Administrative Expense	(155)	(190)	(191)	(202)	(209)	(215)	(224)
Other(5)	2	2	—	—	—	—	—
Total Corp Level Operating Expense (excl. D&A)	$(154)	$(188)	$(191)	$(202)	$(209)	$(215)	$(224)
Total Other Income / (Expense), net(6)	$(1)	$6	$4	$4	$4	$4	$5
EBITDA(7)	$219	$367	$333	$407	$462	$529	$554
Depreciation and Amortization			(110)	(131)	(144)	(163)	(174)
EBIT(8)			$223	$276	$318	$366	$380
Interest Expense, net			(45)	(45)	(45)	(43)	(42)
Pre-Tax Book Income			$178	$231	$273	$323	$338
Cash Flow Adjustments:	2023E	2024E	2025E	2026E	2027E
Change in Net Working Capital (excl. Cash)	$15	$(17)	$(10)	$(10)	$24
Capex	(143)	(128)	(135)	(165)	(130)
Acquisitions	(230)	(20)	(80)	(150)	(20)
Noncash Rent Adjustments(9)	(11)	(7)	(6)	(6)	(6)
Other	(6)	2	1	0	(2)

Note:   Financials exclude TravelCenters’s leased site in Nashville, TN as TravelCenters is in the process of closing and divesting that site. The financial impact is immaterial.

(1)
4-Wall EBITDAR is derived from 4-Wall EBITDA (as described below) and adds back real estate rent expense.

(2)
4-Wall EBITDA is derived from EBITDA (as described below) and excludes Franchise Royalties Gross Profit, Total Corp. Level Operating Expense and Total Other Income / (Expense), net.

(3)
Compensation expense related to shares of TravelCenters common stock under its share award plans.

(4)
Annual business management fee paid to RMR.

(5)
Other includes Fixed Asset Impairments and Gain (Loss) on Fixed Asset Sales, net.

(6)
Total Other Income (Expense), net includes Equity Income (Loss), Acquisition Expense, and Other Income (Expense) line items.

(7)
EBITDA equals net income plus provision for income taxes, Depreciation and Amortization and Interest Expense, net.

(8)
EBIT equals net income plus provision for income taxes and Interest Expense, net.

(9)
Noncash Rent Adjustments and Other not disclosed to buyers.

Additional Information Concerning the Financial Projections
The summary of the Management Forecast is included in this proxy statement to provide TravelCenters’ stockholders with access to certain financial projections that were made available to the TravelCenters Board and its financial advisors. The Management Forecast was generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles (“GAAP”). The Management Forecast is a forward-looking statement. The Management Forecast summarized in this section was prepared by TravelCenters’s management.
The Management Forecast contains non-GAAP financial measures, including Total Site Level Operating Expense (excl. Real Estate Rent Expense), 4-Wall EBITDAR, 4-Wall EBITDA, Total Corp. Level operating expense (excl. depreciation and amortization), EBITDA, EBIT and Pre-Tax Book Income. TravelCenters’s management included such measures in the Management Forecast because it believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of TravelCenters. TravelCenters’s management believes these non-GAAP financial measures are useful for investors, taken in conjunction with TravelCenters’s GAAP financial statements, because they provide greater transparency and period-over-period comparability with respect to TravelCenters’s operating performance and can enhance investors’ ability to identify operating trends in TravelCenters’s business. TravelCenters’s management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. Due to the forward-looking nature of the Management Forecast, specific quantification of the amounts that would be required to reconcile the Management Forecast to GAAP measures are not available. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. None of Total Site Level Operating Expense (excl. Real Estate Rent Expense), 4-Wall EBITDAR, 4-Wall EBITDA, Total Corp. Level operating expense (excl. depreciation and amortization), EBITDA, EBIT and Pre-Tax Book Income should be considered as an alternative to total revenue, income from operations or net income (loss) as a measure of operating performance.
No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the Management Forecast or expressed any opinion or given any other form of assurance with respect thereto, and no independent registered public accounting firm assumes any responsibility for the information contained in the Management Forecast.
Neither TravelCenters nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any security holder regarding the information included in the Management Forecast or the ultimate performance of TravelCenters, BP, the surviving corporation or any of their affiliates compared to the information contained in the Management Forecast. TravelCenters has made no representation to BP or Merger Subsidiary, in the merger agreement or otherwise, concerning the Management Forecast.
The assumptions and estimates underlying the Management Forecast, all of which are difficult to predict and many of which are beyond the control of TravelCenters, may not be realized as forecasted. Actual results may differ materially from those reflected in the Management Forecast. In addition, the Management Forecast will be affected by TravelCenters’s ability to achieve strategic goals, objectives and targets over the applicable period.
TravelCenters’s actual future financial results may differ materially from those contained in or implied by the Management Forecast due to numerous factors, including many that are beyond TravelCenters’s ability to control or predict. While presented with numerical specificity, the Management Forecast necessarily is based on numerous assumptions, many of which are beyond the control of TravelCenters and difficult to predict. Important factors that may affect actual results and result in the Management Forecast not being achieved include, but are not limited to, the effect that customer demand, inflationary or recessionary pressures on product, labor and operating costs, general economic conditions, geopolitical risks, competitive conditions in our businesses, fuel market dynamics, war and other hostilities, supply chain challenges and government regulation, among other factors, may negatively impact profitability, the successful integration of acquired, developed or franchised locations into the network, the realization of expected benefits from capital expenditures and other investments, the impact that continued improved fuel efficiency of motor vehicle engines and other fuel conservation and alternative fuel practices could have on fuel volumes or profitability, the effect that adverse weather events, natural disasters and climate change may have on properties, operations or financial condition and other risk factors described in TravelCenters’s SEC filings, including TravelCenters’s Annual Report on Form 10-K for the year ended December 31, 2022, and described under the section below entitled “Cautionary Statement Regarding Forward-Looking Statements”. The Management Forecast also reflects assumptions as to certain business decisions, industry conditions and economic factors that are subject to change. The information set forth in the Management Forecast is not fact and should not be relied upon as being necessarily indicative of actual future results.
The Management Forecast was developed for TravelCenters based on TravelCenters’s continued operation as a standalone, publicly traded company without giving effect to the merger, and therefore the Management Forecast does not give effect to the merger or any changes to TravelCenters’s operations or strategy that may be implemented after the consummation of the merger, including potential cost synergies to be realized as a result of the merger, or to any costs incurred in connection with the merger. Furthermore, the Management Forecast does not take into account the effect of any failure of the merger to be completed and should not be viewed as accurate or continuing in that context.
The Management Forecast summarized in this section was prepared prior to the execution of the merger agreement and has not been updated to reflect any changes after the date they were prepared. TravelCenters will not update or otherwise revise the Management Forecast hereafter to reflect circumstances arising after their preparation.
In light of the foregoing factors and the uncertainties inherent in the Management Forecast, readers of this proxy statement are cautioned not to place undue reliance on the Management Forecast.
Interests of Certain Directors and Executive Officers of TravelCenters
TravelCenters’s directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of TravelCenters stockholders generally. The TravelCenters Board was aware of and considered these interests, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger be approved by TravelCenters stockholders.
If the proposal to approve the merger is approved by our stockholders and the merger closes, under the terms of the merger agreement, any shares of TravelCenters common stock held by our directors and executive officers will be treated in the same manner as issued and outstanding shares of TravelCenters common stock held by all other TravelCenters stockholders entitled to receive the per share merger consideration.

TravelCenters Equity Awards
TravelCenters’s executive officers hold equity awards in the form of TravelCenters restricted shares. Mr. Pertchik is our only director who holds TravelCenters equity awards, which he received in his capacity as an employee of TravelCenters.
Restricted Shares
Each TravelCenters restricted share that is outstanding and unvested immediately prior to the Effective Time will vest in full and become free of such restrictions as of the Effective Time. At the Effective Time, each such TravelCenters restricted share will be converted into the right to receive a cash payment equal to (i) the number of shares of TravelCenters common stock subject to each TravelCenters restricted share award, multiplied by (ii) the per share merger consideration of $86.00. TravelCenters restricted shares will be treated like all other shares of common stock outstanding at the time of the merger, as described under “— Certain Effects of the Merger on TravelCenters” above. Payments in respect of TravelCenters equity awards will be reduced by applicable tax withholding.
The following table sets forth the number of TravelCenters restricted shares that are unvested and the cash amounts (on a pre-tax basis) that each TravelCenters executive officer is expected to receive in respect thereof. The amounts listed in the table below are based on the number of unvested TravelCenters restricted shares as of March 23, 2023 the latest practicable date to determine such amounts before the filing of this proxy statement, and exclude any additional grants that may be made, following such date, and assume a per share merger consideration of $86.00. Depending on when the merger occurs, certain TravelCenters restricted shares that are now unvested and included in the table below may vest or be forfeited in accordance with their terms, independent of the merger.
Name	Unvested TravelCenters Restricted Shares (#)	Merger Consideration Payable for Unvested TravelCenters Restricted Shares ($)
Jonathan M. Pertchik	200,000	17,200,000
Barry A. Richards	31,800	2,734,800
Peter J. Crage	29,700	2,554,200
Mark R. Young	30,600	2,631,600
Effect of the Merger on Outstanding Shares
The executive officers and directors who own shares of TravelCenters common stock will receive the same cash consideration on the same terms and conditions like all other shares of common stock outstanding at the time of the merger, as described under “— Certain Effects of the Merger on TravelCenters” above.
The following table sets forth the number of shares of TravelCenters common stock beneficially owned by each of the executive officers and directors (not including TravelCenters restricted shares) and the aggregate cash consideration that would be payable for such shares, based on a per share merger consideration of $86.00.
Name	Number of Shares (#)	Merger Consideration Payable for Shares ($)
Jonathan M. Pertchik	110,872	9,534,992
Barry A. Richards	50,944	4,381,184
Peter J. Crage	23,085	1,985,310
Mark R. Young	42,325	3,639,950
Adam D. Portnoy	39,653(1)	3,410,158

Name	Number of Shares (#)	Merger Consideration Payable for Shares ($)
Barbara D. Gilmore	33,900(2)	2,915,400
Lisa Harris Jones	21,900	1,883,400
Joseph L. Morea	22,400	1,926,400
Rajan C. Penkar	12,000	1,032,000
Elena B. Poptodorova	10,200	877,200

(1)
Does not include indirect ownership of 621,853 shares through RMR, with respect to which Mr. Portnoy disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(2)
Includes indirect ownership of 4,000 shares through Ms. Gilmore’s spouse.

Executive Arrangements
Each TravelCenters executive officer is party to an executive agreement that provides for certain payments upon the consummation of the merger.
Executive Agreements for Messrs. Pertchik, Richards, Crage and Young
Each of Messrs. Pertchik, Richards, Crage and Young is a party to an executive agreement with TravelCenters, pursuant to which they are entitled to receive, subject to the applicable executive officer remaining employed by TravelCenters or one of its Subsidiaries as of the closing of the merger and executing an effective release of claims, an amount in cash equal to (i) a retention bonus equal to the sum of the executive officer’s base salary amount for the 2022 calendar year and annual bonus for the 2022 calendar year (such annual bonus amount the “Annual Bonus”), which sum amounts to the following for each named executive officer: $3,250,000 for Mr. Pertchik; $1,175,000 for Mr. Richards; $1,375,000 for Mr. Crage; and $1,375,000 for Mr. Young and (ii) a pro-rated portion of the executive officer’s Annual Bonus (which Annual Bonus is as follows for each named executive officer, assuming that they remain employed for the full calendar year: $2,875,000 for Mr. Pertchik; $875,000 for Mr. Richards; $1,000,000 for Mr. Crage; and $1,000,000 for Mr. Young, determined by multiplying the Annual Bonus by a fraction, the numerator of which is the number of days during the calendar year that elapsed prior to the closing of the merger and the denominator of which is 365). These amounts will be paid, if at all, in a lump sum no more than sixty days following the closing date of the merger, with the actual amount of the pro-rated portion of the Annual Bonus dependent on when the closing date of the merger occurs.
For further information with respect to the arrangements between TravelCenters and its executive officers, including a quantification of amounts payable under the Executive Agreements, see “Proposal 2: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements” beginning on page 86.
Benefit Arrangements
As described under “Employee Matters,” the merger agreement requires BP or the surviving corporation to provide certain commitments regarding the value of compensation and benefits for twelve months following the Effective Time to employees of TravelCenters or any of its Subsidiaries who remain employed following the merger, including TravelCenters’s executive officers.
Indemnification, Exculpation and Insurance of Directors and Executive Officers
As described under “The Merger Agreement — Indemnification, Exculpation and Insurance of Directors and Executive Officers,” during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the surviving corporation and its Subsidiaries will (and BP will cause the surviving corporation and its Subsidiaries to) indemnify and hold harmless all Indemnified Persons (as defined below), to the fullest extent permitted under applicable law in the event of any threatened or actual claim, suit, action, proceeding or investigation (a “Claim”), whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Person is or was a director (including in a capacity as a member of any board committee) or officer of TravelCenters, any of its Subsidiaries or any of their respective predecessors and (ii) any action or omission (including the approval of the merger agreement or any of the transactions contemplated thereby), or alleged action or omission, occurring at or prior to the closing of the merger, in such Indemnified Person’s capacity as a director or officer of TravelCenters, any of its Subsidiaries or any of their respective predecessors, against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted by applicable law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim; provided that the person to whom expenses are advanced will provide an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Neither BP nor the surviving corporation will settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification is being sought by an Indemnified Person pursuant to the merger agreement, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Claim or such Indemnified Person otherwise consents in writing to such settlement, compromise or consent (such consent not to be unreasonably withheld, conditioned or delayed). BP and the surviving corporation will cooperate with an Indemnified Person in the defense of any matter for which such Indemnified Person could seek indemnification pursuant to the merger agreement.
At or prior to the Effective Time, TravelCenters will, or if TravelCenters is unable, BP will, or will cause an affiliate or the surviving corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancelable extension of the directors’ and officers’ liability coverage of TravelCenters’s existing directors’ and officers’ insurance policies and TravelCenters’s existing fiduciary liability insurance policies, in each case for a period of at least six years from and after the Effective Time with respect to any claim in respect of acts or omissions occurring at or prior to the Effective Time (including claims with respect to the approval of the merger agreement and the consummation of the transactions contemplated thereby) with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under TravelCenters’s existing policies for the Indemnified Persons; provided that, in the event that TravelCenters takes the foregoing actions, TravelCenters will, if appropriate, give BP a reasonable opportunity to review such “tail” insurance policy and TravelCenters will give good-faith consideration to any comments made by BP with respect thereto; and provided, further, that the aggregate cost for such “tail” insurance policy will not exceed 300% of the amount TravelCenters paid in its last full fiscal year (such maximum amount, the “Maximum Tail Premium”) and if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then TravelCenters will obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.
If BP or the surviving corporation (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys any of its property and assets to any person, then, and in each such case, proper provision will be made so that the applicable successor, assign or transferee will assume these obligations.
These rights will survive consummation of the merger and expressly are intended to benefit, and will be enforceable by, each Indemnified Person. These obligations of BP and the surviving corporation will not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.
Financing of the Merger
BP expects to finance the merger through cash on hand. The obligations of BP and Merger Subsidiary under the merger agreement are not conditioned upon their ability to obtain financing (or upon any cooperation by TravelCenters in respect of any financing).
Closing and Effective Time of the Merger
Subject to the merger agreement and the satisfaction or, to the extent permissible, waiver of all of the conditions precedent set forth in the merger agreement, the closing of the merger will take place as soon as possible but in any event no later than the third business day after the day the conditions set forth in the merger agreement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other time or on such other date as BP and TravelCenters may mutually agree consistent with the MGCL.
The merger will become effective upon the later of (i) the date and time at which the Articles of Merger have been filed with, and accepted for record by, the SDAT or (ii) to the extent permitted by applicable law, at such other date and time as may be agreed to by the parties to the merger agreement and specified in the Articles of Merger.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain material U.S. federal income tax consequences of the merger that may be relevant to U.S holders and Non-U.S. holders (each as defined below) of shares of TravelCenters common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Code, U.S. Treasury Regulations promulgated under the Code, court decisions, rulings and other published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion is limited to holders that hold their shares of TravelCenters common stock as “capital assets” within the meaning of Section 1221 the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this discussion does not address any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). For purposes of this discussion, a “holder” means either a U.S. holder or a Non-U.S. holder (each as defined below) or both, as the context may require.
This discussion is for general information purposes only and does not address nor does it purport to be a complete analysis of all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their particular facts and circumstances, or to holders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:
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banks and other financial institutions;

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mutual funds;

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insurance companies;

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brokers or dealers in securities, currencies or commodities;

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dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of common stock (by vote or value);

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regulated investment companies and real estate investment trusts;

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retirement plans, individual retirement and other deferred accounts;

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tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

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holders that are holding shares of common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

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expatriated entities subject to Section 7874 of the Code;

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holders that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

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persons subject to the alternative minimum tax;

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U.S. expatriates and former citizens or long-term residents of the United States;

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grantor trusts;

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controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

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holders that received their shares of common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

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holders that own a direct or indirect equity interest in parent following the merger; and

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holders that hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of TravelCenters common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partnership level. Partnerships holding the shares of TravelCenters common stock and partners therein should consult their tax advisors regarding the consequences of the merger.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR TRAVELCENTERS STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.
U.S. Holders
This section applies to “U.S. holders”. For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of TravelCenters common stock who or that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one (1) or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. holder in exchange for shares of TravelCenters common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. holder will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any applicable withholding or transfer taxes) and the U.S.

Holder’s adjusted tax basis in the shares exchanged for cash pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the amount that such U.S. holder paid for the shares. A U.S. holder’s gain or loss generally will be characterized as capital gain or loss and will be long-term capital gain or loss if such U.S. holder’s holding period in such shares is more than one year at the time of the completion of the merger. A preferential tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. holder. There are limitations on the deductibility of capital losses. A U.S. holder that holds different blocks of common stock (shares of common stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.
Non-U.S. Holders
This section applies to “Non-U.S. holders”. For purposes of this discussion, the term “Non-U.S. holder” means a beneficial owner of shares of TravelCenters common stock who or that is not a U.S. holder (and excludes an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes).
Subject to the discussion of backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with the merger, unless:
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the gain is effectively connected with a trade or business of such Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. holder; or

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shares of TravelCenters common stock constitute a United States real property interest (a “USRPI”) by reason of the Company’s status as a “United States real property holding corporation” as such term is defined in the Code (a “USRPHC”) at any time within the shorter of the five-year period preceding the merger and such Non-U.S. holder’s holding period with respect to the applicable TravelCenters common stock (the “relevant period”), and, if TravelCenters common stock is regularly traded on an established securities market (within the meaning of the Code), such Non-U.S. holder owns directly or is deemed to own pursuant to attribution rules more than 5% of outstanding TravelCenters common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet above, except that the branch profits tax will not apply). Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, USRPIs generally include land, improvements and associated personal property. There can be no assurances that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.

Backup Withholding and Information Reporting
Generally, information reporting requirements may apply in connection with payments made to U.S. holders and Non-U.S. holders in connection with the merger.
Backup withholding of tax (currently, at a rate of 24%) generally will apply to the proceeds received by a U.S. holder pursuant to the merger, unless the U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Backup withholding of tax may also apply to the proceeds received by a Non-U.S. holder pursuant to the merger, unless the Non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Regulatory Approvals for the Merger
The merger agreement generally requires each party to make appropriate filings required by antitrust laws, to use its reasonable best efforts to comply with requests under applicable antitrust laws for additional information from any governmental authority and to cooperate with each other in connection with any such filing, provided, that in no event will TravelCenters or any of its affiliates agree to any term, condition, obligation, liability, requirement, limitation, qualification, remedy, commitment, sanction or other action in connection with the expiration of any such waiting period or obtaining of any such consent, registration, approval, permit or authorization that is not conditioned upon the consummation of the transactions contemplated by the merger agreement without the prior written consent of BP. The merger cannot be completed until the applicable waiting period under the HSR Act has expired and any agreement between a party to the merger agreement and a governmental authority not to consummate the merger has expired or been terminated, and all other approvals under antitrust law have been received. Both TravelCenters and BP filed notifications of the merger with the Federal Trade Commission and the Department of Justice under the HSR Act on March 9, 2023. Accordingly, the initial waiting period will expire on April 10, 2023.
In furtherance of the foregoing, BP will (i) take any and all action necessary, including (A) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of TravelCenters or BP or their respective Subsidiaries, (B) terminating existing relationships, contractual rights or obligations of TravelCenters or BP or their respective Subsidiaries, (C) terminating any venture or other arrangement, (D) creating any relationship, contractual rights or obligations of TravelCenters or BP or their respective Subsidiaries or (E) effectuating any other change or restructuring of TravelCenters or BP or their respective Subsidiaries or restricting TravelCenters or BP or their respective Subsidiaries’ ability to operate their respective businesses (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with an Antitrust Authority) in connection with any of the foregoing and in the case of actions by or with respect to TravelCenters or BP or its or their businesses or assets by consenting to such action by TravelCenters and provided, that, any Divestiture Action may, at the discretion of TravelCenters, be conditioned upon consummation of the merger and to ensure that no governmental authority enters any order, decision, judgment, decree, ruling or injunction (preliminary or permanent), or establishes any law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the merger or to ensure that no Antitrust Authority with the authority to clear, authorize or otherwise approve the consummation of the merger, fails to do so by the end date; and (ii) not acquire by it or its affiliates of any interest in any person that primarily derives revenues from lines of business in the United States similar to TravelCenters’s travel centers, if such action would make it materially more likely that there would arise any impediments under any antitrust law that may be asserted by any governmental authority to the consummation of the transactions contemplated thereby as soon as reasonably practicable.

In the event that any action is threatened or instituted challenging the merger as violative of any antitrust law, BP will take all action necessary, including any Divestiture Action to avoid or resolve such action. In the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated by the merger agreement in accordance with the terms of the merger agreement unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the transactions contemplated by the merger agreement, BP will take as reasonably promptly as practicable any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the end date. TravelCenters will cooperate with BP and will use commercially reasonable efforts to assist BP in resisting and reducing any Divestiture Action.
Notwithstanding any of the foregoing or anything contrary in the merger agreement, nothing in the merger agreement will require BP to (1) take any Divestiture Action if doing so would result in BP, TravelCenters or their respective subsidiaries divesting (by way of sale, separation or otherwise) any business or assets if the aggregate annual revenues generated from such businesses or assets in 2022 exceed $175 million or (2) otherwise take or commit to take any Divestiture Actions that together with actions in clause (1) would be reasonably likely to result in a loss of aggregate annual revenues (expressed as a positive number) together with an increase in aggregate annual expenses of BP and its Subsidiaries, taken as a whole, in excess of $175 million.
Legal Proceedings Regarding the Merger
Between March 24, 2023, and March 31, 2023, two complaints were filed in the United States District Court for the Southern District of New York by purported stockholders of TravelCenters:
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On March 24, 2023, a purported stockholder of TravelCenters named Ryan O’Dell filed a complaint against TravelCenters and members of the TravelCenters Board in the United States District Court for the Southern District of New York, captioned O’Dell v. TravelCenters of America Inc., et al., Case No. 23-cv-02504.

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Also on March 24, 2023, a purported stockholder of TravelCenters named Elaine Wang filed a complaint against TravelCenters and members of the TravelCenters Board in the United States District Court for the Southern District of New York, captioned Wang v. TravelCenters of America Inc., et al., Case No. 23-cv-02529.

The two complaints filed in the above-referenced actions allege, among other things, that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, by omitting or misrepresenting certain allegedly material information from the Schedule 14A filed in connection with the merger. Those complaints allege that such omissions and misrepresentations rendered the Schedule 14A false and misleading. We refer to the above-referenced actions collectively as the “Proxy Litigation.”
As of March 31, 2023, TravelCenters had also received two stockholder demand letters, which assert that certain information allegedly omitted from the Schedule 14A should be disclosed.
TravelCenters believes the allegations and claims asserted in the Proxy Litigation and the stockholder demand letter are without merit. TravelCenters denies that it has violated any laws or that TravelCenters or any member of the TravelCenters Board breached any duties to the TravelCenters Stockholders.

THE MERGER AGREEMENT
This section describes the material terms of the merger agreement. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.
Explanatory Note Regarding the Merger Agreement
The merger agreement, a copy of which is attached as Annex A, and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about TravelCenters contained in this proxy statement or in TravelCenters’s public reports filed with the SEC may supplement, update or modify the factual disclosures about TravelCenters contained in the merger agreement. Any material facts in TravelCenters’s public reports previously filed with the SEC that are incorporated by reference into this proxy statement that contradict the factual disclosures about TravelCenters contained in the representations and warranties in the merger agreement will modify such factual disclosures. The representations, warranties and covenants made in the merger agreement by TravelCenters, BP and Merger Subsidiary were made solely to the parties to, and solely for the purposes of, the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by TravelCenters, BP and Merger Subsidiary in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the company disclosure schedule that TravelCenters provided to BP in connection with the merger agreement, which we refer to as the disclosure schedule, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of TravelCenters, BP and Merger Subsidiary or any of their respective Subsidiaries or affiliates.
Effects of the Merger; Closing; Effective Time
Merger
On the terms and subject to the satisfaction or waiver of the conditions set forth in the merger agreement, and in accordance with the applicable provisions of the MGCL, at the effective time, (i) Merger Subsidiary will be merged with and into TravelCenters such that the separate corporate existence of Merger Subsidiary will thereupon cease and (ii) TravelCenters will be the surviving corporation. As a result of the merger, the surviving corporation will become an indirect wholly-owned subsidiary of BP.
Closing
Subject to the merger agreement and the satisfaction or, to the extent permissible, waiver of all of the conditions precedent set forth in the merger agreement, the closing of the merger will take place remotely as soon as possible but no later than the third business day after satisfaction or waiver of all of the conditions precedent set forth in the merger agreement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the closing), or at such other time as BP and TravelCenters may mutually agree consistent with the MGCL. The date on which the closing actually occurs is referred to in the merger agreement as the closing date.

Effective Time
On the terms and subject to the conditions set forth in the merger agreement, TravelCenters and Merger Subsidiary will (i) cause the Articles of Merger to be duly executed, filed with and accepted for record by the SDAT in accordance with, and in such form as is required by, the MGCL and (ii) make all other filings, recordings or publications required by the MGCL in connection with the merger. The merger will become effective upon the later of (x) the date and time at which the Articles of Merger have been filed with, and accepted for record by, the SDAT or (y) to the extent permitted by applicable law, at such other date and time as may be agreed to by the parties to the merger agreement and specified in the Articles of Merger.
Governing Documents; Directors and Officers
Charter and Bylaws
At the Effective Time, the Articles of Incorporation of TravelCenters (the “charter”) will be amended and restated in its entirety and will be the charter for the surviving corporation until thereafter amended in accordance with applicable law. At the Effective Time, the Amended and Restated Bylaws of TravelCenters (the “bylaws”) will be amended and restated in their entirety and will be the bylaws of the surviving corporation until thereafter amended in accordance with applicable law.
Directors and Officers of the Surviving Corporation
TravelCenters, BP and Merger Subsidiary will take all actions necessary so that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time will be the directors of the surviving corporation and (b) those individual persons designated by BP will be the officers of the surviving corporation at the Effective Time.
Effect on TravelCenters Common Stock and Equity Awards
Effect on TravelCenters Common Stock
As of the Effective Time, by virtue of the merger and without any action on the part of the holders thereof:
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each share of TravelCenters common stock owned by BP or Merger Subsidiary immediately prior to the Effective Time will be canceled, and no payment will be made with respect thereto;

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each share of TravelCenters common stock held by any Subsidiary of either TravelCenters or BP (other than Merger Subsidiary) immediately prior to the Effective Time will be converted into such number of shares of common stock, par value $0.001 per share, of the surviving corporation such that each such Subsidiary owns the same percentage of the surviving corporation immediately following the Effective Time as such Subsidiary owned of TravelCenters immediately prior to the Effective Time;

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except as provided above, each share of TravelCenters common stock outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a cash amount equal to $86.00, without interest; and

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each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, par value $0.001 per share, of the surviving corporation with the same rights, powers and privileges as the shares so converted and, together with the converted shares of TravelCenters common stock held by any Subsidiary of either TravelCenters or BP (other than Merger Subsidiary) described above, will constitute the only outstanding shares of capital stock of the surviving corporation.

Treatment of TravelCenters Equity Awards
TravelCenters’s executive officers hold equity awards in the form of TravelCenters restricted shares. Mr. Pertchik is our only director who holds TravelCenters equity awards in the form of TravelCenters restricted shares, which he received in his capacity as an employee of TravelCenters or one of its Subsidiaries.

Restricted Shares
Each TravelCenters restricted share that is outstanding and unvested immediately prior to the Effective Time will vest in full and become free of such restrictions as of the Effective Time. At the Effective Time, each such TravelCenters restricted share will be converted into the right to receive a cash payment equal to (i) the number of shares of TravelCenters common stock subject to each TravelCenters restricted share award, multiplied by (ii) the per share merger consideration of $86.00. TravelCenters restricted shares will be treated like all other shares of common stock outstanding at the time of the merger, as described under “— Certain Effects of the Merger on TravelCenters” above. Payments in respect of TravelCenters equity awards will be reduced by applicable tax withholding.
Surrender and Payment Procedures
Prior to the Effective Time, BP will appoint an agent reasonably acceptable to TravelCenters (the “Paying Agent”) and enter into a paying agent agreement with the Paying Agent reasonably acceptable to the Company for the purpose of exchanging for the merger consideration (i) certificates representing shares of TravelCenters common stock or (ii) uncertificated shares of TravelCenters common stock. Promptly after the Effective Time (but in no event later than five business days after the Effective Time), BP will send, or will cause the Paying Agent to send, to each holder of record of shares of TravelCenters common stock at the Effective Time a letter of transmittal (in a form that was reasonably acceptable to TravelCenters prior to the Effective Time) and instructions (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the certificates or transfer of the uncertificated shares to the Paying Agent) for use in such exchange.
Each holder of shares of TravelCenters common stock that have been converted into the right to receive the merger consideration will be entitled to receive, upon (i) surrender to the Paying Agent of a certificate, together with a properly completed letter of transmittal, or (ii) receipt of a customary “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, the merger consideration in respect of the TravelCenters common stock represented by a certificate or uncertificated share. Upon such surrender of certificates for cancellation to the Paying Agent, the certificates so surrendered will forthwith also be cancelled. Until so surrendered or transferred, as the case may be, each such certificate or uncertificated share will represent after the Effective Time for all purposes only the right to receive such merger consideration. Immediately after the Effective Time, BP will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of TravelCenters common stock, cash in an amount sufficient to pay the aggregate merger consideration (such cash being hereinafter referred to as the “payment fund”). The payment fund will, pending its disbursement to the holders of TravelCenters common stock, be invested by the Paying Agent as directed by BP in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks reasonably acceptable to TravelCenters; provided that no such investment or losses will affect the amounts payable to such holders of TravelCenters common stock and BP will promptly replace or cause to be replaced any funds deposited with the Paying Agent that are lost through any investment so as to ensure that the payment fund is at all times maintained at a level sufficient for the Paying Agent to pay the aggregate merger consideration. Earnings from investments, subject to the immediately preceding proviso, will be paid to and will be the sole and exclusive property of BP or the surviving corporation, as directed by BP. Except as described below, the payment fund will not be used for any other purpose.
If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that (i) either such certificate will be properly endorsed or will otherwise be in proper form for transfer or such uncertificated share will be properly transferred and (ii) the person requesting such payment will pay to the Paying Agent any transfer or other taxes or fees required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

From and after the Effective Time, there will be no further registration of transfers of shares of TravelCenters common stock. If, after the Effective Time, certificates or uncertificated shares are presented to the Paying Agent, they will be cancelled and exchanged for the merger consideration provided for, and in accordance with the procedures set forth above.
Any portion of the payment fund that remains unclaimed by the former holders of shares of TravelCenters common stock twelve months after the Effective Time will be returned to BP, upon demand, and any such former holder of shares of TravelCenters common stock that have been converted into the right to receive the merger consideration who has not exchanged shares of TravelCenters common stock for the merger consideration prior to that time will thereafter look only to BP or the surviving corporation, as directed by BP, for payment of the merger consideration, in respect of such shares of TravelCenters common stock without any interest thereon. Notwithstanding the foregoing, BP and the surviving corporation will not be liable to any holder of shares of TravelCenters common stock for any amounts properly paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of TravelCenters common stock immediately prior to such time when such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of BP free and clear of any claims or interest of any person previously entitled thereto.
Lost, Stolen or Destroyed Certificates
If any certificate representing shares of TravelCenters common stock has been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by BP and/or the Paying Agent, the posting by such person of a bond, in such reasonable amount and upon such terms as BP and/or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed certificate, the merger consideration payable in respect of the shares of TravelCenters common stock represented by such lost, stolen or destroyed certificate.
No Dissenters’ Rights of Appraisal
TravelCenters is incorporated as a corporation under the laws of the State of Maryland. No dissenters’ or appraisal rights or rights of an objecting holder of TravelCenters common stock pursuant to the MGCL will be available with respect to the merger or the other transactions contemplated by the merger agreement.
Representations and Warranties
Representations and Warranties of TravelCenters
TravelCenters has made representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in reports required to be filed or furnished by TravelCenters under the Exchange Act or the Securities Act since January 1, 2021 to the date of the merger agreement (including all exhibits and information incorporated by reference, but excluding any “risk factors” or “forward-looking statements” or any other disclosure therein that is cautionary, forward-looking or predictive in nature) or in the disclosure schedule. These representations and warranties relate to, among other things:
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TravelCenters’s due incorporation, valid existence and good standing under the laws of the State of Maryland, and its corporate powers and authority and permits required to carry on its businesses as currently conducted at the date of the merger agreement and to own, lease or operate its properties or assets, except for those permits, the absence of which has not had, and would not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect (as described below) on TravelCenters; or prevent, materially delay, or materially impair the ability of TravelCenters to consummate the transactions contemplated by the merger agreement or the Ancillary Agreements;

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TravelCenters’s due qualification to do business and good standing in each jurisdiction where such qualification is necessary (with respect to jurisdictions that recognize the concept of good standing), except for those jurisdictions where the failure to be so qualified has not had, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TravelCenters;

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TravelCenters’s corporate power and authority related to the execution, delivery and performance by TravelCenters and its Subsidiaries of the merger agreement, the Ancillary Agreements and the transactions contemplated thereby;

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TravelCenters’s charter and bylaws;

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the TravelCenters Board’s approval and the submission of the approval of the merger to the stockholders for a requisite affirmative vote of at least a majority of the issued and outstanding shares of TravelCenters common stock entitled to vote thereon;

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required governmental filings, consents, approvals, authorizations, registrations, permits and other filings;

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the absence of contraventions, conflicts with, violations or breaches of any provision of TravelCenters’s organizational documents, certain contracts and applicable law as a result of TravelCenters’s entry into and performance under the merger agreement;

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TravelCenters’s capital structure in respect of, among other things, shares of TravelCenters common stock and the number of restricted shares reserved for issuance under the company stock plan;

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TravelCenters’s ownership of its Subsidiaries, their respective ownership interests in any other person or legal entity and the due organization, valid existence and (where applicable) good standing under the laws of each such Subsidiary’s jurisdiction of organization;

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TravelCenters’s SEC filings since January 1, 2021, the consolidated financial statements included therein and TravelCenters’s internal control over financial reporting;

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TravelCenters’s compliance in all material respects with certain rules and the Sarbanes-Oxley Act of 2002 and the Exchange Act;

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conducting business in all material respects in the ordinary course of business;

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the absence of a material adverse effect (as described below) since December 31, 2021 or of certain other changes;

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TravelCenters’s compliance in all material respects with certain laws, court orders, and permits;

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the absence of undisclosed liabilities or obligations, other than liabilities or obligations incurred in the ordinary course of business or disclosed on its consolidated balance sheet as of January 1, 2021, incurred directly in connection with the transactions contemplated by the merger agreement, expressly discharged or paid in full in the ordinary course of business, or that have not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TravelCenters;

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the absence of investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that would reasonably be expected to have a material adverse effect or prevent, materially delay or materially impair the ability of TravelCenters to consummate the transactions contemplated by the merger agreement and the Ancillary Agreements;

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owned and leased real and personal property of TravelCenters and its Subsidiaries;

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material intellectual property of TravelCenters and its Subsidiaries and any material legal disputes or claims pending alleging infringement, misappropriation or any other violation of any intellectual property, except as would not reasonably be expected to have a material adverse effect;

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data protection matters of TravelCenters and its Subsidiaries;

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tax matters of TravelCenters and its Subsidiaries;

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employee benefits and compensation plans, programs and arrangements of TravelCenters and its Subsidiaries;

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certain employment and labor matters of TravelCenters and its Subsidiaries, including labor organizations, trade unions, collective bargaining agreements and strikes;

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insurance policies of TravelCenters and its Subsidiaries;

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environmental matters of TravelCenters and its Subsidiaries;

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certain material contracts to which TravelCenters or its Subsidiaries is party, the validity, binding nature and effectiveness of such material contracts and the absence of breach or default by TravelCenters or its subsidiaries under any such contract;

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customers and suppliers of TravelCenters and its Subsidiaries;

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certain franchise and franchisee agreements to which TravelCenters or its Subsidiaries is a party;

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anticorruption matters of TravelCenters and its Subsidiaries;

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the absence of any undisclosed broker’s, finder’s or investment banker fees;

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receipt of the fairness opinion from Citigroup Global Markets Inc.;

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the inapplicability of certain anti-takeover statutes or regulations or any anti-takeover provision in TravelCenters’s governance documents to TravelCenters, shares of TravelCenters common stock, the merger agreement, the merger and the other transactions contemplated thereby or the Ancillary Agreements;

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the absence of undisclosed transactions with affiliates;

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certain transactions with certain shareholders; and

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certain contracts to which TravelCenters or its Subsidiaries is party that relate to the purchase, development, operation, maintenance or disposition of any assets related to generation, storage, distribution, dispensing, purchase and sale of any non-hydrocarbon based fuel and energy sources.

TravelCenters Material Adverse Effect
Many of TravelCenters’s representations and warranties are qualified by, among other things, exceptions relating to the absence of a “material adverse effect,” which means any condition, change, circumstance, event, effect or development that, individually or in the aggregate, has a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of TravelCenters and its Subsidiaries, taken as a whole, provided, however:
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that any effect resulting from, arising out of or relating to the following will be excluded from the definition of material adverse effect:

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changes in the financial, securities, credit or other capital markets or general economic or regulatory, legislative or political conditions;

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changes or conditions generally affecting the industry in which TravelCenters and its Subsidiaries operate;

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conditions (or changes in such conditions) in the oil and gas exploration, development or production industry (including changes in commodity prices and regulatory changes affecting the industry);

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geopolitical conditions, any outbreak or escalation of hostilities, acts of war (whether or not declared and whether or not political in nature, and including the Russian invasion of Ukraine and any escalations or expansions thereto), acts of armed hostility, sabotage, terrorism (including cyber attacks, computer hacking and matters relating to internal trade and tariffs) or national or international calamity (or material worsening of any such conditions) or other occurrences of instability in high-risk locations;

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any hurricane, tornado, tsunami, flood, volcanic eruption, earthquake, nuclear incident, pandemic (including COVID-19) or any escalation or worsening or subsequent waves thereof, epidemics or other outbreaks of diseases or public health events, weather conditions or other natural or man-made disaster or other force majeure event;
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any quarantine, “shelter in place”, workforce reduction, social distancing, shut down, sequester, safety or similar laws or directives, restrictions, guidelines, responses or recommendations of or promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks;

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changes in applicable law, or GAAP or authoritative interpretation or enforcement thereof;

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the failure, in and of itself, of TravelCenters to meet any internal or published projections, forecasts, guidance, estimates or predictions in respect of revenues, earnings or other financial or operating metrics or other matters before, on or after the date hereof, or changes or prospective changes in the market price or trading volume of the securities of TravelCenters or the credit rating of TravelCenters (however, the underlying facts giving rise or contributing to any such failure or change may be taken into account in determining whether there has been a material adverse effect if such facts are not otherwise excluded);

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the identity of, or any facts or circumstances relating to BP, Merger Subsidiary or their respective affiliates;

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the announcement, pendency or consummation of the transactions contemplated by the merger agreement (other than for purposes of certain representations and warranties or certain conditions to the closing of the merger as it relates to such representations and warranties);

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any action taken by TravelCenters or any of its Subsidiaries at the written request, or with the express written consent, of BP or Merger Subsidiary;

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compliance by TravelCenters with the terms of the merger agreement in any case where TravelCenters has requested BP’s consent and BP has unreasonably withheld its consent for such actions by TravelCenters;

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any action taken by BP or Merger Subsidiary that would constitute a breach of the merger agreement by such party or constitute a breach by BP of any other written agreement with TravelCenters; and

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the effect of seasonal changes and patterns on the financial condition, business, assets or results of operations of TravelCenters and its Subsidiaries;

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except, in each case of the first seven bullets above, to the extent that such condition, change, circumstance, event, effect or development that, individually or in the aggregate, has a disproportionate effect on TravelCenters and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate, in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a material adverse effect.

Representations and Warranties of BP and Merger Subsidiary
The merger agreement also contains customary representations and warranties made by BP and Merger Subsidiary that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of BP and Merger Subsidiary relate to, among other things:
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their due incorporation, valid existence and good standing under their respective jurisdictions of organization and their respective corporate powers and authority and permits required to carry out their respective businesses as currently conducted and to own, lease, or operate its properties or assets;

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their corporate power and authority related to their execution, delivery and performance of the merger agreement, the Ancillary Agreements and transactions contemplated thereby;

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required governmental filings, consents, approvals, authorizations, registrations, permits and other filings;

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the absence of contraventions, conflicts with, violations or breaches of any provision of BP’s or Merger Subsidiary’s organizational documents, certain contracts and applicable law as a result of BP’s and Merger Subsidiary’s entry into and performance under the merger agreement;

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the absence of certain actions, suits, investigations or proceedings pending or, to the knowledge of BP or Merger Subsidiary, threatened against BP or Merger Subsidiary that would reasonably be expected to prevent or materially delay or adversely affect their ability to consummate the merger;

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BP having sufficient funds necessary for the payment of the aggregate per share cash merger consideration;

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the absence of certain arrangements or contracts between BP and Merger Subsidiary and any of TravelCenters’s stockholders, other than the Ancillary Agreements and the Closing Agreements (as defined in the merger agreement);

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BP, Merger Subsidiary and their affiliates not being owners, beneficially or otherwise, of any shares of TravelCenters common stock, and at any time within the prior two years, having been an “interested stockholder” of TravelCenters as defined in Section 3-601 of the MGCL;

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the absence of the requirement of a vote of BP stockholders in order to consummate the transactions contemplated by the merger agreement; and

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the national or subnational government of a single foreign state (other than an exempted foreign state) not having a substantial interest in BP or Merger Subsidiary within the meaning of Section 721 of the Defense Production Act of 1950, as amended.

Conduct of Business Pending the Merger
TravelCenters agreed that until the Effective Time, unless BP gives its prior written consent (which cannot be unreasonably withheld, delayed or conditioned) or unless otherwise expressly contemplated by the merger agreement or as required by applicable law or COVID-19 Measures (as defined in the merger agreement) or as set forth in the disclosure letter, TravelCenters will, and will use its reasonable best efforts to cause each of its Subsidiaries to, use reasonable best efforts to (i) conduct its business in the ordinary course of business, (ii) preserve intact its business and (iii) maintain existing relationships with its customers, lenders, landlords, suppliers and others having material business relationships with TravelCenters or any of its Subsidiaries.
Except as otherwise contemplated by the merger agreement, as BP gives its prior written consent (which will not be unreasonably withheld, conditioned or delayed), as required by applicable law or COVID-19 Measures, or as set forth in the disclosure schedule, TravelCenters will not, and will not permit its Subsidiaries to:
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(i) amend its charter or bylaws, (ii) amend in any material respect the comparable organizational documents of any wholly-owned subsidiary of TravelCenters or (iii) other than with respect to wholly-owned Subsidiaries, amend in any respect the comparable organizational documents of any Subsidiary of TravelCenters;

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(i) split, combine, subdivide or reclassify or amend the terms of, directly or indirectly, any shares of any TravelCenters securities or any of its Subsidiaries’ securities, (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of TravelCenters or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of TravelCenters to its parent or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire, or otherwise amend the terms of, directly or indirectly, any TravelCenters common stock or any of its Subsidiaries’ securities, other than (A) the withholding of shares of TravelCenters common stock to satisfy tax obligations with respect to awards granted pursuant to the company stock plan, (B) the acquisition by TravelCenters of its restricted shares in connection with the forfeiture of such awards and (C) as required by any employee plan as in effect on the date of the merger agreement;

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issue, deliver, sell, grant, pledge, transfer, subject to any lien (other than permitted liens) or otherwise encumber or dispose of any TravelCenters securities or its Subsidiaries’ securities, other than the issuance of any of its Subsidiaries’ securities to TravelCenters or any other wholly-owned subsidiary of TravelCenters;

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make any capital expenditures or incur or commit to any obligations or liabilities in respect thereof, except for (i) those quarterly amounts contemplated by the capital expenditure budget as set forth in the disclosure letter; provided that (A) in no event may the amount of expenditures incurred or committed to in any calendar quarter exceed the amount set forth in the disclosure letter in respect of such quarter by more than 10% and (B) any expenditures referred to in the disclosure letter in respect of a calendar quarter, not incurred or committed in such calendar quarter may be incurred or committed in any subsequent calendar quarter and (ii) any unbudgeted capital expenditures not to exceed $1,000,000 individually or $5,000,000 in the aggregate, in each case, for each fiscal quarterly period;

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adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, (whether by merger, sale of securities, sale of assets or otherwise) each with respect to TravelCenters or any of its Subsidiaries (other than the dissolution of any inactive Subsidiary of TravelCenters);

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acquire (by merger, consolidation, acquisition of securities or assets or otherwise), directly or indirectly, any properties, interests or businesses, or any assets or securities in connection with the acquisition of properties, interests or businesses, if the aggregate fair market value of the applicable properties, interests or businesses, or the applicable assets or securities in connection with the acquisition of such properties, interests or businesses, would exceed $2,000,000;

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sell, license, assign, lease or otherwise dispose of, or create or incur any lien (other than permitted liens) on, any of TravelCenters’s or its Subsidiaries’ assets, securities, properties, interests or businesses if the aggregate fair market value of the applicable assets, securities, properties, interests or businesses would exceed $1,000,000 for each fiscal quarterly period, other than (i) pursuant to existing contracts, commitments or arrangements which have, in each instance, been made available to BP or otherwise included in TravelCenters’s SEC documents made publicly available at least one day prior to the date of the merger agreement, (ii) sales of TravelCenters products and services, inventory or used equipment in the ordinary course of business or (iii) entering into or amending leases or subleases in the ordinary course of business;

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(i) repurchase, prepay, assume, endorse, guarantee or incur, or otherwise become liable for, any indebtedness for borrowed money, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of TravelCenters or any of its Subsidiaries, enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person, or enter into any arrangement having the economic effect of any of the foregoing (other than (A) in connection with the financing of ordinary course trade payables or (B) accounts payable in the ordinary course of business), or (ii) make any loans, advances, capital commitments or capital contributions to, or investments in, any person (other than (A) to any of TravelCenters or its wholly-owned Subsidiaries in the ordinary course of business or (B) accounts receivable and extensions of credit in the ordinary course of business);

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(i) enter into any contract (A) that contains any provisions restricting TravelCenters or any of its affiliates from competing or engaging in any material respect in any activity or line of business or with any person or in any area or pursuant to which any material benefit or right is required to be given or lost as a result of so competing or engaging, or which, pursuant to its terms, would reasonably be expected to have such effect after the closing of the merger solely as a result of the consummation of the transactions contemplated by the merger agreement and by the Ancillary Agreements, (B) that would have been a material contract had it been entered into prior to the date of the merger agreement, (C) to which any of its affiliates, SVC or RMR or any of their respective affiliates is also a party or (D) that would have been an Alternative Arrangement (as defined in the merger agreement) had it been entered into prior to the date of the merger agreement, (ii) modify, amend, terminate, or waive any rights under (x) any material contract or (y) any contract to which any of SVC or RMR or any of their respective affiliates is also a party, except, in the case of clause (ii)(x), (1) any such modifications, amendments, terminations or waivers which would not have a material and adverse impact under such contract and (2) for allowing any such material contract to expire in accordance with its terms or (iii) enter into any contract or modify, amend, terminate, or waive any material rights under any contract or make material elections or exercise material options under any contract, in each case, where such action or inaction may lead to or result in TravelCenters or any of its Subsidiaries granting an exclusive license or similar exclusive use right to any portion of any travel center operated by TravelCenters or its Subsidiaries; provided that this will not apply to franchise agreements or franchisee agreements;
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(i) enter into any contract (x) that would have been a franchise agreement, (y) that would have been a franchisee agreement with a new third party that TravelCenters does not have an existing franchisee agreement with as of the date of the merger agreement, or (z) that would have been a franchisee agreement with a third party that TravelCenters has an existing franchisee agreement with as of the date of the merger agreement, which contains any term that differs from the franchisee agreements with that third party listed in the disclosure letter with respect to territorial rights or restrictive covenants, or imposes restrictions or conditions on the transfer of ownership interests in TravelCenters, in each case of clause (x), (y) and (z), had it been entered into prior to the date of the merger agreement or (ii) modify, amend, terminate, or waive any rights under any franchise agreement or franchisee agreement except, in the case of clause (ii), any such modifications, amendments, terminations or waivers which would not have a material and adverse impact under such franchise agreement or franchisee agreement;

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amend, modify or terminate any material real property lease, nor enter into any new lease or sublease that would have been a material real property lease had it been entered into prior to the date of the merger agreement;

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except (i) as required by the terms of any employee plan as in effect on the date of the merger agreement, (ii) disclosed in the disclosure letter or (iii) as contemplated by the merger agreement: (A) hire or promote any officer or employee whose annual base salary is in excess of $175,000 and to whom a written offer of employment or written terms of promotion has not previously been made prior to the date of the merger agreement, (B) terminate the employment of any officer or any employee whose annual base salary is in excess of $175,000 other than for cause (as determined by TravelCenters in the ordinary course of business), (C) grant any increase in compensation, bonus or benefits to any director, officer or employee (other than, for employees whose annual base salary or wage rate is not in excess of $175,000, increases in base salary or wage rate in the ordinary course of business consistent with past practice; provided that the aggregate of any salary and wage increases (including in respect of promotions in the ordinary course) will be an amount not in excess of seven percent of the aggregate of all such employees’ annual base salary or wage rate), (D) grant any increase in severance compensation, provided that if an employee is hired or promoted into a position that is eligible for severance under the TA Operating Separation Plan for Corporate Employees (as defined in the merger agreement), this provision will not limit such employee’s participation in such plan, (E) establish, adopt, enter into, amend or terminate any employee plan (other than entering into offer letters or employment agreements that contemplate “at will” employment for any new employee whose annual base salary is not in excess of $175,000 or any immaterial fringe benefit plans or arrangements), (F) grant any new awards, or amend or modify the terms of any outstanding awards, under any equity-related performance, incentive, retention, change in control or similar award provisions or (G) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any employee plan;

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become a party to, establish, amend or enter into any collective bargaining agreement, memorandum of agreement or understanding, side letter agreement or similar agreement with any labor union;

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make any change in any financial accounting principles, methods or practices or annual accounting period, in each case except for any such change required by GAAP or applicable law, including Regulation S-X under the 1934 Act;

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institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $2,000,000 in any individual case or $5,000,000 in the aggregate, other than for uncontested claims, liabilities or obligations as required by their terms as in effect on the date of the merger agreement and other than such claims, liabilities or obligations reserved against on TravelCenters’s balance sheet (for amounts not in excess of such reserves); provided that the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any obligations (other than the payment of money) to be performed by TravelCenters or any of its Subsidiaries following the closing of the merger;

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(i) change any material tax election or change any method of tax accounting, (ii) file any amended income tax return or any other material tax return, (iii) settle or compromise any action, suit, investigation, audit or proceeding relating to a material amount of taxes, (iv) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of applicable law) with respect to any material tax, (v) prepare or file any tax returns in a manner which is inconsistent with past practices, (vi) consent to any extension or waiver of the limitation period applicable to any tax claim or assessment in respect of any material taxes (which for the avoidance of doubt will not include any extension of the time for filing tax returns), (vii) enter into any tax sharing or similar agreement in respect of any taxes or (viii) obtain or request any tax ruling;

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establish any new joint ventures, partnership, profit sharing or similar arrangement;

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(i) voluntarily allow any material registered intellectual property of TravelCenters or its Subsidiaries to be cancelled, abandoned, allowed to lapse or not renewed (except in the ordinary course of business) or (ii) grant any rights, covenants not to sue or to assert rights, releases or immunities from suit, co-existence provisions or other similar restrictions (other than non-exclusive licenses granted in the ordinary course of business), in each case that materially restrict TravelCenters’s or its Subsidiaries’ rights to use, register or enforce any material registered intellectual property of TravelCenters or its Subsidiaries;

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amend, modify, change the validity of or terminate any Ancillary Agreement to which it or any of its Subsidiaries is a party; or

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agree, authorize or commit to do any of the foregoing.

No Solicitation
Under the merger agreement, TravelCenters and its Subsidiaries are generally not permitted to solicit, enter into or participate or engage in any discussions or negotiations related to acquisition proposals with third parties, subject to certain exceptions.
Except as otherwise provided in the merger agreement, none of TravelCenters or any of its Subsidiaries nor any of their respective officers or directors will, nor will TravelCenters or any of its Subsidiaries authorize or knowingly permit any of its or their employees, investment bankers, attorneys, accountants or other advisors, agents and representatives to, directly or indirectly:
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solicit, initiate, propose, knowingly facilitate, knowingly induce or knowingly encourage the submission or announcement of any acquisition proposal;

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enter into or participate or engage in any discussions or negotiations with, or furnish any non-public information relating to TravelCenters or any of its Subsidiaries, or afford access to the business, property, assets, books, records or personal information of TravelCenters or any of its Subsidiaries, to, any third party or its acquisition representatives in connection with, related to or for the purpose of, inducing, knowingly facilitating or knowingly encouraging an acquisition proposal or any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to an acquisition proposal; or

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enter into any agreement in principle, letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal.

TravelCenters will, and will cause its Subsidiaries and each director and officer of TravelCenters or its Subsidiaries to, and will instruct (and use its reasonable best efforts to cause) each of their respective acquisition representatives to:
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cease and take affirmative steps to terminate any solicitations, discussions, communications or negotiations with any third party and their respective acquisition representatives relating to an acquisition proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an acquisition proposal) by such third party, in each case that exists as of the date of the merger agreement; and

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cease and take affirmative steps to terminate all access of any third party and its acquisition representatives to any electronic or physical data room maintained by or on behalf of TravelCenters with respect to transactions of a similar nature to the merger and the other transactions contemplated by the merger agreement.

TravelCenters will promptly (and in any event, within two business days of the date of the merger agreement) deliver written notice to each third party, which has received non-public information from TravelCenters or its acquisition representatives in connection with its consideration of a possible acquisition proposal, directing such third party to promptly return or destroy all non-public information regarding TravelCenters its Subsidiaries furnished to any such third party to the extent contemplated by the applicable confidentiality agreement between TravelCenters and such third party. TravelCenters will, and will cause its affiliates to, (x) enforce, (y) not release or permit the release of any third party from or (z) not waive, amend, permit the amendment or waiver of, any provision of any standstill or similar, non-solicitation, no-hire or confidentiality agreement or provision to which any of TravelCenters or any Subsidiary is or becomes a party or under which any of TravelCenters or its Subsidiaries has or acquires any rights. In the event that any (i) executive officer, (ii) director or (iii) acquisition representative of TravelCenters or any of its Subsidiaries who is an investment banker, attorney or other advisor or representative engaged with respect to the merger takes any action which, if taken by TravelCenters, would constitute a breach of the applicable section of the merger agreement, then the Company will be deemed to be in breach of the applicable section of the merger agreement as though such action were taken by TravelCenters.
In this proxy statement, an “acquisition proposal” means other than the transactions contemplated by the merger agreement, any written, bona fide, unsolicited offer, proposal, indication of interest or expression of interest of any third party (or any group of third parties) relating to any transaction or series of related transactions involving (i) any acquisition or purchase, direct or indirect, of (A) assets equal to twenty percent or more of the consolidated assets of TravelCenters and its Subsidiaries, taken as a whole, or to which twenty percent or more of the consolidated net revenues, net income or earnings of TravelCenters and its Subsidiaries, taken as a whole, are attributable or (B) twenty percent or more of the equity interests outstanding or voting securities of TravelCenters (or any other form of securities convertible into, or exchangeable or redeemable for, twenty percent or more of the equity interests outstanding or voting securities of TravelCenters), (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning twenty percent or more of the equity interest outstanding or voting securities of TravelCenters (or any other form of securities convertible into, or exchangeable or redeemable for, twenty percent or more of the equity interests outstanding or voting securities of TravelCenters), or (iii) a merger, consolidation, statutory share exchange, business combination, recapitalization, reorganization, sale of all or substantially all of the assets, liquidation, dissolution or other similar transaction or series of transactions involving TravelCenters or any of its Subsidiaries whose assets, net revenues, net income or earnings, individually or in the aggregate, constitute twenty percent or more of the consolidated assets of TravelCenters and its Subsidiaries, taken as a whole, or to which twenty percent or more of the consolidated net revenues, net income or earnings of TravelCenters and its Subsidiaries, taken as a whole, are attributable.
Adverse Recommendation Change
Except as set forth in the merger agreement, the TravelCenters Board may not:
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withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the TravelCenters Board’s recommendation that the holders of TravelCenters common stock vote “FOR” the proposal to approve the merger in a manner adverse to BP;

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adopt, approve or recommend to TravelCenters’s stockholders an acquisition proposal;

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fail to reaffirm the TravelCenters Board’s recommendation that the holders of TravelCenters common stock vote “FOR” the proposal to approve the merger within ten business days following the written request of BP (provided that BP may make such request no more than two times in the aggregate);

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fail to recommend against acceptance of any tender or exchange offer for shares of TravelCenters common stock within ten business days after the commencement thereof or fail to maintain such a recommendation against such offer at any time before the expiration or withdrawal thereof; or

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fail to include in this proxy statement the TravelCenters Boards’ recommendation that the holders of TravelCenters common stock vote “FOR” the proposal to approve the merger.

Discussions; Notice of Acquisition Proposals
Notwithstanding anything to the contrary above, at any time prior to obtaining the Company stockholder approval, if TravelCenters or any of its acquisition representatives on TravelCenters’s behalf has received a written, bona fide, unsolicited acquisition proposal from any third party (or a group of third parties) that the TravelCenters Board determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal, and the failure to take the following actions would reasonably be expected to be inconsistent with its duties under applicable law, then TravelCenters, directly or indirectly through the acquisition representatives of TravelCenters may (i) engage in negotiations or discussions with such third party and its acquisition representatives and (ii) furnish to such third party or its acquisition representatives non-public information relating to TravelCenters or any of its Subsidiaries pursuant to an acceptable confidentiality agreement; provided that TravelCenters will promptly (and, in any event, within thirty-six hours) notify BP in writing if TravelCenters takes any of the actions described in the foregoing clauses (i) and (ii), and prior to or substantially concurrently (and in any event, within thirty-six hours) with the time it is made available to such third party or its acquisition representatives, TravelCenters will make available to BP and its acquisition representatives any non-public information relating to TravelCenters or its Subsidiaries that is made available to such third party or its acquisition representatives and that was not previously made available to BP.
Superior Proposal
Notwithstanding anything to the contrary above, at any time prior to obtaining the Company stockholder approval, in respect to a superior proposal received by TravelCenters after the date of the merger agreement on an unsolicited basis, if the TravelCenters Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its duties under applicable law, the TravelCenters Board may (i) make an Adverse Recommendation Change (as defined in the merger agreement) or (ii) cause TravelCenters to terminate the merger agreement pursuant to and in compliance therewith in order to enter into a binding written definitive agreement providing for such superior proposal. However, prior to taking any such action, TravelCenters must:
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provide to BP at least three business days’ prior written notice (such notice period on a consecutive basis, the “superior proposal notice period”) to the effect that the TravelCenters Board (or a committee thereof) intends to take the actions described in clauses (i) or (ii) above, as the case may be, including the identity of the third party or group of third parties making such superior proposal, the material terms thereof and full copies of all material relevant agreements (including any related schedules, appendices, exhibits or other attachments) relating to such superior proposal, including any financing commitments relating thereto;

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prior to effecting such Adverse Recommendation Change or termination, as the case may be, TravelCenters and its acquisition representatives, during the superior proposal notice period, has been available to have negotiated with BP in good faith (to the extent that BP desires to so negotiate) to enable BP to make such adjustments to the terms and conditions of the merger agreement in such a manner that would obviate the need to effect an Adverse Recommendation Change or termination, as the case may be, and TravelCenters will keep BP reasonably informed promptly of any material modifications to such superior proposal (it being understood that any change to the financial or other material terms of such proposal will be deemed a material modification); and
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at the end of the superior proposal notice period and prior to taking any such action, the TravelCenters Board has considered in good faith any such proposals by BP to make revisions to the terms of the merger agreement, and has determined in good faith, after consultation with its financial advisors and outside legal counsel, that (x) such acquisition proposal continues to constitute a superior proposal and (y) the failure to take such action would reasonably be expected to be inconsistent with its duties under applicable law if such changes proposed by BP were to be given effect.

In the event of any material modifications to such superior proposal (it being understood that any change to the financial or other material terms of such proposal will be deemed a material modification), TravelCenters will be required to deliver a new written notice to BP and comply with the requirements of the merger agreement with respect to such new written notice, it being understood that the “superior proposal notice period” in respect of such new written notice will extend for the longer of two business days until or the end of the original superior proposal notice period.
In this proxy statement, a “superior proposal” means a written acquisition proposal that did not result from a breach by TravelCenters of its obligations under the merger agreement, if the transactions or series of related transactions contemplated thereby were consummated would result in a third party or group of third parties, other than BP or any of its Subsidiaries, beneficial ownership of, directly or indirectly, holding more than fifty percent of the outstanding shares of TravelCenters’s securities and its Subsidiaries’ securities, taken as a whole, or more than fifty percent of the consolidated assets of TravelCenters and its Subsidiaries, taken as a whole, that the TravelCenters Board determines in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account all legal, regulatory, financial, timing, financing, the terms and conditions, likelihood of consummation, and all other aspects of such acquisition proposal, (A) would be more favorable to TravelCenters’s stockholders than the merger and the other transactions contemplated by the merger agreement pursuant to the terms thereof from a financial point of view (taking into account any written proposal by BP to amend or revise the terms of the merger agreement and the time expected to be required to consummate such acquisition proposal), (B) is reasonably likely to be completed on the terms proposed, and (C) any other aspects considered relevant by the TravelCenters Board.
Intervening Event
Notwithstanding anything to the contrary above, at any time prior to obtaining the Company stockholder approval, in respect to an intervening event, if the TravelCenters Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its duties under applicable law, the TravelCenters Board may make an Adverse Recommendation Change; provided that the TravelCenters Board will not make such Adverse Recommendation Change unless TravelCenters has:
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provided to BP at least three business days’ prior written notice (such notice period on a consecutive basis, the “intervening event notice period”) that it intends to take such action and specifying in reasonable detail the pertinent facts underlying such purported intervening event and the decision by the TravelCenters Board to take such action;

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during such intervening event notice period, if requested by BP, engaged in good-faith negotiations with BP to amend the merger agreement in such a manner that obviates the need for such Adverse Recommendation Change; and

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at the end of the intervening event notice period and prior to taking any such action, the TravelCenters Board has considered in good faith any such proposals by BP to amend the merger agreement, and has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a Company Board Recommendation Change (as defined in the merger agreement) would reasonably be expected to be inconsistent with its duties under applicable law if such changes proposed by BP were to be given effect.

In the event the intervening event thereafter changes in any material respect, TravelCenters will be required to deliver a new written notice to BP and comply with the relevant notice requirements of the merger agreement with respect to such new written notice, it being understood that the “Intervening Event Notice Period” in respect of such new written notice will extend for the longer of two business days or until the end of the original Intervening Event Notice Period.
TravelCenters will (i) notify BP in writing promptly (but in no event later than thirty-six hours after receipt of such acquisition proposal) after receipt by TravelCenters or any of its Subsidiaries (either directly or through its representatives) of any acquisition proposal, which notice will identify the third party (or a group of third parties) making or submitting, and the material terms and conditions of, any such acquisition proposal and (ii) keep BP reasonably informed promptly (but in no event later than thirty-six hours) after any material developments, discussions or negotiations regarding any acquisition proposal and will provide to BP promptly (but in no event later than thirty-six hours) after receipt thereof copies of all such written acquisition proposal, proposed transaction agreements or proposal letters sent, made available or provided to TravelCenters or any of its Subsidiaries (either directly or through its representatives) related to any acquisition proposal.
In this proxy statement, an “intervening event” means a material change, effect, event, circumstance, occurrence or other matter with respect to TravelCenters and its Subsidiaries or the business of TravelCenters and its Subsidiaries, in each case, taken as a whole, that was not known to or reasonably foreseeable by the TravelCenters Board or any committee thereof on or prior to the date hereof (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable by the TravelCenters Board or any committee thereof as of or prior to the date hereof), which such change, effect, event, circumstance, occurrence or other matter, or any consequence thereof, becomes known to the TravelCenters Board or any committee thereof prior to obtaining the Company stockholder approval; provided, however, that in no event will (i) any acquisition proposal or superior proposal or any other inquiry, indication of interest, offer or proposal that constitutes or would reasonably be expected to lead to an acquisition proposal or superior proposal or, in each case, any change, effect, event, circumstance, occurrence or other matter related thereto, (ii) any change, effect, event, circumstance, occurrence or other matter resulting from any event, change, development, circumstance or fact after the execution and delivery of the merger agreement in the market price or trading volume of shares of TravelCenters common stock, individually or in the aggregate, or any change, in and of itself, in the stock price of shares of TravelCenters common stock or (iii) any actions pursuant to, or any breach by TravelCenters of, the merger agreement, in each case of clauses (i) through (iii), constitute or be the basis for an intervening event.
Special Meeting for Stockholder Approval
TravelCenters will take all actions necessary to establish a record date for, duly call, give notice of and convene and hold a meeting of its stockholders to be duly called and held for the purpose of obtaining the Company stockholder approval (the “TravelCenters Stockholder Meeting”) as soon as reasonably practicable following clearance of this proxy statement by the SEC. Without the prior consent of BP, the approval of the merger and the other transactions contemplated thereby will be the only matter (other than matters of procedure, including adjournment or postponement thereof, and matters required by law to be voted on by the stockholders of TravelCenters in connection with the approval of the merger agreement, including a “Say-on-Golden-Parachute” vote) that TravelCenters will propose to be acted on by the stockholders of TravelCenters at the TravelCenters Stockholder Meeting. TravelCenters will use its reasonable best efforts to solicit proxies to obtain the Company stockholder approval; provided that unless the merger agreement is terminated, any Adverse Recommendation Change (as defined in the merger agreement) will not relieve TravelCenters from its obligations to establish a record date for, duly call, give notice of, convene and hold the TravelCenters Stockholder Meeting. TravelCenters will keep BP informed on a reasonably current basis regarding its solicitation efforts and voting results following the mailing of the definitive proxy statement.
Notwithstanding the above, TravelCenters may adjourn or postpone the TravelCenters Stockholder Meeting:
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after consultation with BP, to the extent necessary to ensure any required supplement or amendment to the Proxy Statement is provided to TravelCenters’s stockholders within a reasonable amount of time in advance of the TravelCenters Stockholder Meeting;

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as required by applicable law; or

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if as of the time for which the TravelCenters Stockholder Meeting is scheduled as set forth in this proxy statement, there are insufficient shares of TravelCenters common stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the TravelCenters Stockholder Meeting.

Without the prior written consent of BP, the TravelCenters Stockholder Meeting will not be postponed or adjourned to a date that would require the setting of a new record date for the TravelCenters Stockholder Meeting; provided, further, that the TravelCenters Stockholder Meeting may not be postponed or adjourned on the date the TravelCenters Stockholder Meeting is scheduled if TravelCenters will have received proxies in respect of an aggregate number of shares of TravelCenters common stock, which have not been withdrawn, such that Company stockholder approval would be obtained at such meeting. The TravelCenters Board will (A) except to the extent that the TravelCenters Board will have effected an Adverse Recommendation Change, make the TravelCenters Board recommendation and recommend approval of the merger and the other transactions contemplated thereby by TravelCenters’s stockholders, (B) use reasonable best efforts to obtain the Company stockholder approval and (C) otherwise comply with all applicable laws for the TravelCenters Stockholder Meeting.
Efforts to Close the Merger
Subject to the terms and conditions of the merger agreement, TravelCenters and BP will cooperate with each other and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the merger and the other transactions contemplated thereby and by the Ancillary Agreements to which it is party to as reasonably promptly as practicable, including (i) preparing and filing as reasonably promptly as practicable after the date of the merger agreement with any governmental authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, financial statements, records, applications and other documents, in each case, to the extent applicable, (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations, licenses, waivers and other confirmations required to be obtained from any governmental authority, any third party or any affiliate of TravelCenters that are necessary or advisable in order to consummate the transactions contemplated by the merger agreement and by the Ancillary Agreements to which it is party to and (iii) defending or contesting any action, suit or proceeding challenging the merger agreement or the transactions contemplated thereby.
Antitrust Filings and Related Actions
Each of TravelCenters, BP and Merger Subsidiary has agreed to:
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make an appropriate filing of a Notification and Report Form pursuant to the HSR Act as reasonably promptly as practicable (and in any event within fifteen business days after the date of the merger agreement);

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make each other appropriate filing required pursuant to any foreign antitrust law as reasonably promptly as practicable after the date of the merger agreement;

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use reasonable best efforts to comply with requests under any applicable antitrust laws for additional information, documents or other materials received by each of them or any of their respective Subsidiaries or affiliates from any governmental authority in respect of such filings or such transactions;

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cooperate with each other in connection with any such filing, and in connection with resolving any investigation or other inquiry of any governmental authority under any of the antitrust laws with respect to any such filing or any such transaction;

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use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by the merger agreement;

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promptly inform the other parties of any oral communication with, and provide copies of written communications with, any governmental authority regarding any such filings or any such transaction; and

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consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to the merger agreement relating to proceedings under any of the antitrust laws.

None of TravelCenters, BP or Merger Subsidiary will independently participate in any formal meeting with any governmental authority in respect of any such filings, investigation or other inquiry without giving the other parties reasonable prior notice of the meeting and, to the extent permitted by such governmental authority, the opportunity to attend and/or participate.
In furtherance of the foregoing, TravelCenters and BP will consult in good faith regarding strategy for obtaining approvals or expiration or termination of any waiting period under applicable antitrust laws; provided, in the event of a dispute between BP and TravelCenters, the final determination regarding such strategy will be made by BP; provided, further, that in no event will TravelCenters or any of its affiliates agree to any term, condition, obligation, liability, requirement, limitation, qualification, remedy, commitment, sanction or other action in connection with the expiration of any such waiting period or obtaining of any such consent, registration, approval, permit or authorization that is not conditioned upon the consummation of the transactions contemplated by the merger agreement without the prior written consent of BP. Any party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties as “outside counsel only”. Such materials and the information contained therein will be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient, unless express written permission is obtained in advance from the providing party. The parties will take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this section so as to preserve any applicable privilege.
In furtherance of the foregoing, BP will take any and all action necessary, including:
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selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of TravelCenters or BP or their respective Subsidiaries;

•
terminating existing relationships, contractual rights or obligations of TravelCenters or BP or their respective Subsidiaries;

•
terminating any venture or other arrangement;

•
creating any relationship, contractual rights or obligations of TravelCenters or BP or their respective Subsidiaries; or

•
effectuating any other change or restructuring of TravelCenters or BP or their respective Subsidiaries or restricting TravelCenters or BP or their respective Subsidiaries’ ability to operate their respective businesses.

For each of the above listed items, BP has agreed to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with the Antitrust Authority in connection with any of the foregoing and in the case of actions by or with respect to TravelCenters or its Subsidiaries or its or their businesses or assets by consenting to such action by TravelCenters and provided, that, any such action may, at the discretion of TravelCenters, be conditioned upon consummation of the merger (each, a “Divestiture Action”) and to ensure that no governmental authority enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the merger or to ensure that no Antitrust Authority with the authority to clear, authorize or otherwise approve the consummation of the merger, fails to do so by the end date.
In furtherance of the aforementioned foregoing, BP has also agreed not to acquire by it or its affiliates any interest in any person that primarily derives revenues from lines of business in the United States similar to TravelCenters’s travel centers, if such action would make it materially more likely that there would arise any impediments under any Antitrust Law that may be asserted by any governmental authority to the consummation of the transactions contemplated by the merger agreement as soon as reasonably practicable. In the event that any action is threatened or instituted challenging the merger as violative of any antitrust law, BP will take all action necessary, including any Divestiture Action to avoid or resolve such action. In the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated by the merger agreement in accordance with its terms unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the transactions contemplated thereby, BP will take as reasonably promptly as practicable any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the End Date. TravelCenters will cooperate with BP and will use commercially reasonable efforts to assist BP in resisting and reducing any Divestiture Action. Notwithstanding any of the foregoing or anything contrary in the merger agreement, nothing in the merger agreement will require BP to (1) take any Divestiture Action if doing so would result in BP, TravelCenters or their respective Subsidiaries divesting (by way of sale, separation or otherwise) any business or assets if the aggregate annual revenues generated from such businesses or assets in 2022 exceed $175 million or (2) otherwise take or commit to take any Divestiture Actions that together with actions in clause (1) would be reasonably likely to result in a loss of aggregate annual revenues (expressed as a positive number) together with an increase in aggregate annual expenses of BP and its Subsidiaries, taken as a whole, in excess of $175 million.
Indemnification, Exculpation and Insurance of Directors and Executive Officers
Subject to applicable law, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, rights under employment agreements, and rights to advancement of expenses relating thereto existing as of the date of the merger agreement in favor of any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of the merger agreement, a present or former director or officer (including as a fiduciary with respect to an employee benefit plan) of TravelCenters, any of its Subsidiaries or any of their respective predecessors, or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of TravelCenters, any of its Subsidiaries or any of their respective predecessors, other than, in each case, SVC, RMR or any of their respective affiliates (each, together with such person’s heirs, executors or administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”), as provided in TravelCenters’s and any of its Subsidiaries’ organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of TravelCenters or its Subsidiaries made available to BP, will survive the merger and, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Person with respect to acts or omissions by such Indemnified Persons occurring prior to the Effective Time. From and after the Effective Time, subject to applicable law, BP will cause the surviving corporation to honor, in accordance with their respective terms, each of the covenants described in this section, subject to the terms and conditions in the merger agreement.
During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the surviving corporation and its Subsidiaries will (and BP will cause the surviving corporation and its Subsidiaries to) indemnify and hold harmless all Indemnified Persons to the fullest extent permitted under applicable law in the event of any Claim, whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Person is or was a director (including in a capacity as a member of any board committee) or officer of TravelCenters, any of its Subsidiaries or any of their respective predecessors and (ii) any action or omission (including the approval of the merger agreement or any of the transactions contemplated thereby), or alleged action or omission, occurring at or prior to the Effective Time, in such Indemnified Person’s capacity as a director or officer of TravelCenters, any of its Subsidiaries or any of their respective predecessors, against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted by applicable law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim; provided that the person to whom expenses are advanced will provide an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Neither BP nor the surviving corporation will settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification is being sought by an Indemnified Person pursuant to the merger agreement, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Claim or such Indemnified Person otherwise consents in writing to such settlement, compromise or consent (such consent not to be unreasonably withheld, conditioned or delayed). BP and the surviving corporation will cooperate with an Indemnified Person in the defense of any matter for which such Indemnified Person could seek indemnification pursuant to the merger agreement.
At or prior to the Effective Time, TravelCenters will, or if TravelCenters is unable, BP will, or will cause an affiliate or the surviving corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancelable extension of the directors’ and officers’ liability coverage of TravelCenters’s existing directors’ and officers’ insurance policies and TravelCenters’s existing fiduciary liability insurance policies, in each case for a period of at least six years from and after the Effective Time with respect to any claim in respect of acts or omissions occurring at or prior to the Effective Time (including claims with respect to the approval of the merger agreement and the consummation of the transactions contemplated thereby) with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under TravelCenters’s existing policies for the Indemnified Persons; provided that, in the event that Company takes the foregoing actions, Company will, if appropriate, give BP a reasonable opportunity to review such “tail” insurance policy and TravelCenters will give good-faith consideration to any comments made by BP with respect thereto; and provided, further, that the aggregate cost for such “tail” insurance policy will not exceed 300% of the amount TravelCenters paid in its last full fiscal year (such maximum amount, the “Maximum Tail Premium”) and if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then TravelCenters will obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.
If BP or the surviving corporation (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys of its property and assets to any person, then, and in each such case, proper provision will be made so that the applicable successor, assign or transferee will assume these obligations.
These rights will survive consummation of the merger and expressly are intended to benefit, and will be enforceable by, each Indemnified Person. These obligations of BP and the surviving corporation will not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.
Employee Matters
For a period of twelve months following the Effective Time, BP will provide, or cause to be provided, to those employees of TravelCenters or any of its Subsidiaries who continue to be employed by BP or the surviving corporation or any of their respective affiliates following the Effective Time, referred to as continuing employees, during their continued employment with the surviving corporation (or any affiliate thereof) the following:
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annual base salary (or wage rate) and cash incentive compensation opportunities that, in each case, are not less favorable than those provided by TravelCenters or its Subsidiaries immediately prior to the Effective Time; and

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employee benefits (excluding one-time, special, or non-recurring payments and/or long-term incentive or equity-based opportunities) that are substantially comparable in the aggregate to those provided by TravelCenters or its Subsidiaries immediately prior to the Effective Time.

BP or the surviving corporation will provide severance payments to any employee whose employment is terminated by BP or its affiliates during the twelve months following the Effective Time that are no less favorable than those provided by TravelCenters or its Subsidiaries immediately prior to the Effective Time.
With respect to any employee benefit plan maintained by BP, the surviving corporation or any of their affiliates that is made available to the continuing employees for twelve-month period following the Effective Time of the merger, Parent has agreed to (i) recognize prior service with the Company and its Subsidiaries for certain purposes and (ii) use commercially reasonable efforts to take certain actions, including waiving pre-existing conditions, waiting periods and similar limitations and crediting certain previously paid amounts in the same plan year, in each case, subject to certain exceptions. Nothing in the merger agreement will confer upon any continuing employee any right to continue in the employ or service of BP, the surviving corporation or any affiliate of BP, or will interfere with or restrict in any way the rights of BP, the surviving corporation or any of their affiliates, to terminate any continuing employee.
The foregoing provisions are solely for the benefit of TravelCenters, BP, and their affiliates, and no employee or any other individual associated therewith will be regarded for any purpose as a third-party beneficiary of the merger agreement or have the right to enforce the provisions thereof.
Other Covenants
Access to Information; Confidentiality; Notice of Certain Events
From the date of the merger agreement until the earlier of the termination of the merger agreement or the Effective Time and subject to applicable law and the restrictions set forth in the confidentiality agreement between the parties, TravelCenters will, and will cause its Subsidiaries to, during normal business hours and upon reasonable prior written notice:
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give to BP, its counsel, financial advisors, auditors and other authorized representatives reasonable access to TravelCenters’s offices, properties and books and records; and

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cause its and its affiliates’ employees and instruct its and its affiliates’ counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with BP in such access and to furnish reasonably promptly all other information, and provide copies thereof, concerning the personnel, properties and business of TravelCenters and its Subsidiaries as BP or Merger Subsidiary may reasonably and in good faith request;

provided, however, that, subject to the terms of the merger agreement:
•
TravelCenters will not be required to permit access to:

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any information that is subject to attorney-client privilege or other privilege or the work product doctrine;

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any information that would violate any applicable law;

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any information related to the negotiation and execution of the merger agreement or to transactions; potentially competing with or alternative to the transactions contemplated thereby or proposals from other third parties relating to any competing or alternative transactions (including acquisition proposals) and the actions of the TravelCenters Board (or any committee thereof) with respect to any of the foregoing, whether prior to or after execution of the merger agreement; and

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any information related to an Adverse Recommendation Change or the actions of the TravelCenters Board (or any committee thereof) with respect thereto.

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Any such investigation will be conducted under the supervision of appropriate personnel of TravelCenters and in such a manner as not to interfere with the normal business or operations of TravelCenters or its Subsidiaries or otherwise result in any undue burden with respect to the prompt and timely discharge by employees of TravelCenters or its Subsidiaries of their normal duties and BP will use its reasonable best efforts to minimize any disruption to the businesses of TravelCenters that may result from any such requests for access.

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Any access to the properties of TravelCenters and its Subsidiaries will be subject to TravelCenters’s reasonable security measures, policies and insurance requirements and will not include the right to sample soil, sediment, groundwater, surface water, air or building materials or conduct any other environmental sampling or analysis.

Each party will give prompt notice to the other party of:
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any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement and by the Ancillary Agreements;

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any material communication from any governmental authority in connection with the transactions contemplated by the merger agreement and by the Ancillary Agreements;

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any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against TravelCenters or any of its Subsidiaries or BP and any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by the merger agreement and by the Ancillary Agreements; and

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any conditions, changes, circumstances, events, effects or developments that would reasonably be expected to have, individually or in the aggregate, a TravelCenters material adverse effect or a Parent Material Adverse Effect (as defined in the merger agreement), as the case may be.

Transaction Litigation
Prior to the earlier of the Effective Time or the termination of the merger agreement, TravelCenters will control the defense of any litigation, suit, action or proceeding brought by stockholders of TravelCenters against TravelCenters, any of its affiliates and/or its directors, officers, advisors or employees relating to the transactions contemplated by the merger agreement, including the merger (any such litigation, suits, actions or proceedings, collectively, “Transaction Litigation”); provided, however, that TravelCenters will (i) provide BP with prompt notice of all such Transaction Litigation, (ii) promptly provide BP with copies of all written materials relating to such Transaction Litigation and correspondence relating to such Transaction Litigation, (iii) give BP the opportunity to participate with TravelCenters regarding the defense or settlement of any such Transaction Litigation and (iv) consult with BP with respect to the defense, settlement and prosecution of any such Transaction Litigation, including by consulting with BP in advance of, and providing copies to BP and an opportunity to comment in advance of, filings, submissions, written communications, material oral communications or appearances in any such Transaction Litigation and considering in good faith the comments and advice of BP. TravelCenters may not compromise or settle (or offer or propose (formally or informally, orally or in writing) to compromise or settle) any such Transaction Litigation unless BP has consented thereto in advance in writing. TravelCenters will not commence any Transaction Litigation as a plaintiff without the prior written consent of BP.
Conditions to the Closing of the Merger
Conditions to Each Party’s Obligation to Effect the Merger
The respective obligations of TravelCenters, BP and Merger Subsidiary to consummate the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the closing of the following conditions:
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Company stockholder approval will have been obtained by TravelCenters;

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no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction (collectively, “Restraints”) will be in effect enjoining or otherwise prohibiting the consummation of the merger; and

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(i) any applicable waiting period (and any extensions thereof) under the HSR Act relating to, and any agreement between a party and a governmental authority not to consummate, the merger will have expired or been terminated and (ii) all required consents, approvals, non-disapprovals, termination or expiration of waiting periods and other authorizations of any governmental authority under any antitrust laws will have been obtained or will have occurred, as the case may be.

Conditions to Obligations of BP and Merger Subsidiary
The respective obligations of BP and Merger Subsidiary to consummate the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the closing of the following conditions:
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TravelCenters will have performed (or any failure to perform will have been cured) and complied in all material respects with the covenants and obligations it is required to comply with or to perform under the merger agreement at or prior to the closing;

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TravelCenters’s representations and warranties pertaining to the absence of certain changes from December 31, 2021 will be true and correct in all respects on the date of the merger agreement and on the closing date as if made on the closing date;

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TravelCenters’s representations and warranties pertaining to its capitalization and its securities and the absence of anti-takeover provisions that are applicable to the merger and the transactions contemplated by the merger agreement and the Ancillary Agreements will be true in all but de minimis respects on the date of the merger agreement and on the closing date as if made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date);

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TravelCenters’s representations and warranties pertaining to its due incorporation, valid existence and good standing under the laws of the State of Maryland and having all corporate powers and authority and all permits required to carry on its business as currently conducted and to own, lease or operate its properties or assets (disregarding any materiality, material adverse effect or other similar qualifications in the representations and warranties therein), the availability of complete and correct copies of its charter and bylaws in filings with the SEC, the corporate authorization of TravelCenters and its Subsidiaries to execute, deliver and perform the merger agreement and related agreements and the consummation of the transactions contemplated thereby, finders’ fees, transactions with certain shareholders and certain exclusive and preferential arrangements will be true and correct in all material respects on the date of the merger agreement and on the closing date as if made on the closing date (other than such representations and warranties that by their terms address matters only as of another specified time, which will be true and correct only as of such time);

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the other representations and warranties of TravelCenters (disregarding all materiality and material adverse effect qualifications contained therein) will be true and correct on the date of the merger agreement and on the closing date as if made on the closing date (other than representations and warranties that by their terms address matters only as of another specified time, which will be true and correct only as of such time), with, in the case of this bullet only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

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BP will have received a certificate signed on behalf of TravelCenters by an authorized officer to the effect that the conditions to obligations of BP and Merger Subsidiary set forth above have been satisfied;

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no material adverse effect will have occurred since the date of the merger agreement;

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no Restraints will be in effect or otherwise prohibiting the consummation of the transactions contemplated by the Consent and Amendment Agreement; and

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the Closing Agreements will have been executed by each respective party thereto in the form of each such Closing Agreement attached to the Consent and Amendment Agreement as required by the Consent and Amendment Agreement and released and delivered to each other party thereto and to BP.

Conditions to Obligations of TravelCenters
The obligations of TravelCenters to consummate the merger are further subject to the satisfaction or (to the extent permitted by applicable law) waiver at or prior to the closing date of the following conditions:
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each of BP and Merger Subsidiary will have performed (or any failure to perform will have been cured) and complied in all material respects with the covenants and obligations they are required to comply with or to perform under the merger agreement at or prior to the closing;

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the representations and warranties of BP pertaining to each of BP’s and Merger Subsidiary’s due incorporation, valid existence and good standing under the laws of their respective jurisdictions of incorporation and having all corporate powers and authority and all permits required to carry on their business as currently conducted and to own, lease or operate its properties or assets, corporate authorization to execute, deliver and perform the merger agreement and related agreements and the consummation of the transactions contemplated thereby, financing, and lack of ownership of TravelCenters’s securities for the two-year period immediately prior to the date of the merger agreement will be true in all material respects on the date of the merger agreement and at and as of the closing as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which will be true only as of such time);
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the other representations and warranties of BP and Merger Subsidiary (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) will be true on the date of the merger agreement and on the closing date as if made on the closing date (other than representations and warranties that by their terms address matters only as of another specified time, which will be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

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TravelCenters will have received a certificate signed by an officer of BP to the effect that the conditions to obligations of TravelCenters set forth above have been satisfied.

Termination of the Merger Agreement
Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time, notwithstanding prior receipt of the Company stockholder approval, by mutual written consent of TravelCenters and BP.
The merger agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time, notwithstanding prior receipt of the Company stockholder approval, by either TravelCenters or BP, if:
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the merger is not consummated on or before November 15, 2023 (the “initial end date” and, such time and date as it may be extended pursuant to the merger agreement, the “end date”); provided, however, that if on the day prior to the initial end date, the conditions that (i) there is no Restraint in effect enjoining or otherwise prohibiting the consummation of the merger (to the extent any such Restraint is in respect of an antitrust law) or (ii) (A) any applicable waiting period (and any extensions thereof) under the HSR Act relating to, and any agreement between a party and a governmental authority not to consummate, the merger will have expired or been terminated and (B) all required consents, approvals, non-disapprovals, termination or expiration of waiting periods and other authorizations of any governmental authority under any antitrust laws will have been obtained or will have occurred, as the case may be (together, the “Termination Conditions”) have not been satisfied or waived, then the initial end date will be extended one time automatically by an additional ninety days from the initial end date (the “first extension end date”); provided, further, that if on the last business day prior to the first extension end date, the Termination Conditions will not have been satisfied or waived, then the first extension end date may be extended by either BP or TravelCenters, by written notice to the other party one time by an additional ninety days from the first extension end date (the “final end date”) (provided that a party will be entitled to exercise an option to extend the first extension end date only if the notice extending such date states that it is the extending party’s good-faith judgment at the time of such notice that the Termination Conditions are reasonably expected to be satisfied at a time that would permit the consummation of the merger prior to the final end date and, in the case of a notice provided by BP, BP also states that it is working in good faith with an Antitrust Authority to resolve any remaining issues, including working on an arrangement with the Antitrust Authority regarding any remedial measures contemplated by the merger agreement);

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any Restraint is in effect permanently enjoining or otherwise permanently prohibiting the consummation of the merger and such Restraint will have become final and nonappealable; or

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the Company stockholder approval will not have been obtained upon a vote taken thereon at the TravelCenters common stockholders Meeting, including any adjournment or postponement thereof.

The merger agreement may also be terminated by BP, if:
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prior to obtaining Company stockholder approval, the TravelCenters Board (or a committee thereof) has effected an Adverse Recommendation Change; or

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a breach of any representation or warranty or breach or failure to perform any covenant or agreement on the part of TravelCenters in the merger agreement (i) will have occurred that would cause the conditions with respect to the representations and warranties of TravelCenters described in the section “The Merger Agreement — Conditions to Obligations of BP and Merger Subsidiary” beginning on page 79 to not be satisfied and (ii) such breach or failure to perform is not capable of being cured or is not cured, by TravelCenters on or before the earlier of (A) the end date and (B) the date that is forty-five days following BP’s delivery of written notice to TravelCenters of such breach or failure to perform.

The merger agreement may also be terminated by TravelCenters, if:
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prior to receiving the Company stockholder approval, the TravelCenters Board authorizes TravelCenters to enter into a definitive agreement providing for a superior proposal in compliance with the requirements described in section “— Adverse Recommendation Change” (provided that TravelCenters pays to BP in immediately available funds the $51.9 million termination fee prior to or concurrently with such termination; or

•
a breach of any representation or warranty or breach or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in the merger agreement (i) will have occurred that would cause the conditions with respect to the representations and warranties of BP and Merger Subsidiary described in the section “— Conditions to the Obligations of TravelCenters” beginning on page 80 to not be satisfied and (ii) such breach or failure to perform is not capable of being cured, or is not cured, by BP or Merger Subsidiary on or before the earlier of (A) the end date, (B) the date that is forty-five days following TravelCenters’s delivery of written notice to BP of such breach or failure to perform and (C) such condition is incapable of being satisfied by the end date.

Effect of Termination
In the event of valid termination of the merger agreement by either BP or TravelCenters as described in the section “— Termination of the Merger Agreement,” beginning on page 81, the merger agreement will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant, affiliate or representative of such party) to the other party thereto other than the provisions in the merger agreement pertaining to effect of termination, notice, expenses, binding effect, benefit and assignment, governing law, consent to jurisdiction, waiver of jury trial and specific performance and the confidentiality agreement between TravelCenters and BP. Further, neither TravelCenters nor BP will be relieved or released from any liabilities or damages, whether in law or equity, arising out of fraud or its willful and material breach of any provision of the merger agreement.
Termination Fee & Reverse Termination Fee
TravelCenters will pay to BP a termination fee of $51.9 million:
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if Parent terminates the agreement if, prior to obtaining the Company stockholder approval, the TravelCenters Board (or a committee thereof) has effected an Adverse Recommendation Change;

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if TravelCenters terminates the agreement if, prior to receiving the Company stockholder approval, the TravelCenters Board authorizes TravelCenters, pursuant to the terms of the merger agreement, to enter into a definitive written agreement providing for a superior proposal; or

•
if:

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an acquisition proposal has been publicly made to TravelCenters or has been publicly made or disclosed, or delivered to the TravelCenters Board;

•
thereafter, the merger agreement is terminated by BP or TravelCenters pursuant to the termination rights under the merger agreement related to the end date, failure to obtain Company stockholder approval or a superior proposal; and

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within twelve months of such termination, TravelCenters consummates an acquisition proposal or enters into a definitive agreement providing for the consummation of an acquisition proposal.

BP will pay a reverse termination fee to TravelCenters of $90.9 million if TravelCenters or BP terminates the merger agreement if:
•
(i) the end date and any applicable extension has passed or (ii) any Restraint (solely in respect of antitrust laws) is in effect permanently enjoining or otherwise permanently prohibiting the consummation of the merger and such Restraint becomes final and nonappealable and, in either case, as of the time of such termination, either the conditions precedent with respect to (A) Restraints (solely in respect of antitrust laws) or (B) expiration or termination of applicable waiting periods, any agreement between a party to the merger agreement and a governmental authority not to consummate the merger or approval under applicable antitrust laws remains the only conditions precedent that have not been satisfied or waived (or in the case of those conditions that by their own terms are to be satisfied at the closing of the merger, such conditions are capable of being satisfied if the closing of the merger were to occur on the date of termination).

BP and Merger Subsidiary agree that, upon any termination of the merger agreement under circumstances where the termination fee is payable by TravelCenters, and TravelCenters agrees that, upon any termination of the merger agreement under circumstances where the reverse termination fee is payable by BP, and such termination fee or reverse termination fee is paid in full, the party being paid such termination fee or reverse termination fee, as the case may be, will be precluded from any other remedy against the other, at law or in equity or otherwise, and no party will seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against the other or any of its affiliates or any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the merger agreement or the transactions contemplated thereby. In no event will TravelCenters be required to pay the termination fee on more than one occasion, and in no event will BP be required to pay the reverse termination fee on more than one occasion.
Expenses
Except as otherwise provided for in the merger agreement, all costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement and by the Ancillary Agreements will be paid by the party incurring such cost or expense.
Amendments and Waivers
Any provision of the merger agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, after the Company stockholder approval has been obtained, no amendment or waiver that requires further approval by the stockholders of the Company under applicable law will be made without such required further approval having been obtained.
Governing Law
The merger agreement will be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflict of law rules.
TravelCenters, BP and Merger Subsidiary have irrevocably waived any and all right to a trial by jury in respect to any legal proceeding arising out of or related to the merger agreement or any transaction contemplated thereby.
Specific Performance
The parties to the merger agreement agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy in the event that the parties to the merger agreement do not perform their obligations under the provisions of the merger agreement (including failing to take such actions as are required of them under the merger agreement to consummate the merger and the other transactions contemplated by the merger agreement) in accordance with its specified terms or otherwise breach such provisions. Therefore, it was acknowledged and agreed that each party will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the Circuit Court of Baltimore City, Maryland or in the United States District Court for the District of Maryland without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the merger agreement at law or in equity, and the right of specific enforcement is an integral part of the transactions contemplated by the merger agreement and without that right, neither TravelCenters nor BP would have entered into the merger agreement.
Voting Agreements
In connection with the merger agreement, each of SVC, which owns an aggregate amount of approximately 7.9% of the TravelCenters common stock outstanding and RMR, which owns an aggregate amount of approximately 4.1% of TravelCenters common stock outstanding, entered into a voting agreement with BP pursuant to which, among other things, each of SVC and RMR, in each case, has agreed, at the special meeting and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the stockholders of TravelCenters to each vote (or cause to be voted) all of the shares of TravelCenters common stock held of record or beneficially owned by it or any of its subsidiaries to approve the merger.
Each of the SVC and RMR voting agreements terminate upon the earliest to occur of (i) the Effective Time, (ii) the valid termination of the merger agreement pursuant to its terms or (iii) the effective date of a written agreement duly executed and delivered by BP and SVC or RMR, as the case may be, terminating such voting agreement.
Consent and Amendment Agreement
In connection with the merger agreement, the TCA Parties, BP and the SVC Parties entered into the Consent and Amendment Agreement, pursuant to which (i) the SVC Parties consented to the entry by TravelCenters into the merger agreement and the consummation of the transactions contemplated thereby and any resulting change in control or assignment of the TCA Parties resulting from either or both of the Merger and such transactions, (ii) simultaneously with the Effective Time, the TCA Parties, the SVC Parties and BP agreed to amend and restate the existing leases between TravelCenters’s subsidiary, TA Operating LLC, and certain subsidiaries of SVC and BP Corporation North America Inc. and certain subsidiaries of SVC will amend and restate the guarantees by the Company in respect thereof and (iii) simultaneously with the Effective Time, the SVC Parties will sell certain trademarks to TravelCenters or its designee for an amount equal to their net book value to be paid by TravelCenters (or, at BP’s election, BP on behalf of TravelCenters).
Amended and Restated Lease Agreements and Amended and Restated Guaranty Agreements
Pursuant to the A&R Leases, TA Operating LLC will lease 176 of SVC’s travel center properties, the aggregate annual minimum rent due to SVC’s applicable subsidiaries will be $254.0 million, with annual 2% increases throughout the initial term and any renewal terms of the A&R Leases, and there will be no percentage rent requirement. The A&R Leases will each have an initial term of ten years, with five ten-year extension options, and TA Operating LLC will prepay $188.0 million of rent under the A&R Leases at the Effective Time and will receive monthly rent credits totaling $25.0 million per year over the ten-year initial term of the A&R Leases. In addition, TA Operating LLC will have a right of first offer with respect to certain potential sales of travel center properties included in the A&R Leases.
Pursuant to the A&R Guarantees, BP Corporation North America Inc. will guarantee payment under each of the A&R Leases. BP’s obligations under the A&R Guarantees will be limited by an initial aggregate cap of approximately $3.04 billion.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT
In this proposal, TravelCenters is asking its stockholders to approve the merger. Approval of this proposal is a condition to consummation of the merger.
The TravelCenters Board, has unanimously (i) determined and declared that the terms of the merger agreement, the Ancillary Agreements (as defined in the merger agreement), the merger and the other transactions contemplated thereby are advisable, and in the best interests of the Company and the Company’s stockholders, (ii) approved the execution, delivery and performance of the merger agreement and the Ancillary Agreements and, subject to the Company stockholder approval, the consummation of the transactions contemplated thereby (including the merger) and thereby upon the terms and subject to the conditions set forth therein, (iii) directed that the approval of the merger and the other transactions contemplated thereby be submitted for consideration and a vote of the holders of TravelCenters common stock at a meeting of the Company’s stockholders and (iv) resolved to include in this proxy statement the recommendation of the TravelCenters Board to holders of TravelCenters common stock to vote in favor of approval of the merger by the Company’s stockholders.
Vote Required and TravelCenters Board of Directors Recommendation
Approval of the proposal to approve the merger requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of TravelCenters common stock entitled to vote thereon.
THE TRAVELCENTERS BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER.

PROPOSAL 2: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of TravelCenters that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of TravelCenters’s stockholders, as described below in this section.
The estimated value of the payments and benefits that TravelCenters’s named executive officers will or may be entitled to receive in connection with the merger is quantified below in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the completion of the merger occurred on March 23, 2023, the latest practicable date before the filing of this proxy statement, and exclude any additional equity grants that may occur following such date, (ii) a per share cash merger consideration of $86.00 and (iii) the number of unvested TravelCenters restricted shares held by each of the named executive officers as of March 23, 2023, the latest practicable date to determine such amounts before the filing of this proxy statement, and exclude any additional equity grants that may occur following such date. Depending on when the merger occurs, certain equity awards that are now unvested and included in the table below may vest or be forfeited pursuant to their terms, independent of the merger. In addition, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect compensation actions that may occur before completion of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Total ($)
Jonathan M. Pertchik	3,895,890	17,200,000	21,095,890
Barry A. Richards	1,371,575	2,734,800	4,106,375
Peter J. Crage	1,599,658	2,554,200	4,153,858
Mark R. Young	1,599,658	2,631,600	4,231,258

(1)
The estimated amounts shown in this column represent cash payments pursuant to each named executive officer’s executive agreement with TravelCenters which are equal to (i) the sum of the named executive officer’s base salary amount for the 2022 calendar year and annual bonus for the 2022 calendar year (such annual bonus amount the “Annual Bonus”) and (ii) a pro-rated portion of the named executive officer’s Annual Bonus, determined by multiplying the Annual Bonus by a fraction, the numerator of which is the number of days during the calendar year that elapsed prior to the closing of the merger and the denominator of which is 365), estimated assuming that the closing date of the merger is March 23, 2023. For additional information, see “The Merger — Interests of Certain Directors and Executive Officers of Travel Centers — Executive Arrangements” beginning on page 52. Payments under the executive agreements are “single trigger” payments.

(2)
As described further in the section titled “The Merger — Interests of Certain Directors and Executive Officers of TravelCenters — TravelCenters Equity Awards” beginning on page 50, the estimated amounts shown in this column represent the aggregate value of the named executive officers’ outstanding unvested TravelCenters restricted shares as of March 23, 2023, the latest practicable date to determine such amounts before the filing of this proxy statement. Payments in respect of unvested TravelCenters restricted shares are “single-trigger.”

Merger-Related Compensation Proposal
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, TravelCenters is seeking a non-binding, advisory stockholder approval of the compensation of TravelCenters’s named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives TravelCenters’s stockholders the opportunity to express their views on the merger-related compensation of TravelCenters’s named executive officers.
Accordingly, TravelCenters is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that will or may be paid or become payable to TravelCenters’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements” beginning on page 86 of this proxy statement, are hereby APPROVED.”
Vote Required and TravelCenters Board of Directors Recommendation
The vote on this proposal is a vote separate and apart from the vote to approve the merger. Accordingly, you may vote not to approve this proposal on merger-related named executive officer compensation and vote to approve the merger and vice versa. Because the vote is advisory in nature, it will not be binding on TravelCenters, regardless of whether the merger is approved. Approval of the non-binding, advisory proposal with respect to the compensation that will or may be received by TravelCenters’s named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve the merger. Because the merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers and the merger agreement, such compensation will or may be payable, regardless of the outcome of this advisory vote, if the merger is approved (subject only to the contractual conditions applicable thereto).
Approval of the advisory vote on the compensation that may be received by TravelCenters’s named executive officers in connection with the merger requires the affirmative vote of a majority of votes cast.
THE TRAVELCENTERS BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO TRAVELCENTERS’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to approve the merger at the time of the Special Meeting. If our stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approving the merger. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against approving the merger such that the proposal to approve the merger would be defeated, we could adjourn the Special Meeting without a vote on the approval of the merger and seek to convince the holders of those shares to change their votes to votes in favor of approving the merger. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
Vote Required and TravelCenters Board of Directors Recommendation
Approval of the proposal to approve one or more adjournments of the special meeting requires the affirmative vote of at least a majority of votes cast.
THE TRAVELCENTERS BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING IN CONNECTION WITH THE MERGER.

MARKET PRICES AND DIVIDEND DATA
Shares of TravelCenters common stock are listed for trading on Nasdaq under the symbol “TA.” The table below shows the high and low sales price of TravelCenters, for the periods indicated, as reported on Nasdaq.
	TravelCenters Common Stock Prices
	High	Low
FY 2023 – Quarter Ended
March 31	$87.17	$43.05
FY 2022 – Quarter Ended
December 31	$65.33	$42.13
September 30	$62.04	$33.56
June 30	$43.89	$31.19
March 31	$54.24	$35.41
FY 2021 – Quarter Ended
December 31	$64.58	$46.81
September 30	$51.80	$27.83
June 30	$31.18	$24.10
March 31	$33.50	$22.00
The closing price of shares of TravelCenters common stock listed on Nasdaq on February 15, 2023, the last trading day prior to the public announcement of the execution of the merger agreement, was $49.44 per share of TravelCenters common stock. If the merger is completed, for each share of TravelCenters common stock you own you will be entitled to receive $86.00 in cash, without interest, less any applicable withholding or transfer taxes.
On March 31, 2023, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for shares of TravelCenters common stock on Nasdaq was $86.50 per share of TravelCenters common stock. You are encouraged to obtain current market quotations for shares of TravelCenters common stock in connection with voting your shares of TravelCenters common stock.
Subject to certain exceptions in the merger agreement described in the section entitled “The Merger — Conduct of Business Pending the Merger,” TravelCenters will not, and will not permit its Subsidiaries to (i) split, combine, subdivide or reclassify or amend the terms of, directly or indirectly, any shares of any TravelCenters securities or any of its Subsidiaries’ securities, (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of TravelCenters or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of TravelCenters to its parent or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire, or otherwise amend the terms of, directly or indirectly, any TravelCenters common stock or any of its Subsidiaries’ securities, other than (A) the withholding of shares of TravelCenters common stock to satisfy tax obligations with respect to awards granted pursuant to the company stock plan, (B) the acquisition by TravelCenters of its restricted shares in connection with the forfeiture of such awards and (C) as required by any employee plan as in effect on the date of the merger agreement.

OWNERSHIP OF OUR EQUITY SECURITIES
Directors and Executive Officers
The following table sets forth information regarding the beneficial ownership of the outstanding TravelCenters common stock by each director, each of our named executive officers and our directors, named executive officers and other executive officers as a group, all as of March 23, 2023. Unless otherwise noted, to our knowledge, voting power and investment power in TravelCenters common stock are exercisable solely by the named person and the principal business address of the named person is c/o TravelCenters of America Inc. 24601 Center Ridge Road, Westlake, Ohio 44145.
Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
Adam D. Portnoy	661,506	4.38%
Includes 621,853 shares of TravelCenters
common stock owned by RMR. Mr. Portnoy,
ABP Trust and RMR Inc. may be deemed to
beneficially own, and share voting and
investment power over, the TravelCenters
common stock owned by RMR. RMR is the
majority owned subsidiary of RMR Inc. and
Mr. Portnoy is the controlling shareholder of
RMR Inc. through ABP Trust.
Mr. Portnoy holds shares of beneficial
interests in and is the sole trustee of ABP
Trust. Mr. Portnoy is also the president and
chief executive officer of RMR and RMR
Inc. and a director of RMR Inc.
As set forth in the below table, SVC
beneficially owns 1,184,797 shares of
TravelCenters common stock. Adam Portnoy
is a managing trustee of SVC and SVC is
managed by RMR. Mr. Portnoy and RMR
may not act to vote or sell the shares of
TravelCenters common stock owned by SVC
without the authorization of the board of
trustees of SVC, which is comprised of seven
trustees. As a result, Mr. Portnoy has
determined that he does not beneficially own
the shares of TravelCenters common stock
owned by SVC and therefore the shares of
TravelCenters common stock owned by SVC
are not referenced as beneficially owned by
him in this table.

Jonathan M. Pertchik	310,872	2.06%
Barry A. Richards	82,744	Less than 1%
Mark R. Young	72,925	Less than 1%
Peter J. Crage	52,785	Less than 1%
Barbara D. Gilmore	33,900	Less than 1%	Includes 4,000 shares of TravelCenters common stock owned by Ms. Gilmore’s husband.
Joseph L. Morea	22,400	Less than 1%
Lisa Harris Jones	21,900	Less than 1%
Rajan C. Penkar	12,000	Less than 1%

Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
Elena B. Poptodorova	10,200	Less than 1%
All Directors, named executive officers and other executive officers as a group (10 persons)	1,281,232	8.48%

*
Amounts exclude fractional shares.

**
The percentages indicated are based on 15,100,265 shares of TravelCenters common stock outstanding as of March 23, 2023.

Principal Stockholders
Set forth in the table below is information about the number of shares of TravelCenters common stock held by persons we know to be the beneficial owners of more than 5.0% of the outstanding shares of TravelCenters common stock.
Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
Service Properties Trust Two Newton Place 255 Washington Street Suite 300 Newton, MA 02458	1,184,797	7.85%	Based on a Schedule 13D filed with the SEC on February 22, 2023 by SVC, SVC beneficially owns and has sole voting and dispositive power over 1,184,797 shares of TravelCenters common stock.
Nantahala Capital Management, LLC (“Nantahala”) 130 Main St. 2nd Floor New Canaan, CT 06840	1,031,394	6.83%	Based on a Schedule 13G/A filed with the SEC on February 14, 2023 by Nantahala, Nantahala beneficially owns 1,031,394 shares of TravelCenters common stock and has shared voting and dispositive power over 1,031,394 shares of TravelCenters common stock.
BlackRock, Inc. (“BlackRock”) 55 East 52nd Street New York, NY 10055	935,232	6.19%	Based on a Schedule 13G/A filed with the SEC on February 1, 2023 by BlackRock, BlackRock beneficially owns 935,232 shares of TravelCenters common stock and has sole voting power over 906,464 shares of TravelCenters common stock and sole dispositive power over 935,232 shares of TravelCenters common stock.

*
Beneficial ownership is shown as of December 31, 2022.

**
Our charter and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 5.0% of any class of our equity shares. Additionally, the terms of our leases with SVC, our agreement with RMR and our credit agreement contain provisions whereby our rights under these agreements may be cancelled upon the acquisition by any person or group of more than 9.8% of our voting stock or upon other change in control events, as defined. If the violation of these ownership limitations causes a lease or contract default, stockholders causing the default may become liable to the Company or to other stockholders for damages. The ownership limitation in our charter and bylaws helps facilitate our compliance with our contractual obligations with SVC to not take actions that may conflict with SVC’s status as a REIT under the Code and is intended to help us preserve the tax treatment of our net operating losses and other tax benefits. Our governing documents generally provide that transfers of our shares to a person, entity or group that is then, or would become as a result, an owner of 5% or more of our outstanding shares under applicable standards would be void in total (or transferred to a trust) for transferees then already owning 5% or more of our shares, and for transferees that would otherwise become owners of 5% or more of our shares, to the extent the transfer would so result in such level of ownership by the proposed transferee and to the extent not approved by the Company. BlackRock, Nantahala and SVC, however, are each an Excepted Holder, as defined in our Charter, and therefore are not subject to the ownership limits in our governing documents, subject to certain limitations.
The percentages indicated are based on 15,100,265 shares of TravelCenters common stock outstanding as of March 23, 2023.

NO DISSENTERS’ RIGHTS OF APPRAISAL
TravelCenters is incorporated as a corporation under the laws of the State of Maryland. No dissenters’ or appraisal rights or rights of an objecting holder of TravelCenters common stock pursuant to the MGCL will be available with respect to the merger or the other transactions contemplated by the merger agreement.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, we intend to hold an annual meeting of stockholders in 2023.
Deadline to Submit Proposals pursuant to Rule 14a-8 for the 2023 Annual Meeting of Stockholders:    Stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must have been received at TravelCenters’s principal executive office on or before December 8, 2022 in order to be eligible to be included in the proxy statement for the 2023 annual meeting of stockholders; provided, that, if the date of the 2023 annual meeting of stockholders is more than 30 days before or after June 9, 2023, such a proposal must be submitted within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, TravelCenters is not required to include stockholder proposals in our proxy materials in certain circumstances or if conditions specified in the rule are not met.
Deadline to Submit Nominations and Other Proposals for the 2023 Annual Meeting of Stockholders Under our Bylaws:   To be timely, stockholder nominations and proposals intended to be made pursuant to our bylaws at the 2023 annual meeting must have been received by the Secretary of TravelCenters at TravelCenters’s principal executive office, in accordance with the requirements of the bylaws, not later than 5:00 p.m., Eastern time, on December 8, 2022 and not earlier than November 8, 2022; provided, that, if the date of the 2023 annual meeting of stockholders is more than 30 days earlier or later than June 9, 2023, then a stockholder’s notice must be so delivered not later than 5:00 p.m., Eastern time, on the tenth day following the earlier of the day on which (i) notice of the date of the 2023 annual meeting of stockholders is mailed or otherwise made available or (ii) public announcement of the date of the 2023 annual meeting of stockholders is first made by us. Stockholders making such a nomination or proposal must comply with the advance notice and other requirements set forth in TravelCenters’s charter and bylaws, which include, among other things, requirements as to the stockholder’s timely delivery of advance notice, continuous requisite ownership of TravelCenters common stock, holding of a share certificate for such shares at the time of the advance notice and submission of specified information.
To be timely for purposes of Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than TravelCenters’s nominees must provide notice that sets forth the information required by Rule 14a-19 in addition to satisfying the requirements of our bylaws. Under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than TravelCenters’ nominees must have provided notice no earlier than November 8, 2022 and no later than December 8, 2022; provided, that, if the date of the 2023 annual meeting of stockholders is more than 30 days earlier or later than June 9, 2023, then our Secretary must receive such written notice not later than the later of (A) 60th day prior to the date of the annual meeting or (B) 5:00 p.m., Eastern time, on the tenth day following the earlier of the day on which (i) notice of the date of the 2023 annual meeting of stockholders is mailed or otherwise made available or (ii) public announcement of the date of the 2023 annual meeting of stockholders is first made by us.
The foregoing description of the deadlines and other requirements for stockholders to submit a nomination for election to TravelCenters Board or proposal of other business for consideration at an annual meeting of stockholders is only a summary and is not a complete listing of all requirements. Copies of TravelCenters’s bylaws, including the requirements for stockholder nominations and other stockholder proposals, may be obtained by writing to the Secretary of TravelCenters at TravelCenters of America Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC’s website, www.sec.gov. Any stockholder considering making a nomination or proposal should carefully review and comply with those provisions.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that TravelCenters has previously filed with the SEC, as well as the annexes to this proxy statement. These documents contain important information about TravelCenters and its financial condition.
The following TravelCenters filings with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023;

•
Portions of TravelCenters’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022; and

•
Current Report on Form 8-K, filed with the SEC on February 16, 2023.

TravelCenters also incorporates Exhibit 10.1 to the Current Report on Form 8-K filed by Service Properties Trust on February 21, 2023 solely for the purpose of including the exhibits to the Consent and Amendment Agreement filed as Exhibit 10.1 thereto.
All documents that the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the Special Meeting is held, including any adjournments or postponements thereof, will also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of TravelCenters’s Current Reports on Form 8-K, and any other information which is furnished but not filed with the SEC, is not incorporated herein by reference.
TravelCenters files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room located at: Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You can also review our SEC filings on our website at www.ta-petro.com. Information included on our website is not a part of, and is not incorporated in, this proxy statement.
Documents incorporated by reference in this proxy statement are also available from us without charge, excluding all exhibits unless specifically incorporated by reference in such documents. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:
Investor Relations
TravelCenters of America Inc.
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458
Telephone: (617) 796-8251
If you would like to request documents, please do so by April 26, 2023 to receive them before the special meeting. If you request any incorporated documents, we will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.
If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:
Innisfree M&A Incorporated
Call Toll Free: (877) 717-3905

MISCELLANEOUS
TravelCenters has supplied all information relating to TravelCenters, and BP has supplied, and TravelCenters has not independently verified, all of the information relating to BP and Merger Subsidiary contained in “Summary — Parties Involved in the Merger,” and “The Merger — Parties Involved in the Merger.”
You should not send in your TravelCenters share certificates until you receive transmittal materials after the merger is completed.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 3, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
dated as of
February 15, 2023
among
TRAVELCENTERS OF AMERICA INC.,
BP PRODUCTS NORTH AMERICA INC.,
and
BLUESTAR RTM INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of February 15, 2023 among TravelCenters of America Inc., a Maryland corporation (the “Company”), BP Products North America Inc., a Maryland corporation (“Parent”), and Bluestar RTM Inc., a Maryland corporation and an indirect wholly-owned subsidiary of Parent (“Merger Subsidiary”).
WHEREAS, the parties hereto intend to effect a merger in which Merger Subsidiary will be merged with and into the Company (the “Merger”), in accordance with the applicable provisions of the MGCL, with the Company surviving the Merger, on the terms and subject to the conditions set forth herein;
WHEREAS, the Board of Directors of the Company has unanimously declared the Merger advisable and in the best interests of the Company and its stockholders and approved this Agreement, the Ancillary Agreements to which it or any of its Subsidiaries are party, the Merger and the other transactions contemplated hereby and thereby on substantially the terms and subject to the conditions set forth herein and therein, as the case may be, and resolved to recommend approval of the Merger by the Company’s stockholders and direct that the Merger and the other transactions contemplated hereby be submitted for approval by the Company’s stockholders;
WHEREAS, the Board of Directors of Merger Subsidiary has declared the Merger advisable and in the best interests of Merger Subsidiary and its stockholders and approved this Agreement, the Merger and the other transactions contemplated hereby on substantially the terms and subject to the conditions set forth herein and therein, as the case may be and directed that the Merger and the other transactions contemplated hereby be submitted for approval by the Merger Subsidiary’s stockholders;
WHEREAS, the Board of Directors of Parent has duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the Ancillary Agreements to which it or any of its Subsidiaries are party and the consummation by Parent of the transactions contemplated hereby and thereby on substantially the terms and subject to the conditions set forth herein and therein, as the case may be;
WHEREAS, Parent, as the indirect owner of Merger Subsidiary, intends to cause the sole stockholder of Merger Subsidiary to approve the Merger and the other transactions contemplated hereby on substantially the terms and subject to the conditions set forth herein;
WHEREAS, concurrently with the execution and delivery of this Agreement, with effect from and after the Effective Time, and as a condition and material inducement to the willingness of Parent and Merger Subsidiary to enter into this Agreement, Parent, the Company, SVC and certain of its and their respective Affiliates are entering into the SVC Consent and Amendment Agreement, which provides that the following agreements will be entered into at or prior to the Closing in accordance with the terms of the SVC Consent and Amendment Agreement: (i) the Trademark Assignment Agreement, (ii) the Amended and Restated Lease Agreements and (iii) the Amended and Restated Guaranty Agreements (the agreements provided in clause (i) through clause (iii), collectively, the “Closing Agreements”); and
WHEREAS, concurrently with the execution and delivery of this Agreement, with effect from and after the Effective Time, and as a condition and material inducement to the willingness of Parent and Merger Subsidiary to enter into this Agreement, the certain stockholders of the Company set forth in Annex I hereto are entering into voting agreements with Parent, pursuant to which, among other things, such stockholders have agreed, in their capacity as stockholders of the Company, on the terms and subject to the conditions set forth therein, to, among other things, vote all of their Company Stock in favor of the Merger (the “Voting Agreements” and, together with the SVC Consent and Amendment Agreement, the “Ancillary Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE 1
Definitions
Section 1.1   Definitions.
(a)   As used herein, the following terms have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Acquisition Proposal” means, other than the transactions contemplated hereby, any written, bona fide, unsolicited offer, proposal, indication of interest or expression of interest of any Third Party (or any Group of Third Parties) relating to any transaction or series of related transactions involving (i) any acquisition or purchase, direct or indirect, of (A) assets equal to twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or to which twenty percent (20%) or more of the consolidated net revenues, net income or earnings of the Company and its Subsidiaries, taken as a whole, are attributable or (B) twenty percent (20%) or more of the equity interests outstanding or voting securities of the Company (or any other form of securities convertible into, or exchangeable or redeemable for, twenty percent (20%) or more of the equity interests outstanding or voting securities of the Company), (ii) any tender offer or exchange offer that, if consummated, would result in such Third Party beneficially owning twenty percent (20%) or more of the equity interest outstanding or voting securities of the Company (or any other form of securities convertible into, or exchangeable or redeemable for, twenty percent (20%) or more of the equity interests outstanding or voting securities of the Company), or (iii) a merger, consolidation, statutory share exchange, business combination, recapitalization, reorganization, sale of all or substantially all of the assets, liquidation, dissolution or other similar transaction or series of transactions involving the Company or any of its Subsidiaries whose assets, net revenues, net income or earnings, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or to which twenty percent (20%) or more of the consolidated net revenues, net income or earnings of the Company and its Subsidiaries, taken as a whole, are attributable.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.
“Amended and Restated Guaranty Agreements” means, collectively, those certain Second Amended and Restated Guaranty Agreements with respect to the Amended and Restated Leases, each made by BP Corporation North America Inc., for the benefit of the applicable Landlord (as defined therein), the forms of which are attached as Exhibits B-1 through B-5 to the SVC Consent and Amendment Agreement.
“Amended and Restated Lease Agreements” means, collectively, those certain Third Amended and Restated Lease Agreements Nos. 1-4 and that certain Second Amended and Restated Lease Agreement No. 5, by and among the applicable Landlord (as defined therein) and TA Operating LLC, the forms of which are attached as Exhibits A-1 through A-5 to the SVC Consent and Amendment Agreement.
“Applicable Law” means, with respect to any Person, any federal, national, state, county, municipal, province, foreign, multinational or local statute, law (including common law), act, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement issued, enacted, adopted, promulgated, implemented or applied by a Governmental Authority that is legally binding upon and applicable to such Person.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in the states of New York or Maryland are authorized or required by Applicable Law to close.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020 (Pub. L. 116-136), and any successor statute(s), together with any rulings or orders issued by any applicable Governmental Authority in connection therewith.
“Code” means the Internal Revenue Code of 1986.
“Company Balance Sheet” means the consolidated balance sheet of the Company as of September 30, 2022 and the notes thereto set forth in the Company’s Form 10-Q filed with the SEC for the fiscal quarter ended September 30, 2022.
“Company Balance Sheet Date” means September 30, 2022.
“Company Disclosure Letter” means the disclosure letter dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary immediately prior to the entry into this Agreement.
“Company Owned IP” means any and all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries (including any and all Company Registered IP).
“Company Registered IP” means all of the Registered IP owned by the Company or any of its Subsidiaries.
“Company Stock” means the shares of common stock, par value $0.001 per share, of the Company.
“Company Stock Plan” means the Company’s Second Amended and Restated 2016 Equity Compensation Plan.
“Confidentiality Agreement” means the Amended and Restated Confidentiality Agreement between Parent and the Company dated April 21, 2022.
“Contract” means any legally binding contract, arrangement, note, bond, indenture, lease, license or other agreement.
“COVID-19” means SARS-CoV-2 or COVID-19 and any evolution thereof or related or associated epidemics, pandemics or disease outbreaks.
“Data Protection Laws” means all Applicable Laws relating to privacy, information security, data protection, data breach notification and Processing of Personal Information, and any laws concerning requirements for website and mobile application privacy policies.
“Data Room” means, collectively, those certain virtual data rooms, operated by Citigroup on behalf of the Company and hosted on a secure website maintained by Intralinks, entitled “Project Rockefeller VDR,” “Project Rockefeller Round II VDR” and “Project Rockefeller Clean Room.”
“Environmental Laws” means any Applicable Laws relating to Hazardous Substances, the protection of the environment or, solely as it relates to exposure to Hazardous Substances, human health workplace health or safety.
“Environmental Permits” means all Permits required by Environmental Laws for the operation of the business of the Company or any of its Subsidiaries as currently conducted.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” of any entity means any other entity or trade or business that, together with such first entity, would be treated as a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“Existing SVC Guarantees” means, collectively, the five (5) Amended and Restated Guaranty Agreements with respect to the Existing SVC Lease Agreements, each made by the Company for the benefit of the applicable Landlord (as defined in the SVC Consent and Amendment Agreement) and SVC and dated as of October 14, 2019.

“Existing SVC Lease Agreements” means, collectively, those certain Second Amended and Restated Lease Agreements Nos. 1-4 and that certain Amended and Restated Lease Agreement No. 5, each by and among the applicable Landlord (as defined in the SVC Consent and Amendment Agreement) and TA Operating LLC, a Delaware limited liability company, and dated as of October 14, 2019.
“FDD” means any franchise disclosure document used by the Company or any of its Subsidiaries in connection with the offer or sale of franchises in the United States or any other jurisdiction outside of the United States.
“Foreign Antitrust Laws” means competition, merger control, antitrust or similar Applicable Law of any jurisdiction outside of the United States.
“Franchise Agreement” means any Contracts, commitments, arrangements or understandings pursuant to which the Company or any its Subsidiaries grants or has granted any franchise or the right or option (whether or not subject to certain qualifications) to acquire any franchise, including any addendum, amendment, extension or renewal thereof, and together with any guarantee or other instrument or agreement relating thereto to which the Company or its Subsidiaries are a party. Without limiting the foregoing, Franchise Agreement includes development agreements, single-unit license or franchise agreements, master franchise agreements, area representative agreements and similar agreements that cover the development or franchising of franchises within any area or country or the delegation of duties by the Company or any of its Subsidiaries with respect to its obligations as a franchisor or otherwise under any such agreements.
“Franchise Laws” means the Federal Trade Commission Disclosure Requirements and Prohibitions Concerning Franchise and Business Opportunities, 16 C.F.R. Parts 436 and 437, as well as any other Applicable Law regulating the offer or sale of franchises, business opportunities, seller- assisted marketing plans or similar relationships, or governing the relationship of the parties to a franchise arrangement including in the areas of defaulting, terminating, failing to renew and transferring such arrangement.
“Franchisee Agreements” means, collectively, all (i) development agreements, franchise agreements, master franchise agreements, area representative agreements or area development agreements and similar agreements, and all amendments, addenda, modifications and side agreements relating thereto, and (ii) options or rights of first refusal agreements, and similar agreements, to which the Company or a Subsidiary is a party, and that grant or purport to grant to the Company or a Subsidiary the right or obligation to develop or operate a branded quick-service restaurant, full-service restaurant or hotel/motel.
“GAAP” means generally accepted accounting principles in the United States.
“Gaming Approvals” means all Permits (in each case, whether temporary or permanent) issued by any Gaming Authority or under Gaming Laws necessary for or relating to the conduct of gaming, gambling, racing, casino, video lottery or similar activities or the ownership or the operation, management and development of any gaming, gambling, racing, casino or similar operations.
“Gaming Authorities” means any Governmental Authority with regulatory control and authority or jurisdiction over the conduct of gaming, gambling, racing, casino, video lottery or similar activities or the ownership, operation, management or development of any gaming, gambling, racing, casino or similar operations.
“Gaming Law” means any foreign, federal, tribal, state, county or local statute, law, ordinance, rule, regulation, permit, consent, approval, finding of suitability, license, judgment, order, decree, injunction or other authorization governing or relating to the conduct of gaming, gambling, racing, casino, video lottery or similar activities or the ownership, operation, management or development of any gaming, gambling, racing, casino or similar operations, including the rules, regulations and orders of any Gaming Authority.
“Governmental Authority” means any transnational, domestic or foreign, federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
“Group” has the meaning as used in Section 13 of the 1934 Act.

“Hazardous Substance” means any toxic, radioactive or otherwise hazardous substance, waste or material that in relevant form and concentration is regulated under any Environmental Law, including per- and polyfluoroalkyl substances, methyl tertiary-butyl ether, chlorinated solvents and petroleum hydrocarbons.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Information Systems” means hardware, software, firmware, networks, platforms, servers and related communication and information technology systems.
“Intellectual Property” means any or all intellectual property rights recognized under any Applicable Law, including the following and all rights in: (i) patents, design rights and industrial design property rights; (ii) trade secrets and know-how, including inventions (whether or not patentable), discoveries, methods, processes and data; (iii) copyrights and works of authorship and unregistered copyrights; (iv) trademarks, service marks, trade dress, trade names and domain names; and (v) applications, registrations, renewals, extensions, combinations, divisions, continuations, continuations-in-part and reissues of any of the rights referred to in clauses (i) through (iv) above.
“Intervening Event” means a material change, effect, event, circumstance, occurrence or other matter with respect to the Company and its Subsidiaries or the business of the Company and its Subsidiaries, in each case, taken as a whole, that was not known to or reasonably foreseeable by the Board of Directors of the Company or any committee thereof on or prior to the date hereof (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable by the Board of Directors of the Company or any committee thereof as of or prior to the date hereof), which such change, effect, event, circumstance, occurrence or other matter, or any consequence thereof, becomes known to the Board of Directors of the Company or any committee thereof prior to obtaining the Company Stockholder Approval; provided, however, that in no event will (i) any Acquisition Proposal or Superior Proposal or any other inquiry, indication of interest, offer or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal or Superior Proposal or, in each case, any change, effect, event, circumstance, occurrence or other matter related thereto, (ii) any change, effect, event, circumstance, occurrence or other matter resulting from any event, change, development, circumstance or fact after the execution and delivery of this Agreement in the market price or trading volume of the Company Shares, individually or in the aggregate, or any change, in and of itself, in the stock price of the Company Shares or (iii) any actions pursuant to, or any breach by the Company of, this Agreement, in each case of clauses (i) through (iii), constitute or be the basis for an Intervening Event.
“knowledge” of any Person that is not an individual means the actual knowledge of such Person’s executive officers; provided, however, that “knowledge” of the Company means the actual knowledge of the individuals listed in Section 1.01(a) of the Company Disclosure Letter.
“Lien” means, with respect to any property or asset, any mortgage, lien (statutory or other), pledge, charge, deposit account control arrangement, hypothecation, security interest, deed of trust, easement, encroachment, title defect, title retention, right of possession, attachment, garnishment, encumbrance (including any right of way and the like), claim, option to purchase, right of first refusal or preemptive right or other adverse claim of any kind in respect of such property or asset, other than a Permitted Lien.
”Material Adverse Effect” means, with respect to the Company, any condition, change, circumstance, event, effect or development that, individually or in the aggregate, has a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any effect resulting from, arising out of or relating to (i) changes in the financial, securities, credit or other capital markets or general economic or regulatory, legislative or political conditions, (ii) changes or conditions generally affecting the industry in which the Company and its Subsidiaries operate, (iii) conditions (or changes in such conditions) in the oil and gas exploration, development or production industry (including changes in commodity prices and regulatory changes affecting the industry), (iv) geopolitical conditions, any outbreak or escalation of hostilities, acts of war (whether or not declared and whether or not political in nature, and including the Russian invasion of Ukraine and any escalations or expansions thereto), acts of armed hostility, sabotage, terrorism (including cyber attacks, computer hacking and matters relating to internal trade and tariffs) or national or international calamity (or material worsening of any such conditions) or other occurrences of instability in high-risk locations, (v) any hurricane, tornado, tsunami, flood, volcanic eruption, earthquake, nuclear incident, pandemic (including COVID-19) or any escalation or worsening or subsequent waves thereof, epidemics or other outbreaks of diseases or public health events, weather conditions or other natural or man-made disaster or other force majeure event, (vi) any quarantine, “shelter in place”, workforce reduction, social distancing, shut down, sequester, safety or similar laws or directives, restrictions, guidelines, responses or recommendations of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks (all of the foregoing, “COVID-19 Measures”), (vii) changes in Applicable Law, or GAAP or authoritative interpretation or enforcement thereof, (viii) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, guidance, estimates or predictions in respect of revenues, earnings or other financial or operating metrics or other matters before, on or after the date hereof, or changes or prospective changes in the market price or trading volume of the securities of the Company or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to any such failure or change may be taken into account in determining whether there has been a Material Adverse Effect if such facts are not otherwise excluded under this definition), (ix) the identity of, or any facts or circumstances relating to Parent, Merger Subsidiary or their respective Affiliates, (x) the announcement, pendency or consummation of the transactions contemplated hereby (other than for purposes of the representations and warranties contained in Section 4.4 or the condition to a Closing in Section 9.2(a)(ii) as it relates to such representations and warranties), (xi) any action taken by the Company or any of its Subsidiaries at the written request, or with the express written consent, of Parent or Merger Subsidiary, (xii) compliance by the Company with the terms of this Agreement in any case where the Company has requested Parent’s consent and Parent has unreasonably withheld its consent for such actions by the Company, (xiii) any action taken by Parent or Merger Subsidiary that would constitute a breach of this Agreement by such party or constitute a breach by Parent of any other written agreement with the Company and (xiv) the effect of seasonal changes and patterns on the financial condition, business, assets or results of operations of the Company and its Subsidiaries; except, in the case of clauses (i), (ii), (iii), (iv), (v), (vi) or (vii), to the extent having a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect).
“MGCL” means the Maryland General Corporation Law.
“Nasdaq” means The Nasdaq Stock Market LLC.
“Open Source Software” means any software that is licensed, distributed or conveyed as “open source software”, “free software”, “copyleft”, “freeware”, “shareware” or public domain software, or under a similar licensing or distribution model.
“Operations Licenses” means, collectively, (i) liquor licenses (including beer, wine and spirits licenses or similar licenses) held by the Company or any of its Subsidiaries, (ii) zoning, use, inspection, retail, food service or similar licenses held by the Company or any of its Subsidiaries, and (iii) food handling, safety or similar licenses, permits or other authorizations held by the Company, any of its Subsidiaries or any of their respective employees, in each case, that are required under Applicable Law to operate in the ordinary course of business as currently conducted.
“Organizational Documents” means (i) with respect to any Person that is a corporation, its certificate or articles of incorporation and bylaws, or comparable documents, (ii) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (iii) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company agreement or comparable documents, (iv) with respect to any Person that is a trust, its declaration of trust, or comparable documents and (v) with respect to any other Person that is not an individual, its comparable organizational documents.
“Other Anti-Bribery Laws” means other than the FCPA, all applicable anti-bribery, anti-corruption, anti-money-laundering and similar Applicable Laws in jurisdictions in which the Company or any of its Subsidiaries do business, have done business, in which any Person associated with or acting on behalf of the

Company or any of its Subsidiaries is conducting or has conducted business involving the Company or any of its Subsidiaries or the Company or any of its Subsidiaries are otherwise subject.
“Parent Material Adverse Effect” means, with regard to Parent, any condition, change, circumstance, effect, event or development that prevents or would reasonably be expected to prevent (i) Parent or Merger Subsidiary from consummating the Merger or any of the other transactions contemplated hereby or (ii) Parent or Merger Subsidiary from complying with its respective obligations hereunder in any material respect.
“Payment Card Data” means credit, debit or other payment method information subject to the American Express, Discover, JCB International, MasterCard and Visa Inc. security rules, including the number assigned by a card issuer that identifies a cardholder’s account, card expiration date, data stored on the magnetic strip of a credit or debit card and any other cardholder information as defined by and subject to the Payment Card Industry Data Security Standards.
“Permits” means all approvals, authorizations, registrations, licenses, exemptions, permits and consents of Governmental Authorities (including, for the avoidance of doubt, Operations Licenses).
“Permitted Liens” means (i) Liens for Taxes that are not due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP, (ii) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business for amounts that are not yet due or that are being contested in good faith and by appropriate proceedings and which are not, in the aggregate, material to the Company or its Subsidiaries, (iii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (iv) pledges or deposits to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade Contracts, performance and return of money bonds and similar obligations, in each case, incurred in the ordinary course of business, (v) zoning, building, entitlement, land use and other similar codes and regulations, (vi) non-exclusive licenses of Intellectual Property granted by the Company or its Subsidiaries to a customer, distributor or service provider in the ordinary course of business, (vii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Documents, (viii) Liens, in each case, that do not adversely affect in any material respect the current use of the applicable real property, (ix) Liens, easements, rights of way, covenants and other similar restrictions that have been placed by any developer, landlord or other Person on property over which the Company or any of its Subsidiaries has easement rights or on any property leased by the Company or any of its Subsidiaries and recorded subordination or similar agreements relating thereto, (x) defects or irregularities in title, easements, rights-of-way, covenants, restrictions and other similar matters that do not materially impair the continued use and operation of the real property to which they relate in the business of the Company or its Subsidiaries, as currently conducted, (xi) any conditions that would be disclosed by a current, accurate survey or physical inspection that do not, in the aggregate, materially impair the continued use and operation of the real property to which they relate in the business of the Company or its Subsidiaries (xii) with respect to any Leased Real Property, (a) the interests and rights of the respective lessors with respect thereto, and Liens granted with respect to the Leased Real Property to the extent arising by, through or under such lessors, and (b) any Liens permitted under the applicable Material Real Property Lease that, in the case of clauses (a) and (b), does not in the aggregate, materially impair the continued use and operation of the real property to which they relate in the business of the Company or its Subsidiaries, on a consolidated basis, as currently conducted, (xiii) Liens created by Parent or its successors and assigns, (xiv) statutory or contractual Liens of lessors or Liens on the lessor’s or prior lessor’s interests incurred in the ordinary course of business does not, in the aggregate, materially impair the continued use and operation of the real property to which they relate in the business of the Company or its Subsidiaries, on a consolidated basis, as currently conducted and (xv) Liens that would not materially and adversely affect the use, value or operations of the property or other assets subject thereto.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.
“Personal Information” means information that constitutes “personal data,” “personal information,” “personally identifiable information” or “sensitive personal information” under applicable Data Protection Laws.

“Process” or “Processing” means any operation or set of operations that are performed on Personal Information or on sets of Personal Information, whether or not by automated means, such as the collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.
“Registered IP” means all United States federal and foreign: (i) patents and patent applications; (ii) registered trademarks and applications to register trademarks; (iii) domain names; and (iv) registered copyrights and applications for copyright registration.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, disposal or discharge into or through the environment.
“Representative” means, with respect to any Person, such Person’s directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives.
“RMR” means The RMR Group LLC.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Security Incident” means any actual (i) unauthorized or unlawful acquisition of, loss of or access to, Personal Information stored on Company Information Systems or Processed on behalf of the Company or (ii) ransomware or other cyberattack that resulted in a significant business disruption to the Company Information Systems.
“Subsidiary” means, with respect to any Person, now or in the future, any other Person of which at least a majority of (i) the securities or other ownership interests of such other Person having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (ii) the equity or ownership interests of such other Person, in each case is directly or indirectly owned or controlled by such first Person and/or by one (1) or more of its Subsidiaries, but with respect to the Company.
“SVC” means Service Properties Trust.
“SVC Consent and Amendment Agreement” means that certain consent and amendment agreement entered into as of the date hereof by and among the Company, TA Operating LLC, a Delaware limited liability company, the SVC Parties (as defined therein) and Parent.
“Tax” or “Taxes” means any and all taxes, imports, customs, duties and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority or Taxing Authority, whether disputed or not, including taxes or other charges on or with respect to income, corporations, franchises, windfall or other profits, gross receipts, property, capital, capital gains, capital stock, premium, production, sales, use, goods and services, privilege, lease service, service use, recapture, license, escheat, payroll, employment, social security, disability, severance, alternative or add-on minimum, workers’ compensation, unemployment compensation, employee contribution or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem, stamp, documentary, registration, utility, communications, environmental or unclaimed property, transfer, value added or gains taxes.
“Tax Return” means any Tax return, statement, report, election, declaration, disclosure, schedule or form (including any estimated tax or information return or report) filed or required to be filed with any Taxing Authority including any attachments or amendments thereto.
“Taxing Authority” means any Governmental Authority (domestic or foreign) responsible for the assessment, determination, collection, imposition or collection of any Tax.
“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

“Trademark Assignment Agreement” means that certain assignment agreement with respect to certain trademarks entered into as of the date hereof by and among SVC, HPT TA Properties Trust, a Maryland real estate investment trust, HPT TA Properties LLC, a Maryland limited liability company, HPT TRS Inc., a Maryland corporation and the Company.
“Transaction Documents” means this Agreement, the Ancillary Agreements, the Closing Agreements and any other agreement executed and delivered by the parties in connection with this Agreement on the date hereof.
“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person now or in the future of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.
(b)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Acceptable Confidentiality Agreement	Section 6.3(h)(i)
Acquisition Representatives	Section 6.3
Adverse Recommendation Change	Section 6.3(a)
Agreement	Preamble
Alternative Arrangement	Section 4.31
Ancillary Agreements	Recitals
Antitrust Authority	Section 8.1(c)
Antitrust Laws	Section 8.1(b)
Articles of Merger	Section 2.1(c)
Bylaws	Section 3.2
Certificates	Section 2.3(a)
Citigroup	Section 4.26
Charter	Section 3.1
Claim	Section 7.3(b)
Closing	Section 2.1(b)
Closing Agreements	Recitals
Closing Date	Section 2.1(b)
Company	Preamble
Company Board Recommendation	Section 4.2(b)
Company Employees	Section 7.4(a)
Company Indebtedness	Section 6.8
Company Information Systems	Section 4.15(g)
Company Restricted Share	Section 2.5(a)
Company SEC Documents	Section 4.7(a)
Company Securities	Section 4.5(b)
Company Stockholder Approval	Section 4.2(a)
Company Stockholder Meeting	Section 6.2
Company Subsidiary Securities	Section 4.6(b)
Consents	Section 6.9(i)
COVID-19 Measures	Section 1.1 – Definition of Material Adverse Effect
Divestiture Action	Section 8.1(c)
Effective Time	Section 2.1(c)

Term	Section
Employee Plan	Section 4.18(a)
End Date	Section 10.1(b)(i)
Estoppel Certificate	Section 6.10(b)
Excluded Shares	Section 2.2(c)
Existing Tenant	Section 6.10(b)
FCPA	Section 4.25
Final End Date	Section 10.1(b)(i)
First Extension End Date	Section 10.1(b)(i)
Indemnified Person	Section 7.3(a)
Initial End Date	Section 10.1(b)(i)
Intervening Event Notice Period	Section 6.3(d)
Leased Real Property	Section 4.14(b)
Material Contract	Section 4.22(b)
Material Real Property Lease	Section 4.14(b)
Maximum Tail Premium	Section 7.3(c)
Merger	Recitals
Merger Consideration	Section 2.2(a)
Merger Subsidiary	Preamble
Multiemployer Plan	Section 4.18(c)
Other Required Company Filing	Section 8.2
Owned Real Property	Section 4.14(a)
Parent	Preamble
Parent Termination Fee	Section 11.4(c)
Paying Agent	Section 2.3(a)
Payment	Section 11.4(e)
Payment Fund	Section 2.3(b)
Proxy Statement	Section 4.9
Reference Time	Section 4.5(a)
Restraints	Section 9.1(b)
Restricted Share Consideration	Section 2.5(a)
SDAT	Section 2.1(c)
Superior Proposal	Section 6.3(h)(ii)
Superior Proposal Notice Period	Section 6.3(g)
Surviving Corporation	Section 2.1(a)
Termination Fee	Section 11.4(b)
Transaction Litigation	Section 8.7
Uncertificated Shares	Section 2.3(a)
Voting Agreements	Recitals
Section 1.2   Other Definitional and Interpretative Provisions.   The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neutral forms. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and shall not mean simply “if”. The word “or” shall not be exclusive. Unless otherwise specified, references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder as amended from time to time. References to any Organizational Document, agreement or Contract are to that Organizational Document, agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. The phrase “date hereof” shall be deemed to refer to the date set forth in the preamble of this Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the time zone in which New York, New York is located. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars. References to information or documents having been “made available” (or words of similar import) by or on behalf of the Company to Parent shall be deemed satisfied if the Company or its Representatives made such information or document available in (i) the Data Room in connection with the transactions contemplated by this Agreement, and (ii) the Enfos Inc. platform, in each case, by or before 12:36 p.m. New York City time on the date of this Agreement prior to the execution and delivery of this Agreement, and such information has remained available in the Data Room and the Enfos Inc. platform through the date hereof.
ARTICLE 2
The Merger
Section 2.1   The Merger.
(a)   On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL, Merger Subsidiary shall be merged with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease and the Company shall be the surviving and successor corporation (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Maryland as an indirect wholly-owned subsidiary of Parent.
(b)   Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts) at 8:00 a.m. New York City time, as soon as possible, but in any event no later than the third (3rd) Business Day, after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree consistent with the MGCL (the date on which the Closing occurs, the “Closing Date”).
(c)   At the Closing, the Company and Merger Subsidiary shall (i) cause the articles of merger to be duly executed, filed with and accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with, and in such form as is required by, the MGCL (the “Articles of Merger”) and (ii) make all other filings, recordings or publications required by the MGCL in connection with the Merger. The Merger shall become effective upon the later of (x) the date and time at which the Articles of Merger have been filed with, and accepted for record by, the SDAT or (y) to the extent permitted by Applicable Law, at such other date and time as may be agreed to by the parties hereto and specified in the Articles of Merger (the “Effective Time”).
(d)   From and after the Effective Time, the Merger shall have the effects set forth in § 3-114 of the MGCL.
Section 2.2   Conversion of Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:
(a)   except as otherwise provided in Section 2.2(b) or Section 2.2(c), each share of Company Stock outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive $86.00 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all shares of

Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each share shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.3, without interest; provided, however, that the Merger Consideration will be equitably adjusted appropriately to reflect the effect of any stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar changes with respect to the Company Stock, occurring on or after the date of this Agreement and prior to the Effective Time;
(b)   each share of Company Stock owned by Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;
(c)   each share of Company Stock held by any Subsidiary of either the Company or Parent (other than Merger Subsidiary) immediately prior to the Effective Time shall be converted into such number of shares of common stock, par value $0.001 per share, of the Surviving Corporation such that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned of the Company immediately prior to the Effective Time (such shares, together with the shares described in Section 2.2(b), “Excluded Shares”); and
(d)   each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one (1) share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and, together with the shares described in Section 2.2(c), shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.3   Surrender and Payment.
(a)   Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Paying Agent”) and enter into a paying agent agreement with the Paying Agent reasonably acceptable to the Company for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the “Certificates”) or (ii) uncertificated shares of Company Stock (the “Uncertificated Shares”). Promptly after the Effective Time (but in no event later than five (5) Business Days after the Effective Time), Parent shall send, or shall cause the Paying Agent to send, to each holder of record of shares of Company Stock at the Effective Time other than Excluded Shares a letter of transmittal (in a form that was reasonably acceptable to the Company prior to the Effective Time) and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent) for use in such exchange.
(b)   Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of a customary “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Upon such surrender of Certificates for cancellation to the Paying Agent, the Certificates so surrendered will forthwith also be cancelled. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. Immediately after the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Company Stock, cash in an amount sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall, pending its disbursement to the holders of Company Stock, be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services, or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks reasonably acceptable to the Company; provided that no such investment or losses shall affect the amounts payable to such holders of Company Stock and Parent shall promptly replace or cause to be replaced any funds deposited with the Paying Agent that are lost through any investment so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to pay the aggregate Merger Consideration. Earnings from investments, subject to the immediately preceding proviso, shall be paid to and shall be the sole and exclusive property of Parent or the Surviving Corporation, as directed by Parent. Except as contemplated by Section 2.3(e) hereof, the Payment Fund shall not be used for any other purpose.
(c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes or fees required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(d)   From and after the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Paying Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(e)   Any portion of the Payment Fund that remains unclaimed by the former holders of shares of Company Stock twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such former holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Parent or the Surviving Corporation, as directed by Parent, for payment of the Merger Consideration, in respect of such shares of Company Stock without any interest thereon. Notwithstanding the foregoing, Parent and the Surviving Corporation shall not be liable to any holder of shares of Company Stock for any amounts properly paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock immediately prior to such time when such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
Section 2.4   Dissenters’ Rights.   No dissenters’ or appraisal rights or rights of an objecting holder of Company Stock pursuant to the MGCL shall be available with respect to the Merger or the other transactions contemplated hereby.
Section 2.5   Company Equity Awards.
(a)   Immediately prior to the Effective Time, each share of Company Stock granted subject to vesting or other lapse restrictions under any Company Stock Plan (each, a “Company Restricted Share”) that is outstanding immediately prior to the Effective Time shall vest in full and become free of such restrictions as of the Effective Time and, at the Effective Time, shall be converted into the right to receive the Merger Consideration in accordance with Section 2.2(a) (the “Restricted Share Consideration”) and under the same terms and conditions as apply to the receipt of the Merger Consideration by holders of Company Stock generally. Parent shall cause the Surviving Corporation to pay the Restricted Share Consideration through the Surviving Corporation’s payroll system to the holder of the applicable Company Restricted Share at or reasonably promptly after the Effective Time (but in no event later than the later of (x) five (5) Business Days after the Effective Time and (y) the first regular payroll date after the Effective Time), less any required Tax withholding, if applicable.
(b)   Prior to the Closing, the Board of Directors of the Company (or, if appropriate, any committee thereof administering any Company Stock Plan) shall adopt such resolutions or take action by written consent in lieu of a meeting that are necessary to (i) effectuate treatment of Company Restricted Shares pursuant to Section 2.5 and (ii) cause the Company Stock Plan to terminate as of the Effective Time. The Company shall take all action necessary to ensure that, following the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver any shares of Company Stock to any other Person pursuant to Company Restricted Shares or any other equity-based awards.

Section 2.6   Withholding Rights.   Each of the Paying Agent, Merger Subsidiary, the Surviving Corporation and Parent (and any of their respective Affiliates) shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. To the extent that the Paying Agent, Merger Subsidiary, the Surviving Corporation or Parent (and any of their respective Affiliates), as the case may be, becomes aware of any applicable withholding Taxes (other than (i) compensatory withholding and (ii) U.S. federal income backup withholding Tax as a result of a holder of Common Shares failing to provide a duly completed United States Internal Revenue Service Form W-9 or W-8), the Paying Agent, Merger Subsidiary, the Surviving Corporation or Parent (and any of their respective Affiliates), as applicable, shall (a) provide prompt written notice to the holders of shares of Company Stock before the Effective Time of the amount of such Tax, (b) consult with the applicable holders of shares of Company Stock before the Effective Time in good faith as to the nature of the Tax and the basis upon which such withholding is required and (c) promptly provide any such Person any additional documentation required for such Person’s Tax filings, as may be reasonably requested by such Person. The Paying Agent, Merger Subsidiary, the Surviving Corporation and Parent shall use their commercially reasonable efforts to obtain exemptions from, or reductions of, any Taxes required to be withheld from payments under this Agreement. If the Paying Agent, Merger Subsidiary, the Surviving Corporation or Parent (or any of their respective Affiliates), as the case may be, withholds any such amounts and properly pays such amounts over to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such withholding was made.
Section 2.7   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent and/or Paying Agent, the posting by such Person of a bond, in such reasonable amount and upon such terms as the Parent and/or Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.
ARTICLE 3
The Surviving Corporation
Section 3.1   Charter.   Subject to Section 7.3, the Articles of Incorporation of the Company, dated July 30, 2019 (the “Charter”), shall be amended at the Effective Time to read substantially as set forth in Exhibit A hereto and, as so amended, shall be the charter of the Surviving Corporation until amended in accordance with Applicable Law.
Section 3.2   Bylaws.   Subject to Section 7.3, the Amended and Restated Bylaws of the Company, dated August 1, 2019 (the “Bylaws”), shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.
Section 3.3   Directors and Officers.   The parties shall take all actions necessary so that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (b) those individual Persons designated by Parent shall be the officers of the Surviving Corporation as of the Effective Time.
ARTICLE 4
Representations and Warranties of the Company
Except (a) subject to the terms of Section 11.5, as set forth in the Company Disclosure Letter and (b) as disclosed in the Company SEC Documents filed prior to the execution hereof but excluding any “risk factors” or “forward-looking statements” or any other disclosure therein that is cautionary, forward-looking or predictive in nature, the Company represents and warrants to Parent that:

Section 4.1   Corporate Existence and Power.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and authority and all Permits required to carry on its business as currently conducted and to own, lease or operate its properties or assets, except for those Permits, the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Ancillary Agreements. The Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary (with respect to jurisdictions that recognize the concept of good standing), except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   Complete and correct copies of the Charter and Bylaws, which remain in full force and effect as of the date hereof without further amendment, have been made available through filings with the SEC.
Section 4.2   Corporate Authorization.
(a)   The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each of the Ancillary Agreements and the Closing Agreements to which it is a party and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby are within the Company’s and each of its Subsidiaries’ corporate powers and, except, in the case of the Company, for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company and each of its Subsidiaries. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger (the “Company Stockholder Approval”). Assuming due authorization, execution and delivery by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(b)   At a meeting duly called and held prior to the execution of this Agreement and the Ancillary Agreements, the Board of Directors of the Company has unanimously (i) determined and declared that the terms of this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated hereby and thereby are advisable, and in the best interests of the Company and the Company’s stockholders, (ii) approved the execution, delivery and performance of this Agreement and the Ancillary Agreements and, subject to the Company Stockholder Approval, the consummation of the transactions contemplated hereby (including the Merger) and thereby upon the terms and subject to the conditions set forth herein and therein, as the case may be, (iii) directed that the approval of the Merger and the other transactions contemplated hereby be submitted for consideration and a vote of the holders of Company Stock at a meeting of the Company’s stockholders, (iv) resolved to include in the Proxy Statement the recommendation of the Board of Directors of the Company to holders of Company Stock to vote in favor of approval of the Merger by the Company’s stockholders (such recommendation in the preceding clause (iv), the “Company Board Recommendation”) and (v) has taken all steps necessary pursuant to Section 3-603(c) of the MGCL to exempt the Agreement, the Ancillary Agreements, the Merger and the transactions contemplated hereby and thereby from the provisions of Section 3-602 of the MGCL.
Section 4.3   Governmental Authorization.   The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws (including the filing with the SEC of the Proxy Statement), (d) compliance with any applicable rules of the Nasdaq and (e) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect, or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.
Section 4.4   Non-contravention.   The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Charter or Bylaws or the applicable Organizational Documents of any Subsidiary of the Company, (b) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or (c) assuming compliance with the matters referred to in Section 4.3, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, modification, acceleration or other change of any right or obligation or the loss of any Material Contract, with only such exceptions, in the case of each of clauses (b) and (c), as would not reasonably be expected to have had, or have, individually or in the aggregate, a Material Adverse Effect or prevent the Company from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.
Section 4.5   Capitalization.
(a)   The authorized capital stock of the Company consists of 216,000,000 shares of Company Stock. As of 5:00 p.m., New York City time, on February 14, 2023 (the “Reference Time”), there were (i) 15,101,389 shares of Company Stock issued and outstanding (including 554,572 outstanding Company Restricted Shares) and (ii) no shares of Company Stock were reserved for issuance other than 541,872 shares of Company Stock reserved for issuance pursuant to the Company Stock Plan. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plan or other Employee Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued and fully paid. No Subsidiary of the Company owns any shares of Company Stock or other securities of the Company.
(b)   Except as set forth in this Section 4.5, as of the date hereof there are no issued, reserved for issuance or outstanding: (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into, exercisable for, valued by reference to, giving any Person a right to subscribe for or acquire or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding, (iii) preemptive or other outstanding rights, warrants, calls, options, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, commitments or other rights of any kind to acquire from the Company or its Subsidiaries, or other obligation of the Company or its Subsidiaries to issue, any capital stock, voting securities or securities convertible into, exercisable for, valued by reference to, giving any Person a right to subscribe for or acquire or exchangeable for capital stock or voting securities of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company (the securities referred to in any of clauses (i) through (iv) being referred to collectively as the “Company Securities”). Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities.
(c)   Neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of the Company on any matter or with the equity holders of any of the Company’s Subsidiaries on any matter, respectively.
Section 4.6   Subsidiaries; Ownership.
(a)   Section 4.6(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of each Subsidiary of the Company and its place and form of organization, together with the percentage of the outstanding share capital or other equity interests of each Subsidiary of the Company owned (directly or indirectly) by the Company, including identifying whether any such Subsidiaries are Wholly-Owned Subsidiaries, and each other Subsidiary of the Company.

(b)   Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and has all organizational powers, authority and Permits required to carry on its business as currently conducted and to own, lease or operate its properties or assets, except for those Permits, the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and (where applicable) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Wholly-Owned Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien (other than Permitted Liens) and free of any transfer restriction (other than transfer restrictions of general applicability as may be provided under the 1933 Act or other applicable securities laws), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests. As of the date hereof, there are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options, preemptive rights or other outstanding rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.
Section 4.7   SEC Filings and the Sarbanes-Oxley Act.
(a)   The Company has timely filed with or furnished, as applicable, to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents (including all exhibits, amendments and schedules thereto and other information incorporated therein) required to be filed with or furnished to the SEC pursuant to Applicable Laws by the Company since January 1, 2021 (collectively, the “Company SEC Documents”).
(b)   No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form, prospectus, registration statement or other document with, or make any other filing with, or furnish any other material to, the SEC under Applicable Law.
(c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(d)   The Company is in compliance in all material respects with the applicable provisions of the 1934 Act and the Sarbanes-Oxley Act. The Company and its management are in compliance in all material respects with Rule 13a-15 under the 1934 Act, including (i) with respect to disclosure controls and procedures and internal control over financial reporting requirements thereunder, and (ii) having designed disclosure controls and procedures sufficient to ensure that all material information relating to or concerning the Company, including relating to its consolidated Subsidiaries, is made known on a timely basis to the management of the Company and those individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Board of Directors (i) any significant deficiencies or material weakness in the design or operation of its internal control over financial reporting that is or would reasonably be likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or any other employees who have (or have had) a significant role in the Company’s internal control over financial reporting.

(e)   Since the Company Balance Sheet Date, the Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.
(f)   The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2021, and such assessment concluded that such control was effective.
(g)   Since the Company Balance Sheet Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq.
(h)   Since the Company Balance Sheet Date, no material complaints from any source, including the Company’s employees, regarding accounting, internal accounting controls or auditing matters, have been received by the Company.
Section 4.8   Financial Statements.   The audited consolidated financial statements and unaudited consolidated quarterly financial statements (in each case, including the related notes) of the Company included or incorporated by reference in the Company SEC Documents (a) have been or will be (as applicable) prepared in conformity with GAAP applied on a consistent basis for the periods then ended (except as may be specifically indicated in the notes thereto) and (b) did or will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (except, in the case of any unaudited quarterly financial statements with respect to clause (a) or (b), as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC and subject to normal year-end audit adjustments that will not be, individually or in the aggregate, material in amount or effect). The books and records of the Company have been maintained in all material respects in accordance with GAAP. There are no unconsolidated Subsidiaries and neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and/or one (1) or more of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(b) of Regulation S-K of the 1933 Act).
Section 4.9   Disclosure Documents.   None of the information in the proxy statement that will be prepared in connection with the Company Stockholder Meeting and the transactions contemplated hereby (including the letter to stockholders, notice of meeting and form of proxy, as amended and supplemented, the “Proxy Statement”) will, at the time the Proxy Statement is filed with the SEC, at the time it is mailed to the holders of shares of Company Stock, or at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent, Merger Subsidiary, or any Affiliate of Parent or Merger Subsidiary in writing specifically for inclusion in the Proxy Statement.
Section 4.10   Absence of Certain Changes.
(a)   (i) From the Company Balance Sheet Date through the date hereof, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (ii) from December 31, 2021 through the date hereof, there has not been any condition, change, circumstance, event, effect or development of a state of circumstances or facts that has had, and continues to have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent the Company from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.
(b)   From the Company Balance Sheet Date through the date hereof, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date hereof through the Effective Time without Parent’s consent, would constitute a breach of Section 6.1(a), Section 6.1(b), Section 6.1(c), Section 6.1(d), Section 6.1(e), Section 6.1(g) (provided that for purposes of this Section 4.10(b)

the $1 million amount set forth therein shall be deemed to be $5 million), Section 6.1(h) (solely with respect to indebtedness for borrowed money and guarantees related to indebtedness for borrowed money), Section 6.1(n) or, to the extent applicable to such sections, Section 6.1(t).
Section 4.11   No Undisclosed Liabilities.   There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and whether due or to become due, other than: (i) liabilities or obligations to the extent disclosed, reflected or reserved against in the Company Balance Sheet, (ii) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date, (iii) liabilities or obligations incurred directly in connection with the transactions contemplated hereby and (iv) liabilities or obligations that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.12   Compliance with Laws and Court Orders; Permits.
(a)   Since January 1, 2021, the Company and each of its Subsidiaries have been in compliance with, and to the knowledge of the Company have not been under investigation by any Governmental Authority with respect to any alleged failures to comply with or violations of, Applicable Law (including applicable Franchise Laws and safety and health code requirements promulgated by any Governmental Authority) and Permits, except for failures to comply or violations that have not had and would not reasonably be expected to be material to the Company and its Subsidiaries. The Company and each of its Subsidiaries has in effect all Permits that are necessary for the conduct of its business as presently conducted, each such Permit is in full force and effect and will not be terminated, suspended or revoked as a result of the transactions contemplated hereby and by the Ancillary Agreements, and no condition exists that, with the giving of notice or lapse of time or both, would reasonably be expected to constitute a breach or default of any such Permit, except, with respect to each of the foregoing clauses, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Ancillary Agreements. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Ancillary Agreements, no claim, action, charge, lawsuit, litigation, arbitration or other similar legal proceeding is pending or, to the knowledge of the Company, has been threatened, to suspend, revoke, withdraw, modify or limit any such Permit. The Company is not an “investment company” under the Investment Company Act of 1940.
(b)   As of the date hereof, there is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.
(c)   Since January 1, 2021, except as has not or would not be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has engaged in, nor is now engaging in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or target of sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or any Person in Cuba, Iran, Sudan, Syria, North Korea or the Crimea region of Ukraine, in each case, in violation of applicable sanctions.
Section 4.13   Litigation.   There has been and is no action, suit, investigation or proceeding or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any present or former officer, director or employee of the Company or any of its Subsidiaries in their capacity as such for whom the Company or any of its Subsidiaries may be liable before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) or by any Governmental Authority or arbitrator that has had since January 1, 2021, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.14   Properties.
(a)   Section 4.14(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of all real property owned by the Company or its Subsidiaries (collectively, the “Owned Real Property”). The Company or a Subsidiary of the Company has good and valid title to the Owned Real Property free and clear of all Liens, except Permitted Liens and any such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Owned Real Property is subject to any outstanding option or right to purchase the Owned Real Property or any portion thereof or interest therein that has not been waived. Neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any material portion thereof, except for leases entered into in the ordinary course of business that do not grant to any such other Person control of the entirety or a material portion of the applicable Owned Real Property.
(b)   Section 4.14(b) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of all material leased or subleased real property for which the Company or a Subsidiary of the Company is a tenant or subtenant (such real property, the “Leased Real Property”). Except as would not reasonably be expected to be material to the Company and its Subsidiaries, (i) each lease or sublease (each, a “Material Real Property Lease”) under which the Company or any of its Subsidiaries leases or subleases any such Leased Real Property is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Material Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Real Property Lease, and neither the Company nor any of its Subsidiaries has received any notice in writing that it has breached, violated or defaulted under any Material Real Property Lease where such breach, violation or default remains uncured. Neither the Company nor any of its Subsidiaries has subleased or otherwise granted any Person the right to use or occupy any Leased Real Property except for subleases entered into in the ordinary course of business that do not grant control to any such other Person of the entirety or a material portion of the applicable Leased Real Property. To the Company’s knowledge, the Leased Real Property is free and clear of all Liens other than Permitted Liens (and the Leased Real Property leased pursuant to each Existing SVC Lease Agreement is free and clear of all “Liens” other than “Permitted Encumbrances,” each defined, solely for purposes of this parenthetical, as in the applicable Existing SVC Lease Agreement therefor) and any such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)   There are no existing condemnation or other proceedings in eminent domain, or to the Company’s knowledge any proceeding pending or threatened in writing received by the Company, affecting any material portion of the Owned Real Property or Leased Real Property.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the buildings, material building components, structural elements of the improvements, roofs, foundations, parking and loading areas, and mechanical systems included in the Owned Real Property or the Leased Real Property are in good working condition and repair and (ii) neither the Company nor any of its Subsidiaries has knowledge of or has received written notice of any material violations of any building codes, zoning ordinances, governmental regulations or covenants or restrictions affecting any Leased Real Property or Owned Real Property. There are no material construction or alteration projects with respect to the Leased Real Property or Owned Real Property that are currently ongoing or remain outstanding.
Section 4.15   Intellectual Property.
(a)   The Company and/or its Subsidiaries have valid title and ownership interest in the Company Owned IP, free and clear of any Liens (other than Permitted Liens).
(b)   Since January 1, 2021, there are and have been no material legal disputes or claims pending or, to the knowledge of the Company, threatened in writing alleging infringement, misappropriation or any other violation of any Intellectual Property of any Third Party by the Company or any of its Subsidiaries.
(c)   Since January 1, 2021, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the conduct of the business of the Company and its Subsidiaries does not currently and has not infringed on, misappropriated or otherwise violated any Intellectual Property of any Third Party.
(d)   Since January 1, 2021, to the knowledge of the Company, no Third Party has been, or is currently, infringing, misappropriating or otherwise violating any Company Owned IP in a manner that is material to the business of the Company.
(e)   Section 4.15(e) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of all Company Registered IP. None of the material issued or registered Company Registered IP has been adjudged invalid or unenforceable in whole or in part.
(f)   The Company and its Subsidiaries have taken commercially reasonable steps to protect the trade secrets in the Company Owned IP and to protect any confidential information provided to them by any other Person under obligation of confidentiality.
(g)   In the last six (6) months, there have been no material failures, breakdowns, breaches, outages or unavailability of the Information Systems used by the Company or its Subsidiaries (the “Company Information Systems”). The Company Information Systems are sufficient for the current needs of their businesses, including as to capacity and ability to process current peak volumes in a timely manner. The Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable procedures to (i) incorporate material security patches or upgrades to the Company Information Systems that are generally available, (ii) protect the Company Information Systems from “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry) or other software routines or hardware components intentionally designed to permit unauthorized access to, or to disable or erase, software, hardware or data and (iii) have documented backup and disaster recovery plans and procedures.
Section 4.16   Data Protection.
(a)   Since January 1, 2021, the Company and its Subsidiaries have materially complied with the Data Protection Laws. The Company and its Subsidiaries have adopted and published a privacy policy that describes their privacy practices on their website(s) and complies with the Data Protection Laws in all material respects.
(b)   The Company and its Subsidiaries maintain an information security program, documented in writing, which includes administrative, technical and physical controls that are reasonable to protect the security, confidentiality and integrity of Company Information Systems, Personal Information Processed by the Company and its Subsidiaries, as well as any Payment Card Data. The information security program materially complies with the Data Protection Laws and, as applicable, the Payment Card Industry Data Security Standards (PCI-DSS) and includes, without limitation, data backup, security and disaster recovery technology and procedures. The controls defined within the information security program have been tested for the past seven years and have been reviewed, as and where applicable, through the completion of required PCI-DSS assessment conducted by a certified third party.
(c)   The Company and its Subsidiaries have not experienced any material Security Incidents, and neither the Company nor its Subsidiaries have provided or been required under applicable Data Protection Laws to provide notification of any material Security Incident.
(d)   The Company and its Subsidiaries have not received notice of any actual or threatened in writing claims, investigations or other proceedings relating to any material Security Incident or in which violations of any Data Protection Laws by the Company and its Subsidiaries are alleged.
Section 4.17   Taxes.   Except as has not and would not constitute a Material Adverse Effect:
(a)   All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (taking into account any extension of time within which to file) in accordance with all Applicable Law, and all such Tax Returns were, at the time of filing, true, complete and correct in all respects. The Company and its Subsidiaries have paid all Taxes due (whether or not shown on any Tax Returns), except with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(b)   All Taxes required to be withheld by the Company or any of its Subsidiaries have been withheld and, to the extent required, have been paid over to the appropriate Taxing Authority.
(c)   The Company and its Subsidiaries have complied with all requirements under Applicable Law with respect to all Forms W-2 and 1099 required with respect to amounts paid or owing to an employee, independent contractor, creditor, stockholder, or other Third Party.
(d)   Neither the Company nor any of its Subsidiaries has granted any extension, waiver or comparable consents regarding the statute of limitations period or of the time for assessment or collection, applicable to any Tax or Tax Return (and to the Company’s knowledge no request for any such extension, waiver or consent is pending), which period (after giving effect to such extension or waiver) has not yet expired.
(e)   There is no material claim, audit, action, suit, proceeding or investigation now pending or, to the Company’s knowledge, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset.
(f)   Within the past three (3) years, no written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to taxation by that jurisdiction.
(g)   Neither the Company nor any of its Subsidiaries (i) has, for any open tax years, been a member of any consolidated, unitary or similar Tax group other than a group of which the Company or any of its Subsidiaries is the common parent, or (ii) is liable for any amount of Taxes of any other Person (other than Taxes of the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by Contract, operation of law, or otherwise (other than (A) any agreement entered into in the ordinary course of business that is not primarily related to Taxes, or (B) any agreement between or among any of the Company and its Subsidiaries).
(h)   There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.
(i)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (A) change in accounting method made prior to the Closing Date, (B) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of Applicable Law regarding income Taxes) executed on or prior to the date hereof, (C) installment sale or open transaction disposition made on or prior to the Closing Date or (D) any prepaid amount of received or deferred revenue accrued on or prior to the Closing Date.
(j)   Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or any similar provision of state, local or foreign Applicable Law).
(k)   Neither the Company nor any of its Subsidiaries has been a party to any transaction intended to qualify as tax-free under Section 355 of the Code during the two (2)-year period ending on the date hereof or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part.
(l)   Neither the Company nor any of its Subsidiaries has any outstanding request for any Tax ruling from any Governmental Authority or is subject to any closing agreements or similar arrangements with any Governmental Authority with regard to the determination of the Tax liability of the Company or any of its Subsidiaries that would have continuing effect on periods (or portions of such periods) ending after the Closing Date.
(m)   (i) To the extent applicable, the Company and each of its Subsidiaries have, in all material respects, complied with all Applicable Laws in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, and (ii) to the extent applicable, the Company and each of its Subsidiaries have, in all material respects, complied with all Applicable Laws and duly accounted for any available Tax credits under any COVID-19 Measures (including Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act).

(n)   None of the Company nor any of its Subsidiaries is or has been (i) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code that became a surrogate foreign corporation on or after December 22, 2017, or (ii) an “expatriated entity” within the meaning of Section 7874(a)(2)(A) of the Code with respect to a surrogate foreign corporation described in clause (i).
(o)   The Company and each Subsidiary have timely and properly (A) collected and remitted all material sales, use, value added, excise and similar Taxes with respect to sales or leases made or services provided to its customers and (B) received and retained any applicable Tax exemption certificates and other documentation for all sales, leases or provision of services that qualify as exempt from sales, use, value added and similar Taxes.
(p)   The Company and its Subsidiaries are in full compliance with applicable Tax laws related to registering, reporting, filing Tax Returns and paying excise Taxes with respect to blended fuels, and with respect to any federal, state or local excise Tax requirements with respect to the sale of fuel, alcohol, tobacco and similar products.
Section 4.18   Employee Benefit Plans.
(a)   Section 4.18(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of each material Employee Plan. “Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA and each other employment, individual contracting or consulting, change in control, retention, severance or other agreement, plan or program providing for compensation, bonuses, stock option or other stock- related rights or other forms of incentive or deferred compensation, health and welfare, life or disability insurance, health or medical benefits, employee assistance program, post-employment or retirement benefits (including deferred compensation, pension, health, medical or life insurance benefits) or other employee benefits that is maintained, administered or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability, other than (i) any Multiemployer Plan and (ii) any agreement, plan or program, mandated by Applicable Law. Copies of (A) the material Employee Plans (and, if applicable, related administrative service agreements and insurance policies) and (B) all amendments thereto have been made available to Parent together with, if any, the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such Employee Plan.
(b)   Neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes to, or has in the past six (6) years sponsored, maintained or contributed to, or otherwise has any liability with respect to, any Employee Plan subject to Title IV of ERISA.
(c)   Neither the Company nor any of its ERISA Affiliates contributes to, or has in the past six (6) years contributed to, or otherwise has any liability with respect to, any multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).
(d)   Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter or is established on a pre-approved form of plan document that has received a favorable advisory or opinion letter, or has pending or has time remaining in which to file an application for such determination from the Internal Revenue Service, and, to the knowledge of the Company, no revocation of any such determination, advisory or opinion letter has been threatened by any Governmental Authority. The Company has made available to Parent copies of the most recent Internal Revenue Service determination, advisory or opinion letter with respect to each such Employee Plan.
(e)   Each Employee Plan has been operated, funded and maintained in material compliance with its terms and with the requirements prescribed by any Applicable Law, including ERISA and the Code.
(f)   Except as expressly provided in this Agreement or listed on Section 4.17(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (either alone or together with a termination of employment, to the extent such termination of employment alone would not trigger such benefit) (i) entitle any current or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries to severance pay or any increase in severance pay payable by the Company or any of its Subsidiaries, (ii) accelerate the time of payment or vesting or trigger any payment of, or funding of, compensation or benefits, or materially increase the amount payable to any employee, director, officer or individual independent contractor of the Company or any of its Subsidiaries under any Employee Plan, or (iii) cause the Company to transfer or set aside any assets to fund any material benefits under any Employee Plan.
(g)   Neither the Company nor any of its Subsidiaries has any material liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except (i) benefits in the nature of severance pay or (ii) coverage or benefits as required under Section 4980B of the Code or any other Applicable Law or contributions to any Multiemployer Plan pursuant to any collective bargaining agreement or other Contract with a labor union or employee organization.
(h)   There is no material action, suit, investigation, audit or proceeding pending against or, to the knowledge of the Company, threatened against, any Employee Plan by or before any Governmental Authority, other than routine claims for benefits.
(i)   No Employee Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company or any of its Subsidiaries who reside or work outside of the United States.
(j)   Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, would reasonably be expected to, either alone or in combination with another event, result in the payment of any amount that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.
(k)   No Employee Plan provides any individual with the right to, a gross up, indemnification or reimbursement for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under of Section 280G of the Code.
Section 4.19   Labor and Employment Matters.
(a)   As of the date hereof, neither the Company nor any of its Subsidiaries is a party, or otherwise subject, to any collective bargaining agreement, or other similar agreement with any labor union or organization with respect to employees based in the United States. Since January 1, 2021, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no (i) unfair labor practice, labor dispute (other than routine individual grievances ) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries relating to their businesses, (ii) activity or proceeding by a labor union or representative thereof to the knowledge of the Company to organize any employees of the Company or any of its Subsidiaries or (iii) lockouts, strikes, slowdowns, work stoppages or, to the knowledge of the Company, threats thereof by or with respect to such employees.
(b)   As of the date hereof, the Company is in material compliance with all Applicable Laws respecting labor, employment and employment practices, including terms and conditions of employment, wages, hours of work, overtime exemption classification, independent contractor classification, collective bargaining, anti-discrimination, harassment and retaliation, civil rights, equal employment opportunity, immigration, pay equity, minimum pay, workers’ compensation, expense reimbursements, leaves of absence, disability accommodation, paid time off, wage statement and notice obligations, incentive compensation, premium pay, employee records retention, background checks, drug screens, occupational safety and health, mass layoffs and site closings, and family and medical leave.
(c)   The Company is in material compliance with the terms of all collective bargaining agreements, memoranda of agreement or understanding, side letter agreements or other similar agreements with all labor unions.
(d)   Since January 1, 2021, there has been no material action, suit, investigation, audit, or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, brought by or on behalf of any employee, individual independent contractor, director, officer or, with respect to any employee, individual, independent contractor, director or officer, by a Governmental Authority.
(e)   Since January 1, 2021, (i) to the knowledge of the Company, no material allegations of sexual or other unlawful harassment or discrimination have been made or threatened against any current or former employee whose annual base salary is in excess of $175,000, officer or director of the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreement or Contract specifically related to the matters set forth in Section 4.19(e)(i).
(f)   No Company Employee is employed by or is eligible to receive any form of compensation or benefits from RMR, SVC or their respective Affiliates or clients in relation to any services the Company Employee carries out for RMR, SVC or their respective Affiliates or clients.
Section 4.20   Insurance.   Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries maintain such insurance in such amounts and against such risks as is sufficient to comply with Applicable Law and applicable Contracts, (b) all such insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy, (d) all premiums due thereon have been paid in full, (e) there is no material claim pending under such insurance policies as to which coverage has been questioned, denied or disputed and (f) no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.
Section 4.21   Environmental Matters.   Except as has not been, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)   no action, claim, suit, investigation or proceeding is pending or, to the knowledge of the Company, has been threatened by any Governmental Authority or other Person, in each case that alleges that the Company or any of its Subsidiaries has violated or has any liability under any Environmental Law;
(b)   the Company and its Subsidiaries are and, since January 1, 2019, have been in compliance with all Environmental Laws, which compliance includes the possession of and compliance with all Environmental Permits;
(c)   there has been no Release of any Hazardous Substance by the Company or any of its Subsidiaries at or from any Owned Real Property or Leased Real Property or any other real property for which the Company or any of its Subsidiaries has operated (i) in violation of Environmental Laws or (ii) in a manner that has resulted in or reasonably could be expected to result in any obligation to conduct any remedial action of the Company or any of its Subsidiaries under or pursuant to any Environmental Law;
(d)   there are no and have not been any Hazardous Substances used, generated, treated, stored, transported, disposed of, handled, or otherwise existing on, under or about any personal or real property owned, leased, operated or used by the Company, nor has there been any arrangement for treatment, storage, or disposal of Hazardous Substances therefrom, in violation of or which would be reasonably likely to be the basis of liability or obligation under Environmental Laws;
(e)   with respect to underground storage tanks and other fuel storage, distribution and dispensing equipment currently owned or operated by the Company, the Company is and has been in compliance with all Environmental Laws and other laws, rules, regulations or requirements of any federal, state or local governmental authority regarding the existence, removal, repair, operation, installation, tightness testing, record keeping, registration and financial assurance requirements, in all cases to the extent required to maintain eligibility for and participation in the underground storage tank fund of each state in which the Company operates;
(f)   the Company has made available to Parent true and complete copies of all environmental Phase I and Phase II reports and other material and non-privileged environmental investigations, studies, audits, tests, remediation plans, reviews or other analyses commenced or conducted by or on behalf of the Company (or by a Third Party of which the Company has knowledge) prepared in the past five years or older if matters described in the report are not fully resolved and relating to the environmental condition of the Owned Real Property or Leased Real Property or to the compliance of the Company’s operations with Environmental Laws, in any case that are in the possession, custody or control of the Company; and
(g)   the Company has no material unfulfilled obligations under any outstanding order, writ, ruling, decision, verdict, decree, assessment, award (including arbitration awards), judgment, stipulation, injunction, or other determination, decision or finding by, before, or under the supervision of any Governmental Authority, under any Environmental Laws.
Section 4.22   Material Contracts.
(a)   Except for (v) this Agreement, (w) each of the Material Real Property Leases, (x) any Employee Plans, (y) Franchise Agreements and Franchisee Agreements and (z) any Contracts filed as exhibits to the Company SEC Documents that are available at least one (1) Business Day prior to the date hereof, Section 4.22(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of each of the following Contracts to which the Company or any of its Subsidiaries is a party or which bind their respective properties or assets:
(i)   each Contract that involves performance of services or delivery of goods, products or developmental, consulting or other services commitments by the Company or any of its Subsidiaries, and that either (A) provided for aggregate payments to the Company or any of its Subsidiaries of $3,000,000 or more in the Company’s fiscal year ended December 31, 2022 or under which the Company or its Subsidiaries actually received aggregate payments of $3,000,000 or more in such fiscal year or (B) provides for aggregate payments to the Company or any of its Subsidiaries after the date hereof of $3,000,000 or more, other than Contracts terminable by the Company or one of its Subsidiaries on no more than ninety (90) days’ notice without liability or financial obligation to the Company or any of its Subsidiaries;
(ii)   each Contract that involves performance of services or delivery or lease of goods, materials, supplies or equipment or developmental, consulting or other services commitments to the Company or any of its Subsidiaries, or the payment therefor by the Company or any of its Subsidiaries, and that either (A) provided for payments by the Company or any of its Subsidiaries of $3,000,000 or more in the Company’s fiscal year ended December 31, 2022 or under which the Company or its Subsidiaries actually made aggregate payments of $3,000,000 or more in such fiscal year or (B) provides for aggregate payments by the Company or any of its Subsidiaries after the date hereof of $3,000,000 or more; other than Contracts terminable by the Company or the applicable Subsidiary on no more than ninety (90) days’ notice without a penalty, early termination payment or other liability or financial obligation on the part of the Company or any of its Subsidiaries;
(iii)   each Contract relating to a fuel supply agreement or arrangement, including gasoline, diesel, bio-diesel, renewable diesel and diesel exhaust fluid fuel supply agreements or arrangements other than Contracts terminable by the Company or the applicable Subsidiary on no more than ninety (90) days’ notice without a penalty, early termination payment or other liability or financial obligation on the part of the Company or any of its Subsidiaries;
(iv)   each Contract (A) that contains any provision restricting the Company or any of its Subsidiaries from (1) competing with any Person or in any geographic area, (2) selling any products or providing any services to any Person or purchasing any products or receiving any services from any Person, (3) soliciting any customers or (4) engaging in any activity or line of business, (B) pursuant to which any benefit or right is required to be given or lost as a result of so competing, selling, purchasing, soliciting or engaging or (C) which, pursuant to its terms, could have the effect described in clauses (A) or (B) above on Parent or its Affiliates after the Closing solely as a result of the consummation of the transactions contemplated hereby, except for such restrictions that are not material to the Company and its Subsidiaries, taken as a whole;
(v)   each Contract that (A) (i) grants any material rights on an exclusive or preferential basis to any Third Party with more than one year remaining in the term of such Contract, including any exclusive license or supply or distribution agreement or other exclusive rights or (ii) which, pursuant to its terms, could have such effect on Parent or its Affiliates after the Closing as a result of the consummation of the transactions contemplated hereby, (B) grants any rights of first refusal, rights of first offer, rights of first negotiation or similar rights with respect to any material product, service or Company Owned IP, (C) contains any “take or pay” or similar provision or any provision that requires the purchase of all or any portion of the Company’s or any of its Subsidiaries’ material requirements from any Third Party, (D) grants “most favored nation” or similar rights with respect to any material product or service or (E) provides for the sharing of any revenue or cost savings with any other Person;
(vi)   each Contract pursuant to which (A) the Company or any of its Subsidiaries is granting any (1) exclusive license to Company Owned IP or (2) nonexclusive license to Company Owned IP granted outside the ordinary course of business or (B) a Third Party licenses any material Intellectual Property to the Company or any of its Subsidiaries, in each case except for (w) agreements in which the license to Intellectual Property is incidental to the purpose of the Contract taken as a whole, (x) licenses for Open Source Software, (y) Contracts for “shrink wrap” and other widely available commercial software or services acquired individually for less than $1,000,000 per year and (z) any other agreements that, taken as a whole, are not material to the Company and its Subsidiaries, taken as a whole;
(vii)   each Contract relating to or evidencing (A) indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) of the Company or any of its Subsidiaries, (B) any letters of credit, bank guarantees and other similar instruments (regardless whether drawn or undrawn) issued for the account of the Company or any of its Subsidiaries, (C) any interest rate, currency, swap, derivative or other hedging Contracts, (D) any Liens (other than Permitted Liens) on material assets or properties of the Company or any of its Subsidiaries or (E) any guarantees (or arrangements having the economic effect of a guarantee) or other forms of credit support (including all “keep well” arrangements) in favor of any Person other than the Company or any of its Subsidiaries (or by any Person in favor of the Company or any of its Subsidiaries), in each case, except any such Contract (1) with an aggregate outstanding principal amount or obligation not exceeding $3,000,000 or (2) solely between or among any of the Company and its Wholly-Owned Subsidiaries;
(viii)   each Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (except for the Company or any of its Wholly-Owned Subsidiaries), other than (A) extensions of credit in the ordinary course of business and (B) investments in marketable securities in the ordinary course of business;
(ix)   each Contract (A) relating to any pending or future acquisition or disposition by the Company or any of its Subsidiaries, directly or indirectly, of all or any portion of any business or any material assets or properties of any Person (whether by merger, sale of securities, sale of assets or otherwise) or (B) under which the Company or any of its Subsidiaries has any obligations (including “earn-out,” “milestone” or other deferred or contingent payment obligations, any potential purchase price adjustment obligations or any potential indemnification obligations) which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition, directly or indirectly, of all or any portion of any business or any material assets or properties of any Person (whether by merger, sale of securities, sale of assets or otherwise) for consideration in excess of $5,000,000, in each case, except for acquisitions or dispositions of inventory in the ordinary course of business;
(x)    each partnership, joint venture, profit sharing or other similar Contract or arrangement;
(xi)   each collective bargaining, works council or other similar labor Contract, including any memorandum of understanding associated therewith or amendments thereto;
(xii)   each Contract entered into since the Company Balance Sheet Date in connection with the settlement or other resolution of any claim, litigation, suit, action or proceeding (A) with any Governmental Authority or (B) under which the Company or any of its Subsidiaries have any continuing obligations, liabilities or restrictions that are material to the Company and its Subsidiaries, taken as a whole, or that involved payment by the Company or any of its Subsidiaries of more than $2,000,000;
(xiii)   each Contract pursuant to which the Company or any of its Subsidiaries sells any products or provides any services to any Governmental Authority;

(xiv)   each Contract required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K under the 1933 Act; and
(xv)   each Existing SVC Lease Agreement and each Existing SVC Guaranty.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Contract (A) disclosed or required to be disclosed in Section 4.22(a) of the Company Disclosure Letter or (B) filed as an exhibit to the Company SEC Documents (each Contract described in the foregoing clauses (A) or (B), a “Material Contract”) (unless it has been terminated or expired (in each case according to its terms)) is in full force and effect and is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity, (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in breach or default under any Material Contract, (iii) no event has occurred that, with notice or lapse of time or both, would constitute a breach or default under any Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto and (iv) neither the Company nor any of its Subsidiaries has received a written notice of breach or default under any Material Contract or regarding an intent by any other party to terminate, cancel or modify any Material Contract, and there have been no disputes between the Company or any of its Subsidiaries, on the one hand, and any other party to any Material Contract, on the other hand. The Company has made available to Parent true, correct and complete copies of each Material Contract that has not been filed (including by incorporation by reference) as an Exhibit to any Company SEC Documents; provided; that for purposes of this Section 4.22(b), “Company SEC Documents” shall mean any such Company SEC Documents since December 31, 2021. For purposes of Section 6.1, all references to $3,000,0000 dollar threshold amounts provided for in the definition of “Material Contracts” shall be read to be $2,000,000.
Section 4.23   Customers and Suppliers.
(a)   Section 4.23(a) of the Company Disclosure Letter lists the ten (10) largest customers of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries over the fiscal year ended December 31, 2022).
(b)   Section 4.23(b) of the Company Disclosure Letter lists the ten (10) largest suppliers of the Company and its Subsidiaries (determined on the basis of aggregate purchases made by the Company and its Subsidiaries over the fiscal year ended December 31, 2022).
Section 4.24   Franchise and Franchisee Arrangements.
(a)   Section 4.24(a)(1) of the Company Disclosure Letter sets forth a true and complete list of all Franchise Agreements and Section 4.24(a) (2) of the Company Disclosure Letter sets forth a true and complete list of all Franchisee Agreements.
(b)   Section 4.24(b) of the Company Disclosure Letter sets forth a true and complete list of all material FDDs that the Company or any of its Subsidiaries have used to offer or sell Franchises within the United States or any other jurisdiction outside of the United States at any time since January 1, 2020. The Company has made available to Parent true and complete copies of each such FDD. Since January 1, 2020, the Company and its Subsidiaries have not, in any such FDD or in any registration, application or filing with any Governmental Authority under any United States federal or state Franchise Laws or any other Applicable Law (whether or not inside, outside, including or excluding the United States or any other country), made any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(c)   The Company and its Subsidiaries have retained properly signed FDD receipts required by applicable Franchise Laws evidencing compliance with disclosure waiting periods under the Applicable Laws with respect to all Franchises granted since January 1, 2020.

(d)    The Company has made available to Parent true and complete copies of the Franchisee Agreements listed in Section 4.24(d) of the Company Disclosure Letter. With respect to any franchise brand where the Company or any of its Subsidiaries has signed more than one (1) Franchisee Agreement with that franchise brand, the Franchisee Agreements listed on Section 4.24(d) of the Company Disclosure Letter are representative and the same in all material respects as any Franchisee Agreements that have not been made available to Parent with the same franchise brand with respect to territorial rights, restrictive covenants, and transfer restrictions and conditions.
(e)   No capital expenditures, remodels, re-equips or renovations are required by any franchisor under any Franchisee Agreement in the calendar year 2023, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(f)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Franchise Agreement and Franchisee Agreement disclosed or required to be disclosed in Section 4.24(a) or (d) of the Company Disclosure Letter (unless it has been terminated or expired (in each case according to its terms)) is in full force and effect and is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in breach or default under any Franchise Agreement or Franchisee Agreement, (ii) no event has occurred that, with notice or lapse of time or both, would constitute a breach or default under any Franchise Agreement or Franchisee Agreement by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto and (iii) neither the Company nor any of its Subsidiaries has received a written notice of breach or default under any Franchise Agreement or Franchisee Agreement or regarding an intent by any other party to terminate, cancel or modify any Franchise Agreement or Franchisee Agreement, and there have been no disputes between the Company or any of its Subsidiaries, on the one hand, and any other party to any Franchise Agreement or Franchisee Agreement, on the other hand. The Company has made available to Parent true, correct and complete copies of each Franchise Agreement disclosed or required to be disclosed in Section 4.24(a)(1) and each Franchisee Agreement disclosed or required to be disclosed in Section 4.24(d).
Section 4.25   Anti-Corruption.   Since January 1, 2021, except as has not or would not reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries and their respective directors, employees (including officers), and, to the knowledge of the Company, their respective agents has complied and is in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and all Other Anti-Bribery Laws, (b) the Company, any of its Subsidiaries and/or any of their respective directors, employees (including officers), and, to the knowledge of the Company, their respective agents have not paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any official or Representative (including anyone elected, nominated or appointed to be a Representative) of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority (including any official or employee of any entity directly or indirectly owned or controlled by any Governmental Authority), any royal or ruling family member or any political party or candidate for public or political office for the purpose of improperly influencing any act or decision of any such Governmental Authority or Person to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage in each case in violation, in any material respect, of the FCPA, as amended or any of the Other Anti-Bribery Laws, (c) the Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and the Other Anti-Bribery Laws and have maintained such policies and procedures in full force and effect and (d) there are no proceedings against the Company or any of its Subsidiaries or any Indemnified Person pending by or before any Governmental Authority, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Indemnified Person by any Governmental Authority, in each case with respect to the FCPA and the Other Anti- Bribery Laws.
Section 4.26   Finders’ Fees.   Except for Citigroup Global Markets Inc. (“Citigroup”), there is no investment banker, broker, finder or other intermediary that has been employed or retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated hereby and by the Ancillary Agreements.
Section 4.27   Opinion of Financial Advisor.   The Company has received the oral opinion of Citigroup, financial advisor to the Company, to be confirmed by delivery of the written opinion of Citigroup to the Board of Directors of the Company, to the effect that, as of the date of the written opinion, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth in the written opinion, the Merger Consideration to be received by the holders of shares of Company Stock (other than (i) Parent and its Affiliates or (ii) RMR or any entities managed by or that receive business management services from RMR including SVC, or any of their respective Affiliates) is fair, from a financial point of view, to such holders. A signed copy of such opinion will be made available to Parent promptly following the receipt thereof and execution of this Agreement.
Section 4.28   Antitakeover Statutes.   Assuming the representations and warranties in Section 5.9 are complete and correct, (a) prior to the date of this Agreement, the Company has taken all action necessary to exempt this Agreement, the Merger and the other transactions contemplated hereby and the Ancillary Agreements from any anti-takeover provision or restrictions on “business combinations” set forth in the MGCL or the Charter and (b) the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to this Agreement, the Merger and the other transactions contemplated hereby and the Ancillary Agreements.
Section 4.29   Transactions with Affiliates.   There are no material transactions, Contracts or understandings between the Company or any of its Subsidiaries on one hand, and any director or executive officer of the Company or any of its Affiliates on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the 1933 Act and that have not been so disclosed in the Company SEC Documents, other than ordinary course of business employment agreements.
Section 4.30   Transactions with Certain Shareholders.   All Contracts to which the Company and/or any of its Subsidiaries is a party, on the one hand, and SVC, RMR or any of its or their Affiliates is a party, on the other hand, are listed in Section 4.30 of the Company Disclosure Letter.
Section 4.31   Certain Exclusive and Preferential Arrangements.   None of the Company or any of its Subsidiaries has entered into any Contract or other arrangement with any Third Party that grants to any Third Party any rights on an exclusive basis, any rights of first refusal, rights of first offer, rights of first negotiation or similar rights, contains any “take or pay” or “ship or pay” or similar supply or offtake commitments in favor of any Third Party or provides for the sharing of any revenue or cost savings with any Third Party, in each case, related to or in connection with purchase, development, operation, maintenance or disposition of any assets related to generation, storage, distribution, dispensing, purchase and sale of any non-hydrocarbon based fuels and energy sources (including electricity and hydrogen) (collectively, “Alternative Arrangements”).
Section 4.32   No Additional Representations of the Company.
(a)   Each of Parent and Merger Subsidiary has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Except for the representations and warranties made by the Company in this Article 4 (as qualified by the Company Disclosure Letter), neither the Company nor any other Person on behalf of the Company or any of its Affiliates makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information made available to Parent, Merger Subsidiary or any of their respective Affiliates or Representatives, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or Representatives of any documentation, forecasts or other information in connection with the transactions contemplated hereby, and each of Parent and Merger Subsidiary acknowledges the foregoing. Neither the Company, its respective Affiliates or Representatives nor any other Person will, except in the case of fraud, have or be subject to any liability or indemnification obligation to Parent, Merger Subsidiary or any other Person resulting from the distribution to Parent, Merger Subsidiary or any of their respective Affiliates or Representatives, or Parent’s or Merger Subsidiary’s (or any of their respective Affiliates’ or Representatives’) use of, any such information, including any information, documents, projections, forecasts, management presentations or other material made available in the Data Room, unless, and then only to the extent that, any such information is expressly included in a representation or warranty contained in this Article 4 (as qualified by the Company Disclosure Letter).
(b)   The Company agrees and acknowledges that, except for the representations and warranties contained in Article 5, neither Parent nor Merger Subsidiary or any other Person makes any other express or implied representation or warranty on behalf of Parent or any of its Affiliates (including Merger Subsidiary). The Company agrees and acknowledges that in making the decision to enter into this Agreement and consummate the transactions, the Company has relied exclusively on the express representations and warranties contained in Article 5 and has not relied on any other representation or warranty, express or implied.
ARTICLE 5
Representations and Warranties of Parent and Merger Subsidiary
Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that:
Section 5.1   Corporate Existence and Power.
(a)   Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and authority and all Permits required to carry on its business as currently conducted and to own, lease or operate its properties or assets, except for those Permits, the absence of which has not or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated hereby. Parent indirectly wholly owns beneficially and of record all of the outstanding capital stock of Merger Subsidiary.
(c)   Parent has provided to the Company complete and correct copies of the Organizational Documents of Parent and Merger Subsidiary as currently in effect.
Section 5.2   Corporate Authorization.   The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and each of the Ancillary Agreements and the Closing Agreements to which it is a party and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby are within the corporate powers of Parent and Merger Subsidiary and, except for the required approval of Parent, as the indirect sole stockholder of Merger Subsidiary, have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
Section 5.3   Governmental Authorization.   The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and by the Ancillary Agreements require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL, and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, (d) compliance with any applicable rules of the Nasdaq and (e) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.4   Non-contravention.   The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the Ancillary Agreements, as applicable, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Parent or Merger Subsidiary or (b) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, with only such exceptions, in the case of clause (b), as have not or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent Parent or Merger Subsidiary from consummating the transactions contemplated by this Agreement.
Section 5.5   Disclosure Documents.   The information supplied by Parent or Merger Subsidiary for inclusion in the Proxy Statement, on the date supplied to the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Subsidiary with respect to statements made therein that relate expressly to the Company or any of its Subsidiaries or to the extent based on information supplied by the Company or any of its Subsidiaries for inclusion or incorporation by reference therein.
Section 5.6   Litigation.   There has been no action, suit, investigation or proceeding pending or, to the knowledge of Parent or Merger Subsidiary, threatened against Parent or Merger Subsidiary, any of their Subsidiaries or any present or former officer, director or employee of Parent or Merger Subsidiary or any of their Subsidiaries in their capacity as such before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) or by any Governmental Authority or arbitrator that would reasonably be expected to be prevent Parent or Merger Subsidiary from consummating the Merger.
Section 5.7   Financing.   Parent has and will have at the Effective Time cash, available lines of credit or other sources of immediately available funds in an amount sufficient to enable Parent to consummate the Merger pursuant to the terms of this Agreement, including to pay the Merger Consideration for all of the shares of Company Stock, to pay all consideration payable pursuant to Section 2.3 and Section 2.5 and to pay all related fees and expenses of Parent, Merger Subsidiary or the Surviving Corporation and their respective Representatives pursuant to this Agreement. Parent and Merger Subsidiary acknowledge that their obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing.
Section 5.8   Certain Arrangements.   Other than the Ancillary Agreements and the Closing Agreements, there are no Contracts or commitments to enter into Contracts (a) between Parent, Merger Subsidiary or any of their Affiliates, on the one hand, and any director, officer or employee of the Company or any of its Subsidiaries, on the other hand, or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote or approve this Agreement or the Merger or agrees to vote against any Superior Proposal.
Section 5.9   Ownership of Company Securities.   Neither Parent nor Merger Subsidiary nor any Affiliate of either of them owns any shares of Company Stock, and at any time within the two (2)-year period immediately prior to the date hereof, none of Parent, Merger Subsidiary or their Affiliates has been an “interested stockholder” of the Company as defined in Section 3-601 of the MGCL (excluding any pension plan or similar investments).
Section 5.10   No Vote of Parent Stockholders.   No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any Applicable Law, the articles of incorporation or bylaws or other equivalent Organizational Documents of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the transactions contemplated hereby. For purposes of this Section 5.10, “Parent” also includes the equity holders of, or parent company of, Parent.

Section 5.11   CFIUS Foreign Person Status.   The national or subnational governments of a single foreign state (other than an excepted foreign state) do not have a “substantial interest” in Parent or Merger Subsidiary within the meaning of Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof.
Section 5.12   No Additional Representations of Parent or Merger Subsidiary.
(a)   Except for the representations and warranties made by Parent or Merger Subsidiary in this Article 5, none of Parent or Merger Subsidiary nor any other Person on behalf of Parent or Merger Subsidiary or any of their Affiliates makes any other express or implied representation or warranty with respect to Parent or Merger Subsidiary or any of Parent’s Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to the Company or any of its Affiliates or Representatives, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information in connection with the transactions contemplated hereby, and the Company acknowledges the foregoing. None of Parent or Merger Subsidiary nor their respective Affiliates or Representatives nor any other Person will, except in the case of fraud, have or be subject to any liability or indemnification obligation to the Company or any other Person resulting from the distribution to the Company or any of its Affiliates or Representatives, or the Company’s (or any of its Affiliates’ or Representatives’) use of, any such information, including any information, documents, projections, forecasts, management presentations or other material made available, in expectation of the Merger or the other transactions contemplated hereunder, unless, and then only to the extent that, any such information is expressly included in a representation or warranty contained in this Article 5.
(b)   Parent and Merger Subsidiary each agrees and acknowledges that, except for the representations and warranties contained in Article 4, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates. Each of Parent and Merger Subsidiary agrees and acknowledges that in making the decision to enter into this Agreement and consummate the transactions, each of Parent and Merger Subsidiary has relied exclusively on the express representations and warranties contained in Article 4 and has not relied on any other representation or warranty, express or implied.
ARTICLE 6
Covenants of the Company
Section 6.1   Conduct of the Company.   Except for matters set forth in Section 6.1 of the Company Disclosure Letter, as expressly contemplated by this Agreement, as required by Applicable Law or COVID-19 Measures or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from and after the date hereof and prior to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (i) conduct its business in the ordinary course of business, (ii) preserve intact its business and (iii) maintain existing relationships with its customers, lenders, landlords, suppliers and others having material business relationships with the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, except (1) for matters set forth in Section 6.1 of the Company Disclosure Letter, (2) as contemplated by this Agreement, (3) as required by Applicable Law or COVID-19 Measures or (4) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the execution of this Agreement until the Effective Time, as applicable, the Company shall not, nor shall it permit any of its Subsidiaries to:
(a)   (i) amend the Charter or Bylaws, (ii) amend in any material respect the comparable Organizational Documents of any Wholly-Owned Subsidiary of the Company or (iii) other than with respect to Wholly-Owned Subsidiaries, amend in any respect the comparable Organizational Documents of any Subsidiary of the Company;
(b)   (i) split, combine, subdivide or reclassify or amend the terms of, directly or indirectly, any shares of any Company Securities or any Company Subsidiary Securities, (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect Wholly-Owned Subsidiary of the Company to its parent or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire, or otherwise amend the terms of, directly or indirectly, any Company Securities or any Company Subsidiary Securities, other than (A) the withholding of shares of Company Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plan, (B) the acquisition by the Company of Company Restricted Shares in connection with the forfeiture of such awards and (C) as required by any Employee Plan as in effect on the date hereof;
(c)   issue, deliver, sell, grant, pledge, transfer, subject to any Lien (other than Permitted Liens) or otherwise encumber or dispose of any Company Securities or Company Subsidiary Securities, other than the issuance of any Company Subsidiary Securities to the Company or any other Wholly-Owned Subsidiary of the Company;
(d)    make any capital expenditures or incur or commit to any obligations or liabilities in respect thereof, except for (i) those quarterly amounts contemplated by the capital expenditure budget as set forth in Section 6.1(d) of the Company Disclosure Letter; provided that (A) in no event may the amount of expenditures incurred or committed to in any calendar quarter exceed the amount set forth in Section 6.1(d) of the Company Disclosure Letter in respect of such quarter by more than 10% (it being understood that any such 10% increase shall not impact the aggregate amount set forth in Section 6.1(d) of the Company Disclosure Letter) and (B) any expenditures referred to in Section 6.1(d) of the Company Disclosure Letter in respect of a calendar quarter, not incurred or committed in such calendar quarter may be incurred or committed in any subsequent calendar quarter (it being understood that the foregoing shall not impact the aggregate amount set forth in Section 6.1(d) of the Company Disclosure Letter) and (ii) any unbudgeted capital expenditures not to exceed $1,000,000 individually or $5,000,000 in the aggregate, in each case, for each fiscal quarterly period;
(e)   adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, (whether by merger, sale of securities, sale of assets or otherwise) each with respect to the Company or any of its Subsidiaries (other than the dissolution of any inactive Subsidiary of the Company);
(f)   acquire (by merger, consolidation, acquisition of securities or assets or otherwise), directly or indirectly, any properties, interests or businesses, or any assets or securities in connection with the acquisition of properties, interests or businesses, if the aggregate fair market value of the applicable properties, interests or businesses, or the applicable assets or securities in connection with the acquisition of such properties, interests or businesses, would exceed $2,000,000;
(g)   sell, license, assign, lease or otherwise dispose of, or create or incur any Lien (other than Permitted Liens) on, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses if the aggregate fair market value of the applicable assets, securities, properties, interests or businesses would exceed $1,000,000 for each fiscal quarterly period, other than (i) pursuant to existing Contracts, commitments or arrangements which have, in each instance, been made available to Parent or otherwise included in Company SEC Documents made publicly available at least one (1) day prior to the date hereof, (ii) sales of Company products and services, inventory or used equipment in the ordinary course of business or (iii) entering into or amending leases or subleases in the ordinary course of business;
(h)   (i) repurchase, prepay, assume, endorse, guarantee or incur, or otherwise become liable for, any indebtedness for borrowed money, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing (other than (A) in connection with the financing of ordinary course trade payables or (B) accounts payable in the ordinary course of business), or (ii) make any loans, advances, capital commitments or capital contributions to, or investments in, any Person (other than (A) to any of the Company or its Wholly-Owned Subsidiaries in the ordinary course of business or (B) accounts receivable and extensions of credit in the ordinary course of business);
(i)    (i) enter into any Contract (A) that contains any provisions restricting the Company or any of its Affiliates from competing or engaging in any material respect in any activity or line of business or with any

Person or in any area or pursuant to which any material benefit or right is required to be given or lost as a result of so competing or engaging, or which, pursuant to its terms, would reasonably be expected to have such effect after the Closing solely as a result of the consummation of the transactions contemplated hereby and by the Ancillary Agreements, (B) that would have been a Material Contract had it been entered into prior to the date of this Agreement, (C) to which any of its Affiliates, SVC or RMR or any of their respective Affiliates is also a party or (D) that would have been an Alternative Arrangement had it been entered into prior to the date of this Agreement, (ii) modify, amend, terminate, or waive any rights under (x) any Material Contract or (y) any Contract to which any of SVC or RMR or any of their respective Affiliates is also a party, except, in the case of clause (ii)(x), (1) any such modifications, amendments, terminations or waivers which would not have a material and adverse impact under such Contract, and (2) for allowing any such Material Contract to expire in accordance with its terms or (iii) enter into any Contract or modify, amend, terminate, or waive any material rights under any Contract or make material elections or exercise material options under any Contract, in each case, where such action or inaction may lead to or result in the Company or any of its Subsidiaries granting an exclusive license or similar exclusive use right to any portion of any travel center operated by the Company or its Subsidiaries; provided that this Section 6.1(i) shall not apply to Franchise Agreements or Franchisee Agreements;
(j)   (i) enter into any Contract (x) that would have been a Franchise Agreement, (y) that would have been a Franchisee Agreement with a new Third Party that the Company does not have an existing Franchisee Agreement with as of the date hereof, or (z) that would have been a Franchisee Agreement with a Third Party that the Company has an existing Franchisee Agreement with as of the date hereof, which contains any term that differs from the Franchisee Agreements with that Third Party listed in Section 4.24(d) of the Company Disclosure Letter with respect to territorial rights or restrictive covenants, or imposes restrictions or conditions on the transfer of ownership interests in the Company, in each case of clause (x), (y) and (z), had it been entered into prior to the date of this Agreement or (ii) modify, amend, terminate, or waive any rights under any Franchise Agreement or Franchisee Agreement except, in the case of clause (ii), any such modifications, amendments, terminations or waivers which would not have a material and adverse impact under such Franchise Agreement or Franchisee Agreement;
(k)   amend, modify or terminate any Material Real Property Lease, nor enter into any new lease or sublease that would have been a Material Real Property Lease had it been entered into prior to the date of this Agreement;
(l)    except (i) as required by the terms of any Employee Plan as in effect on the date hereof, (ii) disclosed on Section 6.1(l) of the Company Disclosure Letter or (iii) as contemplated by this Agreement: (A) hire or promote any officer or employee whose annual base salary is in excess of $175,000 and to whom a written offer of employment or written terms of promotion has not previously been made prior to the date hereof, (B) terminate the employment of any officer or any employee whose annual base salary is in excess of $175,000 other than for cause (as determined by the Company in the ordinary course of business), (C) grant any increase in compensation, bonus or benefits to any director, officer or employee (other than, for employees whose annual base salary or wage rate is not in excess of $175,000, increases in base salary or wage rate in the ordinary course of business consistent with past practice; provided that the aggregate of any salary and wage increases (including in respect of promotions in the ordinary course) shall be an amount not in excess of seven percent (7%) of the aggregate of all such employees’ annual base salary or wage rate), (D) grant any increase in severance compensation, provided that if an employee is hired or promoted into a position that is eligible for severance under the TA Operating Separation Plan for Corporate Employees, this provision shall not limit such employee’s participation in such plan, (E) establish, adopt, enter into, amend or terminate any Employee Plan (other than entering into offer letters or employment agreements that contemplate “at will” employment for any new employee whose annual base salary is not in excess of $175,000 or any immaterial fringe benefit plans or arrangements), (F) grant any new awards, or amend or modify the terms of any outstanding awards, under any equity-related performance, incentive, retention, change in control or similar award provisions or (G) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Employee Plan;
(m)   become a party to, establish, amend or enter into any collective bargaining agreement, memorandum of agreement or understanding, side letter agreement or similar agreement with any labor union;

(n)   make any change in any financial accounting principles, methods or practices or annual accounting period, in each case except for any such change required by GAAP or Applicable Law, including Regulation S-X under the 1934 Act;
(o)   institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $2,000,000 in any individual case or $5,000,000 in the aggregate, other than for uncontested claims, liabilities or obligations as required by their terms as in effect on the date hereof and other than such claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves); provided that the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any obligations (other than the payment of money) to be performed by the Company or any of its Subsidiaries following the Closing;
(p)   (i) change any material Tax election or change any method of Tax accounting, (ii) file any amended income Tax Return or any other material Tax Return, (iii) settle or compromise any action, suit, investigation, audit or proceeding relating to a material amount of Taxes, (iv) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of Applicable Law) with respect to any material Tax, (v) prepare or file any Tax Returns in a manner which is inconsistent with past practices, (vi) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment in respect of any material Taxes (which for the avoidance of doubt shall not include any extension of the time for filing tax returns), (vii) enter into any Tax sharing or similar agreement in respect of any Taxes or (viii) obtain or request any Tax ruling;
(q)   establish any new joint ventures, partnership, profit sharing or similar arrangement;
(r)   (i) voluntarily allow any material Company Registered IP to be cancelled, abandoned, allowed to lapse or not renewed (except in the ordinary course of business) or (ii) grant any rights, covenants not to sue or to assert rights, releases or immunities from suit, co-existence provisions or other similar restrictions (other than non-exclusive licenses granted in the ordinary course of business), in each case that materially restrict the Company’s or its Subsidiaries’ rights to use, register or enforce any material Company Registered IP;
(s)   amend, modify, change the validity of or terminate any Ancillary Agreement to which it or any of its Subsidiaries is a party; or
(t)   agree, authorize or commit to do any of the foregoing.
Section 6.2   Company Stockholder Meeting.   The Company shall take all actions necessary to establish a record date for, duly call, give notice of and convene and hold a meeting of its stockholders to be duly called and held for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholder Meeting”) as soon as reasonably practicable following clearance of the Proxy Statement by the SEC. Without the prior consent of Parent, the approval of the Merger and the other transactions contemplated hereby shall be the only matter (other than matters of procedure, including adjournment or postponement thereof, and matters required by Law to be voted on by the stockholders of the Company in connection with the adoption of this Agreement, including a “Say-on-Golden-Parachute” vote) that the Company shall propose to be acted on by the stockholder of the Company at the Company Stockholder Meeting. The Company shall use its reasonable best efforts to solicit proxies to obtain the Company Stockholder Approval; provided that unless this Agreement is terminated, any Adverse Recommendation Change shall not relieve the Company from its obligations to establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting in accordance with this Section 6.2. The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the mailing of the definitive Proxy Statement. Notwithstanding the immediately preceding sentence, the Company may adjourn or postpone the Company Stockholder Meeting (i) after consultation with Parent, to the extent necessary to ensure any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders within a reasonable amount of time in advance of the Company Stockholder Meeting, (ii) as required by Applicable Law or (iii) if as of the time for which the Company Stockholder Meeting is scheduled as set forth in the Proxy Statement, there are insufficient shares of Company Stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting; provided that, without the prior written consent of Parent, the Company

Stockholder Meeting shall not be postponed or adjourned to a date that would require the setting of a new record date for the Company Stockholder Meeting; provided, further, that the Company Stockholder Meeting may not be postponed or adjourned on the date the Company Stockholder Meeting is scheduled if the Company shall have received proxies in respect of an aggregate number of shares of Company Stock, which have not been withdrawn, such that Company Stockholder Approval would be obtained at such meeting. The Board of Directors of the Company shall (A) except to the extent that the Board of Directors of the Company shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 6.3, make the Company Board Recommendation and recommend approval of the Merger and the other transactions contemplated hereby by the Company’s stockholders, (B) use reasonable best efforts to obtain the Company Stockholder Approval and (C) otherwise comply with all Applicable Laws for the Company Stockholder Meeting.
Section 6.3   Acquisition Proposals.
(a)   Except as otherwise expressly provided in this Section 6.3, (i) neither the Company nor any of its Subsidiaries nor any of their respective officers or directors shall, nor shall the Company or any of its Subsidiaries authorize or knowingly permit any of its or their employees, investment bankers, attorneys, accountants or other advisors, agents and representatives (with respect to any Person, collectively, “Acquisition Representatives”) to, directly or indirectly (A) solicit, initiate, propose, knowingly facilitate, knowingly induce or knowingly encourage the submission or announcement of any Acquisition Proposal, (B) enter into or participate or engage in any discussions or negotiations with, or furnish any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, property, assets, books, records or personal information of the Company or any of its Subsidiaries, to, any Third Party or its Acquisition Representatives in connection with, related to or for the purpose of, inducing, knowingly facilitating or knowingly encouraging an Acquisition Proposal or any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal or (C) enter into any agreement in principle, letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal and (ii) the Board of Directors of the Company shall not (1) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Parent, (2) adopt, approve or recommend to the Company’s stockholders an Acquisition Proposal, (3) fail to reaffirm the Company Board Recommendation within ten (10) Business Days following the written request of Parent (provided, however, that Parent may make such request no more than two (2) times in the aggregate), (4) fail to recommend against acceptance of any tender or exchange offer for shares of Company Stock within ten (10) Business Days after the commencement thereof or fail to maintain such a recommendation against such offer at any time before the expiration or withdrawal thereof or (5) fail to include the Company Board Recommendation in the Proxy Statement (any of the foregoing in this clause (ii), an “Adverse Recommendation Change”).
(b)   Subject to the following sentences of this Section 6.3(b), immediately following the execution of this Agreement, the Company shall, and cause each of its Subsidiaries and its and their officers and directors to, and shall instruct and use its reasonable best efforts to cause its and their respective Acquisition Representatives to, cease and take affirmative steps to terminate, (i) any solicitations, discussions, communications or negotiations with any Third Party and their respective Acquisition Representatives relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal) by such Third Party, in each case that exists as of the date of this Agreement, and (ii) all access of any Third Party and its Acquisition Representatives to any electronic or physical data room maintained by or on behalf of the Company with respect to transactions of a similar nature to the Merger and the other transactions contemplated hereby. The Company shall promptly (and, in any event, within two (2) Business Days after the date hereof) deliver written notice to each Third Party, which has received non-public information from the Company or its Acquisition Representatives in connection with its consideration of a possible Acquisition Proposal, that such Third Party shall promptly return or destroy all non-public information regarding the Company and its Subsidiaries furnished to any such Third Party to the extent contemplated by the applicable confidentiality agreement between the Company and such Third Party. The Company shall, and shall cause its Affiliates to, (x) enforce, (y) not release or permit the release of any Third Party from or (z) not waive, amend, permit the amendment or waiver of, any provision of any standstill or similar, non-solicitation, no-hire or confidentiality agreement or provision to which any of the Company or any Subsidiary is or becomes a party or under which any of the Company or its Subsidiaries has or acquires any rights. In the event that any (i) executive officer, (ii) director or (iii) Acquisition Representative of the Company or any of its Subsidiaries who is an investment banker, attorney or other advisor or representative engaged with respect to the Merger takes any action which, if taken by the Company, would constitute a breach of this Section 6.3, then the Company shall be deemed to be in breach of this Section 6.3 as though such action were taken by the Company.
(c)   Notwithstanding Section 6.3(a), at any time following the date hereof and prior to obtaining the Company Stockholder Approval, if the Company or any of its Acquisition Representatives on the Company’s behalf has received a written, bona fide, unsolicited Acquisition Proposal from any Third Party (or a Group of Third Parties) that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal, and the failure to take the following actions would reasonably be expected to be inconsistent with its duties under Applicable Law, then the Company, directly or indirectly through the Acquisition Representatives of the Company may (i) engage in negotiations or discussions with such Third Party and its Acquisition Representatives and (ii) furnish to such Third Party or its Acquisition Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly (and, in any event, within thirty-six (36) hours) notify Parent in writing if the Company takes any of the actions described in the foregoing clauses (i) and (ii), and prior to or substantially concurrently (and in any event, within thirty-six (36) hours) with the time it is made available to such Third Party or its Acquisition Representatives, the Company shall make available to Parent and its Acquisition Representatives any non-public information relating to the Company or its Subsidiaries that is made available to such Third Party or its Acquisition Representatives and that was not previously made available to Parent.
(d)   Notwithstanding anything contained in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, in respect to a Intervening Event, if the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its duties under Applicable Law, the Board of Directors of the Company may make an Adverse Recommendation Change; provided that the Board of Directors of the Company shall not make such Adverse Recommendation Change unless the Company has (i) provided to Parent at least three (3) Business Days’ prior written notice (such notice period on a consecutive basis, the “Intervening Event Notice Period”) that it intends to take such action and specifying in reasonable detail the pertinent facts underlying such purported Intervening Event and the decision by the Board of Directors of the Company to take such action, (ii) during such Intervening Event Notice Period, if requested by Parent, engaged in good-faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for such Adverse Recommendation Change and (iii) at the end of the Intervening Event Notice Period and prior to taking any such action, the Board of Directors of the Company has considered in good faith any such proposals by Parent to amend this Agreement, and has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a Company Board Recommendation Change would reasonably be expected to be inconsistent with its duties under Applicable Law if such changes proposed by Parent were to be given effect; provided, further, that in the event the Intervening Event to which this provision applies thereafter changes in any material respect, the Company will be required to deliver a new written notice to Parent and comply with the requirements of this Section 6.3(d) with respect to such new written notice, it being understood that the “Intervening Event Notice Period” in respect of such new written notice will extend for the longer of two (2) Business Days or until the end of the original Intervening Event Notice Period.
(e)   In addition, nothing contained herein shall prevent the Board of Directors of the Company from (i) complying with its disclosure obligations under Applicable Law or applicable rules of the Nasdaq, including taking and disclosing to its stockholders a position contemplated by Rule 14e- 2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the 1934 Act with regard to an Acquisition Proposal (or any similar communication to stockholders), (ii) making any “stop-look-and-listen” communication to stockholders of the Company or (iii) making any disclosure to the stockholders of the Company if the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with Applicable Law (including its duties); provided, in each case, that any such action taken or statement made that relates to an Acquisition

Proposal shall not be deemed to be an Adverse Recommendation Change if the Board of Directors of the Company reaffirms the Company Board Recommendation in such statement or in connection with such action.
(f)   The Company shall (i) notify Parent in writing promptly (but in no event later than thirty-six (36) hours after receipt of such Acquisition Proposal) after receipt by the Company or any of its Subsidiaries (either directly or through its Representatives) of any Acquisition Proposal, which notice shall identify the Third Party (or a Group of Third Parties) making or submitting, and the material terms and conditions of, any such Acquisition Proposal and (ii) keep Parent reasonably informed promptly (but in no event later than thirty-six (36) hours) after any material developments, discussions or negotiations regarding any Acquisition Proposal and shall provide to Parent promptly (but in no event later than thirty-six (36) hours ) after receipt thereof copies of all such written Acquisition Proposal, proposed transaction agreements or proposal letters sent, made available or provided to the Company or any of its Subsidiaries (either directly or through its Representatives) related to any Acquisition Proposal.
(g)   Notwithstanding anything contained in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, in respect to a Superior Proposal received by the Company after the date of this Agreement on an unsolicited basis, if the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its duties under Applicable Law, the Board of Directors of the Company may (i) make an Adverse Recommendation Change or (ii) cause the Company to terminate this Agreement pursuant to and in compliance with Section 10.1(d)(i) in order to enter into a binding written definitive agreement providing for such Superior Proposal; provided that the Board of Directors of the Company shall not take the actions described in clauses (i) or (ii) of this Section 6.3(g) until and unless the Company has (A) provided to Parent at least three (3) Business Days prior written notice (such notice period on a consecutive basis, the “Superior Proposal Notice Period”) to the effect that the Board of Directors of the Company (or a committee thereof) intends to take the actions described in clauses (i) or (ii) of this Section 6.3(g), as the case may be, including the identity of the Third Party or Group of Third Parties making such Superior Proposal, the material terms thereof and full copies of all material relevant agreements (including any related schedules, appendices, exhibits or other attachments) relating to such Superior Proposal, including any financing commitments relating thereto; (B) prior to effecting such Adverse Recommendation Change or termination, as the case may be, the Company and its Acquisition Representatives, during the Superior Proposal Notice Period, has been available to have negotiated with Parent in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement in such a manner that would obviate the need to effect a Adverse Recommendation Change or termination, as the case may be, and the Company shall keep Parent reasonably informed promptly of any material modifications to such Superior Proposal (it being understood that any change to the financial or other material terms of such proposal shall be deemed a material modification); and (C) at the end of the Superior Proposal Notice Period and prior to taking any such action, the Board of Directors of the Company has considered in good faith any such proposals by Parent to make revisions to the terms of this Agreement, and has determined in good faith, after consultation with its financial advisors and outside legal counsel, that (x) such Acquisition Proposal continues to constitute a Superior Proposal and (y) the failure to take such action would reasonably be expected to be inconsistent with its duties under Applicable Law if such changes proposed by Parent were to be given effect; provided, further, that in the event of any material modifications to such Superior Proposal (it being understood that any change to the financial or other material terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and comply with the requirements of this Section 6.3(g) with respect to such new written notice, it being understood that the “Superior Proposal Notice Period” in respect of such new written notice will extend for the longer of two (2) Business Days until or the end of the original Superior Proposal Notice Period.
(h)   As used in this Agreement:
(i)   “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that such confidentiality agreement may contain a less restrictive or no standstill restriction, in which case the Confidentiality Agreement shall be deemed to be amended to contain only such less restrictive provision, or to omit such provision, as applicable.

(ii)   “Superior Proposal” means a written Acquisition Proposal that did not result from a breach by the Company of its obligations under this Section 6.3, if the transactions or series of related transactions contemplated thereby were consummated would result in a Third Party or Group of Third Parties, other than Parent or any of its Subsidiaries, beneficial ownership of, directly or indirectly, holding more than fifty percent (50%) of the outstanding shares of Company Securities and Company Subsidiary Securities, taken as a whole, or more than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries, taken as a whole, that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all legal, regulatory, financial, timing, financing, the terms and conditions, likelihood of consummation, and all other aspects of such Acquisition Proposal, (A) would be more favorable to the Company’s stockholders than the Merger and the other transactions contemplated by this Agreement from a financial point of view (taking into account any written proposal by Parent to amend or revise the terms of this Agreement pursuant to Section 6.3(g) and the time expected to be required to consummate such Acquisition Proposal), (B) is reasonably likely to be completed on the terms proposed, and (C) any other aspects considered relevant by the Board of Directors of the Company.
Section 6.4   Access to Information.   From the date hereof until the earlier of the termination of this Agreement or the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall during normal business hours and upon reasonable prior written notice (a) give to Parent, its counsel, financial advisors, auditors and other authorized Representatives reasonable access to the Company’s offices, properties and books and records and (b) cause its and its Affiliates’ employees and instruct its and its Affiliates’ counsel, financial advisors, auditors and other authorized Representatives to reasonably cooperate with Parent in such access and to furnish reasonably promptly all other information, and provide copies thereof, concerning the personnel, properties and business of the Company and its Subsidiaries as Parent or Merger Subsidiary may reasonably and in good faith request; provided, however, that (i) the foregoing shall not require the Company or any of its Subsidiaries to permit access to (A) any information that is subject to attorney-client privilege or other privilege or the work product doctrine, (B) any information that would violate any Applicable Law (provided, however, that, in the case of clause (A) and this clause (B), the Company shall (1) give notice to Parent of the fact that it is withholding such information or documents, (2) use its commercially reasonable efforts to obtain the required consent of any Third Party to provide such access, document or information and (3) consider in good faith and implement alternative disclosure arrangements to enable Parent and its Representatives to evaluate any such information (or as much of it as possible)), (C) any information related to the negotiation and execution of this Agreement or to transactions potentially competing with or alternative to the transactions contemplated hereby or proposals from other Third Parties relating to any competing or alternative transactions (including Acquisition Proposals) and the actions of the Board of Directors of the Company (or any committee thereof) with respect to any of the foregoing, whether prior to or after execution of this Agreement, or (D) any information related to an Adverse Recommendation Change or the actions of the Board of Directors of the Company (or any committee thereof) with respect thereto, (ii) any such investigation shall be conducted under the supervision of appropriate personnel of the Company and in such a manner as not to interfere with the normal business or operations of the Company or its Subsidiaries or otherwise result in any undue burden with respect to the prompt and timely discharge by employees of the Company or its Subsidiaries of their normal duties and Parent shall use its reasonable best efforts to minimize any disruption to the businesses of the Company that may result from any such requests for access and (iii) any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, policies and insurance requirements and will not include the right to sample soil, sediment, groundwater, surface water, air or building materials or conduct any other environmental sampling or analysis. For the avoidance of doubt, nothing in this Section 6.4 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Solely with respect to clauses (A) and (B) of this Section 6.4, the Company may, as it deems advisable and necessary, reasonably designate commercially sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions including clean room procedures, redaction and other customary procedures and, with respect to contractual confidentiality obligations, obtaining a waiver with respect to or consent under such contractual confidentiality obligations, and such materials and the information contained therein shall be given only to the outside counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the parties.

Section 6.5   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things necessary, proper or advisable on its part under Applicable Laws and rules and policies of Nasdaq to cause the delisting of the Company and of the shares of Company Stock from Nasdaq as promptly as practicable after the Effective Time and the deregistration of the shares of Company Stock under the 1934 Act as promptly as practicable after such delisting, but in any event no more than ten (10) days thereafter. The Company shall not cause the Company Stock to be delisted from Nasdaq prior to the Effective Time.
Section 6.6   Resignations.   Prior to the Effective Time, upon Parent’s request, the Company shall use reasonable best efforts to cause any director and officers of the Company or any of its Subsidiaries to execute and deliver a letter (in a form and substance reasonably satisfactory to the Company and to be prepared by Parent) effectuating his or her resignation as a director or officer effective as of the Effective Time.
Section 6.7   Gaming Approvals.   The Company agrees, at Parent’s written request and solely at Parent’s expense, to reasonably cooperate with Parent in connection with Parent’s efforts to obtain any Gaming Approvals that Parent seeks to obtain prior to the Closing. The Company agrees, and shall cause the Company’s Subsidiaries, to use commercially reasonable efforts to obtain any Gaming Approvals to include, inter alia, any Gaming Approvals as required in connection with the consummation of the transactions contemplated hereby, including the Merger, as well as any modifications or new licensing conditions imposed upon any existing Gaming Approval held by the Company and the Company’s Subsidiaries. Parent agrees, at the Company’s request, to reasonably cooperate with the Company in connection with the Company’s efforts to obtain any Gaming Approvals that the Company seeks to obtain prior to Closing. For the avoidance of doubt, Parent and Merger Subsidiary acknowledge and agree that obtaining the Gaming Approvals is not a condition to the Closing.
Section 6.8   Treatment of Certain Indebtedness.   Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, (a) deliver notices of prepayment and notices of termination of commitments (including any certifications or calculations to be provided therewith), as applicable, with respect to the agreements related to indebtedness set forth in Section 6.8 of the Company Disclosure Letter and (b) at Parent’s request prior to Closing, shall use reasonable best efforts to deliver notices of prepayment and notices of termination of commitments (including any certifications or calculations to be provided therewith), as applicable, with respect to any other agreements related to indebtedness or notes of the Company or any of its Company (clauses (a) and (b), collectively, (the “Company Indebtedness”), in each case, within the time periods required thereby and as necessary to pay in full outstanding indebtedness under the Company Indebtedness by the Closing. The Company shall, and shall cause its Subsidiaries to, each use their reasonable best efforts to (i) obtain and deliver to Parent prior to the Closing payoff letters in customary form from the lenders (or their applicable representative) with respect to the Company Indebtedness stating the amounts required to pay in full all indebtedness thereunder at the Closing, (ii) obtain and deliver to Parent documents in customary form acknowledging the termination of obligations and release of Liens related to the Company Indebtedness that are in the form of notes from the collateral agent with respect thereto, (iii) arrange the payoff or prepayment in full, as applicable, of all such indebtedness as of the Effective Time, the termination of the Company Indebtedness and (iv) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with Parent and Merger Subsidiary in doing, all things necessary in connection with the Merger and the other transactions contemplated hereby with respect to the indebtedness under the Company Indebtedness, including providing timely notice to the appropriate parties of the Merger and the transactions contemplated hereby, and, as promptly as practicable, making all filings and notifications and entering into all necessary agreements as reasonably requested by Parent or Merger Subsidiary.
Section 6.9   Consents.   The Company shall be primarily responsible for and shall use its, and shall cause its Subsidiaries to use their, reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary or advisable on its part under this Agreement and Applicable Law to give, obtain and/or effect (as the case may be) as promptly as practicable following the date of this Agreement all notices, acknowledgments, waivers, consents, amendments, supplements or other modifications required that Parent directs the Company to obtain (x) under any Contract with any Third Party or to any Affiliate of the Company to which the Company or any of its Subsidiaries is a party to or bound or (y) from any Governmental Authorities or other Persons to transfer or otherwise issue Operations Licenses that, in each case, are necessary to be given, obtained and/or effected in order to consummate the transactions contemplated by this Agreement (collectively, “Consents”). In connection therewith, neither the Company nor any of its Affiliates or Subsidiaries shall (i) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value, (ii) amend or otherwise modify any such Contract or (iii) with respect to any Consents, agree or commit to do any of the foregoing, in each case for the purposes of giving, obtaining and/or effecting any Consents without the prior consent of Parent. The Company shall give Parent an opportunity to attend and participate in all material meetings, calls and correspondence with Third Parties relating to obtaining and/or giving effect to any Consents. For the avoidance of doubt, Parent and Merger Subsidiary acknowledge and agree that, except as expressly set forth in Article 9, obtaining Consents shall not be a condition to the Closing.
Section 6.10   Other Actions.
(a)   The Company shall have taken the actions described in Section 6.10(a) of the Company Disclosure Letter.
(b)   The Company shall cause TA Operating LLC, a Delaware limited liability company (“Existing Tenant”), to request from each landlord under each Existing SVC Lease Agreement, and the Company shall cause Existing Tenant to use its commercially reasonable efforts to obtain and provide to Parent prior to (but dated no earlier than thirty (30) days prior to) the Closing Date, an estoppel certificate from (1) each such landlord with respect to each Existing SVC Lease Agreement to which it is party, in each case in substantially the form attached to this Agreement as Exhibit B, and (2) the lessor under each Ground Lease, in each case in form and substance as is required of the lessor thereunder (or, if no such form is specified in the Ground Lease, in form and substance substantially consistent with the form in Exhibit B). The Company shall also request (or cause to be requested) from each landlord under each other Material Real Property Lease, and the Company shall use (or cause its Affiliate which is party to the applicable Material Real Property Lease to use) its commercially reasonable efforts to obtain and provide to Parent prior to (but dated no earlier than thirty (30) days prior to) the Closing Date, an estoppel certificate from each such landlord with respect to each Material Real Property Lease in each case in such form as is required to be delivered by landlord thereunder or, if no such form is specified in the lease, in form and substance substantially consistent with the form in Exhibit B. Parent shall have the right to review and approve each estoppel certificate prepared by (or caused to be prepared by) the Company pursuant to this section before such estoppel certificate is delivered to the relevant landlord and also to review any modifications thereto proposed by the relevant landlord, and the Company shall send Parent a copy of each estoppel certificate (and any comments thereto) received from any such landlord, whether same is a draft or has been executed, promptly upon receipt of the same.
ARTICLE 7
Covenants of Parent and Merger Subsidiary
Section 7.1   Obligations of Merger Subsidiary.   Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 7.2   Parent Owned Shares.   Parent shall vote or cause to be voted all shares of Company Stock beneficially-owned by it or any of its Affiliates in favor of approval of the Merger at the Company Stockholder Meeting.
Section 7.3   Indemnification and Insurance.
(a)   Subject to Applicable Law, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, rights under employment agreements, and rights to advancement of expenses relating thereto existing as of the date of the Agreement in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date hereof, a present or former director or officer (including as a fiduciary with respect to an employee benefit plan) of the Company, any of its Subsidiaries or any of their respective predecessors, or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company, any of its Subsidiaries or any of their respective predecessors, other than, in each case, SVC, RMR or any of their respective Affiliates (each, together with such person’s heirs, executors or administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”), as provided in the Company’s and any of its Subsidiaries Organizational Documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries made available to Parent, shall survive the Merger and, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Person with respect to acts or omissions by such Indemnified Persons occurring prior to the Effective Time. From and after the Effective Time, subject to Applicable Law, Parent shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.3, subject to the terms and conditions herein.
(b)   During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) indemnify and hold harmless all Indemnified Persons to the fullest extent permitted under Applicable Law in the event of any threatened or actual claim, suit, action, proceeding or investigation (a “Claim”), whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Person is or was a director (including in a capacity as a member of any board committee) or officer of the Company, any of its Subsidiaries or any of their respective predecessors and (ii) any action or omission (including the approval of this Agreement or any of the transactions contemplated hereby), or alleged action or omission, occurring at or prior to the Effective Time, in such Indemnified Person’s capacity as a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors, against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted by Applicable Law upon receipt of any undertaking required by Applicable Law), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim; provided that the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification is being sought by an Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Claim or such Indemnified Person otherwise consents in writing to such settlement, compromise or consent (such consent not to be unreasonably withheld, conditioned or delayed). Parent and the Surviving Corporation shall cooperate with an Indemnified Person in the defense of any matter for which such Indemnified Person could seek indemnification hereunder.
(c)   At or prior to the Effective Time, the Company shall, or if the Company is unable, Parent shall, or shall cause an Affiliate or the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancelable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies, in each case for a period of at least six (6) years from and after the Effective Time with respect to any claim in respect of acts or omissions occurring at or prior to the Effective Time (including claims with respect to the approval of this Agreement and the consummation of the transactions contemplated hereby) with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies for the Indemnified Persons; provided that, in the event that Company takes the foregoing actions, Company shall, if appropriate, give Parent a reasonable opportunity to review such “tail” insurance policy and the Company shall give good-faith consideration to any comments made by Parent with respect thereto; and provided, further, that the aggregate cost for such “tail” insurance policy shall not exceed 300% of the amount the Company paid in its last full fiscal year (such maximum amount, the “Maximum Tail Premium”) and if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then the Company shall obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.
(d)    If Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys of its property and assets to any Person, then, and in each such case, proper provision shall be made so that the applicable successor, assign or transferee shall assume the obligations set forth in this Section 7.3 (including this Section 7.3(d)).
(e)   These rights under this Section 7.3 shall survive consummation of the Merger and expressly are intended to benefit, and shall be enforceable by, each Indemnified Person. The obligations of Parent and the Surviving Corporation under this Section 7.3 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.
(f)   Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 7.3 as a result of Parent’s breach of this Section 7.3.
Section 7.4   Employee Matters.
(a)   With respect to those employees of the Company or its Subsidiaries employed immediately before the Effective Time (“Company Employees”), for a period of twelve (12) months following the Closing (or, if earlier, the termination of the applicable Company Employee’s employment with Parent, the Surviving Corporation and their Affiliates), Parent shall, or shall cause the Surviving Corporation to, provide to each Company Employee (i) an annual base salary or wage rate and cash incentive compensation opportunity that, in each case, is no less favorable than the annual base salary or wage rate and cash incentive compensation opportunity provided to the Company Employee by the Company or its Subsidiaries immediately before the Effective Time and (ii) employee benefits (excluding any one-time, special or non-recurring payments and/or long-term incentive or equity-based opportunities) that are substantially comparable in the aggregate to those provided to the Company Employee by the Company or its Subsidiaries immediately before the Effective Time. For the avoidance of doubt, following the Closing, (i) Company Employees who remain employed by Parent, the Surviving Corporation or their Affiliates shall not receive any compensation from SVC or RMR in respect of any services performed after the Closing and any employment relationship between any Company Employees and SVC and/or RMR shall cease as of the Closing and (ii) Parent, the Surviving Corporation or their Affiliates shall not be under any obligation to pay any compensation to SVC or RMR employees or service providers. In addition, Parent shall provide, or shall cause the Surviving Corporation to provide, severance payments to each Company Employee whose employment is terminated by Parent or one of its Affiliates during the twelve (12) months following the Effective Time that are no less favorable than the terms and subject to the conditions set out in Section 7.4(a) of the Company Disclosure Letter.
(b)   With respect to any employee benefit plan maintained by Parent, the Surviving Corporation or any of their Affiliates that is made available to the Company Employees during the twelve (12) months following the Effective Time (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Company Employee’s service with the Company or any of its Subsidiaries prior to the Effective Time (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary under the comparable Employee Plans) shall be treated as service with Parent, the Surviving Corporation or their Affiliates, as applicable; provided, however, that such service need not be recognized for benefit accrual under defined benefit pension plans nor post-retiree welfare benefits, for purposes of qualifying for subsidized early retirement or post-retiree welfare benefits or to the extent that such recognition would result in any duplication of benefits.
(c)   Parent shall use commercially reasonable efforts to waive, or shall cause the Surviving Corporation or any of its Affiliates to use commercially reasonable efforts to waive, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any health or welfare benefit plan maintained by Parent, the Surviving Corporation or any of their Affiliates in which any Company Employee (or the dependents of any eligible employee) will be eligible to participate during the twelve (12) months from and after the Effective Time unless and to the extent the individual was subject to such conditions under the health or welfare benefit maintained by the Company or its Subsidiaries immediately prior to the Effective Time. Parent shall use commercially reasonable efforts to recognize, or shall cause the Surviving Corporation or any of its Affiliates use commercially reasonable efforts to recognize, the dollar amount of all payments incurred by each Company Employee (and his or her eligible dependents) under any applicable

Employee Plan during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible, co- payment limitations and out-of-pocket maximums under the relevant welfare benefit plans in which such Company Employee will be eligible to participate from and after the Effective Time.
(d)   Prior to making any written or broad-based oral communications to any officer, director, manager, employee or independent consultant of the Company pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy in substantially the form of the intended communication or script, Parent shall have a reasonable period of time to review and comment on the material terms of such communication or script, and the Company shall consider any such comments that are timely and reasonably made in good faith; it being understood that after Parent has been so provided with such opportunity the Company shall not be required to provide Parent with any description or other information regarding any such communication or the subject matter thereof if its subject matter or content is substantially the same as that previously reviewed by Parent.
(e)   Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Employee Plan, (ii) prevent Parent or any of its Affiliates from amending or terminating any of their benefit plans or, after the Closing, any Employee Plan in accordance with its terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Closing, from terminating the employment of any employee of the Company or (iv) create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any employee of the Company by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.
ARTICLE 8
Covenants of Parent, Merger Subsidiary and the Company
Section 8.1   Efforts.
(a)   Subject to the terms and conditions of this Agreement, the Company and Parent shall cooperate with each other and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Merger and the other transactions contemplated hereby and by the Ancillary Agreements to which it is party to as reasonably promptly as practicable, including (i) preparing and filing as reasonably promptly as practicable after the date hereof with any Governmental Authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, financial statements, records, applications and other documents, in each case, to the extent applicable, (ii) obtaining and maintaining all approvals, consents, registrations, Permits, authorizations, licenses, waivers and other confirmations required to be obtained from any Governmental Authority, any Third Party or any Affiliate of the Company that are necessary or advisable in order to consummate the transactions contemplated hereby and by the Ancillary Agreements to which it is party to and (iii) defending or contesting any action, suit or proceeding challenging this Agreement or the transactions contemplated hereby.
(b)   In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act as reasonably promptly as practicable (and in any event within fifteen (15) Business Days after the date hereof), (ii) make each other appropriate filing required pursuant to any Foreign Antitrust Law (collectively with the HSR Act, the “Antitrust Laws”) as reasonably promptly as practicable after the date hereof, (iii) use reasonable best efforts to comply with requests under any applicable Antitrust Laws for additional information, documents or other materials received by each of them or any of their respective Subsidiaries or Affiliates from any Governmental Authority in respect of such filings or such transactions and (iv) cooperate with each other in connection with any such filing (including, to the extent permitted by Applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith), and in connection with resolving any investigation or other inquiry of any Governmental Authority under any of the Antitrust Laws with respect to any such filing or any such transaction. Each such party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the transactions contemplated hereby. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other parties hereto reasonable prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. Subject to Applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under any of the Antitrust Laws. In furtherance of the foregoing, Parent and the Company shall consult in good faith regarding strategy for obtaining approvals or expiration or termination of any waiting period under applicable Antitrust Laws; provided, in the event of a dispute between Parent and the Company, the final determination regarding such strategy shall be made by Parent; provided, further, that in no event shall the Company or any of its Affiliates agree to any term, condition, obligation, liability, requirement, limitation, qualification, remedy, commitment, sanction or other action in connection with the expiration of any such waiting period or obtaining of any such consent, registration, approval, permit or authorization that is not conditioned upon the consummation of the transactions contemplated by this Agreement without the prior written consent of Parent. Any party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 8.1 as “outside counsel only”. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient, unless express written permission is obtained in advance from the providing party. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this section so as to preserve any applicable privilege.
(c)   In furtherance of the foregoing, Parent shall (i) take any and all action necessary, including (A) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or Parent or their respective Subsidiaries, (B) terminating existing relationships, contractual rights or obligations of the Company or Parent or their respective Subsidiaries, (C) terminating any venture or other arrangement, (D) creating any relationship, contractual rights or obligations of the Company or Parent or their respective Subsidiaries or (E) effectuating any other change or restructuring of the Company or Parent or their respective Subsidiaries or restricting the Company or Parent or their respective Subsidiaries’ ability to operate their respective businesses (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, any other competition authority of any jurisdiction or any other Governmental Authority (collectively, “Antitrust Authority”) in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets by consenting to such action by the Company and provided, that, any such action may, at the discretion of the Company, be conditioned upon consummation of the Merger) (each, a “Divestiture Action”) and to ensure that no Governmental Authority enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger or to ensure that no Antitrust Authority with the authority to clear, authorize or otherwise approve the consummation of the Merger, fails to do so by the End Date; and (ii) not acquire by it or its Affiliates of any interest in any Person that primarily derives revenues from lines of business in the United States similar to the Company’s travel centers, if such action would make it materially more likely that there would arise any impediments under any Antitrust Law that may be asserted by any Governmental Authority to the consummation of the transactions contemplated hereby as soon as reasonably practicable. In the event that any action is threatened or instituted challenging the Merger as violative of any Antitrust Law, Parent shall take all action necessary, including any Divestiture Action to avoid or resolve such action. In the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the transactions contemplated hereby, Parent shall take as reasonably promptly as practicable any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the End Date. The Company shall cooperate with Parent and shall use commercially reasonable efforts to assist Parent in resisting and reducing any Divestiture Action. Notwithstanding any of the foregoing or anything contrary in this Agreement, nothing in this Agreement shall require Parent to (1) take any Divestiture Action if doing so would result in Parent, the Company or their respective subsidiaries divesting (by way of sale, separation or otherwise) any business or assets if the aggregate annual revenues generated from such businesses or assets in 2022 exceeds $175,000,000.00 or (2) otherwise take or commit to take any Divestiture Actions that together with actions in clause (1) would be reasonably likely to result in a loss of aggregate annual revenues (expressed as a positive number) together with an increase in aggregate annual expenses of Parent and its Subsidiaries, taken as a whole, in excess of $175,000,000.00.
Section 8.2   Proxy Statement.   As promptly as practicable after the execution of this Agreement, the Company shall prepare and file the Proxy Statement in preliminary form with the SEC and shall provide Parent and its counsel a reasonable opportunity to review and comment on the Company’s proposed preliminary Proxy Statement in advance of filing and consider in good faith any reasonable comments proposed by Parent and its counsel. Except to the extent that the Board of Directors of the Company shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 6.3, the Proxy Statement shall include the Company Board Recommendation. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to Applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of the Parent and Merger Subsidiary as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall (a) cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the 1934 Act and the rules of the SEC and Nasdaq and (b) cause the Proxy Statement to be mailed to its stockholders as promptly as practicable following clearance of the Proxy Statement by the SEC. Parent and Merger Subsidiary shall furnish to the Company, and the Company shall furnish to Parent and Merger Sub, all information concerning such Party or its respective Affiliates as may be reasonably required by the other Party in connection with the preparation and filing of the Proxy Statement and Other Required Company Filings. Each of the Company, Parent and Merger Subsidiary shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Proxy Statement and to cause the Proxy Statement, as so amended or supplemented, to be filed with SEC and mailed to its stockholders, in each case as and to the extent required by Applicable Law. The Company shall (a) as promptly as practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (b) provide Parent and its counsel a reasonable opportunity to review and comment on the Company’s proposed response to such comments and (c) consider in good faith any reasonable comments proposed in good faith by Parent and its counsel.
Section 8.3   Public Announcements.   Except in the case of the initial press release of each of Parent and the Company, Parent and the Company shall consult with each other and give each other the opportunity to review and comment, and shall consider in good faith the comments of the other, before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and by the Ancillary Agreements and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (and then only after as much advance notice to the other party as feasible and permitted under Applicable Law), shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation. Notwithstanding the foregoing, this Section 8.3 shall not apply to any such press release, communication, other public statement, press conference or conference call (a) in connection with any Adverse Recommendation Change effected in accordance with Section 6.3, (b) the substance of which is consistent in all material respects with the substance of any previous press release, communication, other public statement, press conference or conference call by a party made in accordance with this Section 8.3, in each case, to the extent such disclosure is still accurate or (c) in connection with any dispute between the parties regarding this Agreement or the Merger.
Section 8.4   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.5   Notices of Certain Events.
(a)   Each of the Company and Parent shall promptly notify the other of:
(i)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby and by the Ancillary Agreements;
(ii)   any material communication from any Governmental Authority in connection with the transactions contemplated hereby and by the Ancillary Agreements;
(iii)   any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated hereby and by the Ancillary Agreements; and
(iv)   any conditions, changes, circumstances, events, effects or developments that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.
(b)   Notwithstanding the foregoing in this Section 8.5, in no event shall any breach of any covenant set forth in this Section 8.5 constitute a Material Adverse Effect or a Parent Material Adverse Effect, as applicable, hereunder or constitute a covenant breach hereunder for purposes of the closing conditions set forth in Section 9.2(a) or Section 9.3(a), as applicable; provided, however, that the underlying cause(s) of such breach may be taken into consideration for purposes of the closing conditions set forth in Section 9.2(a) or Section 9.3(a), as applicable.
Section 8.6   Section 16 Matters.   Prior to the Effective Time, the Company shall take all reasonable steps intended to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) resulting from the transactions contemplated by Article 2 of this Agreement by each director and officer with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.
Section 8.7   Transaction Litigation.   Prior to the earlier of the Effective Time or the termination of this Agreement, the Company shall control the defense of any litigation, suit, action or proceeding brought by stockholders of the Company against the Company, any of its Affiliates and/or its directors, officers, advisors or employees relating to the transactions contemplated by this Agreement, including the Merger (any such litigation, suits, actions or proceedings, collectively, “Transaction Litigation”); provided, however, that the Company shall (a) provide Parent with prompt notice of all such Transaction Litigation, (b) promptly provide Parent with copies of all written materials relating to such Transaction Litigation and correspondence relating to such Transaction Litigation, (c) give Parent the opportunity to participate with the Company regarding the defense or settlement of any such Transaction Litigation and (d) consult with Parent with respect to the defense, settlement and prosecution of any such Transaction Litigation, including by consulting with Parent in advance of, and providing copies to Parent and an opportunity to comment in advance of, filings, submissions, written communications, material oral communications or appearances in any such Transaction Litigation and considering in good faith the comments and advice of Parent. The Company may not compromise or settle (or offer or propose (formally or informally, orally or in writing)

to compromise or settle) any such Transaction Litigation unless Parent has consented thereto in advance in writing. The Company shall not commence any Transaction Litigation as a plaintiff without the prior written consent of Parent.
Section 8.8   No Control of Other Party’s Business.   Nothing contained in this Agreement shall give Parent or Merger Subsidiary, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.
ARTICLE 9
Conditions to the Merger
Section 9.1   Conditions to the Obligations of Each Party.   The respective obligations of Parent, Merger Subsidiary and the Company to consummate the Merger is subject to the satisfaction or (to extent permitted by Applicable Law) waiver at or prior to the Closing of the following conditions:
(a)   the Company Stockholder Approval shall have been obtained by the Company;
(b)   no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting the consummation of the Merger; and
(c)   (i) any applicable waiting period (and any extensions thereof) under the HSR Act relating to, and any agreement between a Party and a Governmental Authority not to consummate, the Merger shall have expired or been terminated and (ii) all required consents, approvals, non-disapprovals, termination or expiration of waiting periods and other authorizations of any Governmental Authority under any Antitrust Laws shall have been obtained or shall have occurred, as the case may be.
Section 9.2   Conditions to the Obligations of Parent and Merger Subsidiary.   The respective obligations of Parent and Merger Subsidiary to consummate the Merger is subject to the satisfaction or (to extent permitted by Applicable Law) waiver at or prior to the Closing of the following further conditions:
(a)   (i) the Company shall have performed (or any failure to perform shall have been cured) and complied in all material respects with its covenants and obligations hereunder required to be performed or complied with by it at or prior to the Closing, (ii)(A) the representations and warranties of the Company contained in Section 4.10(a)(ii) shall be true and correct in all respects on the date of this Agreement and on the Closing Date as if made on the Closing Date, (B) the representations and warranties of the Company contained in Section 4.5(a), Section 4.5(b) and Section 4.28 shall be true in all but de minimis respects on the date of this Agreement and on the Closing Date as if made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), (C) the representations and warranties of the Company contained in Section 4.1(a) (disregarding any materiality, Material Adverse Effect or other similar qualifications in the representations and warranties therein), Section 4.1(b), Section 4.2, Section 4.26, Section 4.30 and Section 4.31 shall be true and correct in all material respects on the date of this Agreement and on the Closing Date as if made on the Closing Date (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time) and (D) the other representations and warranties of the Company contained in Article 4 (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with, in the case of this clause (D) only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) Parent shall have received a certificate signed by an authorized officer of the Company to the effect that the conditions set forth in Section 9.2(a)(i) and (ii) have been satisfied;
(b)   since the date of this Agreement, there shall not have occurred a Material Adverse Effect;
(c)   no Restraints shall be in effect or otherwise prohibiting the consummation of the transactions contemplated by the SVC Consent and Amendment Agreement; and

(d)   the Closing Agreements shall have been executed by each respective party thereto in the form of each such Closing Agreement attached to the SVC Consent and Amendment Agreement as required by the SVC Consent and Amendment Agreement and released and delivered to each other party thereto and the Parent.
Section 9.3   Conditions to the Obligations of the Company.   The obligation of the Company to consummate the Merger is subject to the satisfaction or (to extent permitted by Applicable Law) waiver at or prior to the Closing of the following further conditions:
(a)   (i) each of Parent and Merger Subsidiary shall have performed (or any failure to perform shall have been cured) and complied in all material respects with all of the covenants and obligations hereunder required to be performed or complied with by it at or prior to the Closing; (A) the representations and warranties of Parent contained in Section 5.1(a), Section 5.2, Section 5.7 and Section 5.9 shall be true in all material respects on the date of this Agreement and at and as of the Closing as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), (ii) the other representations and warranties of Parent and Merger Subsidiary contained in Article 5 (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true on the date of this Agreement and on the Closing Date as if made on the Closing Date (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and (iii) the Company shall have received a certificate signed by an authorized officer of Parent to the foregoing effect that the conditions set forth in Section 9.3(a)(i) and (ii) have been satisfied.
Section 9.4   Frustration of Closing Conditions.   None of Parent or Merger Subsidiary, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in this Article 9 to be satisfied if such failure was caused by the failure of Parent or Merger Subsidiary, on the one hand, or the Company, on the other hand, to perform any of its obligations under this Agreement, to act in good faith or to use its best efforts to consummate the Merger and the other transactions contemplated hereby and by the Ancillary Agreements, as required by and subject to Section 8.1.
ARTICLE 10
Termination
Section 10.1   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding prior receipt of the Company Stockholder Approval):
(a)   by mutual written agreement of the Company and Parent; or
(b)   by either the Company or Parent, if:
(i)   the Merger has not been consummated on or before November 15, 2023 (the “Initial End Date” and, such time and date as it may be extended pursuant to this Section 10.1(b)(i), the “End Date”); provided, however, that if on the day prior to the Initial End Date the conditions in Section 9.1(b) (to the extent any such Restraint is in respect of an Antitrust Law) or Section 9.1(c) shall not have been satisfied or waived, then the Initial End Date shall be extended one (1) time automatically by an additional ninety (90) days from the Initial End Date (the “First Extension End Date”); provided, further, that if on the last Business Day prior to the First Extension End Date the conditions in Section 9.1(b) (to the extent any such Restraint is in respect of an Antitrust Law) or Section 9.1(c) shall not have been satisfied or waived, then the First Extension End Date may be extended by either Parent or the Company, by written notice to the other party, one (1) time by an additional ninety (90) days from the First Extension End Date (the “Final End Date”) (provided, however, that a party shall be entitled to exercise an option to extend the First Extension End Date pursuant to this Section 10.1(b)(i) only if the notice extending such date states that it is the extending party’s good-faith judgment at the time of such notice that the conditions set forth in Section 9.1(b) (to the extent any such Restraint is in respect of an Antitrust Law) and Section 9.1(c) are reasonably be expected to be satisfied at a time that would permit the consummation of the Merger prior to the Final End Date and in the case of a notice provided by Parent, Parent also states that it is working in good faith with an Antitrust Authority to resolve any remaining issues, including working on an arrangement with the Antitrust Authority regarding any remedial measures contemplated by this Agreement); provided, further, that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose material breach of any provision of this Agreement primarily results in the failure of the Merger to be consummated by the End Date (it being understood that Parent and Merger Subsidiary shall be deemed a single party for purposes of the foregoing proviso); or
(ii)   if any Restraint shall be in effect permanently enjoining or otherwise permanently prohibiting the consummation of the Merger, and such Restraint shall have become final and nonappealable; or
(iii)   if at the Company Stockholder Meeting (including any adjournment or postponement thereof) at which a vote on the approval of the Merger was taken, the Company Stockholder Approval shall not have been obtained; or
(c)   by Parent, if:
(i)   prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company (or a committee thereof) has effected an Adverse Recommendation Change; or
(ii)    a breach of any representation or warranty or breach or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement (A) shall have occurred that would cause the conditions set forth in Section 9.2(a) not to be satisfied and (B) such breach or failure to perform is not capable of being cured or is not cured, by the Company on or before the earlier of (1) the End Date and (2) the date that is forty-five (45) days following Parent’s delivery of written notice to the Company of such breach or failure to perform; provided that the right to terminate this Agreement pursuant to this Section 10.1(c)(ii) shall not be available to Parent if Parent’s breach of any provision of this Agreement would cause the condition set forth in Section 9.3(a) not to be satisfied; or
(d)   by the Company, if:
(i)   prior to receiving the Company Stockholder Approval, the Board of Directors of the Company authorizes the Company, pursuant to Section 6.3(g), to enter into a definitive agreement providing for a Superior Proposal; provided that the Company pays to Parent in immediately available funds the Termination Fee payable pursuant to Section 11.4(b)(ii) prior to or concurrently with such termination; or
(ii)   a breach of any representation or warranty or breach or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement (A) shall have occurred that would cause the condition set forth in Section 9.3(a) not to be satisfied, (B) such breach or failure to perform is not capable of being cured, or is not cured, by Parent or Merger Subsidiary on or before the earlier of (1) the End Date and (2) the date that is forty-five (45) days following the Company’s delivery of written notice to Parent of such breach or failure to perform and (C) such condition is incapable of being satisfied by the End Date; provided that the right to terminate this Agreement pursuant to this Section 10.1(d)(ii) shall not be available to the Company if the Company’s breach of any provision of this Agreement would cause the condition set forth in Section 9.2(a) not to be satisfied.
The party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give prompt written notice of such termination to the other party specifying the provision of Section 10.1 pursuant to which this Agreement is being terminated.
Section 10.2   Effect of Termination.   If this Agreement is validly terminated pursuant to Section 10.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant, Affiliate or Representative of such party) to the other party hereto; provided that (a) the provisions of this Section 10.2, Section 11.1, Section 11.4, Section 11.6, Section 11.7, Section 11.8, Section 11.9 and Section 11.13, the definitions referenced in such Sections, and the Confidentiality Agreement shall survive any termination hereof pursuant to Section 10.1 and (b) neither the Company nor Parent shall be relieved or released from any liabilities or damages, whether in law or equity, arising out of fraud or its willful and material breach of any provision of this Agreement.

ARTICLE 11
Miscellaneous
Section 11.1   Notices.   All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in person, (b) when sent, if sent by email, provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof (excluding out-of-office replies or other automatically generated responses) or is followed up within one (1) Business Day after such email by dispatch pursuant to one of the methods described in the foregoing or following clauses, (c) on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York time, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by a nationally recognized overnight courier, in each case, to the respective parties at the following addresses or email addresses:
if to Parent, Merger Subsidiary, to:
BP Products North America Inc.
c/o BP America Inc.
501 Westlake Park Blvd.
Houston, Texas 77024
Attention: Matt Bueninck — Vice President M&A Americas
Email: matt.bueninck@bp.com
with a copy to:
BP Products North America Inc.
c/o BP America Inc.
501 Westlake Park Blvd.
Houston, Texas 77024
Attention: Yevgeniy (Eugene) Nikulin — Managing Counsel M&A
Email: eugene.nikulin@bp.com
with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
Attention: Eric M. Krautheimer
Email: krautheimere@sullcrom.com
if to the Company, to:
Travel Centers of America Inc.
2401 Center Ridge Road
Westlake, OH 44145
Attention: Jon Pertchik
Email: jpertchik@ta-petro.com
with a copy to:
Travel Centers of America Inc.
255 Washington Street, Suite 100
Newton, MA 02458
Attention: Mark R. Young
Email: myoung@ta-petro.com

with a copy to (which shall not constitute notice):
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Attention: Zachary R. Blume
Email: Zachary.Blume@ropesgray.com
or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto.
Section 11.2   Non-Survival of Representations and Warranties.   The representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time; provided that this Section 11.2 shall not limit any covenant or agreement by the parties that by its terms contemplates performance after the Effective Time.
Section 11.3   Amendments and Waivers.
(a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that after the Company Stockholder Approval has been obtained, there shall be no amendment or waiver that by Applicable Law requires further approval by the stockholders of the Company without such approval having been obtained.
(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.4   Expenses.
(a)   General.   Except as otherwise provided herein (including in this Section 11.4), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and by the Ancillary Agreements shall be paid by the party incurring such cost or expense.
(b)   Termination Fees.
(i)   If this Agreement is terminated by Parent pursuant to Section 10.1(c)(i), then the Company shall pay an amount equal to $51,900,000.00 (the “Termination Fee”) to Parent in immediately available funds within two (2) Business Days after such termination by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(ii)   If this Agreement is terminated by the Company pursuant to Section 10.1(d)(i), then the Company shall pay the Termination Fee to Parent in immediately available funds prior to or concurrently with such termination by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii)    If (A) after the date hereof, an Acquisition Proposal shall have been publicly made to the Company or shall have been publicly made or disclosed, or delivered to the Board of Directors of the Company (and, in the case of a termination pursuant to Section 10.1(b)(iii), such Acquisition Proposal is not withdrawn at least one (1) Business Day before such vote is taken on the adoption of this Agreement), (B) thereafter, this Agreement is terminated by Parent or the Company pursuant to Section 10.1(b)(i), Section 10.1(b)(iii) or Section 10.1(c)(ii) (with respect to Section 10.1(c)(ii), to the extent such termination by Parent is permitted in connection with a breach or failure to perform under Section 6.3) and (C) within twelve (12) months after such termination, the Company either enters into a definitive agreement providing for the consummation of, or consummates, an Acquisition Proposal, then the Company shall pay to Parent the Termination Fee by wire transfer of immediately available funds on the earlier of the date of such consummation or such entry into such definitive agreement. For purposes of Section 11.4(b), all references to “twenty percent (20%)” in the definition of “Acquisition Proposal” shall be deemed to be references to “fifty percent (50%)”.
(c)   If this Agreement is validly terminated by Parent or the Company pursuant to Section 10.1(b)(i) or Section 10.1(b)(ii) (solely to the extent such Restraint is in respect of, pursuant to or arising under any applicable Antitrust Laws) and, in either case, as of the time of such termination, (i) the conditions set forth in at least one of Section 9.1(b) (solely to the extent such condition has not been satisfied due to a Restraint in respect of, pursuant to or arising under any Antitrust Law) or Section 9.1(c) and (ii) all other conditions (other than any condition described in clause (i) above) to the obligations of Parent and Merger Subsidiary to effect the Merger have been satisfied or waived (or in the case of those conditions that by their own terms are to be satisfied at the Closing, such conditions are capable of being satisfied if the Closing were to occur on the date of termination), then Parent shall promptly (and in any event within three (3) Business Days) following such termination, pay, or cause to be paid, to the Company $90,900,000.00 (the “Parent Termination Fee”) by wire transfer of immediately available funds to the account or accounts designated in writing by the Company.
(d)   Parent and Merger Subsidiary agree that, upon any termination of this Agreement under circumstances where the Termination Fee is payable by the Company pursuant to Section 11.4(b), and the Company agrees that, upon any termination of this Agreement under circumstances where the Parent Termination Fee is payable by Parent pursuant to Section 11.4(c), and such Termination Fee or Parent Termination Fee, as the case may be, is paid in full, the party being paid such Termination Fee or Parent Termination Fee, as the case may be, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and no party shall seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against the other or any of its Affiliates or any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby. In no event shall the Company be required to pay the Termination Fee on more than one (1) occasion, and in no event shall Parent be required to pay the Parent Termination Fee on more than one (1) occasion.
(e)   Each of Parent and the Company acknowledges that the agreements contained in Section 11.4(b) and Section 11.4(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Parent and Merger Subsidiary nor the Company would have entered into this Agreement. Accordingly, if the Company fails to pay promptly the amount due pursuant to Section 11.4(b) or Parent fails to pay promptly the amount due pursuant to Section 11.4(c) (any such amount due, a “Payment”), and, in order to obtain such Payment, Parent or the Company, as the case may be, commences any action, suit, claim or other legal proceeding which results in a judgment against the party obligated to make such Payment, or any portion thereof, the party obligated to make such Payment shall pay to the recipient its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such legal proceeding, together with interest on the amount of the Payment at an annual interest rate equal to the prime rate (as published in the Wall Street Journal or other authoritative source on the date that such payment or portion thereof was required to be made) through the date that such payment or portion thereof was actually received in an amount not to exceed $2,000,000.
Section 11.5   Disclosure Letter References.   Notwithstanding anything to the contrary herein, the parties hereto agree that any reference in a particular Section of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations, warranties, covenants, agreements or other provisions hereof of the relevant party that are contained in the corresponding Section of this Agreement, and any other representations, warranties, covenants, agreements or other provisions hereof of such party that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations, warranties, covenants, agreements and other provisions hereof, would be reasonably apparent on its face. Each of the Company Disclosure Letter is incorporated by reference into and made a part of this Agreement. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation, warranty, covenant, agreement or other provision hereof shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect.

Section 11.6   Binding Effect; Benefit; Assignment.
(a)   The provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. Except (i) if the Closing occurs, for the right (A) of the holders of shares of Company Stock to receive the Merger Consideration and (B) of holders of Company Restricted Shares to have their Company Restricted Shares treated in accordance with the provisions of Section 2.5, in each case, after the Effective Time, and (ii) as provided in Section 7.3, no provision of this Agreement is intended to, and does not, confer any rights, benefits, remedies, obligations or liabilities, express or implied, hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.
(b)   No party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign all (but not less than all) of its rights and obligations under this Agreement to a direct or indirect wholly-owned Subsidiary of Parent at any time; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary. Any purported assignment not permitted under this Section 11.6(b) shall be null and void.
Section 11.7   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflicts of law rules of such State.
Section 11.8   Consent to Jurisdiction.   Each of Parent, Merger Subsidiary and the Company irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of Baltimore City, Maryland, and (b) the United States District Court for the District of Maryland, for the purposes of any suit, action or other proceeding arising out of this Agreement, the other agreements contemplated hereby or any transaction contemplated hereby. Each of Parent, Merger Subsidiary and the Company agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Maryland or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of Baltimore City, Maryland. Each of Parent, Merger Subsidiary and the Company as to any suit, action or other proceeding arising out of this Agreement in a Circuit Court of the State of Maryland, agrees to request and/or consent to the assignment of any such suit, action or proceeding to the Business and Technology Case Management Program. Each of Parent, Merger Subsidiary and the Company irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Circuit Court of Baltimore City, Maryland or (ii) the United States District Court for the District of Maryland, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of Parent, Merger Subsidiary and the Company irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any litigation, suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. The parties agree that a final trial court judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post- judgment relief regarding, or any appeal from, such final trial court judgment. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the addresses set forth in Section 11.1 shall be effective service of process with respect to any matters to which it has submitted to jurisdiction in this Section 11.8. The parties agree that service of process may also be effected by certified or registered mail, return receipt requested, or by reputable overnight courier service, directed to the other party at the addresses set forth herein in Section 11.1, and service so made shall be completed when received.
Section 11.9   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9.
Section 11.10   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Delivery of an executed counterpart of a signature page to this Agreement by facsimile, “.pdf” format or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.
Section 11.11   Entire Agreement.   This Agreement, including the Company Disclosure Letter the Confidentiality Agreement and each other Transaction Document, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.12   Severability.   The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
Section 11.13   Specific Performance.   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the other transactions contemplated hereby) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 11.8 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement at law or in equity, and the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor Parent would have entered into this Agreement. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.13 shall not be required to provide any bond or other security in connection with any such order or injunction.
[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
TRAVELCENTERS OF AMERICA INC.
By:
/s/ Jonathan M. Pertchik

Name: Jonathan M. Pertchik
Title:   Chief Executive Officer

BP PRODUCTS NORTH AMERICA INC.
By:
/s/ Clive Christison

Name: Clive R. Christison
Title:   Vice President

BLUESTAR RTM INC.
By:
/s/ Andy Bost

Name: Andy Bost
Title:   Authorized Person

Annex B
388 Greenwich Street New York, NY 10013
February 15, 2023
The Board of Directors
TravelCenters of America Inc.
2401 Center Ridge Road
Westlake, OH 44145
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of TravelCenters of America Inc., a Maryland corporation (the “Company”), of the Merger Consideration (defined below) to be received by the holders of the common stock of the Company, pursuant to the terms of and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among the Company, BP Products North America Inc., a Maryland corporation (“Parent”), and Bluestar RTM Inc., a Maryland corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”). As more fully described in the Merger Agreement, (i) Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving the Merger, and (ii) each outstanding share of the common stock, par value $0.001 per share, of the Company (the “Company Stock”) (other than shares of the Company Stock held by Parent or Merger Subsidiary or held by any Subsidiary (as defined in the Merger Agreement) of either the Company or Parent (other than Merger Subsidiary)) will be cancelled and converted into the right to receive $86.00 in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
In arriving at our opinion, we reviewed a draft dated February 15, 2023 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the business, operations and prospects of the Company. We examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other information and data relating to the Company which were provided to or discussed with us by the management of the Company. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Company Stock; the historical and projected earnings and other operating data of the Company; and the capitalization and financial condition of the Company. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company. In connection with our engagement and at the direction of the Company and with the approval of Service Properties Trust (“SVC”), the Company’s landlord for a substantial number of its properties pursuant to the leases between the Company and SVC (collectively, the “SVC Leases”), which leases provide that the Company’s rights and benefits under those agreements may be terminated in the event that the Company experiences a change in control, as defined in the SVC Leases, we were requested to approach, and we held discussions with, selected third parties to solicit indications of interest in the possible acquisition of the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to the Company provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed, with your consent, that the financial results reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected.
We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger. Representatives of the Company have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. Our opinion does not address the underlying business decision of the Company to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We express no view as to, and our opinion does not address, (a) the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or (b) the fairness (financial or otherwise) of any other transaction undertaken in connection with the Merger, including (i) any termination of any business management agreement between the Company or one or more of its affiliates, on the one hand, and The RMR Group LLC (“RMR”) or one or more of its affiliates, on the other hand, (ii) the sale of certain rights, title and interests in and to trademarks and intellectual property related to the Company by SVC to the Company, or (iii) any amendment to any lease, including any of the SVC Leases, purchase of any intellectual property assets or any other commercial agreement entered into in connection with the Merger. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. Although subsequent developments could have affected our opinion had they taken place prior to the date of our opinion, we have no obligation to update, revise or reaffirm our opinion.
Citigroup Global Markets Inc. has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. As you are aware, we and our affiliates in the past have provided, and currently provide, services to the Company unrelated to the proposed Merger for which services we and such affiliates have received and expect to receive compensation, including, without limitation, since the beginning of 2021, having acted or acting as lender under the Company’s $200 million asset-backed lending facility. As you are further aware, we and our affiliates in the past have provided, and currently provide, services to RMR and certain entities (other than the Company) that are managed by or that receive business management services from RMR unrelated to the proposed Merger for which services we and such affiliates have received and expect to receive compensation, including, without limitation, since the beginning of 2021, having acted or acting as: (i) financial advisor to certain entities managed by or that receive business management services from RMR in connection with certain strategic transactions, (ii) joint bookrunning manager for certain senior note offerings of certain entities managed by or that receive business management services from RMR, and (iii) lender under certain credit or securitization facilities of certain entities managed by or that receive business management services from RMR. As you are also aware, we and our affiliates in the past have provided, and currently provide, services to Parent and/or certain of its affiliates unrelated to the proposed Merger for which services we and such affiliates have received and expect to receive compensation, including, without limitation, since the beginning of 2021, having acted or acting as: (i) underwriter on Parent’s or its affiliates’ (A) $2,000 million issuance of par-priced 2.721% 10-year notes due 2032, in January 2022, (B) $1,450 million issuance of 3.060% 20-year notes due 2041, in February 2021, (C) $1,250 million issuance of 3.379% guaranteed notes due 2061, in February 2021, and (D) $550 million add-on issuance of 3.379% guaranteed notes due 2061, in June 2021, (ii) lender in Parent’s or its affiliates’ (A) bilateral revolving credit

B-2

facility, (B) syndicated revolving credit facility, and (C) uncommitted facility as part of Parent’s bilateral global trade program, and (iii) other various issuer services, securities services, foreign exchange and interest rate hedging, commodity business services as well as treasury and trade solutions, in each case, for which affiliates of Citigroup Global Markets Inc. recorded significant non-investment banking related fees and other revenues. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and Parent for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, RMR and/or any entities managed by or that receive business management services from RMR, including SVC, Parent and their respective affiliates.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Stock pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the Company Stock (other than (i) Parent and its affiliates or (ii) RMR or any entities managed by or that receive business management services from RMR, including SVC, or any of their respective affiliates).
Very truly yours,
CITIGROUP GLOBAL MARKETS INC.

B-3

SCAN TO VIEW MATERIALS & VOTE INVESTOR RELATIONS TRAVELCENTERS OF AMERICA INC. 255 WASHINGTON STREET, SUITE 300 NEWTON, MASSACHUSETTS 02458 AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on May 9, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to submit your voting instructions. AUTHORIZE YOUR PROXY BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on May 9, 2023. Have your proxy card in hand when you call and then follow the instructions. If the meeting is postponed or adjourned, the above times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TravelCenters of America Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY VIRTUALLY ATTENDING THE MEETING During The Meeting - Go to https://www.viewproxy.com/TravelCentersofAmerica/2023 You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions provided on the website. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by TravelCenters of America Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by email or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V06857-Z84888 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRAVELCENTERS OF AMERICA INC. The Board of Directors Recommends a Vote FOR the following Proposals: For Against Abstain 1. To approve the merger (the “merger”) contemplated by the Agreement and Plan of Merger, dated as of February 15, 2023, among the Company, BP Products North America Inc., a Maryland corporation (“BP”) and Bluestar RTM Inc., a Maryland corporation and an indirect wholly-owned subsidiary ! ! ! of BP (“Merger Subsidiary”), pursuant to which Merger Subsidiary will be merged with and into the Company, with the Company surviving the merger; 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to TravelCenters’s named executive officers in ! ! ! connection with the merger, as described in the accompanying proxy statement; and 3. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve ! ! ! Proposal 1 at the special meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

TRAVELCENTERS OF AMERICA INC. SPECIAL MEETING OF STOCKHOLDERS May 10, 2023 9:30 AM, Eastern time TravelCenters of America Inc. Virtually via the Internet at https://www.viewproxy.com/TravelCentersofAmerica/2023 Please see the Proxy Statement for attendance instructions. The Special Meeting of Stockholders of TravelCenters of America Inc. will address the following items of business: 1. To approve the merger (the “merger”) contemplated by the Agreement and Plan of Merger, dated as of February 15, 2023, among the Company, BP Products North America Inc., a Maryland corporation (“BP”) and Bluestar RTM Inc., a Maryland corporation and an indirect wholly-owned subsidiary of BP (“Merger Subsidiary”), pursuant to which Merger Subsidiary will be merged with and into the Company, with the Company surviving the merger; 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to TravelCenters’s named executive officers in connection with the merger, as described in the accompanying proxy statement; and 3. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve Proposal 1 at the special meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. V06858-Z84888 Proxy TRAVELCENTERS OF AMERICA INC. SPECIAL MEETING OF STOCKHOLDERS May 10, 2023 9:30 AM, Eastern time Important Notice Regarding the Availability of Proxy Materials: The proxy materials for the Special Meeting of Stockholders of TravelCenters of America Inc. (the "Company"), including the Company's proxy statement, is available on the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the reverse side hereof. This proxy is solicited on behalf of the Board of Directors of TravelCenters of America Inc. The undersigned stockholder of the Company hereby appoints Jennifer B. Clark and Adam D. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held virtually via the Internet at https://www.viewproxy.com/TravelCentersofAmerica/2023, on May 10, 2023, at 9:30 AM, Eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the proxy statement, which includes the Notice of Special Meeting of Stockholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for instructions on how to authorize a proxy.